As filed with the Securities and Exchange Commission on July 10, 2024
Registration No. 333-279639
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 3 to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MCEWEN MINING INC.
(Exact name of registrant as specified in its charter)
Colorado	1040	84-0796160
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
150 King Street West, Suite 800
Toronto, Ontario
Canada M5H 1J9
(866) 441-0690
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Carmen Diges
150 King Street West, Suite 2800
Toronto, Ontario
Canada M5H 1J9
(866) 441-0690
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
George A. Hagerty Richard Aftanas Hogan Lovells US LLP 1601 Wewatta Street, Suite 900 Denver, CO 80202 (303) 899-7300	Ted R. Sharp Chief Financial Officer Timberline Resources Corporation 9030 North Hess Street, Suite 161 Hayden, ID 83835	Brian Boonstra Davis Graham & Stubbs LLP 1550 17th Street, Suite 500 Denver, CO 80202
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective and upon completion of the merger described in the enclosed document.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filter	☒
Non-accelerated filter	☐	Smaller report company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross Border Third Party Tender Offer)  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. We may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell or a solicitation of an offer to buy any securities in any state where the offer, solicitation or sale is not permitted.
PRELIMINARY, SUBJECT TO COMPLETION, DATED JULY 10, 2024

TRANSACTION PROPOSED—YOUR VOTE IS VERY IMPORTANT
Dear Stockholders of Timberline Resources Corporation,
On April 16, 2024, Timberline Resources Corporation (“Timberline” or the “Company”), McEwen Mining Inc. (“McEwen”) and Lookout Merger Sub, Inc., a direct, wholly owned subsidiary of McEwen (“Merger Sub”), entered into an Agreement and Plan of Merger, as it may be amended time to time, which is referred to as the “merger agreement” under which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Timberline, with Timberline surviving as a direct, wholly owned subsidiary of McEwen (the “merger”). If the merger is completed, Timberline stockholders will receive, in exchange for each share of Timberline common stock held immediately prior to the merger, 0.01 of a share of McEwen common stock. The Timberline Board of Directors (the “Timberline Board”) has unanimously approved the merger agreement and recommends that Timberline stockholders vote in favor of adopting the merger agreement.
Based on Timberline’s closing stock price on July 8, 2024, the most recent practicable date for which such information was available, the merger consideration represented approximately $0.10 in value per share of Timberline common stock, which represents a premium of approximately 175% over Timberline’s closing stock price on April 15, 2024, the last trading day before the public announcement of the execution of the merger agreement with McEwen. The value of the merger consideration to be received in exchange for each share of Timberline common stock will fluctuate with the market value of McEwen common stock until the transaction is complete. The common stock of Timberline is listed on the TSX Venture Exchange under the symbol “TBR” and quoted on the OTCQB Venture Market under the symbol “TLRS”. The common stock of McEwen is listed on the New York Stock Exchange (“NYSE”) and on the Toronto Stock Exchange (“TSX”) under the symbol “MUX”. Upon completion of the merger, former Timberline stockholders are expected to own approximately 3.6% of the then outstanding McEwen common stock, based on McEwen outstanding common stock as of July 8, 2024.
The merger cannot be completed without approval of the proposal to adopt the merger agreement by the affirmative vote of holders of a majority of the outstanding shares of Timberline common stock entitled to vote thereon. Because of this, Timberline is holding a special meeting of its stockholders on August 16, 2024 to vote on the proposal necessary to complete the merger. Information about the meeting, the merger, the merger agreement, and the other business to be considered by stockholders at the special meeting is contained in this proxy statement/prospectus. The Timberline Board has fixed the close of business on July 8, 2024 as the record date for the determination of Timberline stockholders entitled to notice of, and to vote at, the special meeting. Any stockholder entitled to attend and vote at the special meeting is entitled to appoint a proxy to attend and vote on such stockholder’s behalf. Such proxy need not be a holder of Timberline common stock. We urge you to read this proxy statement/prospectus and the annexes and documents incorporated by reference carefully. You should also carefully consider the risks that are described in the “Risk Factors” section beginning on page 23.
The Timberline Board has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of the Timberline stockholders, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and directed that the merger agreement be submitted to the Timberline stockholders for adoption at a meeting of such stockholders, and unanimously recommends that Timberline stockholders vote “FOR” the proposal to approve and adopt the merger agreement and the transactions contemplated thereby, including the merger.
Your vote on these matters is very important, regardless of the number of shares of Timberline common stock that you own. Whether or not you plan to attend the special meeting, we urge you to submit your vote in advance of the meeting. If your shares are held in the name of a broker, bank or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the internet site listed on the accompanying proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided.
Thank you for your continued support, interest and investment in Timberline.
Very truly yours,

Patrick Highsmith
President and Chief Executive Officer
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the other transactions described in this proxy statement/prospectus or the securities to be issued in connection with the merger or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
This proxy statement/prospectus is dated July [  ], 2024, and is first being mailed to stockholders of Timberline on or about July [  ], 2024.

9030 North Hess Street, Suite 161
Hayden, Idaho 83835

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on August 16, 2024
To the Stockholders of Timberline Resources Corporation:
We are pleased to invite you to attend the special meeting of stockholders of Timberline Resources Corporation, a Delaware corporation (“Timberline” or the “Company”), which will be held at 9:00 a.m., Mountain Time, on August 16, 2024, at the office of Davis Graham & Stubbs, LLP, 1550 17th Street, Suite 500, Denver, CO 80202, for the following purposes:
•
to vote on a proposal to adopt the Agreement and Plan of Merger, dated as of April 16, 2024, by and among McEwen Mining Inc., a Colorado corporation (“McEwen”), Lookout Merger Sub, Inc., a direct, wholly owned subsidiary of McEwen (“Merger Sub”), and Timberline (as it may be amended from time to time, the “merger agreement”), which is further described in the sections titled “The Merger” and “The Merger Agreement,” beginning on pages 30 and 54, respectively, and a copy of which is attached as Annex A to the proxy statement/prospectus of which this notice is a part (the “merger proposal”);

•
to vote on an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to Timberline’s named executive officers (“NEOs”) that is based on or otherwise related to the merger (the “merger-related compensation proposal”); and

•
to vote on a proposal to approve the adjournment of the Timberline special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement (the “adjournment proposal”).

Timberline will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournment or postponement thereof by or at the direction of the Timberline Board of Directors (the “Timberline Board”). Please refer to the proxy statement/prospectus of which this notice is a part for further information with respect to the business to be transacted at the special meeting.
Timberline has fixed the close of business on July 8, 2024 as the record date for the special meeting. Only Timberline stockholders of record at the record date are entitled to receive notice of, and to vote at, the special meeting or any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the special meeting will be available for inspection for a period of at least ten days prior to the special meeting. If your shares of Timberline common stock are not registered in your name, you will need to bring proof of your ownership of those shares of Timberline common stock to the special meeting in order to register to attend and vote. You should ask the broker, bank or other nominee that holds your Timberline common stock to provide you with proper proxy documentation that shows your ownership of Timberline Shares as of the record date and your right to vote such Timberline common stock at the special meeting. Please bring that documentation to the special meeting.
Completion of the merger is conditioned on adoption of the merger agreement by the Timberline stockholders, which requires the affirmative vote of holders of a majority of the outstanding shares of Timberline common stock entitled to vote thereon.
The Timberline Board has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of the Timberline stockholders, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and directed that the merger agreement be submitted to the Timberline stockholders for adoption at a meeting of such stockholders and unanimously recommends that Timberline stockholders vote “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal.

Your vote is very important regardless of the number of shares of Timberline common stock that you own. Whether or not you plan to attend the special meeting, we urge you to submit your vote in advance of the meeting. If your shares are held in the name of a broker, bank or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the internet site listed on the accompanying proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting at the meeting, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Timberline common stock may vote at the special meeting, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the special meeting in the manner described in the proxy statement/prospectus of which this notice is a part.
The proxy statement/prospectus of which this notice is a part provides a detailed description of the merger and the merger agreement and the other matters to be considered at the special meeting. We urge you to carefully read this proxy statement/prospectus, including any documents incorporated by reference herein, and the annexes in their entirety. In particular, we urge you to carefully read the section entitled “Risk Factors” beginning on page 23.
If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies or need help voting your shares of Timberline’s common stock, please contact Cathy Osterberg at (866) 513-4859.
By Order of the Timberline Board of Directors,
Patrick Highsmith
President and Chief Executive Officer

July [ ], 2024
Hayden, Idaho

REFERENCES TO ADDITIONAL INFORMATION
This proxy statement/prospectus incorporates by reference important business and financial information about McEwen and Timberline from other documents that are not included in or delivered with this proxy statement/prospectus. For a listing of the documents incorporated by reference into this proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 88.
You can obtain any of the documents incorporated by reference into this proxy statement/prospectus without charge by requesting them in writing or by telephone as follows:
For information related to McEwen:
McEwen Mining, Inc.
150 King Street West, Suite 2800
Toronto, Ontario, Canada M5H 1J9
Attention: Carmen Diges
Telephone: (866) 441-0690
For information related to Timberline:
Timberline Resources Corporation
9030 North Hess Street, Suite 161
Hayden, ID 83835
Attention: Cathy Osterberg
Telephone: (866) 513-4859
To receive timely delivery of the documents in advance of the special meeting of Timberline stockholders, you should make your request no later than August 9, 2024, which is five business days before the meeting.
You may also obtain any of the documents incorporated by reference into this proxy statement/prospectus without charge through the Securities and Exchange Commission (the “SEC”) website at www.sec.gov. In addition, you may obtain copies of documents filed by McEwen with the SEC by accessing McEwen website at https://www.mcewenmining.com/investor-relations/reports-and-filings/default.aspx. You may also obtain copies of documents filed by Timberline with the SEC by accessing Timberline’s website at https://timberlineresources.co/regulatory-filings/.
We are not incorporating the contents of the websites of the SEC, McEwen, Timberline or any other entity into this proxy statement/prospectus. We are providing the information about how you can obtain certain documents that are incorporated by reference into this proxy statement/prospectus at these websites only for your convenience.

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC by McEwen (File No. 333-279639), constitutes a prospectus of McEwen under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of common stock, no par value per share, of McEwen (“McEwen common stock”) to be issued to Timberline stockholders pursuant to the merger agreement. This document also constitutes a proxy statement of Timberline under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes a notice of meeting with respect to the special meeting, at which Timberline stockholders will be asked to consider and vote on the adoption of the merger agreement and other related proposals.
McEwen has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to McEwen and Merger Sub, and Timberline has supplied all such information relating to Timberline.
You should rely only on the information contained or incorporated by reference in, this proxy statement/prospectus. McEwen and Timberline have not authorized anyone to provide you with information other than the information that is contained in, or incorporated by reference into, this proxy statement/prospectus. McEwen and Timberline take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This proxy statement/prospectus is dated July [  ], 2024, and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date unless otherwise specifically provided herein. Further, you should not assume that the information incorporated by reference into this proxy statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this proxy statement/prospectus to Timberline stockholders nor the issuance by McEwen of shares of McEwen common stock pursuant to the merger agreement will create any implication to the contrary.
This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.
v

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING
The following questions and answers briefly address some commonly asked questions about the merger and the other matters being considered at the special meeting of Timberline stockholders (the “special meeting”). They may not include all of the information that is important to stockholders of Timberline. Timberline stockholders should carefully read this entire proxy statement/prospectus, including the annexes and the other documents referred to or incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 88 of this proxy statement/prospectus.
Q:	What is the merger?
McEwen, Merger Sub, and Timberline have entered into an Agreement and Plan of Merger, dated as of April 16, 2024 (as it may be amended from time to time, the “merger agreement”). A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus. The merger agreement contains the terms and conditions of the proposed acquisition of Timberline by McEwen. Under the merger agreement, subject to satisfaction (or, to the extent permitted by law and in accordance with the merger agreement, waiver) of the conditions to the merger set forth in the merger agreement and described in this proxy statement/prospectus, Merger Sub will merge with and into Timberline, with Timberline continuing as the surviving corporation and a direct, wholly owned subsidiary of McEwen (the “merger” or the “transaction”).
As a result of the merger, Timberline will become a direct, wholly owned subsidiary of McEwen and will no longer be a publicly held company. Following the merger, Timberline common stock will be delisted from the TSX Venture Exchange (the “TSXV”) and removed from quotation on the OTCQB Venture Market (the “OTCQB”), after which Timberline will no longer be required under SEC rules and regulations to file periodic reports with the SEC in respect of Timberline common stock.
Q:	Why am I receiving these materials?
McEwen and Timberline are sending these materials to Timberline stockholders to help them decide how to vote their shares of Timberline common stock with respect to the merger and other matters to be considered at the special meeting. The merger agreement, which governs the terms and conditions of the merger, is attached as Annex A hereto.
The merger cannot be completed unless Timberline stockholders adopt the merger agreement with the affirmative vote of the holders of a majority of the outstanding shares of Timberline common stock entitled to vote thereon. Timberline is holding a special meeting of its stockholders to vote on the proposal to adopt the merger agreement and other related proposals. Information about this special meeting, the merger and the other business to be considered by stockholders at the special meeting is contained in this proxy statement/prospectus.
This proxy statement/prospectus constitutes both a proxy statement of Timberline and a prospectus of McEwen. It is a proxy statement because the Timberline Board is soliciting proxies from its stockholders. It is a prospectus because McEwen will issue shares of its common stock in exchange for outstanding shares of Timberline common stock in the merger.
Q:	What will Timberline stockholders receive in the merger?
At the effective time of the merger, by virtue of the merger and without any further action of the parties or any holder of shares thereof, each issued and outstanding share of Timberline common stock (other than excluded shares, which will be automatically canceled and retired and cease to exist) will be converted into the right to receive 0.01 of a fully paid and nonassessable share of McEwen common stock (the “exchange ratio”). The exchange ratio is fixed, which means that it will not change between now and the date of the completion of the merger, regardless of whether the market price of either Timberline common stock or McEwen common stock changes. Therefore, the value of the merger consideration will depend on the market price of McEwen common stock at the completion of the merger. In the event that either McEwen or Timberline changes the number of its shares issued and outstanding prior to the effective time of the merger as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the exchange ratio would be equitably adjusted to reflect such change. McEwen will not issue fractional shares of McEwen common stock in connection with the merger, no dividends or distributions of McEwen will relate to fractional share interests, and fractional share interests will not entitle the owner thereof to vote or to any rights as a McEwen stockholder. Each Timberline stockholder that otherwise would have been entitled to receive a fraction of a share of McEwen common stock pursuant to the merger (after taking into account all shares of Timberline common stock held immediately prior to the effective time of the merger by such stockholder) shall have its holdings of McEwen common stock rounded up to the nearest whole share. For a more discussion of the merger consideration, see “The Merger Agreement—Merger Consideration” on page 54.
Q:	What equity stake will Timberline stockholders hold in McEwen immediately following the merger?
Upon the completion of the merger, based on the exchange ratio, the estimated number of shares of McEwen common stock issuable as the merger consideration is approximately 1,899,988 shares, which will result in former Timberline stockholders holding approximately 3.6% of the outstanding fully diluted McEwen common stock based on the number of outstanding shares of common stock and outstanding stock-based awards of McEwen and Timberline as of July 8, 2024, the most recent practicable date for which such information was available.
For more details on the merger consideration and the treatment of Timberline equity awards, see “The Merger Agreement—Merger Consideration” beginning on page 54 and “The Merger Agreement—Treatment of Timberline Equity Awards” beginning on page 55, respectively.
Q:	When do Timberline and McEwen expect to complete the merger?
McEwen and Timberline are working to complete the merger as soon as practicable and currently expect that the transaction will be completed before the end of the third quarter of 2024. Neither McEwen nor Timberline can predict, however, the actual date on which the transaction will be completed, or if the merger will be completed at all, because completion of the merger is subject to conditions beyond each company’s control. See “The Merger Agreement—Conditions to the Merger” beginning on page 67.
Q:	Is McEwen’s obligation to complete the merger subject to McEwen receiving financing?
No. McEwen’s obligations under the merger agreement are not subject to any condition regarding its ability to finance, or obtain financing for, the merger.
Q:	What happens if the merger is not completed?
If the merger agreement is not adopted by Timberline stockholders or if the merger is not completed for any other reason, Timberline stockholders will not receive any consideration for their shares of Timberline common stock. Instead, Timberline will remain an independent public company, Timberline common stock will continue to be listed and traded on TSXV and quoted on the OTCQB and Timberline will continue to file periodic reports with the SEC. If the merger agreement is terminated under specific circumstances, Timberline may be required to pay McEwen a termination fee of $400,000. See “The Merger Agreement—Termination” beginning on page 68.
Q:	Will the shares of McEwen common stock I acquire in the merger receive a dividend?
After the closing of the merger, as a holder of McEwen common stock, you will receive the same dividends on shares of McEwen common stock that all other holders of shares of McEwen common stock would receive with any dividend record date that occurs after the closing of the merger. McEwen has not paid a dividend to its holders of common stock since 2019 and the provisions of its outstanding secured debt restrict it from paying dividends, even if its operations might warrant such a payment.
Q:	What am I being asked to vote on, and why is this approval necessary?
Timberline stockholders are being asked to vote on the following proposals:
•
a proposal to adopt the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus, which is further described in the sections titled “The Merger” and “The Merger Agreement,” beginning on pages 30 and 54, respectively (the “merger proposal”);

•
an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to Timberline’s named executive officers (“NEOs”) that is based on or otherwise related to the merger (the “merger-related compensation proposal”); and

•
a proposal to approve the adjournment of the Timberline special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement (the “adjournment proposal”).

Approval of the merger proposal by the affirmative vote of holders of a majority of the outstanding shares of Timberline common stock entitled to vote thereon is required for completion of the merger (the “Timberline stockholder approval”). The completion of the merger is not conditioned on the approval of the merger-related compensation proposal or the adjournment proposal.
Q:	What vote is required to approve each proposal at the special meeting?
The required votes to approve the proposals at the special meeting are as follows:
•	The merger proposal: The affirmative vote of holders of a majority of the outstanding shares of Timberline common stock entitled to vote thereon is required to approve the merger proposal.
•
The merger-related compensation proposal: The affirmative vote of holders of a majority of the outstanding shares of Timberline common stock present in person or represented by proxy at the special meeting and entitled to vote thereon is required to approve the advisory (non-binding) merger-related compensation proposal. Because the vote on the merger-related compensation proposal is advisory only, it will not be binding on either Timberline or McEwen. Accordingly, if the merger agreement is adopted and the merger is completed, the merger-related compensation will be payable to Timberline’s NEOs, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Timberline’s stockholders.

•
The adjournment proposal: The affirmative vote of the holders of a majority of the outstanding shares of Timberline common stock, present in person or represented by proxy at the special meeting and entitled to vote thereon is required to approve the adjournment proposal. If Timberline stockholders approve the adjournment proposal, subject to the terms of the merger agreement, Timberline could adjourn the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from Timberline stockholders who have previously voted. Timberline does not intend to call a vote on the adjournment proposal if the merger proposal is approved at the special meeting.

Q:	Does my vote matter?
Yes, your vote is very important, regardless of the number of shares that you own. The merger cannot be completed unless the merger proposal is approved by Timberline stockholders.
The approval of the merger-related compensation proposal and the adjournment proposal are not required to complete the merger.
Q:	What happens if the non-binding, advisory merger-related compensation proposal is not approved?
Under SEC rules, Timberline is required to seek a non-binding advisory vote of its stockholders relating to the compensation that may be paid or become payable to Timberline’s NEOs that is based on or otherwise relates to the merger.
Because the vote on the merger-related compensation proposal is advisory in nature, it will not be binding on either Timberline or the surviving corporation. Accordingly, if the merger agreement is adopted and the merger is completed, the merger-related compensation will be payable to Timberline’s NEOs, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Timberline’s stockholders.
Q:	What constitutes a quorum?
The presence at the special meeting, in person or by proxy, of the holders of one-third of the outstanding shares of Timberline common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. Abstentions will count as votes present and entitled to vote for the purpose of determining the presence of a quorum for the transaction of business at the special meeting. Brokers, banks or other nominees that hold shares for beneficial owners do not have discretionary authority to vote the shares as to any matter at the meeting without receiving voting instructions from the beneficial owners. Such shares will be considered to be broker non-votes and will not be counted as present for quorum purposes.
A quorum is the minimum number of shares required to be represented, either through attendance or through representation by proxy, as is necessary to transact business at the special meeting. Timberline’s bylaws provide that if a quorum fails to attend any meeting, the chairman of the meeting or the affirmative vote of a majority of the votes actually cast by the stockholders who are present in person or by proxy and entitled to vote at the special meeting may adjourn the meeting from time to time, without notice other than by announcement at the meeting, to another date, place, if any, and time until a quorum is present. If the adjournment is for more than 30 days or if after the adjournment, a new record date is fixed for the adjourned meeting, Timberline will provide a notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.
Q:	How does the Timberline Board recommend that I vote?
The Timberline Board unanimously recommends that Timberline stockholders vote “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal.
In considering the recommendations of the Timberline Board that Timberline stockholders vote in favor of the proposal to adopt the merger agreement and the merger-related compensation proposal, Timberline stockholders should be aware that the executive officers and the directors of Timberline have certain interests in the merger that are or may be different from, or in addition to, the interests of Timberline’s stockholders generally, including the treatment of Timberline equity awards in the merger, the rights to ongoing indemnification and insurance coverage and, in the case of certain executive officers, executive severance arrangements. For a more complete description of these interests, see the section titled, “The Merger—Interests of Directors and Executive Officers of Timberline in the Merger.”
Q:	What do I need to do now?
After carefully reading and considering the information contained in and incorporated by reference into, this proxy statement/prospectus, please vote your shares as soon as possible so that your shares will be represented at the special meeting. Please follow the instructions set forth on the accompanying proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker, bank or other nominee.
Please do not submit your Timberline stock certificates at this time. If the merger is completed, you will receive instructions for surrendering your Timberline stock certificates in exchange for shares of McEwen common stock from the exchange agent.
Please carefully consider the information contained in, and incorporated by reference into, this proxy statement/prospectus. Whether or not you plan to attend the special meeting, Timberline encourages you to submit your proxy to vote via the internet, by telephone or by mail so that your shares will be voted in accordance with your wishes even if you later decide not to attend the special meeting.
Q:	What is a proxy?
A proxy is a stockholder’s legal designation of another person to vote shares owned by such stockholder on their behalf. If you are a stockholder of record, you can vote by proxy over the internet, by telephone or by mail by following the instructions provided in the enclosed proxy card. If you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker or other nominee.
Q:	How can I attend the special meeting?
Stockholders as of the close of business on July 8, 2024 (the “record date”) may attend, vote and submit questions at the special meeting. If you are not a stockholder, you may still attend the meeting as a guest, but you will not be able to participate.
Q:	How do I vote?
If you are a stockholder of record of Timberline as of the close of business on the record date, you may submit your proxy before the special meeting in one of the following ways:
•	Telephone: Use the toll-free number shown on your proxy card;
•	Internet: Visit the website shown on your proxy card to vote via the internet; or
•	Mail: Complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.
If your shares are held in “street name” through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. Your vote at the special meeting will revoke any proxy previously submitted on your behalf by your broker, bank or other nominee.

The meeting will begin promptly at 9:00 a.m., Mountain Time, on August 16, 2024. Timberline encourages its stockholders to access the meeting prior to the start time leaving ample time for check-in. Please follow the instructions as outlined in this proxy statement/prospectus.
Even if you plan to attend the special meeting, Timberline recommends that you vote your shares in advance as described above so that your vote will be counted even if you later decide not to or become unable to attend the special meeting.
Q:	When and where is the special meeting of stockholders? What must I bring to attend the special meeting?
The special meeting of Timberline stockholders will be held at the office of Davis Graham & Stubbs, LLP, 1550 17th Street, Suite 500, Denver, CO 80202 at 9:00 a.m., Mountain Time, on August 16, 2024. Entry to the special meeting will begin at 8:30 a.m., Mountain Time, and Timberline encourages its stockholders to access the meeting prior to the start time. Even if you plan to attend the special meeting, Timberline recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to or become unable to attend the special meeting.
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares of Timberline common stock are registered directly in your name with the transfer agent of Timberline, Nevada Agency and Transfer Company, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote or to grant a proxy for your vote directly to Timberline or to a third party to vote at the special meeting.
If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and your broker, bank or other nominee is considered the stockholder of record with respect to those shares. Your broker, bank or other nominee will send you, as the beneficial owner, voting instruction forms for you to use in directing the broker, bank or other nominee in how to vote your shares. You should follow the instructions provided by them to vote your shares.
Q:	If my shares are held in “street name” by a broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?
If your shares are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in “street name” by returning a proxy card or voting instruction form directly to Timberline. Your broker, bank or other nominee is obligated to provide you with a voting instruction form for you to use.
Applicable stock exchange rules permit brokers to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. Those rules do not, however, allow brokers to vote their customers’ stock held in “street name” on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes. The merger proposal, the merger-related compensation proposal and the adjournment proposal are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers.
If you are a Timberline “street name” stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares:
•	your broker, bank or other nominee may not vote your shares on the merger proposal, which broker non-votes will have the same effect as votes cast “AGAINST” this proposal;
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your broker, bank or other nominee may not vote your shares on the merger-related compensation proposal, which broker non-votes will have no effect on the vote for this proposal (assuming a quorum is present); and

•	your broker, bank or other nominee may not vote your shares on the adjournment proposal, which broker non-votes will have no effect on the vote for this proposal (assuming a quorum is present).

Q:	What if I fail to vote or abstain?
For purposes of the special meeting, an abstention occurs when a stockholder attends the special meeting in-person and does not vote or returns a proxy with an “ABSTAIN” instruction.
•	The merger proposal: An abstention or failure to vote will have the same effect as a vote cast “AGAINST” the merger proposal.
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The merger-related compensation proposal: An abstention will have the same effect as a vote cast “AGAINST” the merger-related compensation proposal. If a Timberline stockholder is not present at the special meeting and does not respond by proxy, it will have no effect on the vote for the merger-related compensation proposal (assuming a quorum is present).

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The adjournment proposal: An abstention will have the same effect as a vote cast “AGAINST” the adjournment proposal. If a Timberline stockholder is not present in-person at the special meeting and does not respond by proxy, it will have no effect on the vote for the adjournment proposal (assuming a quorum is present).

Q:	What will happen if I return my proxy card or voting instruction form without indicating how to vote?
If you sign and return your proxy card or voting instruction form without indicating how to vote on any particular proposal, the Timberline common stock represented by your proxy will be voted as recommended by the Timberline Board with respect to that proposal: “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal.
Q:	May I change or revoke my vote after I have delivered my proxy card or voting instruction form?
Yes. If you are a record holder, you may change or revoke your vote before your proxy is voted at the special meeting as described herein. You may do this in one of four ways:
•	submitting a proxy at a later time by internet or telephone until 11:59 p.m. Eastern Time on August 15, 2024;
•	signing and returning a new proxy card with a later date; or
•	delivering, before 6:00 p.m. Eastern Time on August 15, 2024, to Timberline at 9030 North Hess St., Suite 161, Hayden, ID 83835, written revocation of your most recent proxy.
If you are a “street name” stockholder and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.
Q:	What are the material U.S. federal income tax consequences of the merger?
The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and McEwen and Timberline intend to report the merger consistent with such qualification. Assuming the merger so qualifies, a U.S. holder (as defined in “The Merger—Material U.S. Federal Income Tax Consequences” on page 49) of Timberline common stock generally would not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of Timberline common stock for McEwen common stock. Each of McEwen and Timberline are required to use their respective reasonable best efforts to obtain an opinion from tax counsel that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, however, it is not a condition to the closing of the merger that such opinion be obtained. In addition, McEwen and Timberline have not sought, and will not seek, any ruling from the Internal Revenue Service (the “IRS”) regarding any matters related to the transactions, and as a result, there can be no assurance that the IRS would not assert that the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, or that a court would not sustain such a position.
If any requirement for qualification as a “reorganization” within the meaning of Section 368(a) of the Code is not met, then a U.S. holder of Timberline common stock generally would recognize gain or loss in an amount equal to the difference, if any, between the fair market value of the McEwen common stock received in the merger, and such U.S. holder’s aggregate tax basis in the corresponding Timberline common stock surrendered in the merger.

Non-U.S. holders (as defined in “The Merger—Material U.S. Federal Income Tax Consequences” on page 49) of Timberline common stock may be subject to U.S. tax on their exchange of Timberline common stock for McEwen common stock even if the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. Because Timberline is classified as a U.S. real property holding corporation and has been so classified during the five year period ending on the date of the Merger, the exchange of Timberline common stock for McEwen common stock will be taxable to a non-U.S. holder unless such non-U.S. holder is able to claim an exemption from taxation under Section 897 of the Code.
All holders of Timberline common stock should consult with a tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences of the merger to them. See “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 49 for additional information.
Q:	Am I entitled to exercise appraisal rights in connection with the merger instead of receiving the merger consideration for my shares of Timberline common stock?
Timberline stockholders are not entitled to appraisal rights in connection with the merger. If you are not in favor of the merger, you may vote ‘‘AGAINST” the merger proposal. For additional information, see “The Merger—No Appraisal Rights” beginning on page 55.
Q:	What will happen to Timberline options?
As of immediately prior to the effective time of the merger, each option to acquire shares of Timberline common stock outstanding immediately prior to the effective time of the merger, whether vested or unvested, will be cancelled and deemed to be fully vested and converted into such number of shares Timberline common stock equal to (A) the excess, if any, of (1) the volume-weighted average price of a share of Timberline common stock for the five trading days ending on, and including, the third trading day immediately preceding the effective time of the merger over (2) the per share exercise price of such option, multiplied by (B) the total number of shares of Timberline common stock subject to such option immediately prior to the effective time of the merger. Any option to acquire shares of Timberline common stock that has a per share exercise price exceeding the amount set forth in clause (1) above will be canceled for no consideration.
Q:	What will happen to Timberline warrants?
Each warrant to purchase shares of Timberline common stock that is outstanding immediately prior to the effective time of the merger will be converted into a warrant to acquire a number of shares of McEwen common stock, referred to as a rollover warrant, that will be determined by multiplying the number of shares of Timberline common stock subject to such warrant by the exchange ratio and rounding down to the nearest whole number of shares of McEwen common stock, at an adjusted exercise price calculated by dividing the per share exercise price for the shares of Timberline common stock subject to such warrant, as in effect immediately prior to the effective time of the merger, by the exchange ratio and rounding the resulting exercise price up to the nearest whole cent.
Q:	What happens if I sell my shares of Timberline common stock after the record date but before the special meeting?
The record date for the special meeting (the close of business on July 8, 2024) is earlier than the date of the special meeting and earlier than the date that the merger is expected to be completed. If you sell or otherwise transfer your shares of Timberline common stock after the record date but before the date of the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting. However, you will not have the right to receive the merger consideration to be received by Timberline stockholders in the merger. In order to receive the merger consideration, you must hold your shares through completion of the merger.
Q:	Are there any risks that I should consider in deciding whether to vote in favor of the merger proposal?
Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 23. You also should read and carefully consider the risk factors of McEwen and Timberline contained in the documents that are incorporated by reference into this proxy statement/prospectus.
Q:	What should I do if I receive more than one set of voting materials?
If you hold shares of Timberline common stock in “street name” and also directly as a record holder or otherwise or if you hold shares of Timberline common stock in more than one brokerage account, you may receive more than one set of voting materials relating to the special meeting. Please complete, sign, date and return each proxy card (or cast your vote by telephone or internet as provided on your proxy card) or otherwise follow the voting instructions provided in this proxy statement/prospectus in order to ensure that all of your shares of Timberline common stock are voted. If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the procedures provided by your broker, bank or other nominee to vote your shares.
Q:	Where can I find the voting results of the special meeting?
The preliminary voting results will be announced at the special meeting. In addition, within four business days following certification of the final voting results, Timberline intends to file the final voting results (or, if the final voting results have not yet been certified, the preliminary results) with the SEC on a Current Report on Form 8-K.
Q:	Whom should I contact if I have any questions about the proxy materials or voting?
If you have any questions about the proxy materials, or if you need assistance submitting your proxy or voting your shares or need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact Cathy Osterberg, Office Manager of Timberline, at 9030 North Hess Street, Suite 161, Hayden ID 83835, or by calling (866) 513-4859.

SUMMARY
This summary highlights selected information contained in this proxy statement/prospectus and does not contain all the information that may be important to you. McEwen and Timberline urge you to carefully read this proxy statement/prospectus in its entirety, including the annexes. Additional important information, which McEwen and Timberline also urge you to read, is contained in the documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 88. Unless stated otherwise, all references in this proxy statement/prospectus to McEwen are to McEwen Mining Inc., all references to Timberline are to Timberline Resources Corporation and all references to the merger agreement are to the Agreement and Plan of Merger, dated as of April 16, 2024, by and among McEwen, Merger Sub and Timberline, a copy of which is attached as Annex A to this proxy statement/prospectus.
The Parties to the Merger
McEwen Mining Inc.
McEwen is a gold and silver mining production and exploration company with an advanced copper development project, focused on the Americas. McEwen was incorporated under the laws of the state of Colorado in 1979 as US Gold Corp. In September 2011, US Gold Corp. acquired Minera Andes Inc., and was renamed McEwen Mining Inc. McEwen owns 100% of the Froome mine and Stock mill in Ontario, Canada, 100% of the Gold Bar mine in Nevada, 100% of the Fenix Project in Sinaloa, Mexico, 47.7% interest in McEwen Copper Inc., the owner of the Los Azules copper project (“Los Azules”) in San Juan, Argentina, and a 49% interest in MSC, the owner and operator of the San José mine in Santa Cruz, Argentina. In addition to the above, McEwen holds interests in advanced-stage and exploration-stage projects in the United States, Canada, Mexico, and Argentina.
McEwen is incorporated in Colorado. Its principal executive office is located at 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9 and its telephone number is (866) 441-0690. McEwen’s website address is https://mcewenmining.com. Information contained on McEwen’s website does not constitute part of this proxy statement/prospectus. McEwen’s common stock is listed on the New York Stock Exchange (“NYSE”) and on the Toronto Stock Exchange (“TSX”) under the symbol “MUX.” Additional information about McEwen is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 88.
Timberline Resources Corporation
Timberline is a Nevada-focused exploration company with its flagship gold-silver property in the Eureka District. The Eureka property includes the historical Lookout Mountain and Windfall mines in a total property position of approximately 27 square miles (70 square kilometers). Near the northern end of the Battle Mountain - Eureka Trend, Timberline also jointly holds the Paiute Project with Nevada Gold Mines and also controls the Seven Troughs Project in northern Nevada.
Timberline is incorporated in Delaware. Its administrative office is at 9030 North Hess St., Suite 161, Hayden, ID 83835 and its telephone number is (866) 513-4859. Timberline’s website address is http://timberlineresources.co. Information contained on Timberline’s website does not constitute part of this proxy statement/prospectus. Timberline’s common stock is listed on TSXV under the symbol “TBR” and quoted on the OTCQB under the symbol “TLRS.” Additional information about Timberline is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 88.
Lookout Merger Sub, Inc.
Merger Sub, a direct, wholly owned subsidiary of McEwen, is a Delaware corporation incorporated on April 15, 2024 for the purpose of effecting the merger. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger. The principal executive offices of Merger Sub are located at 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9.
The Merger
On April 16, 2024, McEwen, Timberline and Merger Sub entered into the merger agreement, which provides that upon the terms and subject to the conditions set forth therein and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will merge with and into Timberline, with Timberline continuing as the surviving corporation and a direct, wholly owned subsidiary of McEwen.

The terms and conditions of the merger are contained in the merger agreement, a copy of which merger agreement is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document that governs the merger. For a detailed discussion of the terms and conditions of the merger agreement, see “The Merger Agreement” beginning on page 54.
Merger Consideration
At the effective time of the merger, by virtue of the merger and without any further action of the parties or any holder of shares thereof, each issued and outstanding share of Timberline common stock (other than excluded shares, which will be automatically canceled and retired and cease to exist) will be converted into the right to receive 0.01 of a fully paid and nonassessable share of McEwen common stock (the “exchange ratio”). The exchange ratio is fixed, which means that it will not change between now and the date of the completion of the merger, regardless of whether the market price of either Timberline common stock or McEwen common stock changes. Therefore, the value of the merger consideration will depend on the market price of McEwen common stock at the completion of the merger. In the event that either McEwen or Timberline changes the number of its shares issued and outstanding prior to the effective time of the merger as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the exchange ratio would be equitably adjusted to reflect such change. McEwen will not issue fractional shares of McEwen common stock in connection with the merger, no dividends or distributions of McEwen will relate to fractional share interests, and fractional share interests will not entitle the owner thereof to vote or to any rights as a McEwen stockholder. Each Timberline stockholder that otherwise would have been entitled to receive a fraction of a share of McEwen common stock pursuant to the merger (after taking into account all shares of Timberline common stock held immediately prior to the effective time of the merger by such stockholder) shall have its holdings of McEwen common stock rounded up to the nearest whole share. For a more discussion of the merger consideration, see “The Merger Agreement—Merger Consideration” on page 54.
No Appraisal Rights
In accordance with Section 262 of the DGCL, no appraisal rights will be available to holders of Timberline common stock in connection with the merger. For additional information, see “The Merger Agreement—No Appraisal Rights” beginning on page 55.
Treatment of Timberline Options
As of immediately prior to the effective time of the merger, each option to acquire shares of Timberline common stock outstanding immediately prior to the effective time of the merger, whether vested or unvested, will be cancelled and deemed to be fully vested and converted into such number of shares Timberline common stock equal to (A) the excess, if any, of (1) the volume-weighted average price of a share of Timberline common stock for the five trading days ending on, and including, the third trading day immediately preceding the effective time of the merger over (2) the per share exercise price of such option, multiplied by (B) the total number of shares of Timberline common stock subject to such option immediately prior to the effective time of the merger. If any such option has an exercise price that exceeds the amount set forth in clause (1) above, it will be canceled for no consideration.
For additional discussion of the treatment of Timberline options, see “The Merger Agreement—Treatment of Timberline Options” beginning on page 55.
Treatment of Timberline Warrants
As of immediately prior to the effective time of the merger, each warrant to purchase shares of Timberline common stock that is outstanding immediately prior to the effective time of the merger will be converted into a warrant to acquire a number of shares of McEwen common stock, referred to as a rollover warrant, that will be determined by multiplying the number of shares of Timberline common stock subject to such warrant by the exchange ratio and rounding down to the nearest whole number of shares of McEwen common stock, at an adjusted exercise price calculated by dividing the per share exercise price for the shares of Timberline common stock subject to such warrant, as in effect immediately prior to the effective time of the merger, by the exchange ratio and rounding the resulting exercise price up to the nearest whole cent.
For additional discussion of the treatment of Timberline warrants, see “The Merger Agreement—Treatment of Timberline Warrants” beginning on page 55.

No Solicitation
Except as described below, Timberline has agreed that, from the date of the merger agreement, it will not, and will cause its subsidiaries and instruct its directors, officers, employees, financial advisors, legal counsel, accountants, consultants, agents and other representatives not to, directly or indirectly:
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initiate, encourage, seek or solicit, or take any action to knowingly facilitate (including by way of furnishing non-public information), directly or indirectly, any inquiries or the making or submission of any proposal that constitutes an acquisition proposal with respect to itself;

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participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to itself or any of its subsidiaries or afford access to the properties, books or records of itself or any of its subsidiaries to any person or group of persons (or any of their affiliates or representatives) that has made an acquisition proposal with respect to it; or

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approve or recommend, make any public statement approving or recommending, or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement, with respect to an acquisition proposal with respect to itself (other than acceptable confidentiality agreements).

For a discussion of what constitutes an acquisition proposal or a superior proposal and the limitations on solicitation of acquisition proposals, see “The Merger Agreement—Covenants and Agreements—No Solicitation” beginning on page 61.
Opinion of Timberline’s Financial Advisor
At the meeting of the Timberline Board on April 15, 2024, Cormark Securities Inc. (which we refer to as “Cormark”), the financial advisor of Timberline in connection with the proposed merger, rendered its oral opinion to the Timberline Board, which was subsequently confirmed by delivery of a written opinion, dated April 15, 2024, to the effect that, as of such date and based upon and subject to the factors, assumptions, qualifications and any limitations set forth in its written opinion, the merger consideration to be paid to the holders of Timberline common stock in the proposed merger (other than McEwen and its Affiliates) was fair, from a financial point of view, to such holders.
The full text of Cormark’s written opinion is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. The full text of the written opinion contains a discussion of, among other things, the assumptions made, matters considered and qualifications and any limitations on the opinion and the review undertaken by Cormark in connection with rendering its opinion. The summary of the opinion of Cormark set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Timberline’s stockholders are urged to read the opinion carefully and in its entirety. Cormark’s opinion was addressed to the Timberline Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the merger consideration to be paid to the holders of Timberline common stock in the proposed merger and did not address any other aspect of the proposed merger or the other transactions contemplated by the merger agreement. The opinion does not constitute a recommendation to any stockholder of Timberline as to how such stockholder should vote with respect to the proposed merger or any other matter.
For a description of the opinion that the Timberline Board received from Cormark, see “The Merger—Opinion of Timberline’s Financial Advisor” beginning on page 37.
Interests of Directors and Executive Officers of Timberline in the Merger
In considering the recommendation of the Timberline Board that Timberline stockholders vote in favor of the proposal to adopt the merger agreement and the merger-related compensation proposal, Timberline stockholders should be aware that the executive officers and directors of Timberline have certain interests in the merger that are or may be different from, or in addition to, the interests of Timberline’s stockholders generally, including the treatment of Timberline equity awards in the merger, and rights to ongoing indemnification and insurance coverage and, in the case of certain executive officers, executive severance arrangements. The Timberline Board was aware of these interests and considered them, among other matters, in evaluating and approving the merger agreement, and in making its recommendation that Timberline stockholders adopt the merger agreement and the merger-related compensation proposal. For additional information, see “The Merger—Interests of Directors and Executive Officers of Timberline in the Merger” beginning on page 42.

Voting and Support Agreements
Contemporaneously with the execution of the merger agreement, each of the directors and officers of the Company, as well as two other significant stockholders of the Company, entered into a voting and support agreement (collectively, the “voting agreements”), pursuant to which, among other things, such stockholders agreed to vote in favor of the merger, not to transfer its shares (or any securities convertible into shares) other than in support of the merger, and not to solicit or negotiate any alternative acquisition proposal. The voting agreements does not preclude a director, in his or her capacity as such, from exercising his or her fiduciary duties and electing to terminate the merger agreement in the circumstances permitted in the merger agreement. The voting agreements terminate at the earlier of (i) the termination of the merger agreement in accordance with its terms, and (ii) the effective time of the merger.
Executive Severance Arrangements
Contemporaneously with the execution of the merger agreement, the Company entered into amendments to the existing employment letter agreements between the Company and each of Patrick Highsmith, Chief Executive Officer of the Company, and Dr. Steven Osterberg, Vice President - Exploration of the Company. Each amendment amends the “change of control,” “termination without cause” and “incentives: restricted share units RSUs” provisions of the existing employment letter agreements. The amendments will become effective upon the consummation of the merger, or any transaction contemplated by an acquisition proposal providing for a superior proposal, if applicable. If the merger or any such alternative transaction is not consummated for any reason, the amendments will be null and void and of no force or effect.
For addition discussion of the interests of the Timberline directors and executive officers in the merger, see “The Merger—Interests of Directors and Executive Officers of Timberline in the Merger” beginning on page 42.
Bridge Financing
In connection with the merger agreement, on April 16, 2024, the Company and McEwen entered into a promissory note whereby McEwen will provide the Company with loans as the Company may request from time to time up to approximately $500,000 (the “Note”). The Note contains customary terms, including events of default, which, if uncured, entitle McEwen to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the note. For additional information, see “The Merger—Bridge Financing” beginning on page 47.
Accounting Treatment of the Merger
The merger will be accounted for as an acquisition of Timberline by McEwen using the cost accumulation and allocation model in accordance with accounting principles generally accepted in the United States (“GAAP”). For additional information, see “The Merger—Accounting Treatment of the Merger” beginning on page 48.
Litigation Relating to the Merger
Pursuant to the merger agreement, until the earlier of the closing of the merger or the termination of the merger agreement in accordance with its terms, McEwen and Timberline are obligated to give prompt written notice to each other of any claim, demand, notice, action, suit, arbitration, proceeding, audit or investigation commenced or, to the applicable party’s knowledge, threatened against such party that relates to the merger agreement, the voting and support agreements, or the transactions contemplated thereby. For additional information, see “The Merger—Litigation Relating to the Merger” beginning on page 48.
Certain Beneficial Owners of Timberline Common Stock
At the close of business on July 8, 2024, the record date for the special meeting, Timberline directors and executive officers and their affiliates, as a group, owned and were entitled to vote 27,866,021 of the shares of Timberline common stock, or approximately 14.7% of the total outstanding shares of Timberline common stock. Timberline currently expects that all Timberline directors and executive officers will vote their shares “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal. For additional information, see “The Merger—Share Ownership of Directors, Executive Officers and Certain Beneficial Owners of Timberline” beginning on page 45.

Regulatory Approvals Required for the Merger
McEwen and Timberline are not currently aware of any other material governmental approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations or other confirmations that are required prior to the parties’ completion of the transaction other than those described below. For additional information, see “The Merger—Regulatory Approvals Required for the Merger” beginning on page 48.
Canadian Securities Law Matters
Timberline is a reporting issuer in the provinces of British Columbia and Alberta and the shares of Timberline common stock are listed and posted for trading on the TSXV. As a result, it must comply with the requirements of Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions of the Canadian Securities Administrators (“MI 61-101”), subject to any exception for TSXV listed issuers. Among other transactions, MI 61-101 regulates “business combinations” to ensure protection and fair treatment of minority shareholders, generally by requiring enhanced disclosure, approval by a majority of shareholders, excluding interested parties or related parties and their respective joint actors, and in certain instances, independent valuations.
As previously described in this proxy statement/prospectus, all of the issued and outstanding shares of Timberline common stock will be exchanged for shares of McEwen common stock under the terms of the merger. Unless certain exceptions apply, the merger is a “business combination” (as such term is defined in MI 61-101) in respect of Timberline since the interest of a holder of a share of Timberline common stock may be terminated without the holder’s consent. If the merger is a “business combination” under MI 61-101, “minority approval” would be required (as such term is defined in MI 61-101).
If “minority approval” is required, pursuant to MI 61-101, then, in addition to the approval of the merger proposal by the affirmative vote of holders of a majority of the outstanding shares of Timberline common stock entitled to vote thereon, the merger proposal would also require the approval of the votes cast by holders of a majority of the outstanding shares of Timberline common stock, excluding votes cast in respect of shares of Timberline common stock held by “interested parties” or “related parties of an interested party” (as such terms are defined in MI 61-101) as a consequence of the transaction.
The merger is a “business combination” under MI 61-101 if a “related party” (as such term is defined in MI 61-101) of Timberline (a “related party”) (i) would, as a consequence of such merger, directly or indirectly acquire Timberline or the business of Timberline, or combine with Timberline (through an amalgamation, arrangement or otherwise), whether alone or with joint actors, (ii) is entitled to receive, directly or indirectly, as a consequence of the transaction, consideration per equity security that is not identical in amount and form to the entitlement of the general body of holders in Canada of securities of the same class, or (iii) is entitled to receive, directly or indirectly, as a consequence of the transaction, a “collateral benefit” (as defined in MI 61-101) in connection with the merger.
As clauses (i) and (ii) above are not applicable. the Timberline Board has determined that, unless a related party receives a “collateral benefit” in connection with the merger, the merger is not a “business combination” under MI 61-101.
A “collateral benefit” includes any benefit that a related party (which includes the directors and senior officers of Timberline) is entitled to receive, directly or indirectly, as a consequence of the merger, including, without limitation, an increase in salary, a lump sum payment, a payment for surrendering securities, or other enhancement in benefits related to past or future services as an employee, director or consultant of Timberline.
MI 61-101 excludes from the meaning of “collateral benefit” certain benefits to a related party that are received solely in connection with the related party’s service as an employee, director or consultant of the issuer, of an affiliated entity of the issuer or of a successor to the business of the issuer where: (a) the benefit is not conferred for the purpose, in whole or in part, of increasing the value of the consideration paid to the related party for securities relinquished under the transactions; (b) the benefit is not, by its terms, conditional on the related party supporting the transaction in any manner; (c) full particulars of the benefit are disclosed in the disclosure document for the transaction; and (d) either (i) the related party and his or her associated entities beneficially owns, or exercises control or direction over, less than 1% of each class of the outstanding securities of the issuer (the “1% Test”), or (ii) the related party discloses to an independent committee of the issuer the amount of the consideration that he or she expects to be beneficially entitled to receive, under the terms of the transaction, in exchange for the equity securities he or she beneficially owns and the independent committee acting in good faith determines that the value of the benefit, net of any offsetting costs to the related party, is less than 5% of the value of the consideration the related party will receive pursuant to the terms of the transaction for the equity securities it beneficially owns, and the independent committee’s determination is disclosed in the disclosure document for the transaction (the “5% Test”).
Following disclosure by each director and senior officer of Timberline of the number of securities held by them and the total value of the benefit that they expect to receive, directly or indirectly, pursuant to the merger, Timberline has considered whether any of these matters may constitute a “collateral benefit” for purposes of MI 61-101 such that the merger would therefore constitute a “business combination” under MI 61-101.
Timberline has determined that, in respect of the directors and senior officers, these benefits fall within an exception to the definition of “collateral benefit” for the purposes of MI 61-101, since (a) the benefits are received solely in connection with such related parties’ services as employees, directors or consultants of Timberline or an affiliated entity of Timberline or a successor to the business of Timberline (as applicable), (b) the benefits are not conferred for the purpose, in whole or in part, of increasing the value of the consideration paid to such related parties for their Common Shares, (c) the benefits are not conditional on such related parties supporting the merger in any manner, (d) full particulars of the benefits are disclosed in this proxy statement/prospectus, and (e) each of such related parties and their associated entities entitled to receive the benefits (with the exception of Donald McDowell and William Matlack) beneficially owns or exercises control or direction over less than 1% of the outstanding shares of Timberline Common Stock (calculated as set forth in MI 61-101).
Timberline has determined that Donald McDowell, a director and the Former VP – Corporate Development of Timberline, and William Matlack, a director of Timberline, have surpassed the threshold under the 1% Test by virtue of the amount of shares of Timberline common stock held by each of them. As of the date of this proxy statement/prospectus:
•
Mr. McDowell beneficially owned, directly or indirectly, 9,487,000 shares of Timberline common stock and 656,522 options as set out under “The Merger – Share Ownership of Directors, Executive Officers and Certain Beneficial Owners of Timberline”. Mr. McDowell’s holdings represent approximately 5.0% of the outstanding shares of Timberline common stock on a non-diluted basis.

•
Mr. Matlack beneficially owned, directly or indirectly, 17,204,961 shares of Timberline common stock, 3,562,500 warrants and 604,348 options as set out under “Interests of Directors and Executive Officers of Timberline in the Merger – Share Ownership of Directors, Executive Officers and Certain Beneficial Owners of Timberline”. Mr. McDowell’s holdings represent approximately 9.1% of the outstanding shares of Timberline common stock on a non-diluted basis.

In connection with the merger, Timberline’s outstanding stock-based compensation awards will be treated as set forth under “The Merger - Interests of Directors and Executive Officers of Timberline in the Merger – Treatment of Timberline Options” in this proxy statement/prospectus (beginning at page 10 and Timberline has considered whether any of these matters may constitute a “collateral benefit” for purposes of MI 61-101 such that the merger would therefore constitute a “business combination” under MI 61-101.
The Timberline Board has determined that the value of such benefits to be received by Messrs. McDowell and Matlack is less than 5% of the value of the consideration each of them will receive pursuant to the terms of the merger for the equity securities each of them beneficially owns and have not surpassed the threshold set forth in the 5% Test.
Accordingly, the merger is not a “business combination” in respect of Timberline, and as a result, no “minority approval” is required for the merger proposal. In addition, in the circumstances of the merger proposal, MI 61-101 does not require a formal valuation of Timberline is required for the merger under MI 61-101.
Material U.S. Federal Income Tax Consequences of the Merger
It is uncertain whether the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and while McEwen and Timberline intend to report the merger as a “reorganization” within the meaning of Section 368(a) of the Code, neither McEwen nor Timberline has sought, or intends to seek, any ruling from the IRS with respect to the qualification of the merger as a “reorganization” within the meaning of Section 368(a) of the Code. Each of McEwen and Timberline are required to use their respective reasonable best efforts to obtain an opinion from tax counsel that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, however, it is not a condition to the closing of the merger that such opinion be obtained. Assuming the merger so qualifies, a U.S. holder (as defined in “The Merger—Material U.S. Federal Income Tax Consequences”)

of Timberline common stock generally would not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of Timberline common stock for McEwen common stock. It is not a condition to Timberline’s obligation or McEwen’s obligation to complete the transactions that the merger be treated as a “reorganization” or that McEwen or Timberline receive an opinion from counsel to that effect. As a result, there can be no assurance that the IRS would not assert that the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, or that a court would not sustain such a position.
If any requirement for qualification as a “reorganization” within the meaning of Section 368(a) of the Code is not met, then a U.S. holder of Timberline common stock generally would recognize gain or loss in an amount equal to the difference, if any, between the fair market value of the McEwen common stock received in the merger, and such U.S. holder’s aggregate tax basis in the corresponding Timberline common stock surrendered in the merger. All holders of Timberline common stock should consult with a tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences of the merger to them. See “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 49 for additional information.
Conditions to the Merger
The obligations of each of McEwen and Timberline to effect the merger are subject to the satisfaction or waiver, in whole or in part (to the extent permitted by law) of the following conditions:
•	the approval by Timberline stockholders of the Timberline merger proposal;
•
the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, becoming effective under the Securities Act, and no stop order or any claim, demand, notice, action, suit, arbitration, proceeding, audit or investigation by the SEC seeking a stop order having been issued;

•	the absence of any order entered into by a governmental body of competent jurisdiction or any applicable law enjoining or otherwise prohibiting the consummation of the merger;
•
McEwen having filed with the NYSE and TSX the application for listing of additional shares with respect to the shares of McEwen common stock issued or issuable as merger consideration and such shares having been approved and authorized for listing on the NYSE and TSX;

•	The accuracy of the representations and warranties of McEwen or Timberline, as applicable, made in the merger agreement (subject to the materiality standards set forth in the merger agreement);
•
McEwen or Timberline, as applicable, having performed in all material respects all of the covenants and agreements under the merger agreement required to be performed by or complied with it at or prior to the closing date of the merger;

•	the absence of the occurrence of a material adverse effect of Timberline since the date of the merger agreement; and
•	the receipt of an officer’s certificate executed by an executive officer of the other party certifying that the conditions described in the three preceding bullet points have been satisfied.
The parties expect to complete the merger after all of the conditions to the merger in the merger agreement are satisfied or waived, including after the merger agreement has been adopted by the stockholders of Timberline. However, it is possible that factors outside of each party’s control could require them to complete the transaction at a later time or not to complete it at all. Neither McEwen nor Timberline can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see “The Merger Agreement — Conditions to the Merger” on page 67.

Termination; Expenses and Termination Fees
Termination
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger (notwithstanding the obtaining of Timberline stockholder approval), under the following circumstances:
•	by mutual written consent of Timberline and McEwen, duly authorized by each of the Timberline Board and the McEwen board of directors (the “McEwen Board”); or
•	by either Timberline or McEwen:
○
if the consummation of the merger does not occur on or before October 13, 2024, referred to as the outside date, except that if the effective time of the merger has not occurred by October 13, 2024 due to the fact the McEwen registration statement on Form S-4 is not yet effective but all other conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied), the outside date will automatically be extended to November 12, 2024; except that this right to terminate the merger agreement will not be available to any party whose breach of its representations and warranties or the failure to perform any obligation under the merger agreement has principally caused or resulted in the failure of the merger to be consummated on or before that date;

○	if the merger has been made illegal or permanently enjoined from occurring;
○	if the Timberline stockholder approval is not obtained following a vote thereon at the Timberline stockholders’ meeting;
○	upon the other party’s uncured breach of the merger agreement;
•	by McEwen, if the Timberline Board effects a company adverse change recommendation prior to obtaining the Timberline stockholder approval; or
•	by Timberline, in order to enter into a definitive agreement with respect to a superior proposal prior to obtaining the Timberline stockholder approval.
If the merger agreement is terminated, the agreement will have no further force or effect, except in the case of an intentional and material breach of the merger agreement or fraud. The mutual non-disclosure and confidentiality agreement and provisions of the merger agreement relating to confidential information, effects of termination, termination fee, non-survival of representations and warranties, expenses, amendments, waiver, entire agreement, governing law, jurisdiction, waiver of jury trial, assignment, no third-party beneficiaries, notices, severability, specific performance and counterparts will continue in effect notwithstanding termination of the merger agreement.
Termination Fee
Each party is required to pay all fees and expenses incurred by it (and its subsidiaries) in connection with the negotiation of the merger agreement, the performance of its obligations thereunder and the consummation of the transactions contemplated by the merger agreement (whether consummated or not). However, Timberline will be required to pay McEwen a termination fee of $400,000, referred to as the company termination fee, if:
•	McEwen terminates the merger agreement after the Timberline Board effects a company adverse change recommendation prior to obtaining the Timberline stockholder approval;
•	Timberline terminates the merger agreement in order to enter into a definitive agreement with respect to a superior proposal prior to obtaining the Timberline stockholder approval; or
•
The merger agreement is terminated by Timberline or McEwen after Timberline stockholder approval is not obtained following a vote thereon at the Timberline stockholders’ meeting and (A) at any time after the date of the merger agreement and prior to such termination, an acquisition proposal is publicly announced or publicly made known to the Timberline Board or Timberline stockholders and not withdrawn prior to such termination and (B) within 12 months of such termination, Timberline either consummates an acquisition proposal or enters into a definitive agreement to consummate an acquisition proposal and Timberline thereafter consummates such acquisition proposal (whether or not within such 12-month period), where all references in the definition of acquisition proposal in the merger agreement to “twenty percent (20%)” are deemed to be references to “fifty percent (50%).”
The merger agreement also provides that in the event that the company termination fee is paid in accordance with the foregoing, such payment will be the sole and exclusive remedy for any and all losses or damages suffered or incurred by McEwan, Merger Sub, any of their respective affiliates or any other person in connection with the merger agreement (and the termination hereof), the transactions contemplated thereby (and the abandonment thereof) or any matter forming the basis for such termination.
For a more detailed discussion of each party’s termination rights and the related termination fee obligations, see “The Merger Agreement—Termination” and “The Merger Agreement—Termination Fee” beginning on pages 68 and 68, respectively.
Special Meeting
Date, Time, Place and Purpose of the Timberline Special Meeting
The Timberline special meeting will be held at 9:00 a.m., Mountain Time, on August 16, 2024, at the office of Davis Graham & Stubbs, LLP, 1550 17th Street, Suite 500, Denver, CO 80202. The purpose of the Timberline special meeting is to consider and vote on the Timberline merger proposal and other related proposals. Adoption and approval of the merger proposal by Timberline stockholders is a condition to the obligation of Timberline and McEwen to complete the merger.
Recommendations of the Timberline Board
The Timberline Board unanimously recommends that you vote “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal. For the factors considered by the Timberline Board in reaching this decision and additional information on the recommendation of the Timberline Board, see the section entitled “The Merger—Timberline Board’s Recommendation and Its Reasons for the Transaction” beginning on page 35.
Record Date; Stockholders Entitled to Vote
Only stockholders of record of issued and outstanding shares of Timberline common stock as of the close of business on the record date of July 8, 2024 are entitled to notice of, and to vote at, the Timberline special meeting or any subsequent reconvening of the Timberline special meeting following any adjournments and postponements of the Timberline special meeting.
As of the close of business on the record date, there were 189,998,710 shares of Timberline common stock issued and outstanding and entitled to vote at the Timberline special meeting. You may cast one vote for each share of Timberline common stock that you held as of the close of business on the record date.
A complete list of Timberline stockholders entitled to vote at the Timberline special meeting will be available for inspection at the office of Davis Graham & Stubbs LLP, 1550 17th Street, Suite 500, Denver, CO 80202 during regular business hours for a period of no less than ten days before the Timberline special meeting and during the Timberline special meeting.
Quorum; Adjournment
A quorum of Timberline stockholders is necessary for Timberline to hold a valid meeting. The presence at the Timberline special meeting, in person or by proxy, of the holders of a one-third of the outstanding shares of Timberline common stock entitled to vote at the Timberline special meeting constitutes a quorum.
The special meeting may be adjourned or postponed, in the absence of a quorum, by the chairman of the meeting or the affirmative vote of a majority of the votes actually cast by the stockholders who are present in person or by proxy and entitled to vote at the special meeting. Even if a quorum is present, the special meeting may also be adjourned in order to provide more time to solicit additional proxies in favor of adoption of the merger agreement by the chairman of the meeting or if sufficient votes are cast in favor of the adjournment proposal. If a sufficient number of shares of Timberline common stock is present in person or represented by proxy and votes in favor of the merger proposal at the special meeting such that the merger proposal is approved, Timberline does not anticipate that it will adjourn or postpone the special meeting.

If you submit a properly executed proxy card, even if you do not vote for the proposal or vote to “ABSTAIN” in respect of the proposal, your shares of Timberline common stock will be counted for purposes of determining whether a quorum is present for the transaction of business at the Timberline special meeting. Broker non-votes will not be considered present and entitled to vote at the Timberline special meeting for the purpose of determining the presence of a quorum.
Required Vote; Broker Non-Votes and Abstentions
Each share of Timberline common stock outstanding on the record date is entitled to one vote on each of the merger proposal, the merger-related compensation proposal and the adjournment proposal. The required votes to approve the proposals at the special meeting are as follows:
•
The merger proposal: The merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of Timberline common stock entitled to vote thereon. Failures to vote, broker non-votes and abstentions will have the same effect as votes cast “AGAINST” this proposal.

•
The merger-related compensation proposal: The merger-related compensation proposal requires the affirmative vote of holders of a majority of the outstanding shares of Timberline common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Failures to be present in-person or by proxy, including broker non-votes, will have no effect on the vote for this proposal (assuming a quorum is present). Abstentions will have the same effect as votes cast “AGAINST” this proposal. Because the vote on the merger-related compensation proposal is advisory only, it will not be binding on Timberline. Accordingly, if the merger proposal is approved and the merger is completed, the merger-related compensation will be payable to Timberline’s NEOs, subject only to the conditions applicable thereto, regardless of the outcome of the approval of the merger-related compensation proposal.

•
The adjournment proposal: The adjournment proposal requires the affirmative vote of holders of a majority of the outstanding shares of Timberline common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Failures to be present in-person or by proxy, including broker non-votes, will have no effect on the vote for this proposal (assuming a quorum is present). Abstentions will have the same effect as votes cast “AGAINST” this proposal. The approval of the adjournment proposal is not a condition precedent to the approval of the merger proposal or the closing of the merger.

Executed but unvoted proxies will be voted in accordance with the recommendation of the Timberline Board. The merger proposal, merger-related compensation proposal, and the adjournment proposal are described in the section entitled “Timberline Proposals” beginning on page 75.
Voting by Timberline Directors and Executive Officers
As of the record date, Timberline directors and executive officers, and their affiliates, as a group, owned and were entitled to vote 27,866,021 shares of Timberline common stock, or approximately 14.7% of the total outstanding shares of Timberline common stock as of the Timberline record date.
Each of the Timberline directors and executive officers have executed a voting agreement agreeing to vote in favor of the merger proposal, merger-related compensation proposal and the adjournment proposal. Timberline currently expects that all of its directors and executive officers will vote their shares “FOR” the merger proposal, merger-related compensation proposal and adjournment proposal.
Voting by Significant Stockholders of Timberline
Concurrent with Timberline’s execution of the merger agreement, two significant stockholders of Timberline each executed a voting agreement agreeing to vote in favor of the merger proposal, the merger-related compensation proposal and the adjournment proposal. The two stockholders together owned and were entitled to vote 52,389,284 shares of Timberline common stock, or approximately 27.6% of the total outstanding shares of Timberline common stock as of the Timberline record date. Timberline currently expects that each of the two stockholders will vote their shares “FOR” the merger proposal, merger-related compensation proposal and adjournment proposal.
Adjournment
If a quorum is not present or if there are not sufficient votes for the approval of the merger proposal and the merger-related compensation proposal, the special meeting may be adjourned by the chair of the special meeting to solicit additional proxies. At any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent meeting.
Risk Factors
You should consider all the information contained in, and incorporated by reference into, this proxy statement/prospectus in deciding how to vote for the proposals presented in the proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors” beginning on page 23.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION
Market Prices
McEwen common stock is listed on the NYSE and on the TSX under the symbol “MUX.” Timberline common stock is listed on the TSXV under the symbol “TBR” and quoted on the OTCQB under the symbol “TLRS.”
The following table sets forth the closing sale price per share of McEwen and Timberline common stock reported on the NYSE and OTCQB, respectively, as of (1) April 15, 2024, the trading day before the public announcement of the execution of the merger agreement and (2) July 8, 2024, the latest practicable trading date before the date of this proxy statement/prospectus. The table also shows the estimated implied value of the per share merger consideration for each share of Timberline common stock as of the same two days. This implied per share value was calculated by multiplying the closing prices per share of McEwen common stock on those dates by an exchange ratio of 0.01.
	McEwen Common Stock	Timberline Common Stock	Implied Per Share Value of Merger Consideration
April 15, 2024	$11.26	$0.04	$0.11
July 8, 2024	$10.13	$0.10	$0.10
The market prices of McEwen common stock and Timberline common stock have fluctuated since the date of the announcement of the merger and will continue to fluctuate from the date of this proxy statement/prospectus to the date of the special meeting and the date the merger is completed and thereafter. The value of the merger consideration to be received in exchange for each share of Timberline common stock will fluctuate with changes in the market value of McEwen common stock until the last trading day before the merger is complete.
The value of the merger consideration to be received in exchange for each share of Timberline common stock when received by Timberline stockholders after the merger is completed could be greater than, less than or the same as shown in the table above. Accordingly, Timberline stockholders are advised to obtain current market quotations for McEwen common stock and Timberline common stock in determining whether to vote in favor of the merger proposal.
Dividends
Timberline has never declared nor paid any cash dividends on Timberline common stock. Under the terms of the merger agreement, Timberline is not permitted to declare, accrue, set aside, establish a record date for or pay any dividend or other distribution during the pre-closing period without the prior written consent of McEwen.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This document contains certain forward-looking statements with respect to the merger between McEwen and Timberline, including any statements regarding the expected timetable for completing the merger, the ability to complete the merger, the expected benefits of the merger, and projected synergies, future opportunities, and any other statements regarding McEwen’s and Timberline’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires” and similar expressions. All such forward-looking statements are based on current expectations of McEwen’s and Timberline’s management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Key factors that could cause actual results to differ materially from those projected in the forward-looking statements include, but are not limited to:
•	the risk that Timberline stockholders may not approve the merger agreement;
•	uncertainties as to the timing to consummate the merger;
•	the uncertainty of the value of the merger consideration due to the fixed exchange ratio and potential fluctuation in the market price of McEwen common stock;
•
the occurrence of events that may give rise to a right of one or both of the parties to terminate the merger agreement, including under circumstances that might require Timberline to pay or cause to be paid a termination fee of $400,000 to McEwen;

•	the possibility that the merger is delayed or does not occur;
•	the risk that a condition to closing the merger may not be satisfied in a timely manner or at all;
•	the effects of disruption to McEwen’s or Timberline’s respective businesses;
•
negative effects of announcement of McEwen’s proposal to acquire Timberline or the announcement of the completion of the merger on the market price of McEwen’s and/or Timberline’s common stock, their financial performance and their respective ability to maintain business relationships;

•	the risks related to Timberline being restricted in the operation of its business while the merger agreement is in effect;
•	changing economic, regulatory (federal and state) and political environments in the U.S.;
•	significant transaction and other costs in connection with the merger in excess of those anticipated by McEwen or Timberline;
•	litigation relating to the merger and other unknown liabilities;
•	McEwen’s ability to achieve the benefits and projected synergies from the merger;
•	McEwen’s ability to promptly, efficiently and effectively integrate acquired operations into its own operations;
•	the ability of Timberline to retain and hire key personnel;
•	the diversion of management time on transaction-related issues;
•	commodity price fluctuations;
•	public health crises, such as pandemics (including COVID-19) and epidemics, and any related government policies and actions;
•	disruptions in McEwen’s global supply chain, including supply chain constraints and escalation of the cost of goods and services;

•	general domestic and international economic and political conditions and the global response to such conflict;
•	actions of competitors or regulators;
•	timing of exploration expenses;
•	the potential liability resulting from pending or future litigation;
•	McEwen’s future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions;
•	the potential for gains and losses from asset dispositions or impairments;
•	higher inflation and related impacts;
•	material reductions in corporate liquidity and access to debt markets;
•	the effects of changed accounting rules under GAAP;
•	McEwen’s ability to identify and mitigate the risks and hazards inherent in operating in the global mining industry; and
•
other risk factors as detailed from time to time in McEwen’s and Timberline’s reports filed with the SEC, including McEwen’s and Timberline’s respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC, including the risks and uncertainties set forth in or incorporated by reference into this proxy statement/prospectus in the section entitled “Risk Factors” beginning on page 23. See the section entitled “Where You Can Find More Information” beginning on page 88 of this proxy statement/prospectus.

These forward-looking statements reflect McEwen’s and Timberline’s current views with respect to future events and are based on numerous assumptions and assessments made by McEwen and Timberline in light of their experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors they believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this document could cause McEwen’s and Timberline’s plans with respect to the merger, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this document are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this proxy statement/prospectus or, in the case of a document incorporated by reference, as of the date of that document. Neither McEwen nor Timberline assumes any obligation to update the information contained in this document (whether as a result of new information, future events or otherwise), except as required by applicable law.

RISK FACTORS
In addition to the other information included in and incorporated by reference into this proxy statement/prospectus, including, among others, the matters addressed in “Cautionary Note Regarding Forward-Looking Statements” beginning on page 21, Timberline stockholders should carefully consider the following risk factors before deciding whether to vote for the proposal to adopt the merger agreement. In addition, you should read and consider the risks associated with each of the businesses of Timberline and McEwen because these risks will relate to McEwen following the completion of the merger. Descriptions of some of these risks can be found in McEwen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and Timberline’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, as such risks may be updated or supplemented in each company’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference into this proxy statement/prospectus. You should also consider the other information in this document and the other documents incorporated by reference into this document. See “Where You Can Find More Information” beginning on page 88.
Risks Related to the Merger
The merger is subject to conditions, some or all of which may not be satisfied, or completed on a timely basis, if at all. Failure to complete the merger in a timely manner or at all could have adverse effects on Timberline.
The completion of the merger is subject to a number of conditions, including, among others, the approval by Timberline stockholders of the adoption of the merger agreement, which make the completion and timing of the completion of the merger uncertain. For a more detailed discussion regarding conditions to the merger, see “The Merger Agreement—Conditions of the Merger,” beginning on page 67. Also, either McEwen or Timberline may terminate the merger agreement if the merger has not been consummated by the outside date of October 13, 2024 (or November 12, 2024, if the outside date is extended pursuant to the merger agreement), except that this right to terminate the merger agreement will not be available to any party whose breach of its representations and warranties or the failure to perform any obligation under the merger agreement has principally caused or resulted in the failure of the merger to be consummated on or before that date.
If the merger is not completed, Timberline’s ongoing business, financial condition, financial results and stock price may be materially adversely affected. Without realizing any of the benefits of having completed the merger, McEwen and Timberline will be subject to a number of risks, including the following:
•	the market price of McEwen common stock and/or Timberline common stock could decline to the extent that the current market price reflects a market assumption that the transaction will be completed;
•	Timberline could owe a termination fee of $400,000 to McEwen under certain circumstances;
•	Amounts borrowed from McEwen under the concurrent bridge financing will become due;
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if the merger agreement is terminated and the Timberline Board seeks another business combination, Timberline stockholders cannot be certain that Timberline will be able to find a party willing to enter into a transaction on terms equivalent to or more attractive than the terms that the other party has agreed to in the merger agreement;

•
time and resources committed by McEwen’s and Timberline’s respective management to matters relating to the merger could otherwise have been devoted to pursuing other beneficial opportunities for their respective companies;

•	McEwen and/or Timberline may experience negative reactions from the financial markets or from their respective customers, suppliers or employees; and
•	McEwen and Timberline will be required to pay their respective costs relating to the merger, such as legal, accounting, financial advisory and printing fees, whether or not the merger is completed.
In addition, if the merger is not completed, McEwen and/or Timberline could be subject to litigation related to any failure to complete the merger or related to any enforcement proceeding commenced against McEwen or Timberline to perform their respective obligations under the merger agreement. The materialization of any of these risks could adversely impact McEwen’s and Timberline’s respective ongoing businesses, financial condition, financial results and stock price. Similarly, delays in the completion of the merger could, among other things, result in additional transaction costs, loss of revenue or other negative effects associated with uncertainty about completion of the merger.
If the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code (and, in the case of non-U.S. Timberline stockholders, even if the merger does so qualify as a “reorganization”), the Timberline stockholders may be required to pay substantial U.S. federal income taxes.
The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and McEwen and Timberline intend to report the merger consistent with such qualification. However, it is not a condition to Timberline’s obligation or McEwen’s obligation to complete the transactions that the merger be treated as a “reorganization” or that McEwen or Timberline receive an opinion from counsel to that effect. Each of McEwen and Timberline, however, are required to use their respective reasonable best efforts to obtain an opinion from tax counsel that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. McEwen and Timberline have not sought, and will not seek, any ruling from the IRS regarding any matters relating to the transactions, and as a result, there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to the treatment of the merger as a “reorganization” within the meaning of Section 368(a) of the Code. If the IRS or a court determines that the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder of Timberline common stock would generally recognize taxable gain or loss upon the exchange of Timberline common stock for McEwen common stock pursuant to the merger. A non-U.S. holder of Timberline common stock generally will be subject to U.S. federal income tax on gain realized on the exchange of Timberline common stock (i) if the gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. Holder in the United States), (ii) the non-U.S. Holder is a non-resident alien individual present in the United States for 183 days or more during the taxable year of the exchange and certain other requirements are met; or (iii) if Timberline is or has been a U.S. real property holding corporation at any time within the five-year period preceding the exchange or the Non-U.S. Holder’s holding period, whichever period is shorter and no exception to gain recognition applies. See “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 49.
The merger agreement contains provisions that limit Timberline’s ability to pursue alternatives to the merger, could discourage a potential competing acquiror of Timberline from making a favorable alternative transaction proposal and, in specified circumstances, could require Timberline to pay a termination fee to McEwen.
The merger agreement contains certain provisions that restrict Timberline’s ability to initiate, encourage, seek or solicit, knowingly facilitate or, subject to certain exceptions, engage in discussions or negotiations with respect to, or approve or recommend, any third-party proposal for an alternative transaction. Further, even if the Timberline Board withdraws or qualifies its recommendation with respect to the adoption of the merger agreement, unless the merger agreement has been terminated in accordance with its terms, Timberline will still be required to submit each of its merger-related proposals to a vote at the special meeting. In addition, McEwen generally has an opportunity to offer to modify the terms of the transactions contemplated by the merger agreement in response to any third-party alternative transaction proposal before the Timberline Board may withdraw or qualify its recommendation with respect to the merger-related proposal or otherwise terminate the merger agreement.
In some circumstances, upon termination of the merger agreement, Timberline will be required to pay a termination fee of $400,000 to McEwen. See the sections titled “The Merger Agreement—Termination” and “The Merger Agreement—Termination Fees” beginning on pages 68 and 68, respectively.
These provisions could discourage a potential third-party acquiror or merger partner that might have an interest in acquiring all or a significant portion of Timberline or pursuing an alternative transaction from considering or proposing such a transaction, even if it were prepared to pay consideration with a higher per share cash or market value than the per share cash or market value proposed to be received or realized in the merger. In particular, the termination fee, if applicable, could result in a potential third-party acquiror or merger partner proposing to pay a lower per share price to the Timberline stockholders than it might otherwise have proposed to pay absent such a fee.

The principal amount of the Note must be repaid within a short period of time if the merger is not consummated and this obligation could discourage a potential competing acquiror of Timberline from making a favorable alternative transaction proposal.
The Note permits Timberline to borrow from McEwen an aggregate amount up to $500,000 in order to fund working capital for the period until closing. As of July 8, 2024, Timberline has borrowed $346,000 under the Note, and it expects to borrow substantially all of the remaining available balance. The Note matures on October 15, 2024, however, if the merger agreement is terminated by the Company in order to enter into an alternative acquisition agreement providing for a superior proposal, then the outstanding Principal must be repaid within five business days following the effective date of such termination. This accelerated repayment provision could discourage a potential third-party acquiror or merger partner that might have an interest in acquiring all or a significant portion of Timberline or pursuing an alternative transaction from considering or proposing such a transaction, even if it were prepared to pay consideration with a higher per share cash or market value than the per share cash or market value proposed to be received or realized in the merger. This repayment obligation could result in a potential third-party acquiror or merger partner proposing to pay a lower price to the Timberline stockholders than it might otherwise have proposed to pay absent such a fee.
The exchange ratio is fixed and will not be adjusted in the event of any change in either McEwen’s or Timberline’s stock price.
Upon completion of the merger, each share of Timberline common stock will be converted into the right to receive 0.01 of a validly issued, fully paid and non-assessable share of McEwen common stock. This exchange ratio was fixed in the merger agreement and will not be adjusted for changes in the market price of either McEwen common stock or Timberline common stock between the date the merger agreement was signed and completion of the merger. Due to the fixed exchange ratio, fluctuations in the price of McEwen common stock will drive corresponding changes in the value of the merger consideration payable to each Timberline stockholder. As a result, changes in the price of McEwen common stock prior to the completion of the merger will affect the market value that Timberline stockholders will become entitled to receive on the date of the closing. Stock price changes may result from a variety of factors (many of which are beyond McEwen’s or Timberline’s control), such as changes in McEwen’s or Timberline’s respective business, operations and prospects; market assessments of the likelihood that the merger will be completed; and general market and economic conditions, including fluctuations in gold, silver, copper or other metals and other factors affecting the price of McEwen common stock and Timberline common stock generally.
The price of McEwen common stock has fluctuated during the period between the date the merger agreement was executed and the date of this proxy statement/prospectus, and may continue to change through the date of the special meeting and the date the merger is completed. For example, based on the range of closing prices of McEwen common stock during the period from April 15, 2024, the last full trading day before the public announcement of the merger, through July 8, 2024, the latest practicable trading date before the date of this proxy statement/prospectus, the exchange ratio represented the market value of the merger consideration ranging from a high of $0.11 to a low of $0.10 for each share of Timberline common stock. The actual market value of the McEwen common stock received by holders of Timberline common stock upon completion of the merger may be outside this range.
These variations could result from changes in the business, operations or prospects of McEwen or Timberline prior to or following the completion of the merger, general market and economic conditions and other factors both within and beyond the control of McEwen or Timberline. At the time of the special meeting, Timberline stockholders will not know with certainty the value of the shares of McEwen common stock that they will receive upon completion of the merger.
Members of the Timberline Board and management have interests in the merger that are different from, or in addition to, those of other stockholders.
In considering whether to adopt the merger agreement and approve the transactions contemplated thereby, Timberline stockholders should recognize that members of management and the Timberline Board have interests in the merger that differ from, or are in addition to, their interests as stockholders of Timberline.
The executive officers of Timberline have arrangements with Timberline that provide for certain severance payments, accelerated vesting of certain equity-based awards and other rights and other payments or benefits upon completion of the merger and/or if their employment or service is terminated under certain circumstances following the completion of the merger. In addition, the executive officers and directors of Timberline also have rights to indemnification, advancement of expenses and directors’ and officers’ liability insurance that will survive the completion of the merger. The Timberline Board was aware of these interests and considered them, among other matters, in approving the merger agreement and making its recommendation that the Timberline stockholders vote “FOR” the merger proposal and “FOR” the merger-related compensation proposal.
These interests are further described in “The Merger—Interests of Directors and Executive Officers of Timberline in the Merger” beginning on page 42.
Timberline is subject to business uncertainties and contractual restrictions while the proposed merger is pending, which could adversely affect each party’s business and operations.
In connection with the pendency of the merger, it is possible that some customers, suppliers and other persons with whom Timberline has a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationships with Timberline as a result of the merger. Under the terms of the merger agreement, Timberline is subject to certain restrictions on the conduct of its business prior to completing the merger, which may adversely affect Timberline’s ability to execute certain of its business strategies, including the ability in certain cases to enter into or amend contracts, acquire or dispose of assets, incur indebtedness or incur capital expenditures. Such limitations could adversely affect Timberline’s businesses and operations prior to the completion of the merger. See “The Merger Agreement—Covenants and Agreements—Conduct of Business” beginning on page 59.
Each of the risks described above may be exacerbated by delays or other adverse developments with respect to the completion of the merger.
The opinion of Timberline’s financial advisor will not reflect changes in circumstances between the signing of the merger agreement and the completion of the merger.
Timberline has received an opinion from its financial advisor in connection with the signing of the merger agreement, but has not obtained any updated opinion from its financial advisor as of the date of this proxy statement/prospectus. Changes in the operations and prospects of McEwen or Timberline, general market and economic conditions and other factors that may be beyond the control of McEwen or Timberline, and on which Timberline’s financial advisor’s opinion was based, may significantly alter the value of McEwen or Timberline or the prices of the shares of McEwen common stock or Timberline common stock by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion. Because Timberline does not currently anticipate asking its financial advisor to update its opinion, the opinion will not address the fairness of the merger consideration from a financial point of view at the time the merger is completed. The Timberline Board’s recommendation that Timberline stockholders vote “FOR” approval of the merger proposal, “FOR” the non-binding merger-related compensation proposal and “FOR” the adjournment proposal, however, is made as of the date of this proxy statement/prospectus.
For a description of the opinion that Timberline received from its financial advisor, see the section entitled “The Merger—Opinion of Timberline’s Financial Advisor” beginning on page 37. A copy of the opinion of Cormark, Timberline’s financial advisor, is attached as Annex B to this proxy statement/prospectus.
Timberline may be unable to retain key employees during the pendency of the merger.
In connection with the pending merger, Timberline’s current and prospective employees may experience uncertainty about their future roles with McEwen following the merger, which may materially adversely affect its ability to attract and retain key personnel during the pendency of the merger. Key employees may depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with McEwen following the merger. Accordingly, no assurance can be given that Timberline will be able to retain key employees to the same extent that Timberline has been able to in the past.
Potential litigation against McEwen and Timberline could result in substantial costs, an injunction preventing the completion of the merger and/or a judgment resulting in the payment of damages.
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger agreements. Even if such a lawsuit is unsuccessful, defending against these claims can result in substantial costs. An adverse judgment could result in monetary damages, which could have a negative impact on

McEwen’s and Timberline’s respective liquidity and financial condition. Stockholders of Timberline may file lawsuits against McEwen, Timberline and/or the directors and officers of either company in connection with the merger. These lawsuits could prevent or delay the completion of the merger and result in significant costs to Timberline and/or McEwen, including any costs associated with the indemnification of directors and officers. There can be no assurance that any of the defendants will be successful in the outcome of any potential lawsuits.
Completion of the merger may trigger change in control or other provisions in certain agreements to which Timberline is a party, which may have an adverse impact on McEwen’s business and results of operations after the merger.
The completion of the merger may trigger change in control and other provisions in certain agreements to which Timberline is a party. If McEwen and Timberline are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages. Even if McEwen and Timberline are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to Timberline or McEwen following the transaction.
Timberline stockholders are not entitled to appraisal rights in connection with the merger.
Appraisal rights are statutory rights that enable stockholders to dissent from certain extraordinary transactions, such as certain mergers, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the applicable transaction. Under the DGCL, holders of shares of Timberline common stock will not have rights to an appraisal of the fair value of their shares in connection with the merger. See “The Merger—No Appraisal Rights” beginning on page 55 for additional information.
The shares of McEwen common stock to be received by Timberline stockholders upon completion of the merger will have different rights from shares of Timberline common stock.
Upon completion of the merger, Timberline stockholders will no longer be stockholders of Timberline but will instead become stockholders of McEwen, and their rights as McEwen stockholders will be governed by the terms of McEwen’s articles of incorporation, as amended (“McEwen’s articles of incorporation”), and McEwen’s bylaws, as amended (“McEwen’s bylaws”). The terms of McEwen’s articles of incorporation and McEwen’s bylaws are in some respects materially different than the terms of Timberline’s certificate of incorporation, as amended (“Timberline’s certificate of incorporation”), and Timberline’s bylaws, as amended (“Timberline’s bylaws”), which currently govern the rights of Timberline stockholders. See “Comparison of Rights of Stockholders of McEwen and Timberline” beginning on page 78 for a discussion of the different rights associated with shares of Timberline common stock and shares of McEwen common stock.
Timberline stockholders will have a significantly reduced ownership and voting interest after the merger and will exercise less influence over the policies of McEwen following the transaction than they now have on the policies of Timberline.
McEwen stockholders currently have the right to vote in the election of the McEwen Board and on other matters affecting McEwen. Timberline stockholders currently have the right to vote in the election of the Timberline Board and on other matters affecting Timberline. Immediately after the merger is completed and based on the number of outstanding shares of common stock and outstanding stock-based awards of McEwen and Timberline as of July 8, 2024, the most recent practicable date for which such information was available, it is expected that current McEwen stockholders will own approximately 96.4% of the shares of outstanding common stock of McEwen following the transaction, and current Timberline stockholders will own approximately 3.6% of the common stock outstanding of McEwen following the transaction. As a result, current Timberline stockholders will have significantly less influence on the policies of McEwen than they now have on the policies of Timberline.
Risks Relating to McEwen After Completion of the Merger
McEwen may not achieve the intended benefits and the merger may disrupt its current plans or operations.
There can be no assurance that McEwen will be able to successfully integrate Timberline’s assets or otherwise realize the expected benefits of the potential transaction. Difficulties in integrating Timberline into McEwen may result in McEwen performing differently than expected, in operational challenges or in the failure to realize anticipated synergies in the expected timeframe or at all, in which case the merger may not be accretive to McEwen. The integration of the two companies may result in material challenges, including the diversion of management’s attention from ongoing business concerns; retaining key management and other employees; retaining or attracting business and operational relationships; the possibility of faulty assumptions underlying expectations regarding the integration process and associated expenses; consolidating corporate and administrative infrastructures and eliminating duplicative operations; coordinating geographically separate organizations; unanticipated issues in integrating information technology, communications and other systems; as well as potential unknown liabilities, unforeseen expenses relating to integration, or delays associated with the acquisition.
Some of Timberline’s material properties are subject to a lease that ends in 2028 unless minerals are is being produced from the leased properties.
There can be no assurance that McEwen will be successful in developing mineral production from any of Timberline’s properties, including the leased properties that expire in June 2028, and the lessor may not agree to extend or amend the leases.
Timberline’s properties do not have any defined reserves according to subpart 1300 of Regulation S-K (“S-K 1300”).
Mineral resources are not mineral reserves and have not been demonstrated to have economic viability and may never be economically viable. McEwen may not be successful at establishing, converting, or discovering mineral reserves on Timberline’s properties.
The market price of McEwen’s common stock after the merger may be affected by factors different from those affecting the price of McEwen or Timberline common stock before the merger.
Upon completion of the merger, holders of McEwen common stock and Timberline common stock will be holders of McEwen common stock. As the businesses of McEwen and Timberline are different, the results of operations as well as the price of McEwen’s common stock may in the future be affected by factors different from those factors affecting McEwen and Timberline as independent stand-alone companies. McEwen following the transaction will face additional risks and uncertainties that McEwen or Timberline may currently not be exposed to as independent companies.
The market price of McEwen’s common stock may decline as a result of the merger.
The market price of McEwen common stock may decline as a result of the merger if, among other things, it is unable to achieve the expected benefits and synergies of the potential transaction, if the merger is not completed within the anticipated timeframe or if the transaction costs related to the merger are greater than expected. The market price also may decline if McEwen does not achieve the perceived benefits and expected synergies of the transaction as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the merger on McEwen’s financial position, results of operations or cash flows is not consistent with the expectations of financial or industry analysts.

THE PARTIES TO THE MERGER
McEwen Mining Inc.
McEwen is a gold and silver mining production and exploration company with an advanced copper development project, focused on the Americas. McEwen was incorporated under the laws of the state of Colorado in 1979 as US Gold Corp. In September 2011, US Gold Corp. acquired Minera Andes Inc., and was renamed McEwen Mining Inc. McEwen owns 100% of the Froome mine and Stock mill in Ontario, Canada, 100% of the Gold Bar mine in Nevada, 100% of the Fenix Project in Sinaloa, Mexico, 47.7% interest in McEwen Copper Inc., the owner of Los Azules in San Juan, Argentina, and a 49% interest in MSC, the owner and operator of the San José mine in Santa Cruz, Argentina. In addition to the above, McEwen holds interests in advanced-stage and exploration-stage projects in the United States, Canada, Mexico, and Argentina.
McEwen is incorporated in Colorado. Its principal executive office is located at 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9 and its telephone number is (866) 441-0690. McEwen’s website address is https://mcewenmining.com. Information contained on McEwen’s website does not constitute part of this proxy statement/prospectus. McEwen’s common stock is listed on the NYSE and on the TSX under the symbol “MUX.” Additional information about McEwen is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 88.
Timberline Resources Corporation
Timberline is a Nevada-focused exploration company with its flagship gold-silver property in the Eureka District. The Eureka property includes the historical Lookout Mountain and Windfall mines in a total property position of approximately 27 square miles (70 square kilometers). Near the northern end of the Battle Mountain - Eureka Trend, the Company also jointly holds the Paiute Project with Nevada Gold Mines and also controls the Seven Troughs Project in northern Nevada.
Timberline is incorporated in Delaware. Its administrative office at 9030 North Hess St., Suite 161, Hayden, ID 83835 and its telephone number is (866) 513-4859 (toll free) or (208) 664-4859. Timberline’s website address is http://timberlineresources.co. Information contained on Timberline’s website does not constitute part of this proxy statement/prospectus. Timberline’s common stock is listed on TSXV under the symbol “TBR” and quoted on the OTCQB under the symbol “TLRS.” Additional information about Timberline is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 88.
Lookout Merger Sub, Inc.
Merger Sub, a direct, wholly owned subsidiary of McEwen, is a Delaware corporation incorporated on April 15, 2024 for the purpose of effecting the merger. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger. The principal executive offices of Merger Sub are located at 150 King Street West, Suite 2800, Toronto, Ontario, Canada M5H 1J9.

THE MERGER
The following is a discussion of the transaction and the material terms of the merger agreement between McEwen and Timberline. You are urged to read the merger agreement carefully and in its entirety. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus and incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. This section is not intended to provide you with any factual information about McEwen or Timberline. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings McEwen and Timberline make with the SEC that are incorporated by reference into this document, as described in “Where You Can Find More Information” beginning on page 88.
Background of the Merger
The merger agreement is the result of arm’s length negotiations between representatives of McEwen and Timberline and their respective advisors. The following is a summary description of the background, including meetings and deliberations, leading up to the announcement of the Transaction.
The Timberline Board regularly reviews and considers various strategic alternatives available to Timberline, including, from time to time, whether the continued execution of Timberline’s strategy as a stand-alone company or the possible sale of Timberline to, or a combination of Timberline with, a third party would offer the best avenue to maximize stockholder value.
Like many small mining exploration companies, Timberline has limited financial resources. For example, at the end of its most recent fiscal quarter ended December 31, 2023, Timberline reported working capital (current assets less current liabilities) of only approximately $280,000. The Company’s limited financial resources has at times impacted its ability to advance the exploration of its properties. Because of its limited financial resources and lack of revenue from operations, Timberline frequently engages in capital raising activities to provide funds to advance exploration on its properties and obtain sufficient capital to satisfy the Company’s general and administrative expenses. For example, Timberline closed non-brokered private placements of common stock and warrants in December 2023, August 2023 and May 2022 resulting in gross proceeds of approximately $630,000, $729,000, and $4.7 million, respectively.
Timberline has historically engaged in conversations with other participants in the mining industry regarding potential strategic transactions involving the Company or particular properties. For example, in March 2022, Timberline entered into a mutual non-disclosure and confidentiality agreement with a mid-tier junior development company with nearby property holdings (“Company A”). Under that agreement, the parties had occasional conversations and shared information regarding their respective property holdings throughout 2022. In the spring of 2023, the parties had preliminary discussions about a potential investment in Timberline or other strategic transaction, however, these discussions did not advance to any concrete proposals. After July 2023, Timberline and Company A have had only sporadic contact with no apparent renewal of interest from Company A in a strategic transaction involving the Company.
Similarly, in April 2023, Timberline initiated a relationship with a junior development company with assets in the region (“Company B”). Timberline and Company B had several high-level meetings and collaborated on certain projects of interest during 2023, and during those discussions the idea of a potential investment or strategic transaction was surfaced by Timberline. When the Company suggested that Company B sign a confidentiality and non-disclosure agreement and engage in substantive discussions regarding a potential strategic transaction, the management team for Company B declined to proceed. Although occasional conversations have occurred between Timberline and Company B since that time, there has been no interest from Company B in engaging on a broader strategic transaction.
Timberline’s relationship with McEwen initially began in August 2018 when Timberline acquired ownership interests in mineral properties in the Battle Mountain mining district in Nevada. The acquisition included the right to earn into an existing joint venture agreement with McEwen. In January 2022, McEwen contacted Timberline and expressed interest in reviewing information related to Timberline’s Eureka Project. The parties had preliminary conversations regarding entering into a mutual confidentiality and non-disclosure agreement but did not ultimately come to terms or execute an agreement. In March 2023, Patrick Highsmith, the Company’s chief executive officer, met with Rob McEwen, the Chief Executive Officer of McEwen and other McEwen executives at an industry conference in Toronto, Canada. At that meeting, McEwen again expressed interest in evaluating Timberline’s Eureka Property. On March 24, 2023, the parties executed a mutual non-disclosure and confidentiality agreement

(the “Mutual NDA”). The Mutual NDA included a mutual standstill provision which prohibited both parties from acquiring a material amount of securities in the other without the written request of that party.
During the spring and summer of 2023, Timberline provided McEwen with further information regarding its properties, and occasional conversations were held between the technical teams and executives of both companies. In August 2023, McEwen sent Timberline a proposal for potentially entering into a joint venture arrangement for a substantial portion of the Eureka Project. In September 2023, Mr. Highsmith met with Mr. McEwen and Stefan Spears, the Vice President – Corporate Development of McEwen to discuss the proposed arrangement. Further conversations between the parties from that point forward were limited, however, and negotiation on the proposed arrangement had stalled by the end of 2023.
On December 18, 2023, Mr. Spears contacted Mr. Highsmith and indicated McEwen’s interest in exploring a potential strategic transaction involving the Company. At the time of that discussion, the Company was pursuing an equity financing and the Timberline Board declined to engage in substantive conversations regarding any strategic transaction until after the financing was complete. No terms of a potential transaction were discussed. Timberline invited McEwen to participate in the December 2023 financing and McEwen invested $250,000 in exchange for 6,250,000 shares of the Company’s common stock and warrants to acquire an additional 6,250,000 common shares. McEwen participated in the financing on the same terms as all other investors. The financing closed on December 28, 2023.
On January 9, 2024, Mr. Spears spoke to Mr. Highsmith and indicated McEwen’s interest in exploring a transaction that would result in the acquisition of all of the outstanding Timberline shares in exchange for stock of McEwen. Further discussion was held on the call regarding, among other matters, the respective share prices of the two parties, the parties’ respective properties and Timberline’s shareholder base and capital structure. A potential exchange ratio was not discussed.
During the week following the January 9th call, Mr. Highsmith held discussions with members of the Timberline Board regarding his preliminary conversations with McEwen.
In early January, Timberline was contacted by another party (“Company C”) who expressed an interest in evaluating the Company’s properties in connection with a potential investment or other strategic transaction. On January 12, 2024, the Company entered into a mutual non-disclosure and confidentiality agreement with Company C. After a brief evaluation, Company C informed the Company that they were no longer interested in proceeding with their evaluation.
On January 15, 2024, Mr. Highsmith and Mr. Spears met at McEwen’s offices in Toronto, Canada. The parties discussed potential terms and conditions of a transaction, transaction structure and various diligence matters. A specific exchange ratio was not discussed.
Throughout January 2024, McEwen engaged in a due diligence review of the Company and its properties. On February 2, 2024, Mr. Spears spoke with Mr. Highsmith and again confirmed their interest in making a written proposal for a strategic transaction. The terms of any such proposal were not discussed.
On February 7, 2024, the Timberline Board, together with a representative from Davis Graham & Stubbs, LLP, the Company’s U.S. legal counsel (“Davis Graham”), met to discuss the potential of considering a proposal from McEwen. Davis Graham advised the Timberline Board of its fiduciary duties with regard to the consideration of any potential strategic transaction. The Timberline Board encouraged management to continue discussions with McEwen, while noting that various factors would need to be evaluated in connection with any potential transaction. The Timberline Board also discussed the retention of an independent financial advisor, with Mr. Highsmith presenting information on several firms with whom he had held conversations regarding the role.
On February 8, 2024, Mr. Highsmith spoke to Mr. Spears who again confirmed that McEwen intended to send an initial indication of interest regarding a potential strategic transaction.
On February 9, 2024, the Timberline Board convened to discuss potential firms to serve as a financial advisor to the Company. Mr. Highsmith described the qualifications, potential fees, and other matters regarding several firms. No decision was made at that meeting.
On February 12, 2024, Mr. Spears delivered to Mr. Highsmith by email a non-binding indication of interest regarding a potential acquisition by McEwen of 100% of the outstanding common stock of the Company in an all-stock transaction (the “February 12 Offer”). The proposed share exchange ratio in the February 12 Offer was 0.01 McEwen shares of common stock for each one share of Timberline common stock, which represented a premium of 67% to Timberline’s closing prices on February 9, 2024. The February 12 Offer was non-binding and included various conditions, including (i) that Timberline would obtain, prior to closing, an extension of the term of one of its mining leases, and (ii) that all directors, executive officers, and certain other significant stockholders of Timberline would execute voting agreements agreeing to vote in favor of the proposed transaction. The February 12 Offer also proposed that Timberline would pay a termination fee of $500,000 in the event the definitive merger agreement was terminated by Timberline to accept a superior offer.
The Timberline Board met on February 12, 2024, to discuss the February 12 Offer. The Timberline Board discussed the proposed exchange ratio and the other proposed terms and conditions. In particular, the Timberline Board expressed concern about the difficulty of obtaining an extension of the mining lease agreement within a reasonable timeframe. The Timberline Board also discussed the Company’s cash position and the opportunities and challenges facing Timberline if it were to continue as a stand-alone company. At that meeting, the Timberline Board also discussed the retention of a financial advisor. After discussion, the Timberline Board selected Cormark to serve as the Company’s financial advisor, subject to finalization of Cormark’s customary engagement letter. Cormark was selected based on its industry experience, as well as its long-standing relationships with various other participants in the mining industry in general and the junior exploration sector in particular. The Timberline Board confirmed that Cormark did not have any conflict of interest that would prevent it from serving as the Company’s financial advisor.
On February 14, 2024, following review and negotiation of the Cormark engagement letter, the Timberline Board acted by written consent to authorize the execution of an engagement letter with Cormark. On the same day, Timberline formally retained Cormark.
On February 21, 2024, Mr. Highsmith spoke to Mr. Spears regarding the February 12 Offer. Among other matters, they discussed the proposed exchange ratio and Mr. Highsmith requested that the exchange ratio be increased. The parties also discussed the difficulty in obtaining an extension of the mining lease agreement on a reasonable timeframe.
On February 22, 2024, Mr. Spears delivered to Mr. Highsmith by email a revised non-binding indication of interest regarding a potential acquisition by McEwen of 100% of the outstanding common stock of the Company in an all-stock transaction (the “February 22 Offer”). The February 22 Offer was substantially the same as the February 12 Offer, including with respect to the proposed exchange ratio of 0.01 shares of McEwen common stock for each one share of Timberline common stock and the termination fee of $500,000 in the event the definitive merger agreement was terminated by Timberline to accept a superior offer. The February 22 Offer, however, removed the extension of the term of the mining lease agreement as a condition to the consummation of the transaction.
On February 23, 2024, the Timberline Board met to discuss the February 22 Offer. Representatives of Davis Graham and Cormark also participated in the meeting. Discussion was held regarding, among other things, the proposed exchange ratio, the risks, and opportunities associated with McEwen’s assets and operations, and the potential of soliciting other bidders. The Timberline Board also discussed the feasibility and cost of obtaining additional equity financing to allow Timberline to continue as a stand-alone company. In light of the Company’s cash position, the Timberline Board recognized the need to undertake a further equity financing in the very near term. In the absence of such financing, Timberline would be unable to conduct exploration activities and would soon have insufficient funds to satisfy its general and administrative expenses. Considering Timberline’s share price, the Timberline Board understood that any such equity financing would be heavily dilutive to existing stockholders. After discussion of various possible courses of action, the Timberline Board directed management to continue discussions with McEwen and to seek an improvement to the proposed exchange ratio.
On March 3, 2024, Mr. Highsmith met with Mr. McEwen at an industry conference in Toronto, Canada. The parties briefly discussed the continued advancement of discussions with regard to a strategic transaction. Dr. Steven Osterberg, the Company’s Vice President – Exploration, also met with Mr. William Shaver, McEwen’s Chief Operating Officer, the same day to discuss technical information on Timberline’s Eureka Property.
On March 7, 2024, Mr. Highsmith spoke again with Mr. Spears to discuss the specifics of the February 22 Offer. Mr. Highsmith again requested an increase to the proposed exchange ratio and Mr. Spears declined to modify the proposed exchange ratio, noting the increase in the price of McEwen common stock since the parties initially began their discussions earlier in February. The parties however, agreed to revisit the exchange ratio in light of market conditions as discussions progressed. Discussion was also held regarding the proposed termination fee, with Mr. Highsmith proposing a lower fee.

On March 8, 2024, the Timberline Board met to further discuss the possibility of a business combination with McEwen. A representative from Cormark also participated in the meeting. Mr. Highsmith summarized the discussions he had held during the preceding two weeks, noting that McEwen had been unwilling to increase the proposed exchange ratio. The Timberline Board discussed the challenges of continuing to pursue the strategy of remaining a stand-alone company and the need for near-term equity financing. They also discussed the possibility of identifying an alternative bidder, noting that continued negotiations with McEwen did not preclude the Company from seeking other potential suitors. Following discussion, the Timberline Board authorized Mr. Highsmith to continue negotiations with McEwen.
On March 12, 2024, Mr. Highsmith delivered to Mr. Spears a non-binding summary of indicative terms, which outlined the basis on which Timberline was willing to continue negotiations with McEwen (the “Indicative Terms Summary”). The Indicative Terms Summary outlined:
•	An exchange ratio of 0.01 shares of McEwen common stock for every one share of Timberline common stock, subject to continued evaluation in light of market conditions and other factors;
•
The negotiation of a merger agreement with customary terms and conditions, with a proposed termination fee payable by Timberline in the amount of $400,000 in the event Timberline terminates the merger agreement to accept a superior proposal;

•	The execution of voting and support agreements by all directors, executive officers and stockholders that collectively represent approximately 40% of Timberline’s outstanding common stock.
The Indicative Terms Summary was executed by Mr. Highsmith and Mr. Spears on the same day. The Indicative Terms Summary was non-binding and did not obligate either party to continue negotiations regarding a potential transaction, nor did it preclude Timberline from having conversations with other parties regarding a strategic transaction.
On March 18, 2024, Hogan Lovells US LLP, U.S. legal counsel to McEwen (“Hogan Lovells”), sent a draft of the merger agreement and of the form of the voting agreement to Davis Graham.
On March 26, 2024, Davis Graham provided a revised draft of the merger agreement to Hogan Lovells. This draft of the merger agreement reflected a number of proposed changes, including certain carveouts from the definition of the term “Company Material Adverse Effect”; the introduction of a “Parent Material Adverse Effect” condition that would allow Timberline to avoid closing the Merger if certain significant adverse events or circumstances affecting McEwen were to occur prior to closing; the limitation of certain representations and warranties of Timberline and the expansion of representations and warranties made by McEwen; a narrowing of the no-shop provision; and the removal of a requirement that Timberline reimburse McEwen expenses in the event of a termination of the Merger Agreement. Davis Graham also proposed that McEwen provide interim financing to Timberline for the period between signing and closing of the Merger Agreement.
On March 26, 2024, the Timberline Board met to further consider the potential transaction with McEwen. Representatives from Davis Graham and Cormark also participated in the meeting. A representative from Davis Graham provided an overview of the terms of the merger agreement, noting the changes made in the draft returned to Hogan Lovells on March 26, 2024 and the voting agreements. With the participation of Davis Graham and Cormark, the Timberline Board also discussed a potential outreach to one or more third parties. The Timberline Board noted that (i) due to the recent positive movement in the McEwen share price, the exchange ratio proposed by McEwen represented a significant premium to the Company’s trading price, (ii) there are risks associated with a broad solicitation of interest as it may increase the risk that news of the potential transaction would leak and jeopardize the proposed transaction with McEwen, and (iii) the terms of the proposed merger agreement with McEwen, assuming one was entered into, would not prevent a third party from making an offer for Timberline after the merger agreement was signed and announced. After discussion, the Timberline Board tentatively agreed to have Cormark reach out to Company A at a future date but to defer discussion of contact with other third parties. The Timberline Board also discussed the internal due diligence review that was conducted by the Timberline Board and management regarding McEwen, noting that no significant red flags were identified in the course of their review. Discussion was also held regarding the process and timing for reaching out to two significant stockholders of the Company in order to assess their level of support for the potential transaction: Crescat Portfolio Management LLC (“Crescat”) and Jupiter Investment Management Limited (“Jupiter”), who at the time owned 13.9% and 13.6%, respectively, of the outstanding shares of Timberline common stock. The Timberline Board further discussed an ambiguity in the existing employment agreements with Mr. Highsmith and Dr. Osterberg with regard to the payments that may become due in connection with a change of control transaction.
On March 26, 2024, Mr. Highsmith contacted Jupiter. After completing customary wall-crossing procedures and receiving assurances of confidentiality, on April 4, 2024, Mr. Highsmith spoke with a portfolio manager at Jupiter to discuss the potential transaction. Further conversations were held between Mr. Highsmith and a representative of Jupiter over subsequent days. Mr. Highsmith sent a draft of the voting agreement to a representative of Jupiter on April 8, 2024. On April 12, 2024, a representative of Jupiter expressed support for the transaction and a willingness to execute a voting agreement.
On April 1, 2024, Davis Graham circulated a revised draft of the form of voting agreement to Hogan Lovells.
On April 2, 2024, Mr. Highsmith contacted a representative from Crescat. After completing customary wall-crossing procedures and receiving assurances of confidentiality, Mr. Highsmith discussed the terms of the potential transaction. On April 3, 2024, Crescat expressed support for the transaction and a willingness to execute a voting agreement. Mr. Highsmith sent a draft of the voting agreement to a representative of Crescat on April 8, 2024.
On April 5, 2024, Hogan Lovells circulated a revised draft of the merger agreement to Davis Graham.
On April 9, 2024, the Timberline Board met to further consider the potential transaction with McEwen. Representatives from Davis Graham and Cormark also participated in the meeting. A representative of Davis Graham provided a summary of the terms of the merger agreement and highlighted certain legal and drafting issues that remained unresolved. Discussion was also held regarding proposed amendments to the employment letter agreements with Mr. Highsmith and Dr. Osterberg that would: (i) revise the change of control payment to a more customary “double-trigger” provision, that would require payment following a change of control only if the executive is terminated, (ii) reduce the change of control payment to Mr. Highsmith to one times the executive’s salary, and (iii) change the proposed equity issuance upon a change of control into a cash payment corresponding to the value of the securities that would otherwise have been issued. Further discussion was also held regarding the proposed terms of the bridge financing, which provides for monthly draws in an aggregate amount of up to $500,000 to fund Timberline’s budgeted expenses through the end of July 2024. The Timberline Board noted the need to ensure sufficient time to repay the borrowed amounts if the transaction failed to close for any reason. With the participation of Davis Graham and Cormark, the Timberline Board and management also renewed its conversation regarding a potential outreach to one or more third parties. The Timberline Board determined that a broad outreach at this time would create risks, particularly in terms of confidentiality, that would likely outweigh any potential benefits. It authorized Cormark to reach out to Company A, but to not conduct a broader process to reach out to other third parties.
On April 9, 2024, Davis Graham sent a revised draft of the merger agreement to Hogan Lovells.
From April 9 through April 15, 2024, McEwen completed its due diligence review and the parties’ legal advisors finalized the terms of the promissory note for the bridge financing and various ancillary documents and disclosure schedules to be attached to the merger agreement.
On April 9, 2024, a representative of Cormark spoke with a representative of Company A, which informed Cormark that Company A was not interested in pursuing discussions regarding a potential strategic transaction.
On April 15, 2024, Hogan Lovells sent a revised draft of the merger agreement to Davis Graham.
The merger agreement, disclosure letter and ancillary documents were all in substantially final form by the afternoon of April 15, 2024, when the Timberline Board met to consider approval of the merger. A representative of Davis Graham discussed the Timberline Board’s fiduciary duties in the context of the merger and the merger agreement and summarized the terms of the merger agreement as well as the voting agreements, bridge financing, and employment agreement amendments. Representatives of Cormark then reviewed with the Timberline Board its financial analyses of the proposed transaction at the exchange ratio of 0.01 shares of McEwen common stock for every one share of Timberline common stock. Following discussion, Cormark rendered its oral opinion to the Timberline Board, which was subsequently confirmed by delivery of a written opinion, dated April 15, 2024, to the effect that, as of such date and based upon and subject to the factors, assumptions, qualifications and any limitations set forth in its written opinion, the merger consideration to be paid to the holders of Timberline common stock (other than McEwen) in the proposed merger was fair, from a financial point of view, to such holders. See the section entitled “Opinion of Timberline’s Financial Advisor” for more information.
After considering the proposed terms of the transaction with McEwen, and taking into consideration the matters discussed during that meeting and prior meetings of the Timberline Board, including the factors described above and under the section entitled “Timberline Board’s Recommendations and Reasons for the Merger,” the Timberline Board unanimously (1) declared that the merger agreement and the transactions contemplated thereby (including the merger), are fair to, and in the best interests of, Timberline’s stockholders, (2) approved and declared advisable the merger agreement and the transactions contemplated thereby (including the merger), (3) directed that the adoption of the merger agreement be submitted to a vote at a meeting of the Timberline stockholders and (4) resolved (subject to certain exceptions set forth in the merger agreement) to recommend the approval and adoption of the merger agreement and the transactions contemplated thereby (including the merger) by the Timberline stockholders. The Timberline Board also approved the execution of the promissory note with respect to the bridge financing and the amendments to the employment agreements for Mr. Highsmith and Dr. Osterberg.
During the morning of April 16, 2024, McEwen’s board of directors approved the merger agreement in an action by written consent. Immediately thereafter, Timberline and McEwen executed the merger agreement. At the same time, each director and officer of Timberline, as well as Jupiter and Crescat, delivered executed voting agreements to McEwen.
After notifying the TSXV and halting trading in Timberline common stock, Timberline and McEwen each issued press releases on April 16, 2024, announcing entry into the merger agreement.
McEwen’s Rationale for the Transaction
McEwen believes that the merger with Timberline presents McEwen with the opportunity to:
•
strengthen McEwen’s core portfolio of projects in Nevada, a very favorable mining jurisdiction where Timberline has operated successfully since its inception, and where McEwen has one producing gold mine and several exploration assets;

•	acquire gold mineral resources, as defined by S-K 1300, at a low per-ounce cost relative to similar transactions, and with potential to contribute to McEwen’s gold production growth within five years;
•
grow McEwen’s portfolio of prospective exploration targets that may contribute to additional growth, including deep sulfide gold targets and poly-metallic base metal targets, that are speculative at this stage but merit thorough evaluation;

•
realize synergies between Timberline’s projects and McEwen’s Gold Bar mine, including personnel, procurement, shared mine infrastructure, synergies in recruiting and human resources in the region around Eureka, Nevada; and

•
achieve additional returns for McEwen’s shareholders from cost and tax efficiencies, increased production scale, an enhanced ability to work cooperatively with relevant governmental authorities, all of which are anticipated to be accretive over time to earnings per share.

Timberline Board’s Recommendations and Reasons for the Transaction
By unanimous vote, the Timberline Board, at a meeting held on April 15, 2024, (a) declared that the merger agreement and the transactions contemplated thereby (including the merger), are fair to, and in the best interests of, Timberline’s stockholders, (b) approved and declared advisable the merger agreement and the transactions contemplated thereby (including the merger), (c) directed that the adoption of the merger agreement be submitted to a vote at a meeting of the Timberline stockholders and (d) resolved (subject to certain exceptions set forth in the merger agreement) to recommend the approval and adoption of the merger agreement and the transactions contemplated thereby (including the merger) by the Timberline stockholders. The Timberline Board unanimously recommends that Timberline stockholders vote “FOR” the merger proposal, “FOR” the non-binding merger-related compensation proposal and “FOR” the adjournment proposal.
In reaching its determinations and recommendations, the Timberline Board consulted with company management and financial and legal advisors and considered a range of factors and scenarios, as discussed below. Factors that weighed in favor of the merger include:

•
Greater Stockholder Value and Return Potential. The merger consideration to be paid to holders of Timberline common stock represented a premium of 162% over the closing trading price of Timberline common stock of $0.04 on April 15, 2024, the last trading day prior to public announcement of the merger, and 132% based on the 20-day average closing price for the period ended April 15, 2024.

•
Ownership of Diversified Portfolio. The merger will enable Timberline stockholders to participate in the ownership of an Americas-focused gold-silver-copper producer, with three operating mines forecast to produce 130,000 to 145,000 gold-equivalent ounces in 2024 on an attributable basis. McEwen also owns 47.7% of McEwen Copper, which owns a 100% interest in the PEA-stage Los Azules project, the world’s 8th largest undeveloped copper project, located in San Juan, Argentina.

•
Potential Accelerated Development of the Eureka Project. The greater financial and management capabilities of the combined company may permit the potential accelerated development of Timberline’s Eureka project by consolidation with McEwen’s operating Gold Bar mine located in Eureka County, central Nevada.

•	Proven Management Team and Board of Directors for McEwen. McEwen has a management team and a board of directors with demonstrated experience in financing, acquiring, building and operating mines.
•
Enhanced Capital Markets Profile. As a larger and more diversified company, McEwen appeals to a broader institutional shareholder base, increased research coverage, and improved share trading liquidity.

•
Risks Associated with Operating as a Stand-alone Business. The Timberline Board determined that entering into the merger agreement with McEwen provided the best alternative to create stockholder value from the Timberline assets on a short-, intermediate- and long-term basis, as compared to continued operations on a stand-alone basis in light of the compelling value proposition of the McEwen transaction. In particular, the Timberline Board considered Timberline’s need for additional equity capital, the cost and feasibility of obtaining that capital, and the likely attendant dilution to stockholders that would result.

•
Receipt of Expert Advice and Fairness Opinion. The Timberline Board retained and received advice from experienced and qualified financial and legal advisors to assist in evaluating, negotiating and recommending the terms of the merger and the merger agreement. In addition, the Timberline Board considered the oral opinion of Cormark rendered to the Timberline Board on April 15, 2024, which opinion was subsequently confirmed by delivery to the Timberline Board of a written opinion dated as of the same date, to the effect that, as of such date and based upon and subject to the factors, assumptions, qualifications and any limitations set forth in Cormark’s written opinion, the merger consideration to be paid to the holders of Timberline common stock in the proposed merger (other than McEwen and its Affiliates) was fair, from a financial point of view, to such holders, as more fully described below under the heading “—Opinion of Timberline’s Financial Advisor” beginning on page 37.

•
Terms of the Merger Agreement. The Timberline Board reviewed and considered the terms of the merger agreement, taken as a whole, including the parties’ representations, warranties and covenants, and the circumstances under which the merger agreement may be terminated, and concluded that such terms are reasonable and fair to Timberline. The Timberline Board also reviewed and considered the conditions to the completion of the merger. The Timberline Board noted in particular that the completion of the merger is not subject to any financing condition or any condition based upon McEwen stockholder approval, which enhances the likelihood that the merger will be completed.

In the course of its deliberations, the Timberline Board also considered a variety of risks and other potentially negative factors, including the following:
•
Fixed Exchange Ratio. The Timberline Board considered that because the merger consideration is based on a fixed exchange ratio rather than a fixed value, Timberline stockholders will bear the risk of a decrease in the trading price of McEwen common stock during the pendency of the merger and the merger agreement does not provide Timberline with a collar or a value-based termination right.

•
Risks Associated with the Pendency of the Merger. The risks and contingencies relating to the announcement and pendency of the merger, including the potential for diversion of management and employee attention and the potential effect of the combination on the businesses of both companies and the restrictions on the conduct of Timberline’s business during the period between the execution of the merger agreement and the completion of the merger.

•
Possible Failure to Achieve Synergies. The potential challenges and difficulties in integrating the operations of Timberline and McEwen and the risk that anticipated cost savings and operational efficiencies between the two companies, or other anticipated benefits of the merger, might not be realized or might take longer to realize than expected. Moreover, the potential future development of Timberline’s Eureka project may not occur on a reasonable timeframe or at all.

•
Termination Fee and Repayment of Note. The Timberline Board considered that Timberline would be required to pay to McEwen a termination fee of $400,000 in the event Timberline were to terminate the merger agreement in order for Timberline to enter into a superior proposal, should one be made, or if the merger agreement were to be terminated by McEwen in connection with a change in the Timberline Board’s recommendation to its stockholders with respect to adoption of the merger agreement. Moreover, if the Timberline Board were to terminate the merger agreement in order to enter into an acquisition agreement for a superior proposal, the amounts borrowed from McEwen under the bridge financing would become payable within five days.

•
Restrictions on Third-Party Discussions. The Timberline Board considered that the merger agreement required Timberline to terminate all discussions with potential alternative transaction counterparties while noting that Timberline would only have the right to respond to alternative proposals that might be made by such parties pursuant to and in accordance with the applicable terms of the merger agreement.

•
Small Pro Forma Ownership. The Timberline Board considered that, based on the implied value of the merger consideration as of April 15, 2024, Timberline stockholders would only own approximately 4% of McEwen on a fully-diluted, in-the-money basis after the merger.

•
Other Risks. The Timberline Board considered risks of the type and nature described under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 21 and 23, respectively.

The Timberline Board believed that, overall, the potential benefits of the merger to Timberline stockholders outweighed the potential risks and uncertainties of the merger.
In addition, the Timberline Board was aware of and considered that Timberline’s directors and executive officers may have interests in the merger that may be different from, or in addition to, their interests as stockholders of Timberline generally, as described below under the heading “—Interests of Directors and Executive Officers of Timberline in the Merger” beginning on page 42.
The foregoing discussion of factors considered by the Timberline Board is not intended to be exhaustive, but it includes material factors considered by the Timberline Board. In light of the variety of factors considered in connection with its evaluation of the merger, the Timberline Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Timberline Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Timberline Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Timberline Board based its recommendation on the entirety of the information presented.
Opinion of Timberline’s Financial Advisor
Pursuant to an engagement letter dated February 14, 2024, Timberline retained Cormark as its financial advisor in connection with a potential transaction (including the proposed merger). At the meeting of the Timberline Board on April 15, 2024, Cormark rendered its oral opinion to the Timberline Board, which was subsequently confirmed by delivery of a written opinion, dated April 15, 2024, to the effect that, as of such date and based upon and subject to the factors, assumptions, qualifications and any limitations set forth in its written opinion, the merger consideration to be paid to the holders of Timberline common stock in the proposed merger (other than McEwen and its Affiliates) was fair, from a financial point of view, to such holders.

The full text of the written opinion of Cormark dated April 15, 2024, which sets forth, among other things, the assumptions made, matters considered and qualifications and any limitations on the opinion and the review undertaken by Cormark in connection with rendering its opinion, is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. The summary of the opinion of Cormark set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Timberline’s stockholders are urged to read the opinion carefully and in its entirety. Cormark’s opinion was addressed to the Timberline Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the merger consideration to be paid to the holders of Timberline common stock in the proposed merger and did not address any other aspect of the proposed merger or the other transactions contemplated by the merger agreement. Cormark was not asked to prepare and did not prepare a formal valuation of the Company pursuant to MI 61-101 or otherwise or any of its respective securities or assets, and the opinion should not be construed as such. The issuance of Cormark’s opinion was approved by a fairness committee of Cormark.
In arriving at its opinion, Cormark, reviewed, relied upon or carried out, among other things, the following:
•	a draft of the merger agreement;
•	drafts of the voting agreements;
•	drafts of the Note;
•	the non-binding summary of indicative terms, dated as of March 12, 2024;
•	Annual Reports on Form 10-K of the Company for the fiscal years ended September 30, 2023, 2022, and 2021;
•
Quarterly Reports on Form 10-Q of the Company for the quarters ended December 31, 2023, June 30, 2023, March 31, 2023, December 31, 2022, June 30, 2022, March 31, 2022, December 31, 2021, June 30, 2021, and March 31, 2021;

•	the proxy statement for the Company dated May 16, 2023;
•	Annual Reports on Form 10-K of McEwen for the fiscal years ended December 31, 2023, 2022, and 2021;
•
Quarterly Reports on Form 10-Q of McEwen for the quarters ended September 30, 2023, June 30, 2023, March 31, 2023, September 30, 2022, June 30, 2022, March 31, 2022, September 30, 2021, June 30, 2021, and March 31, 2021;

•	the NI 43-101 Technical Report on the mineral resource estimations of the Lookout Mountain Project in Eureka County, Nevada effective September 1, 2023, prepared by RESPEC Company LLC;
•	other certain publicly available information relating to the business, operations, financial condition and trading history of Timberline and McEwen;
•
certain internal financial, operational, corporate and other information with respect to the Company, as well as internal operating and financial projections prepared by the Company consisting of an internal estimate of its cash balance;

•	public information with respect to selected precedent transactions Cormark considered relevant;
•	other publicly available information relating to selected public companies considered by Cormark to be relevant, including published reports by equity research analysts and industry reports;
•	a certificate as to certain factual matters and the completeness and accuracy of certain information upon which the opinion is based, provided by senior officers of the Company; and
•	such other information, investigations, analyses and discussions as Cormark considered necessary or appropriate for the purposes of its opinion.
In addition, Cormark held discussions with certain members of the management of Timberline with respect to certain aspects of the proposed merger, and the past and current business operations of Timberline, the financial condition and future prospects and operations of Timberline, and certain other matters Cormark believed necessary or appropriate to its inquiry.
In giving its opinion, Cormark relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with Cormark by Timberline and McEwen or otherwise reviewed by or for Cormark. Cormark did not independently verify any such information or its accuracy or completeness and, pursuant to Cormark’s engagement letter with Timberline, Cormark did not assume any obligation to undertake any such independent verification. In its analyses and in preparing the fairness opinion, Cormark made numerous assumptions with respect to expected industry performance, general business and economic conditions and other matters, many of which are beyond the control of Cormark or any party involved in the merger. Cormark also assumed that (i) the executed merger agreement, documents in respect to the Note and voting agreements would not differ in any material respect from the drafts that it reviewed, (ii) the representations and warranties contained in the merger agreement are true and correct, (iii) the merger will be consummated in accordance with the terms and conditions thereof, substantially within the time frames specified in the merger agreement without any waiver or material amendment of any material term or condition thereof, (iv) the merger was negotiated at arm’s length, (v) the formal valuation requirement under MI 61-101 does not apply in respect of the merger, (vi) the merger is not a “related party transaction” as defined under MI 61-101, (vii) any governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect, (viii) the disclosure provided or incorporated by reference in this proxy statement/prospectus and any other documents in connection with the merger prepared by a party to the merger agreement will be accurate in all material respects and will comply with the requirements of all applicable laws, (ix) all of the conditions required to implement the merger will be met, (x) the procedures being followed to implement the merger are valid and effective, and (xi) this proxy statement/prospectus will be distributed to Timberline shareholders in accordance with applicable laws. Cormark is not a legal, regulatory or tax expert and relied on the assessments made by advisors to Timberline with respect to such issues.
Cormark’s opinion was necessarily based on securities markets, economic and general business and financial conditions prevailing as of the date of such opinion. Cormark’s opinion is limited to the fairness, from a financial point of view, of the merger consideration to be paid by McEwen in connection with the merger and not the strategic or legal merits of the merger. Cormark’s fairness opinion does not provide assurance that the best possible price or transaction was obtained and does not constitute a recommendation to any stockholder of Timberline as to how such stockholder should vote with respect to the proposed merger or any other matter. Furthermore, Cormark expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed merger, or any class of such persons relative to the merger consideration to be paid to the holders of Timberline common stock in the proposed merger or with respect to the fairness of any such compensation. Cormark expressed no opinion as to the price at which Timberline common stock or McEwen common stock will trade at any future time.
The terms of the merger agreement, including the merger consideration, were determined through arm’s length negotiations between Timberline and McEwen, and the decision to enter into the merger agreement was solely that of the Timberline Board. Cormark’s opinion and financial analyses were only one of the many factors considered by the Timberline Board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Timberline Board or management with respect to the proposed merger or the merger consideration.
In accordance with customary investment banking practice, Cormark employed generally accepted valuation methodologies in rendering its opinion to the Timberline Board on April 15, 2024 and in the financial analyses presented to the Timberline Board on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by Cormark in connection with rendering its opinion to the Timberline Board and contained in the presentation delivered to the Timberline Board on such date in connection with the rendering of such opinion and does not purport to be a complete description of the analyses or data presented by Cormark. Certain of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Cormark, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Cormark’s analyses.

In support of the fairness opinion, Cormark has performed certain value analyses on Timberline based on the methodologies and assumptions that Cormark considered appropriate in the circumstances for the purposes of providing its fairness opinion. In the context of the fairness opinion, Cormark has considered the following principal methodologies (as each term is defined below):
(i)	Precedent Transactions Analysis; and
(ii)	Comparable Public Companies Analysis.
Precedent Transactions Analysis
Cormark reviewed the purchase prices and transaction multiples paid in selected precedent transactions that Cormark Securities, based on its experience in the mining industry, considered relevant.
Cormark analyzed the multiple of enterprise value to total mineral resources (“EV/oz”) and adjusted the multiple for current spot gold prices (“Adjusted EV/oz”). Adjusted EV/oz is calculated as EV/oz multiplied by the current spot gold price divided by spot gold price at deal announcement. Cormark analyzed these multiples for select transactions since 2018 in which the target companies were development stage precious metals companies with an implied transaction value lower than $100 million. The announcement dates and target companies—acquirors in the selected transactions used in the analysis included:
•	26-Feb-24 Contact Gold Corp. – Orla Mining Ltd.
•	15-Jan-24 Orford Mining Corporation – Alamos Gold Inc.
•	5-Dec-23 Vanstar Mining Resources Inc. – IAMGOLD Corporation
•	6-Apr-23 ATAC Resources Ltd. – Hecla Mining Company
•	28-Feb-23 Manitou Gold Inc. – Alamos Gold Inc.
•	27-Apr-22 Genesis Metals Corp. – Northern Superior Resources Inc.
•	11-Mar-22 Gatling Exploration – MAG Silver
•	21-Jan-21 QMX Gold Corporation – Eldorado Gold Corporation
•	2-Mar-20 Balmoral Resources Ltd. – Wallbridge Mining Company Ltd.
•	14-May-19 Alexandria Minerals Corporation – O3 Mining Inc.
•	2-Aug-18 Northern Empire Resources Corp. – Coeur Mining Inc.
To calculate the implied per share equity value ranges for Timberline under the Precedent Transaction Analysis, Cormark applied the following metrics:
(i)	EV/oz in respect of Timberline’s total mineral resources. The results of the selected precedent transactions analysis are summarized below:
Adjusted EV / oz
Mean	$59
Median	$24
Minimum	$9
Maximum	$191
(ii)
Cormark applied multiple ranges based on the 1st and 3rd quartiles of the selected metric and determined the implied equity price per share of Timberline common stock and then compared those implied equity values per share to the consideration of $0.113 per share. The results of this analysis implied a range of equity prices per share of $0.034 to $0.138.

Comparable Public Companies Analysis
Cormark reviewed public market trading statistics for nine select publicly listed development stage, Western USA focused, precious metals companies, with an equity value lower than $75 million that it deemed relevant, including:
•	Augusta Gold Corp.
•	Western Exploration Inc.
•	NevGold Corp.
•	Getchell Gold Corp.
•	Gold Springs Resource Corp.
•	Allegiant Gold Ltd.
•	CopAur Minerals Inc.
•	Gold Basin Resources Corporation
•	Lahontan Gold Corp.
Using these trading statistics, Cormark then determined ranges of multiples that would be applied to financial metrics of Timberline for the purpose of this analysis.
To calculate the implied per share equity value ranges for Timberline under the Comparable Public Companies Analysis, Cormark Securities applied the following metrics:
(i)	EV/oz in respect of Timberline’s total mineral resources. The results of the selected public companies’ analysis are summarized below:
EV / oz
Mean	$21
Median	$26
Minimum	$4
Maximum	$48
(ii)
Cormark applied multiple ranges based on the 1st and 3rd Quartiles of the selected metric and determined the implied equity price per share of Timberline common stock and then compared those implied equity values per share to the consideration of $0.113 per share. The results of this analysis implied a range of equity prices per share of $0.029 to $0.062.

Value of Merger Consideration
Cormark has reviewed the following with respect to McEwen Shares in order to conclude that the securities are liquid and a liquid market exists:
•	daily trading activity, volumes and price history;
•	the relative number of shares to be offered versus the number of shares of McEwen outstanding and in the public float of McEwen;
•
at 0.010 exchange ratio, approximately 1.8 MM shares of McEwen would be issued (approximately 4% of the pro forma entity), representing approximately 4 days of trading of McEwen based on 100% of the volume traded on the TSX and NYSE calculated using last 12 months average daily volume; and

•	additional information that Cormark deemed necessary.
In light of the fact that a liquid market exists for the common shares of McEwen, Cormark used the closing price of the McEwen Shares on the NYSE on April 15, 2024 to establish the value of the consideration payable by McEwen for the Timberline common shares.

Other Factors Considered
Although not forming part of its financial analysis, Cormark considered a number of other factors, including, but not limited to, the following:
(i)	Historical trading prices of Timberline on the OTCQB during the 52-week period ending April 15, 2024;
(ii)
The premiums implied by the merger consideration relative to the closing price and 20-day volume-weighted average trading price of Timberline Shares on the OTCQB based on the closing price and 20-day volume-weighted average price of McEwen shares as at April 15, 2024; and

(iii)
Other factors or analyses, which Cormark has judged, based on its experience in rendering such opinions, to be relevant in the context of the transactions contemplated by the merger agreement, including certain risks relating to the transaction and other strategic alternatives, including the maintenance of the status quo.

Disclosure of Fee and Prior Relationship
Neither Cormark, nor any of its affiliates or associates, is an insider, associate or affiliate (as those terms are defined in the Securities Act (Ontario), as amended) or an associate or affiliate (as those terms are defined in the Securities Act) of Timberline, McKewen, or any of their respective associates or affiliates (collectively, the “Interested Parties”). Cormark has not been engaged to provide financial advisory services to any such parties nor has it participated in any financing involving any such parties within the past 24-month period other than acting as financial advisor to Timberline in connection with the transactions described herein.
The terms of the engagement letter between Timberline and Cormark provide that Cormark shall be paid a fixed fee upon delivery of the fairness opinion in the amount of C$300,000 (the “fairness opinion fee”) payable concurrent with the closing of the merger, or, if the transaction is terminated for any reason, within thirty days following such termination. The fairness opinion fee is not contingent in whole or in part on the success or completion of the merger or on the conclusions reached in the fairness opinion. In addition, Cormark will be owed an additional fee equal to C$100,000 contingent upon the successful completion of the merger. Furthermore, Cormark is to be reimbursed for its reasonable and documented out-of-pocket expenses and is to be indemnified by Timberline, in certain circumstances, against certain expenses, losses, claims, actions, damages and liabilities incurred in connection with the provision of its services pursuant to the engagement letter. The fees paid to Cormark in connection with the engagement letter are not financially material to Cormark. The terms of the fee arrangement with Cormack were negotiated at arm’s length between Timberline and Cormark, and the Timberline Board was aware of the arrangement, including the fact that a significant portion of the fee payable to Cormark is contingent upon the consummation of the merger.
Interests of Directors and Executive Officers of Timberline in the Merger
In considering the recommendation of the Timberline Board that Timberline stockholders approve the transaction and vote in favor of the merger proposal and the merger-related compensation proposal, Timberline stockholders should be aware that the executive officers and directors of Timberline have certain interests in the merger that are or may be different from, or in addition to, the interests of Timberline’s stockholders generally. The Timberline Board was aware of these interests and considered them, among other matters, in evaluating and approving the merger agreement, and in making its recommendation that Timberline stockholders adopt the merger agreement.
These interests are described in more detail below. The merger will be a “change in control” for purposes of the Timberline executive compensation plans and agreements described below.
For purposes of this disclosure, Timberline’s NEOs are Patrick Highsmith, President and Chief Executive Officer, Dr. Steven Osterberg, Vice President – Exploration, and Ted Sharp, Chief Financial Officer.
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits to Mr. Highsmith and Dr. Osterberg described in this section, the following assumptions were used:
•
The relevant price per share of Timberline common stock is $0.10, which is the average closing price per share of Timberline common stock as reported on the OTCQB over the first five business days following the first public announcement of the transaction on April 16, 2024;

•	The effective time of the merger as referenced in this section occurs on May 31, 2024, which is the assumed date of the effective time solely for purposes of the disclosure in this section;
•
The employment of each NEO of Timberline was terminated by Timberline without “cause” upon a “change of control” (as such terms are defined in the relevant plans and agreements) immediately following the effective time of the merger; and

•
Each NEO has properly executed and not revoked any required release agreement described in the section below entitled “—Executive Severance Arrangements—Release of Claims” necessary to receive the payments and benefits described below.

The amounts indicated below are estimates based on multiple assumptions (including the assumptions described above) that may or may not actually occur or be accurate on the relevant date, and do not reflect certain compensation actions that may occur before completion of the transaction. Accordingly, the actual amounts received may differ from the estimates set forth below.
Treatment of Timberline Options
As of immediately prior to the effective time of the merger, each option to acquire shares of Timberline common stock outstanding immediately prior to the effective time of the merger, whether vested or unvested, will be cancelled and deemed to be fully vested and converted into such number of shares Timberline common stock equal to (A) the excess, if any, of (1) the volume-weighted average price of a share of Timberline common stock for the five trading days ending on, and including, the third trading day immediately preceding the effective time of the merger over (2) the per share exercise price of such option, multiplied by (B) the total number of shares of Timberline common stock subject to such option immediately prior to the effective time of the merger. If any such option has an exercise price that exceeds the amount set forth in clause (1) above, it will be canceled for no consideration.
Treatment of Timberline Warrants
As of immediately prior to the effective time of the merger, each warrant to purchase shares of Timberline common stock that is outstanding immediately prior to the effective time of the merger will be converted into a warrant to acquire a number of shares of McEwen common stock, referred to as a rollover warrant, that will be determined by multiplying the number of shares of Timberline common stock subject to such warrant by the exchange ratio and rounding down to the nearest whole number of shares of McEwen common stock, at an adjusted exercise price calculated by dividing the per share exercise price for the shares of Timberline common stock subject to such warrant, as in effect immediately prior to the effective time of the merger, by the exchange ratio and rounding the resulting exercise price up to the nearest whole cent.
Voting and Support Agreements
Contemporaneously with the execution of the merger agreement, each of the directors and officers of the Company entered into the voting agreements, pursuant to which, among other things, such stockholders agreed to vote in favor of the merger, not to transfer its shares (or any securities convertible into shares) other than in support of the merger, and not to solicit or negotiate any alternative acquisition proposal. The voting agreements does not preclude a director, in his or her capacity as such, from exercising his or her fiduciary duties and electing to terminate the merger agreement in the circumstances permitted in the merger agreement.
Executive Severance Arrangements
Amendment to Patrick Highsmith’s Employment Letter Agreement
Contemporaneously with the execution of the merger agreement, the Company entered into an amendment (the “Highsmith Amendment”) to the existing employment letter agreement, dated October 3, 2020, between the Company and Mr. Highsmith (the “Highsmith Employment Letter Agreement”). The Highsmith Amendment amends the “change of control” and “termination without cause” provisions of the Highsmith Employment Letter Agreement to provide that in the event that Timberline terminates Mr. Highsmith’s employment without cause (as defined in the Highsmith Amendment) upon a change of control (as defined in the Highsmith Amendment) or within 12 months after a change of control, Mr. Highsmith shall be entitled to (i) an amount equal to 12 months of his base salary as in effect at the time of the change of control and (ii) accrued benefits (as defined in the Highsmith Amendment). The Highsmith Amendment also amends the “incentives: restricted share units RSUs” provision of the Highsmith

Employment Letter Agreement to provide that Mr. Highsmith shall receive a cash transaction bonus equal to (i) 750,000 multiplied by (ii) the volume-weighted average trading price of a share of Timberline common stock for the five trading days ending on, and including, the third trading day immediately preceding the date of the change of control, less applicable withholdings. The Highsmith Amendment will become effective upon the consummation of the merger, or any transaction contemplated by an acquisition proposal (as defined in the merger agreement) providing for a superior proposal (as defined in the merger agreement), if applicable. If the merger or any such alternative transaction is not consummated for any reason, the Highsmith Amendment will be null and void and of no force or effect.
Amendment to Steven Osterberg’s Employment Letter Agreement
Contemporaneously with the execution of the Merger Agreement, Timberline entered into an amendment (the “Osterberg Amendment”) to the existing employment letter agreement, dated October 9, 2020, between the Company and Dr. Osterberg (the “Osterberg Employment Letter Agreement”). The Osterberg Amendment amends the “change of control” and “termination without cause” provisions of the Osterberg Employment Letter Agreement to provide that in the event that Timberline terminates Dr. Osterberg’s employment without cause (as defined in the Osterberg Amendment) upon a change of control (as defined in the Osterberg Amendment) or within 12 months after a change of control, Dr. Osterberg shall be entitled to (i) an amount equal to 12 months of his base salary as in effect at the time of the change of control, (ii) accrued benefits (as defined in the Osterberg Amendment) and (iii) continued participation in Timberline’s group health plan for three months following his termination of employment. The Osterberg Amendment also amends the “incentives: restricted share units RSUs” provision of the Osterberg Employment Letter Agreement to provide that Dr. Osterberg shall receive a transaction bonus equal to (i) 250,000 multiplied by (ii) the volume-weighted average trading price of a share of Timberline common stock for the five trading days ending on, and including, the third trading day immediately preceding the date of the change of control, less applicable withholdings. The Osterberg Amendment will become effective upon the consummation of the merger, or any transaction contemplated by an acquisition proposal (as defined in the merger agreement) providing for a superior proposal (as defined in the merger agreement), if applicable. If the merger or any such alternative transaction is not consummated for any reason, the Osterberg Amendment will be null and void and of no force or effect.
Release of Claims and Restrictive Covenants
The foregoing payments to the executive officers are contingent on the executive officer executing and not revoking a release of claims agreement with Timberline.
Quantification
See the section entitled “—Quantification of Payments and Benefits to Timberline’s Named Executive Officers” below for the estimated severance and transaction bonus amounts for each NEO. Based on the assumptions described above under “—Certain Assumptions,” the estimated aggregate cash severance and transaction bonuses that would be payable to each of Messrs. Highsmith and Osterberg are $243,000 and $175,000, respectively.
Indemnification and Insurance
The merger agreement provides that the executive officers and non-employee directors of Timberline and its subsidiaries will have the right to indemnification and continued coverage under directors’ and officers’ liability insurance policies for at least six years following the effective time of the merger. This indemnification and insurance coverage is further described in the section entitled “The Merger Agreement—Indemnification, Exculpation and Insurance” on page 54.
New Compensation Arrangements with McEwen
Any Timberline executive officers and directors who become officers, directors or employees of McEwen or who otherwise are retained by McEwen to provide services may enter into new individualized compensation arrangements effective as of the effective time of the merger and may participate following the effective time of the merger in cash or equity incentive or other benefit plans maintained by McEwen, any of its affiliates or Timberline. As of the date of this proxy statement/prospectus, no compensation arrangements between such persons and McEwen and/or its affiliates have been established or discussed.

Quantification of Payments and Benefits to Timberline’s Named Executive Officers
The information set forth below regarding the compensation of each of Timberline’s NEOs that is based on or otherwise relates to the merger is provided in accordance with Item 402(t) of Regulation S-K.
The amounts indicated below are estimates based on multiple assumptions (including the assumptions described above) that may or may not actually occur or be accurate on the relevant date, and do not reflect certain compensation actions that may occur before completion of the transaction. Accordingly, the actual amounts received by our NEOs may differ from the estimates set forth below. The amounts shown do not reflect any taxes payable by the NEOs.
Named Executive Officer	Cash ($)(1)	Equity Awards ($)(2)	Benefits ($)	Total ($)
Patrick Highsmith	243,000	—	—	$243,000
Steven Osterberg	175,000	9,130	9,758	$193,888
Ted Sharp	—	3,043	—	$3,043
(1)
Amounts shown include cash severance payments under the Highsmith Amendment and the Osterberg Amendment, as applicable, equal to 12 months of the NEO’s base salary as in effect as of the change of control. The cash severance payments are considered to be “double trigger,” which means that both a change of control, such as the merger, and another event (i.e., a qualifying termination on or within 12 months of the merger) must occur prior to such benefits being provided to the NEO. Also included is an estimated transaction bonus payment for Mr. Highsmith and Dr. Osterberg equal to the product of 750,000 and 250,000, respectively, multiplied by the relevant $0.10 price per share noted above (see “—Certain Assumptions” above); the actual amount of such payment will be calculated based on the volume-weighted average trading price per share of the common stock of Timberline (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source selected by the Company) on each of the five consecutive days on which the Company’s shares of common stock are traded on the OTCQB ending on (and including) the trading day that is three trading days prior to the change of control (see “—Executive Severance Arrangements” above). The transaction bonus payment is “single trigger,” which means that solely the effective time of the merger must occur prior to such payment being provided to the NEO (see “—Executive Severance Arrangements” above). The estimated amount of each such payment is set forth in the table below:

Named Executive Officer	Cash Severance (Double Trigger)	Transaction Bonus (Single Trigger)
Patrick Highsmith	168,000	75,000
Steven Osterberg	150,000	25,000
Ted Sharp	—	—
(2)
The amount shown reflect the value of “in-the-money” vested stock options (i.e. stock options with an exercise price expected to be less than the volume weighted average price of a share of Timberline common stock for the five trading days ending on, and including, the third trading day immediately preceding the effective time of the merger) that are automatically converted into shares of Timberline common stock pursuant to the merger agreement, The amounts in this column are equal to the excess of the average closing market price of the Company’s common stock over the first five business days following the first public announcement of the transaction (equal to $0.10) over the applicable option exercise price, multiplied by the applicable number of “in-the-money” options converted. The “in-the-money” stock options reflected in this column are as follows: Dr. Osterberg - 456,522 options with an exercise price of $0.08; and Mr. Sharp - 152,173 options with an exercise price of $0.08. The following stock options held by our NEOs are expected to be “out-of-the-money” (i.e. the exercise price is expected to be greater than the volume weighted average price of a share of Timberline common stock for the five trading days ending on, and including, the third trading day immediately preceding the effective time of the merger) and are therefore not included in the table above as they are expected to be cancelled for no consideration pursuant to the merger agreement: Mr. Highsmith - 750,000 options with an exercise price of $0.27 and 500,000 options with an exercise price of $0.25; Dr. Osterberg - 250,000 options with an exercise price of $0.27 and 200,000 options with an exercise price of $0.25; and Mr. Sharp 150,000 options with an exercise price of $0.25.

(3)
The amounts shown reflect the value of continued participation in the Company’s group health plan for the period of three months to which Dr. Osterberg would be entitled upon a qualifying termination of employment under the Osterberg Amendment. This benefit is considered to be “double trigger,” which means that both a change of control, such as the merger, and another event (i.e., a qualifying termination on or within 12 months of the merger) must occur prior to such benefits being provided to Dr. Osterberg.

Share Ownership of Directors, Executive Officers and Certain Beneficial Owners of Timberline
Timberline’s Directors and Executive Officers
The following tables sets forth, as of July 8, 2024, the most recent practicable date for which such information was available, (i) the number of shares and percentage of Timberline common stock beneficially owned by each of Timberline’s directors, NEOs and all of its executive officers and directors as a group and (ii) certain information regarding the beneficial ownership of Timberline common stock by each person who is known by Timberline to beneficially own more than five percent of the outstanding Timberline common stock. Except as otherwise indicated, the address for each of Timberline’s directors, NEOs and all of its executive officers and directors is c/o Timberline Resources Corporation, 9030 North Hess St., Suite 161, Hayden, ID 83835. None of the securities beneficially owned as set forth below are pledged as security.

	Timberline Common Stock Beneficially Owned
Name	Number of Shares of Common Stock	Common Stock Underlying Derivative Securities	Total	Percent of Class**
Leigh Freeman(a)(1) Chairman of the Board, Director	65,066	605,217	670,283	*
Steven Osterberg(c)(2) VP - Exploration	1,108,994	906,522	2,015,516	1.06
Donald McDowell(a)(3) Former VP - Corporate Development, Director	9,487,000	656,522	10,143,522	5.34
William Matlack(a)(4) Director	17,204,961	4,166,848	21,371,809	11.25
Patrick Highsmith(b)(5) Chief Executive Officer, Director	—	1,250,000	1,250,000	*
Pamela Saxton(a)(6) Director	—	200,000	200,000	*
Ted R. Sharp(c)(7) Chief Financial Officer	—	302,173	302,173	*
All directors and executive officers as a group (7 persons)	27,866,021	8,087,282	35,953,303	18.92%
Certain Beneficial Owners of Timberline Common Stock
	Timberline Common Stock Beneficially Owned
Name	Number of Shares of Common Stock	Common Stock Underlying Derivative Securities	Total	Percent of Class**
Americas Gold Exploration, Inc.(a)(3) Donald McDowell 2131 Stone Hill Circle Reno, NV 89519	9,487,000	656,552	10,143,552	5.34
Crescat Global Macro Master Fund LTD Crescat Long/Short Fund LLP Crescat Precious Metals Master Fund LTD Kevin and Linda Smith Living Trust(8) Kevin Smith, 44 Cook Street, Suite 100 Denver, CO 80206	26,455,579	4,499,998	30,955,577	16.29
Jupiter Investment Management(9) Zig Zag Building 70 Victoria Street London, United Kingdom SW1E 6SQ	25,933,705	5,000,000	30,933,705	16.28
*	less than 1%.
**
The percentages listed for each shareholder are based on 189,998,710 shares outstanding as of July 8, 2024 and assume the exercise by that shareholder only of their entire option or warrant, exercisable within 60 days of July 8, 2024.

(a)	Director only.
(b)	Officer and director.
(c)	Officer only.
(1)
A vested option to purchase 365,217 shares was granted to Mr. Freeman on October 29, 2019 with an exercise price of $0.08 per share and an expiration date of October 29, 2024. A vested option to purchase 240,000 shares was granted to Mr. Freeman on May 6, 2021 with an exercise price of $0.25 per share and an expiration date of May 6, 2026.

(2)
A vested option to purchase 456,522 shares was granted to Dr. Osterberg on October 29, 2019 with an exercise price of $0.08 per share and an expiration date of October 29, 2024. A vested option to purchase 250,000 shares was granted to Dr. Osterberg on October 8, 2020 with an exercise price of $0.27 and an expiration date of October 8, 2025. A vested option to purchase 200,000 shares was granted to Dr. Osterberg on May 6, 2021 with an exercise price of $0.25 per share and an expiration date of May 6, 2026. Total options include 151,087 owned by Mr. Osterberg’s spouse.
(3)
Mr. McDowell, a director of the Company, is the principal holder of shares of Americas Gold Exploration, Inc., owning approximately 75% of the voting securities of that company. A vested option to purchase 456,522 shares was granted to Mr. McDowell on October 29, 2019 with an exercise price of $0.08 per share and an expiration date of October 29, 2024, a vested option to purchase 200,000 shares was granted to Mr. McDowell on May 6, 2021 with an exercise price of $0.25 per share and an expiration date of May 6, 2026, each held personally by Mr. McDowell. Includes 9,487,000 shares owned by Americas Gold Exploration, Inc.

(4)
A vested option to purchase 304,348 shares was granted to Mr. Matlack on October 29, 2019 with an exercise price of $0.08 per share and an expiration date of October 29, 2024. A vested option to purchase 200,000 shares was granted to Mr. Matlack on May 6, 2021 with an exercise price of $0.25 per share and an expiration date of May 6, 2026. Mr. Matlack acquired units on October 19, 2019 which included 7,125,000 share of common stock and 3,562,500 warrants exercisable at a price of $0.12 per share that expire on October 15, 2024. Mr. Matlack’s warrants include a voluntary provision in which he is prohibited from exercising those warrants if doing so would result in ownership exceeding 20.0%, therefore, the beneficial ownership percentage for Mr. Matlack is limited to the maximum allowed by that provision.

(5)
An option to purchase 750,000 shares was granted to Mr. Highsmith on October 8, 2020 with an exercise price of $0.27 per share and an expiration date of October 8, 2025, of which all 750,000 are vested as of October 8, 2023. A vested option to purchase 500,000 shares was granted to Mr. Highsmith on May 6, 2021 with an exercise price of $0.25 per share and an expiration date of May 6, 2026.

(6)	A vested option to purchase 200,000 shares was granted to Ms. Saxton on May 6, 2021 with an exercise price of $0.25 per share and an expiration date of May 6, 2026.
(7)
A vested option to purchase 152,173 shares was granted to Mr. Sharp on October 29, 2019 with an exercise price of $0.08 per share and an expiration date of October 29, 2024. A vested option to purchase 150,000 shares was granted to Mr. Sharp on May 6, 2021 with an exercise price of $0.25 per share and an expiration date of May 6, 2026.

(8)
This group of affiliated stockholders (the “Crescat Group”) acquired units on August 13, 2020 which included 16,363,636 shares of common. This stockholder acquired units on June 29, 2021 which included 1,250,000 shares of common stock. This stockholder acquired 2,000,000 shares of common stock in a private placement on April 22, 2022. The Crescat Group acquired units on August 31, 2023, which included 4,000,000 common shares and 2,000,000 warrants exercisable at a price of $0.08 per share that expire on August 31, 2026. The Crescat Group acquired units on December 28 2023, which included 2,500,000 common shares and 2,500,000 warrants exercisable at a price of $0.06 per share that expire on December 28, 2027. Includes 150,000 common shares purchased on the open market.

(9)
Jupiter Investment Management (“Jupiter”) acquired 15,933,705 shares of common stock in April of 2022. Jupiter acquired units on August 24, 2023, which included 10,000,000 common shares and 5,000,000 warrants exercisable at a price of $0.08 per share that expire on August 31, 2026.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table and the footnotes thereto. Under the rules of the SEC, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.
Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.
Timberline is not, to the best of its knowledge, directly or indirectly owned or controlled by another corporation or foreign government.
Director and Officer Indemnification
Under the merger agreement, certain indemnification and insurance rights exist in favor of Timberline and its subsidiaries’ current and former directors and officers. For more information about these rights, see “The Merger—Interests of Directors and Executive Officers of Timberline in the Merger—Indemnification and Insurance” beginning on page 42.
Bridge Financing
In connection with the merger agreement, on April 16, 2024, Timberline and McEwen entered into the Note, whereby McEwen will provide Timberline with loans as Timberline may request from time to time. For each calendar month, McEwen is not obligated to make any loan that would cause the aggregate amount of loans for such calendar month to exceed the lesser of (i) the monthly budget for each calendar month provided by Timberline to McEwen in advance of such applicable month from time to time or (ii) Timberline’s monthly budget as a provided on a schedule to the Note. The Note bears interest at a per annum rate of 15%, accruing monthly, and matures on October 15, 2024; provided, however, that the if the merger agreement is terminated by Timberline pursuant to Section 7.01(d)(ii) of the merger agreement, then the maturity date shall be five business days following the effective date of such termination; provided further, however, that if the merger agreement is terminated by McEwen pursuant to Section 7.01(c)(i) or Section 7.01(c)(ii) of the merger agreement, then the maturity date shall be 20 calendar days following the effective date of such termination. Timberline has the right to prepay the Note, in whole or in part, at any time without penalty.
The Note contains customary terms, including events of default, which, if uncured, entitle McEwen to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Note.
Accounting Treatment of the Merger
In accordance with current accounting guidance, the merger will be accounted for using the cost accumulation and allocation model. As a result, the recorded assets and liabilities of McEwen will be carried forward at their recorded amounts, the historical operating results will be unchanged for the prior periods being reported on and the assets and liabilities of Timberline will be measured at their cost, which will be allocated to the assets on a relative fair value basis. In addition, all identified intangible assets will be recognized if they meet recognition criteria under current accounting guidance. Any excess of the purchase price, consisting of the number of shares of McEwen common stock to be issued to former Timberline stockholders, option holders and warrant holders, as applicable, at fair value, over the fair value of the net assets acquired, including identified intangible assets of Timberline, on the closing date of the merger will be allocated on a relative fair value basis only to certain non-financial assets acquired. Identified finite life intangible assets will be amortized over their estimated lives. Further, the acquired assets and liabilities will be accounted for under appropriate GAAP.
Litigation Relating to the Merger
Pursuant to the merger agreement, until the earlier of the closing of the merger or the termination of the merger agreement in accordance with its terms, McEwen and Timberline are obligated to give prompt written notice to each other of any claim, demand, notice, action, suit, arbitration, proceeding, audit or investigation commenced or, to the applicable party’s knowledge, threatened against such party that relates to the merger agreement, the voting agreements, or the transactions contemplated thereby. Prior to the effective time of the merger, subject to applicable laws, each party is required to give the other party the opportunity to participate, at such other party’s sole cost and expense, in the defense and settlement of any litigation by any stockholders of either party against either party or its directors relating to the merger agreement or the transactions contemplated thereby, and no such settlement shall be agreed to without such other party’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).
Regulatory Approvals Required for the Merger
McEwen and Timberline are not currently aware of any material governmental approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations or other confirmations that are required prior to the parties’ completion of the transaction other than approval for the listing on the NYSE and TSX of the shares of McEwen common stock to be issued in the merger. If additional approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations are required to complete the transaction, McEwen and Timberline intend to seek such approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations.
NYSE and TSX Listing of McEwen Common Stock; Delisting, De-quotation and Deregistration of Timberline Common Stock
McEwen is obligated, in accordance with the requirements of the NYSE and TSX, to file with the NYSE and TSX an application for listing additional shares covering the shares of McEwen common stock to be issued in the merger and to use commercially reasonable efforts to cause such shares to be listed on the NYSE and TSX, subject to official notice of issuance. Each of Timberline and McEwen will cooperate in taking all actions necessary to delist Timberline common stock from the TSXV, to cause Timberline common stock to cease to be quoted on the OTCQB, for Timberline common stock to be deregistered under the Exchange Act and for Timberline to cease to be a reporting issuer under Canadian securities laws in each Canadian jurisdiction in which it is a reporting issuer, in each case as promptly as practicable following the effective time of the merger.

Material U.S. Federal Income Tax Consequences
The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of Timberline common stock that exchange their Timberline common stock for McEwen common stock in the merger.
This discussion is based upon the Code, its legislative history, U.S. Treasury regulations promulgated under the Code and judicial and administrative rulings and decisions, all as in effect on the date of this proxy statement/prospectus. These authorities may change, possibly retroactively, or be subject to differing interpretations, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion.
This discussion addresses only those U.S. holders (as defined below) of Timberline common stock that hold their Timberline common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is not a complete description of all of the U.S. federal income tax consequences of the merger and, in particular, does not address any tax consequences arising under the Medicare contribution tax on net investment income or the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax (such as estate or gift tax laws). Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your individual circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:
•	a bank, thrift, mutual fund, or other financial institution;
•	a tax-exempt organization or government organization;
•	a real estate investment trust or real estate mortgage investment conduit;
•	a partnership, S corporation or other pass-through entity (or an investor in a partnership, S corporation or other pass-through entity);
•	an insurance company;
•	a regulated investment company;
•	a dealer or broker in stocks and securities, commodities or currencies;
•	a trader in securities that elects mark-to-market treatment;
•	a holder of shares of Timberline common stock subject to the alternative minimum tax provisions of the Code;
•	individual retirement or other tax deferred accounts;
•
a holder of shares of Timberline common stock that received Timberline common stock through the exercise of an employee stock option, as a restricted stock award, through a tax qualified retirement plan or otherwise as compensation;

•	a holder of shares of Timberline common stock that has a functional currency other than the U.S. dollar;
•
a holder of shares of Timberline common stock that is required to accelerate the recognition of any item of gross income with respect to Timberline common stock as a result of such income being recognized on an applicable financial statement;

•	a holder of shares of Timberline common stock that holds Timberline common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;
•	certain former citizens or long-term residents of the United States.; or
•	holders who directly, indirectly or constructively own (or at any time during the five-year period ending on the date of the merger owned) 5% or more Timberline common stock.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of Timberline common stock that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the

United States, (2) a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes, or (4) an estate the income of which is subject to U.S. federal income taxation regardless of its source. Beneficial owners of Timberline common stock that are not U.S. holders should consult their own tax advisors as to U.S. federal income tax consequences of the merger.
A non-U.S. holder means any beneficial owner of shares of Timberline common stock that is not a U.S. holder.
If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds shares of Timberline common stock, the U.S. federal income tax consequences to a partner in such partnership (or owner of such entity) generally will depend on the status of the partner (or member) and the activities of the partnership (or entity). Any entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds shares of Timberline common stock, and any persons that, for U.S. federal income tax purposes, are treated as partners in such partnership, should consult their own tax advisors with respect to the tax consequences of the merger in their specific circumstances.
This discussion is not tax advice and does not purport to be a complete analysis or discussion of all U.S. federal income tax considerations relating to the merger. The tax consequences of the merger may be complex and will depend on your specific situation and factors not within McEwen’s or Timberline’s control. You should consult your own tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any U.S. federal, U.S. state or local, non-U.S. or other tax laws and of changes in such laws.
In General
To the extent it purports to describe provisions of U.S. federal income tax law or legal conclusions with respect thereto, the following disclosure constitutes the opinion of Hogan Lovells US LLP. It is uncertain whether the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and while McEwen and Timberline intend to report the merger as a “reorganization” within the meaning of Section 368(a) of the Code, neither McEwen nor Timberline has sought, or intends to seek, any ruling from the IRS with respect to the qualification of the merger as a “reorganization” within the meaning of Section 368(a) of the Code. Each of McEwen and Timberline are required to use their respective reasonable best efforts to obtain an opinion from tax counsel that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, however, it is not a condition to the closing of the merger that such opinion be obtained. In addition, Timberline and McEwen have not sought, and will not seek, any ruling from the IRS regarding any matters relating to the merger. As a result, there can be no assurance that the IRS would not assert that the merger fails to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, or that a court would not sustain such a position. In the merger agreement, Timberline represents that it has not taken and does not plan to take any action, and has no knowledge of the existence of any fact or circumstance, that could reasonably be expected to prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, and, McEwen and Timberline agree not to (and not to permit their subsidiaries to) take any action that would prevent or impede, or could reasonably be expected to prevent or impede, the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
U.S. Federal Income Tax Consequences if the Merger Qualifies as a “Reorganization” as Described in Section 368(a) of the Code
If the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the material U.S. federal income tax consequences of the merger to U.S. holders generally will be as follows:
•
A U.S. holder will not recognize any gain or loss, and no amount will be includible in the income of such U.S. holder, as a result of the exchange of Timberline common stock for McEwen common stock in the merger.

•
The aggregate tax basis of the McEwen common stock received in exchange for Timberline common stock by a U.S. holder in the merger will equal the aggregate adjusted tax basis of such U.S. holder’s Timberline common stock exchanged therefor.

•
A U.S. holder’s holding period in the McEwen common stock received in exchange for Timberline common stock in the merger will include the holding period in such U.S. holder’s Timberline common stock exchanged therefor.

If a U.S. holder of Timberline common stock acquired different blocks of Timberline common stock at different times or at different prices, such U.S. holder’s basis and holding period in its shares of McEwen common stock may be determined separately with reference to each block of Timberline common stock. Any such U.S. holder should consult its tax advisor regarding the determination of the tax basis and/or holding periods of the particular shares of McEwen common stock received in the merger.
Tax Consequences if the Merger Does Not Qualify as a “Reorganization” Described in Section 368(a) of the Code
If the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, then a U.S. holder of shares of Timberline common stock that exchanges such shares of Timberline common stock for McEwen common stock generally will recognize gain or loss equal to the difference, if any, between (i) the fair market value of the shares of McEwen common stock actually received by such U.S. holder and (ii) such U.S. holder’s adjusted tax basis in the Timberline common stock exchanged therefor. Gain or loss must be calculated separately for each block of Timberline common stock exchanged by such U.S. holder if such blocks were acquired at different times or for different prices. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period in a particular block of Timberline common stock exceeds one year at the effective time of the merger. A U.S. holder’s aggregate tax basis in the McEwen common stock received in the merger will equal the fair market value of such shares of McEwen common stock as of the effective time of the merger, and the holding period of such McEwen common stock will begin on the date after the merger.
Tax Consequences to Non-U.S. Holders
Exchange of Timberline Common Shares for McEwen Common Shares
A non-U.S. holder of Timberline common stock generally will be subject to U.S. federal income tax on gain realized on the exchange of Timberline common stock (i) if the gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. Holder in the United States), (ii) the non-U.S. Holder is a non-resident alien individual present in the United States for 183 days or more during the taxable year of the exchange and certain other requirements are met; or (iii) Timberline is or has been a U.S. real property holding corporation at any time within the five-year period preceding the exchange or the non-U.S. Holder’s holding period, whichever period is shorter.
If the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, then a in the case of clauses (i) and (ii) above a non-U.S. holder of shares of Timberline common stock that exchanges such shares of Timberline common stock for McEwen common stock generally will not recognize taxable gain or loss in the exchange. Otherwise, if the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, in the case of gain described in clause (i) above, such gain generally will be subject to U.S. federal income tax on a net income basis at regular graduated tax rates, generally in the same manner as if such Non-U.S. Holder were a United States person. A corporate non-U.S. Holder may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items. In the case of gain described in clause (ii) above, such gain generally would be subject to a flat 30% U.S. federal income tax on the gain derived from the disposition, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses.
Regardless of whether the merger qualifies or does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, in the case of gain described in clause (iii) above, such gain would be subject to tax at generally applicable U.S. federal income tax rates. Timberline would generally be classified as a U.S. real property holding corporation if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. McEwen and Timberline expect Timberline to be classified as a U.S. real property holding corporation. However, such determination is factual in nature and subject to change, and no assurance can be provided as to whether Timberline is or will be a U.S. real property holding corporation with respect to a Non-U.S. Holder. Even if Timberline is a U.S. real property holding corporation, so long as the common shares of Timberline are treated as regularly traded on an established securities market, only a non-U.S. Holder who owns or has owned, directly, indirectly or by attribution, more than 5% of the Timberline common stock at any time within the five-year period preceding the exchange or the non-U.S. Holder’s holding period, whichever period is shorter, would be taxable by reason of Timberline’s classification as a U.S. real property holding corporation. In addition, a non-U.S. holder of Timberline common stock who receives a “U.S. real property interest” in the exchange would not be taxable in the exchange. The McEwen common stock to be received in the exchange will be a “U.S. real property interest” only if McEwen, is itself a U.S. real property holding corporation. McEwen would generally be classified as a U.S. real property holding corporation if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Timberline and McEwen do not expect McEwen be classified as a U.S. real property holding corporation. However, such determination is factual in nature and subject to change, and no assurance can be provided as to whether McEwen is a U.S. real property holding corporation with respect to a Non-U.S. Holder at the time of the exchange. Even if McEwen is a U.S. real property holding corporation at such time, if the common shares of McEwen are treated as regularly traded on an established securities market, except for any non-U.S. Holder who would own, directly, indirectly or by attribution, more than 5% of the McEwen common shares following the exchange, the McEwen shares to be received in the exchange by a non-U.S. holder would not be treated as a “U.S. real property interest.”
Any non-U.S. holder subject to tax as described in the preceding paragraphs will be required to file a U.S. federal income tax return with the IRS.
Sales, Exchanges, or other Dispositions of McEwen Common Shares
A non-U.S. holder that disposes of its McEwen common shares in a taxable disposition will generally be subject to the tax treatment described above under clauses (i) and (ii) the section entitled “Tax Consequences to non-U.S. Holders—Exchange of Timberline common shares for McEwen Common Shares” In addition, non-U.S. holders will be subject to taxation in the United States if the McEwen common shares they hold is treated as an interest in U.S. real property by virtue of McEwen being treated as a U.S. real property holding corporation under the Code. McEwen is not, and does not expect to be, a U.S. real property holding corporation; however, even if it were a U.S. real property holding corporation, so long as shares of its common stock continue to be regularly traded on an established securities market in the United States, within the meaning of applicable Treasury Regulations, a non-U.S. holder will not be subject to U.S. federal income tax on the disposition of shares of McEwen common shares if the non-U.S. holder has not held more than 5% (actually or constructively) of McEwen’s total outstanding common stock at any time during the shorter of the five-year period preceding the date of disposition, or such non-U.S. holder’s holding period. If a non-U.S. holder exceeds the 5% limit described in the preceding sentence and McEwen is a U.S. real property holding corporation, the non-U.S. holder will generally be subject to U.S. federal income tax on any gain recognized upon the disposition of such stock at the regular rates applicable to U.S. persons. Such a non-U.S. holder would also generally be subject to such tax on any distribution made with respect to such stock that is not treated as a dividend, as if the non-U.S. holder were a U.S. holder (i.e., the amount not treated as a dividend would be applied against the non-U.S. holder’s basis in the McEwen common shares with respect to which the distribution is made and then taxed as gain from the sale of such stock). Any non-U.S. holder subject to tax as described in the preceding sentences will be required to file a U.S. federal income tax return with the IRS.
Information Reporting and Backup Withholding
A Non-U.S. Holder that holds McEwen common shares within the United States or through certain U.S.-related brokers may be subject to information reporting and possible backup withholding with respect to dividend payments on, and proceeds from the sale, exchange or redemption of, such shares of McEwen. A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, securities (including the McEwen common stock) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which the McEwen common shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of McEwen common shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends in respect of McEwen common shares. While withholding under FATCA generally would also apply to payments of gross proceeds from the sale or other disposition of securities (including the McEwen common shares), proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. All holders should consult their tax advisors regarding the possible implications of FATCA on their investment in McEwen common shares.
The preceding discussion is intended only as a summary of the material U.S. federal income tax consequences of the merger and is not tax advice. It is not a complete analysis or discussion of all potential tax considerations that may be important to a holder of Timberline common stock. Holders of Timberline common stock should consult their own tax advisors with respect to the tax consequences of the merger in their particular circumstances, including the applicability and effect of the alternative minimum tax and any U.S. federal, U.S. state or local, non-U.S. or other tax laws and of changes in such laws.
Restrictions on Sales of Shares of McEwen Common Stock Received in the Merger
All shares of McEwen common stock received by Timberline stockholders in the merger will be freely tradable for purposes of the Securities Act and the Exchange Act except for shares of McEwen common stock received by any Timberline stockholder who becomes an “affiliate” of McEwen after completion of the merger. This proxy statement/prospectus does not cover resales of shares of McEwen common stock received by any person upon completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.
The shares of McEwen common stock to be received by Timberline stockholders in connection with the transaction will not be legended and may be resold in Canada provided that (i) the trade is not a “control distribution” as defined in National Instrument 45-102 - Resale of Securities of the Canadian Securities Administrators, (ii) no unusual effort is made to prepare the market or to create a demand for the shares of McEwen common stock that is the subject of the trade, (iii) no extraordinary commission or consideration is paid to a person or company in respect of such trade, and (iv) if the selling security holder is an insider or officer of McEwen, the selling security holder has no reasonable grounds to believe that McEwen is in default of applicable securities legislation.

THE MERGER AGREEMENT
This section describes the material terms of the merger agreement. The descriptions of the merger agreement in this section and elsewhere in this proxy statement/prospectus are qualified in their entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. You are encouraged to carefully read the entire merger agreement.
Explanatory Note Regarding the Merger Agreement
The merger agreement and the summary of its terms in this proxy statement/prospectus have been included to provide you with information regarding the terms and conditions of the merger agreement. Neither the merger agreement nor the summary of its material terms included in this section is intended to provide any factual information about McEwen or Timberline. Factual disclosures about McEwen and Timberline contained in this proxy statement/prospectus and/or in the public reports of McEwen and Timberline filed with the SEC (as described in the section entitled “Where You Can Find More Information” on page 88) may supplement, update or modify the disclosures about McEwen and Timberline contained in the merger agreement. The merger agreement contains representations and warranties and covenants of the parties customary for a merger of this nature. The representations and warranties contained in the merger agreement were made only for purposes of the merger agreement as of the specific dates therein; were made solely for the benefit of the parties to the merger agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the merger agreement except for the limited purposes expressly set forth therein and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in McEwen’s or Timberline’s public disclosures. Accordingly, the representations and warranties in the merger agreement should not be relied on by any persons as characterizations of the actual state of facts about McEwen or Timberline at the time they were made or otherwise.
Structure of the Merger
The merger agreement provides that, upon the terms and subject to the conditions set forth in the merger agreement, and in accordance with the DGCL, at the effective time of the merger, Merger Sub will merge with and into Timberline, and the separate corporate existence of Merger Sub will cease. Timberline will continue as the surviving corporation and a wholly owned subsidiary of McEwen.
At the effective time of the merger, the certificate of incorporation of Timberline will be amended and restated in its entirety to be in the form of Exhibit B to the merger agreement (subject to the continuing direct and officer indemnification requirements set forth in the merger agreement) and the bylaws of Timberline will be amended and restated in its entirety to be bylaws of Merger Sub, as in effect immediately prior to the effective time of the merger (except that (1) the name of the surviving corporation will be “Timberline Resources Corporation”), until amended in accordance with applicable law and such certificate of incorporation and bylaws, as applicable.
Merger Consideration
At the effective time of the merger, by virtue of the merger and without any further action of the parties or any holder of shares thereof, each issued and outstanding share of Timberline common stock (other than excluded shares, which will be automatically canceled and retired and cease to exist) will be converted into the right to receive 0.01 of a fully paid and nonassessable share of McEwen common stock.
The 0.01 of a share of McEwen common stock into which each share of Timberline common stock (other than excluded shares) will be converted is referred to as the exchange ratio. Based on the closing price of McEwen common stock on the NYSE of $11.26 on April 15, 2024, the last trading day before public announcement of the merger, the merger consideration represented approximately $0.11 in value for each share of Timberline common stock. The closing price of Timberline common stock on the OTCQB on April 15, 2024 was $0.04.

In the event that either McEwen or Timberline changes the number of its shares issued and outstanding prior to the effective time of the merger as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the exchange ratio would be equitably adjusted to reflect such change.
The exchange ratio is fixed, which means that it will not change between now and the date of the completion of the merger, regardless of whether the market price of either Timberline common stock or McEwen common stock changes. Therefore, the value of the merger consideration will depend on the market price of McEwen common stock at the completion of the merger.
The market price of McEwen common stock has fluctuated since the date of the announcement of the merger agreement and will continue to fluctuate from the date of this proxy statement/prospectus to the date of the Timberline stockholders’ meeting, the date the merger is completed and thereafter. The market value of the McEwen common stock to be issued in exchange for Timberline common stock upon the completion of the merger will not be known at the time of the Timberline stockholders’ meeting. Therefore, current and historical market prices of McEwen common stock are not reflective of the value that Timberline stockholders will receive in the merger, and the current stock price quotations for Timberline common stock and McEwen common stock may not provide meaningful information to Timberline stockholders in determining whether to approve the merger proposal. McEwen’s common stock is listed on each of the NYSE and TSX under the symbol “MUX.” Timberline’s common stock is quoted on OTCQB and is listed on the TSXV under the symbols “TLRS” and “TBR,” respectively. Timberline stockholders are encouraged to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information.”
McEwen will not issue fractional shares of McEwen common stock in connection with the merger, no dividends or distributions of McEwen will relate to fractional share interests, and fractional share interests will not entitle the owner thereof to vote or to any rights as a McEwen stockholder. Each Timberline stockholder that otherwise would have been entitled to receive a fraction of a share of McEwen common stock pursuant to the merger (after taking into account all shares of Timberline common stock held immediately prior to the effective time of the merger by such stockholder) shall have its holdings of McEwen common stock rounded up to the nearest whole share.
No Appraisal Rights
In accordance with Section 262 of the DGCL, no appraisal rights will be available to holders of Timberline common stock in connection with the merger.
Treatment of Timberline Options
As of immediately prior to the effective time of the merger, each option to acquire shares of Timberline common stock outstanding immediately prior to the effective time of the merger, whether vested or unvested, will be cancelled and deemed to be fully vested and converted into such number of shares Timberline common stock equal to (A) the excess, if any, of (1) the volume-weighted average price of a share of Timberline common stock for the five trading days ending on, and including, the third trading day immediately preceding the effective time of the merger, over (2) the per share exercise price of such option, multiplied by (B) the total number of shares of Timberline common stock subject to such option immediately prior to the effective time of the merger. If any such option has an exercise price that exceeds the amount set forth in clause (1) above, it will be canceled for no consideration.
Treatment of Timberline Warrants
As of immediately prior to the effective time of the merger, each warrant to purchase shares of Timberline common stock that is outstanding immediately prior to the effective time of the merger will be converted into a warrant to acquire a number of shares of McEwen common stock, referred to as a rollover warrant, that will be determined by multiplying the number of shares of Timberline common stock subject to such warrant by the exchange ratio and rounding down to the nearest whole number of shares of McEwen common stock, at an adjusted exercise price calculated by dividing the per share exercise price for the shares of Timberline common stock subject to such warrant, as in effect immediately prior to the effective time of the merger, by the exchange ratio and rounding the resulting exercise price up to the nearest whole cent.
Closing and Effectiveness of the Merger
The completion of the merger, referred to as the closing, will occur at a date and time to be specified by McEwen and Timberline, which shall be no later than the third business day after the satisfaction or, to the extent permitted by applicable law, waiver of all of the closing conditions set forth in the merger agreement (other than those conditions that by their terms are to be fulfilled at the closing, subject to the satisfaction or waiver of those conditions), unless another date is mutually agreed in writing by McEwen and Timberline.
The merger will become effective at such time when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware or such later time as may be mutually agreed in writing by McEwen and Timberline and specified in the certificate of merger.
Conversion of Shares; Exchange of Certificates
Prior to the closing date, McEwen will select a bank or trust company, which may be the transfer agent for the McEwen common stock, to act as exchange agent in the merger.
As promptly as reasonably practicable after the effective time of the merger, but in any event within five business days after such time, McEwen will cause the exchange agent to mail to each holder of record of a certificate that immediately prior to the effective time of the merger represented outstanding shares of Timberline common stock: (i) a notice advising such holder of the effectiveness of the merger, (ii) a letter of transmittal in customary form and containing such provisions as McEwen and Timberline may reasonably specify (including a provision confirming that delivery of certificates representing shares of Timberline common stock will be effected, and risk of loss and title to the shares of Timberline common stock will pass, only upon delivery of such certificates to the exchange agent), and (iii) instructions for use in effecting the surrender of the certificates representing shares of Timberline common stock in exchange for shares of McEwen common stock.
After the effective time of the merger, shares of Timberline common stock will no longer be outstanding, will be automatically canceled, and will cease to exist, and each certificate, if any, that previously represented shares of Timberline common stock will represent only the right to receive the merger consideration as described above, and any dividends or other distributions to which the holders of the certificates become entitled to as an McEwen stockholder upon surrender of such certificates. With respect to such shares of McEwen common stock deliverable upon the surrender of certificates representing shares of Timberline common stock, until holders of such certificates have surrendered such certificates to the exchange agent for exchange, those holders will not receive dividends or distributions with respect to such shares of McEwen common stock with a record date after the effective time of the merger.
Each of Timberline, McEwen, Merger Sub, the surviving corporation and the exchange agent will be entitled to deduct and withhold from any amounts otherwise payable pursuant to the merger agreement to any person such amounts as it determines, in its sole discretion, are necessary to cover all of the required withholdings with respect to the making of such payment under the Code or any provision of applicable tax law. Any amounts so withheld will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction and withholding was made.
Any portion of the consideration deposited with the exchange agent that has not been distributed to former holders of certificates representing shares of Timberline common stock as of the date one year after the closing date will be delivered to McEwen upon demand, and any holders of certificates representing shares of Timberline common stock who have not yet surrendered their certificates, as well as any holders of book-entry shares of Timberline common stock who have not yet cashed any check payable to them, will thereafter look only to McEwen for satisfaction of their claims for shares of McEwen common stock and any dividends or distributions with respect to shares of McEwen common stock, subject to applicable abandoned property law, escheat law, or similar law.
Neither McEwen nor the surviving corporation will be liable to any current or former Timberline stockholder or to any other person with respect to any shares of McEwen common stock (or dividends or distributions with respect thereto), or for any cash amounts, properly delivered to any public official in compliance with any applicable abandoned property law, escheat law, or similar law. If any certificate representing shares of Timberline common stock has not been surrendered prior to five years after the closing date (or immediately prior to such earlier date on which any shares of McEwen common stock or any dividends or other distributions payable to the holder of such certificate would otherwise escheat to or become the property of any governmental body), any shares of McEwen common stock issuable upon the surrender of, or any dividends or other distributions in respect of, such certificate will, to the extent permitted by applicable law, become the property of McEwen, free and clear of all claims or interest of any person previously entitled thereto.

No interest will be paid or accrued on any amount payable upon surrender of certificates or book-entry shares representing shares of Timberline common stock.
Representations and Warranties; Material Adverse Effect
The merger agreement contains representations and warranties made by Timberline to McEwen and by McEwen to Timberline. Certain of the representations and warranties in the merger agreement are subject to materiality or “material adverse effect” qualifications (that is, they will not be deemed to be inaccurate or incorrect unless their failure to be true or correct is material or would result in a “material adverse effect” (as defined below) on the company making such representation or warranty). In addition, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of the party making the representation or warranty did not have knowledge. Furthermore, each of the representations and warranties is subject to the qualifications set forth in the disclosure letter delivered to McEwen by Timberline, in the case of representations and warranties made by Timberline, or the disclosure letter delivered to Timberline by McEwen, in the case of representations and warranties made by McEwen (with each letter referred to as that party’s disclosure letter), as well as the reports of Timberline or McEwen, as applicable, furnished or filed during the period from January 1, 2023 or January 1, 2021, as applicable, through the third business day prior to the date of the merger agreement (excluding any disclosures set forth in any risk factor section or otherwise relating to forward-looking statements to the extent that they are predictive or forward-looking in nature).
The representations and warranties made by Timberline to McEwen, and by McEwen to Timberline, under the merger agreement relate to, among other things:
•	due organization, valid existence, good standing and qualification to do business;
•	corporate authorization of the merger agreement and the transactions contemplated by the merger agreement and the valid and binding nature of the merger agreement;
•	capitalization;
•	the absence of any conflicts or violations of organizational documents and other agreements or laws;
•	required consents and approvals from governmental entities;
•	documents filed with the SEC, financial statements, and applicable securities exchange regulations;
•	the absence of certain developments;
•	the absence of a material adverse effect;
•	the absence of certain legal proceedings;
•	brokers and transaction-related fees; and
•	accuracy of information supplied or to be supplied in connection with this proxy statement/prospectus.
The merger agreement contains additional representations and warranties by Timberline to McEwen, relating to, among other things:
•	board of director approval of the transactions contemplated by the merger agreement and stockholder voting requirements in connection with such transactions;
•	the ownership of subsidiaries;
•	internal controls and disclosure controls and procedures relating to financial reporting;
•	documents filed on SEDAR+;
•	the absence of certain undisclosed liabilities;
•	the conduct of businesses in the ordinary course;
•	real property;
•	tax matters and the intended tax treatment of various transactions;
•	material contracts;

•	intellectual property;
•	information technology and data protection;
•	insurance coverage;
•	employee benefit plans;
•	possession of, and compliance with, permits necessary for the conduct of the business and compliance with applicable laws;
•	compliance with certain domestic and foreign corruption laws;
•	environmental matters;
•	mineral resources;
•	operations;
•	labor and employment matters;
•	anti-takeover laws; and
•	receipt of opinion from financial advisor.
The merger agreement contains additional representations and warranties by McEwen to Timberline, relating to, among other things, the organization of Merger Sub.
The representations and warranties of each of Timberline and McEwen will expire upon the completion of the merger.
Certain of the representations and warranties made by Timberline and McEwen are qualified as to “knowledge,” “materiality” or “material adverse effect.” For purposes of the merger agreement, “company material adverse effect,” which is used in reference to Timberline, means any change, effect, event, circumstance, occurrence, state of facts or development that, individually or in the aggregate with all other changes, effects, events, circumstances, occurrences, states of facts or developments, (i) would prevent or materially interfere with the ability of the Timberline and its subsidiaries to consummate the transactions contemplated by the merger agreement on or prior to the outside date under the merger agreement or (ii) has or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of Timberline and its subsidiaries, taken as a whole, other than (with respect to clause (ii) only) any effect, change or event arising out of, or resulting from, the following:
•
changes, effects, events, circumstances, occurrences, state of facts or developments generally affecting the mineral exploration or extraction industry in the geographic regions in which Timberline and its subsidiaries operate;

•	general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions in any jurisdiction;
•
failure, in and of itself, by Timberline to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period;

•
geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared) (including with respect to the Russian Federation and Ukraine or any matter arising therefrom), sabotage, terrorism (including cyber-terrorism), man-made disaster, epidemics, pandemics or disease outbreaks (including COVID-19) or any escalation or worsening of any of the foregoing;

•	any volcano, tsunami, hurricane, tornado, windstorm, flood, earthquake, wildfire or other natural disaster or any conditions resulting from such natural disasters;
•
any change or announcement of a potential change, in and of itself, in Timberline’s or any of its subsidiaries’ credit, financial strength or claims paying ratings or the ratings of any of Timberline’s or its subsidiaries’ businesses;

•	any change, in and of itself, in the market price, ratings or trading volume of Timberline’s or any of its subsidiaries’ securities;

•
any change in applicable laws (including COVID-19 measures) or GAAP (or interpretation or enforcement thereof), including accounting and financial reporting pronouncements by the SEC and the Financial Accounting Standards Board, or FASB;

•
the announcement, pendency or consummation of the transactions contemplated by the merger agreement, including the impact thereof on relationships, contractual or otherwise, of Timberline its subsidiaries with employees, suppliers, governmental authorities, or any third person, except that this exception does not apply with respect to any representation or warranty that is intended to address the consequences of the execution, delivery and performance of the merger agreement; or

•
any action taken by Timberline, or that Timberline caused one or more of its subsidiaries to take, or any failure of Timberline or any of its subsidiaries to take an action, pursuant to the merger agreement or at the written direction or with the written consent of McEwen;

provided that any effect, change or event referred to in the first, second and eighth bullet points may be taken into account in determining whether or not there has been a “company material adverse effect” to the extent such effect, change or events has a disproportionate adverse effect on Timberline and its subsidiaries, taken as a whole, relative to other similarly sized participants engaged primarily in the resource extraction industries in the geographic regions in which Timberline and its subsidiaries operate.
For purposes of the merger agreement, “parent material adverse effect,” which is used in reference to McEwen, means any change, effect, event, circumstance, occurrence, state of facts or development that would, individually or in the aggregate would prevent or materially delay, interfere with, hinder or impair the ability of McEwen or Merger Sub to consummate the transactions contemplated by the merger agreement.
Covenants and Agreements
Conduct of Business
Timberline has agreed to certain covenants in the merger agreement regarding the conduct its businesses between the date of the merger agreement and the earlier of the effective time of the merger or the date the merger agreement is terminated. Between the date of the merger agreement and the earlier of the effective time of the merger or the date the merger agreement is terminated, except (i) as set forth in Timberline’s disclosure letter, (ii) as required by applicable law, (iii) as expressly permitted or required by the merger agreement, (iv) as consented to by McEwen in writing (which consent will not be unreasonably withheld, conditioned or delayed) or (v) as reasonably taken in accordance with good mining practice to safeguard life or property, Timberline (a) will conduct the business and operations of Timberline and its subsidiaries and in all material respects in the ordinary course of business consistent with past practice and except for (i)-(v) above or for the taking of any COVID-19 Response (b) will not and will not permit any of its subsidiaries to:
•
declare, set aside or pay any dividends on or make any other distributions in respect of any of its capital stock or redeem, repurchase or otherwise acquire any shares of its capital stock or options to purchase Timberline common stock (except for (1) dividends or distributions by Timberline’s direct or indirect subsidiaries solely to its parent or (2) intercompany purchases of capital stock among Timberline and its subsidiaries);

•
issue, sell, pledge, dispose of or encumber or authorize the issuance, sale, pledge, disposition or encumbrance of (1) any shares of beneficial interests, capital stock or other ownership interest in Timberline or any of its subsidiaries, (2) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest or (3) any rights, warrants or options to acquire any such ownership interests or convertible securities, or take any action to cause to be exercisable any otherwise unexercisable option under any existing share option plan or take any action to cause to be exercisable any otherwise unexercisable option under any existing share option plan (except for issuances of shares of Timberline common stock in respect of any exercise of outstanding options or warrants or transactions solely between or among Timberline and its wholly owned subsidiaries);

•
except as required by Timberline’s existing employee benefits plans or compensation arrangements, ordinary course welfare benefit plan changes at the end of a plan year, or as otherwise required by applicable law: (1) increase the compensation or other benefits payable or provided to any of Timberline’s or any of its subsidiaries’ officers, directors, independent contractors, leased personnel or employees (except for such increases for Timberline’s employees in the ordinary course of business consistent with past practice including as a result of promotions), (2) enter into, materially amend or terminate any employment termination, change of control, severance, retention or other contract with any current or former employee, independent contractor or leased personnel of Timberline any of its subsidiaries (except for agreements consistent with past practice entered into with newly hired or replacements or promoted employees and employment agreements terminable on less than 30 days’ notice without payment or penalty), (3) establish, adopt, enter into, materially amend or terminate any existing employee benefit plan or compensation arrangements for the benefit of any current or former officers, employees, independent contractors or leased personnel of Timberline or any of their beneficiaries (except for agreements consistent with past practice entered into with newly hired or replacements or promoted employees and employment agreements terminable on less than 30 days’ notice without payment or penalty) or (4) enter into or amend any collective bargaining agreement or other agreement with a union or labor organization;
•
amend or propose to amend or permit the adoption of (1) any amendment to the organizational documents of Timberline or (2) any non-ministerial amendment to the organizational documents of Timberline’s subsidiaries;

•	effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;
•	adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring or recapitalization of Timberline or any of its significant subsidiaries;
•	make any capital expenditures;
•
acquire or agree to acquire any equity interest in or acquire a portion of the material assets or business of any person (or any division or line of business thereof), including in each case by merging or consolidating;

•
(1) incur any indebtedness or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another person, renew or extend any existing credit or loan arrangements, enter into any “keep well” or other agreement to maintain any financial condition of another person (except for (x) intercompany transactions or arrangements among Timberline and its subsidiaries, (y) agreements or arrangements or borrowings incurred under Timberline’s or any of its subsidiaries’ existing credit facilities and (z) short-term indebtedness incurred in the ordinary course of business consistent with past practice), (2) make any loans or advances to any other person (other than intercompany transactions or arrangements among one or more of Timberline and its subsidiaries) or (3) make any capital contributions to, or investments in, any other person (except for intercompany transactions or arrangements among one or more of Timberline and its subsidiaries);

•
enter into any contract that would, after the effective time of the merger, materially restrict McEwen and its subsidiaries (including the surviving corporation and its subsidiaries) from engaging or competing in any line of business or in any geographic area;

•
except in the ordinary course of business consistent with past practice, sell, transfer, assign, mortgage, encumber or otherwise dispose of assets with a fair market value in excess of $50,000 in the aggregate;

•
commence, pay, discharge, settle, compromise or satisfy any pending or threatened litigation, arbitration or similar proceedings except for monetary settlements entered in the ordinary course of business consistent with past practice in an amount less than $50,000 in any single instance or $50,000 in the aggregate;

•	change any of its financial or tax accounting methods or practices in any respect, except as required by GAAP or applicable law;
•
(1) make, change or revoke any tax election with respect to Timberline and its subsidiaries, (2) file any amended tax return or claim for refund of taxes with respect to Timberline and its subsidiaries, (3) enter into any “closing agreement” affecting any tax liability or refund of taxes with respect to Timberline and its subsidiaries, (4) extend or waive the application of any statute of limitations regarding the assessment or collection of any tax with respect to Timberline and its subsidiaries, (5) settle or compromise any material tax liability or refund of material taxes with respect to Timberline and its subsidiaries, or (6) take any action prior to the effective time of the merger that would reasonably be expected to prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368 of the Code;

•
waive, release or assign any rights or claims under or renew (other than automatic renewals), modify or terminate (other than termination by natural expiration) certain specified material contracts, in any material respect in a manner which taken as a whole is adverse to Timberline and its subsidiaries, or which could prevent or materially delay the consummation of the merger or the other transactions contemplated by the merger agreement past the outside date (or any extension thereof) under the merger agreement;

•
cease to maintain certain specified insurance policies and, prior the expiration of any such policy, renew such policy on substantially similar terms to the extent such insurance is available on commercially reasonable terms; or

•	agree or commit to take, any of the foregoing actions.
Access to Information and Confidentiality
Timberline shall allow McEwen and its representatives reasonable access during normal business hours, prior to the closing of the merger, to Timberline’s and its subsidiaries’ personnel, facilities and properties, contracts, commitments, books and records and any reports, schedules or other documents filed or received by it pursuant to the requirements of applicable law and with such additional data and information that McEwen reasonably requests in order to facilitate the completion of the transactions contemplated by the merger agreement. Notwithstanding the foregoing, neither Timberline nor its subsidiaries shall be required to provide such access or information if it would (i) unreasonably disrupt the operations of Timberline or its subsidiaries, (ii) cause a risk of a loss of privilege to Timberline or any of its subsidiaries, or (iii) constitute a violation of any applicable law.
All information provided to Timberline, McEwen or their respective representatives in connection with the merger agreement and the consummation of the transactions contemplated by the merger agreement will be subject to the mutual non-disclosure and confidentiality agreement in place between Timberline and McEwen.
No Solicitation
Except as described below, Timberline has agreed that, from the date of the merger agreement, it will not, and will cause its subsidiaries and their respective directors, officers, employees, financial advisors, legal counsel, accountants, consultants, agents and other representatives not to, directly or indirectly:
•
initiate, encourage, seek or solicit, or take any action to knowingly facilitate (including by way of furnishing non-public information), directly or indirectly, any inquiries or the making or submission of any proposal that constitutes an acquisition proposal with respect to itself;

•
participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to itself or any of its subsidiaries or afford access to the properties, books or records of itself or any of its subsidiaries to any person or group of persons (or any of their affiliates or representatives) that has made an acquisition proposal with respect to it; or

•
approve or recommend, make any public statement approving or recommending, or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement, with respect to an acquisition proposal with respect to itself (other than acceptable confidentiality agreements).

For purposes of the merger agreement, “acquisition proposal” means any bona fide proposal, offer or inquiry, whether or not in writing, for any transaction or series of transactions (other than the transactions contemplated by the merger agreement) involving the (i) direct or indirect acquisition, exclusive license or purchase of a business or assets that constitutes 20% or more of the consolidated net revenues, net income or assets (based on the fair market value thereof) of Timberline and its subsidiaries, taken as a whole, by any person or group of persons (other than parties to the merger agreement and their affiliates); (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities or capital stock of Timberline or any of its subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income or assets of such party and its subsidiaries, taken as a whole, by any person or group of persons; or (iii) merger, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, share exchange, exchange offer, recapitalization, stock repurchase program or other similar transaction that, if consummated, would result in any person or group of persons beneficially owning 20% or more of any class of equity securities of Timberline or any of its subsidiaries whose business constitutes 20% or more of the consolidated net revenues, net income or assets of Timberline and its subsidiaries, taken as a whole.

Prior to obtaining the approval of its stockholders, Timberline may participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to itself or any of its subsidiaries or afford access to the properties, books or records of itself or any of its subsidiaries to, any person that has made an acquisition proposal with respect to it if (i) it receives a bona fide written acquisition proposal with respect to itself from such third party (and such acquisition proposal was not initiated, sought, solicited, knowingly encouraged or facilitated in violation of the merger agreement) and (ii) after consultation Timberline’s financial advisors and outside legal counsel, the Timberline Board determines in good faith that such proposal is or could reasonably be expected to lead to, a superior proposal with respect to Timberline. Timberline may deliver non-public information to such third party only pursuant to a confidentiality agreement containing terms no less favorable to Timberline with respect to confidentiality than the terms of the mutual non-disclosure and confidentiality agreement between McEwen and Timberline, dated March 23, 2023, and only if Timberline sends to McEwen a copy of such agreement and any information with respect to Timberline and its subsidiaries that is provided to such third party to the extent such information was not previously provided to McEwen.
From and after the date of the merger agreement, each of McEwen and Timberline will, as promptly as practicable after receipt thereof (and in any event, within one business day), advise the other party to the merger agreement in writing of any request for information or any acquisition proposal with respect to itself received from any person, or any inquiry, discussions, or negotiations with respect to any acquisition proposal with respect to itself, and the terms and conditions of such request, acquisition proposal, inquiry, discussions or negotiations, and it will promptly (and in any event, within one business day) provide to the other party copies of any written materials received by it in connection with any of the foregoing and the identity of the person or group of persons making any such request, acquisition proposal, or inquiry or with whom any discussions or negotiations are taking place. Each of McEwen and Timberline agreed that it will simultaneously provide to the other any non-public information concerning itself or its subsidiaries provided to any other person or group in connection with any acquisition proposal that was not previously provided to the other. Each of McEwen and Timberline will keep the other reasonably informed of the status of any acquisition proposals (including the identity of the parties and price involved and any changes to any material terms and conditions thereof). Each of McEwen and Timberline agreed not to release, or permit any of its affiliates to release, any person from, or waive any provisions of, any confidentiality or standstill agreement to which it is a party or fail to enforce, to the fullest extent permitted under applicable law, any such standstill or similar agreement to which it is a party; provided, however, that if its board of directors determines in good faith after consultation with its outside legal counsel, that the failure to waive (or amend or modify) a particular standstill provision, or other provision with similar effect, could reasonably be expected to be a breach of its directors’ fiduciary duties under applicable law, McEwen or Timberline, as the case may be, may, with prior written notice to the other party, waive (or amend or modify) such standstill provision, or other provision with similar effect, solely to the extent necessary to permit the applicable person (if it has not been solicited in violation of the merger agreement) to make an acquisition proposal.
For purposes of the merger agreement, “superior proposal” means any unsolicited bona fide written acquisition proposal made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, share exchange, consolidation or other business combination (i) 50% or more of the assets of Timberline and its subsidiaries, taken as a whole, or (ii) 50% or more of the equity securities of Timberline, in each case, on terms that a majority of the Timberline Board determines in good faith (after consultation with Timberline’s financial advisors and outside legal counsel and taking into account all relevant financial, legal and regulatory aspects of such acquisition proposal and the merger agreement, including any alternative transaction (including any modifications to the terms of the merger agreement) proposed by McEwen in response to such superior proposal, including any conditions to and expected timing of consummation, and any risks of non-consummation, of such acquisition proposal) to be more favorable from a financial point of view (taking into account the payment of the company termination fee) to Timberline and its stockholders (in their capacity as stockholders) as compared to the transactions contemplated by the merger agreement and to any alternative transaction (including any modifications to the terms of the merger agreement) proposed by McEwen to the merger agreement.

Board Recommendation
Except as described below under “—Changes in Board Recommendation,” Timberline also agreed that, prior to the closing, neither its board of directors nor any committee thereof will, directly or indirectly:
•
withdraw (or amend, qualify or modify in a manner adverse to McEwen or Merger Sub), or publicly propose to withdraw (or amend, qualify or modify in a manner adverse to McEwen or Merger Sub), the approval, recommendation or declaration of advisability by its board of directors, or any of its committees, of the transactions contemplated by the merger agreement;

•	propose publicly to recommend, adopt or approve any acquisition proposal with respect to itself;
•
fail to publicly reaffirm or re-publish its recommendation within 10 business days of being requested by McEwen to do so (or if earlier, at least two days business days prior to the meeting of its stockholders);

•
fail to send to its stockholders, within ten business days after the commencement of a tender or exchange offer relating to its shares of common stock (or if earlier, at least two business days prior to the meeting of its stockholders), a statement disclosing that it recommends rejection of such tender or exchange offer and reaffirming its recommendation; or

•
authorize, cause or permit Timberline or any of its subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, amalgamation agreement or other similar agreement related to any acquisition proposal, other than any acceptable confidentiality agreements.

Any of the actions described in the immediately preceding paragraph, as well as a change of a recommendation to “neutral,” is deemed a company adverse recommendation change under the merger agreement.
Timberline is not prohibited (nor is its board of directors prohibited) from (1) taking and disclosing to its stockholders a position with respect to an acquisition proposal with respect to itself pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any similar disclosure, if after consultation with outside legal counsel to the Timberline Board, it subsequently determines in good faith that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to its stockholders or (2) directing any person (or the representatives of that person) who makes an acquisition proposal regarding Timberline to the relevant provisions of the merger agreement.
Changes in Board Recommendation
The Timberline Board, at any time prior to obtaining the approval of Timberline stockholders, in response to a superior proposal with respect to Timberline that has not been withdrawn and did not result from a breach of the provisions described under “—No Solicitation” may make a company adverse recommendation change. Unless, however, Timberline’s stockholders’ meeting is scheduled to occur within the next ten business days, the Timberline Board will not be entitled to make a company adverse recommendation change in response to a superior proposal with respect to Timberline:
•
until four business days after Timberline provides written notice to McEwen advising it that the Timberline Board has received a superior proposal, specifying the material terms and conditions of such superior proposal, identifying the person or group of persons making such superior proposal, and including copies of all material documents pertaining to such superior proposal;

•
if, during such four business day period, McEwen (it being understood that any change to the financial or other material terms and conditions of a superior proposal will require an additional notice to McEwen of two business days running from the date of such notice) irrevocably proposes any alternative transaction (including any modifications to the terms of the merger agreement), unless the Timberline Board determines in good faith, after good faith negotiations between the parties (if such negotiations are requested by McEwen) during such four business day period (after and taking into account all financial, legal and regulatory terms and conditions of such alternative transaction proposal and expected timing of consummation and the relative risks of non-consummation of the alternative transaction proposal and the superior proposal) that such alternative transaction proposal is not at least as favorable to Timberline and its stockholders as the superior proposal; and

•
unless the Timberline Board determines in good faith, after consultation with Timberline’s financial advisors and outside legal counsel, that the failure to make a company adverse recommendation change would be reasonably likely to be inconsistent with its fiduciary duties to Timberline stockholders.

At any time prior to obtaining the approval of the Timberline stockholders, in connection with any intervening event, as described in the following paragraph, the Timberline Board may make a company adverse recommendation change, after the Timberline Board (i) determines in good faith, after consultation with Timberline’s outside legal counsel, that the failure to make such a company adverse recommendation change would be reasonably likely to be inconsistent with its fiduciary duties to the Timberline stockholders under applicable laws, (ii) determines in good faith that the reasons for making such company adverse recommendation change are independent of and unrelated to any pending acquisition proposal with respect to Timberline, and (iii) provides written notice to McEwen, advising it that the Timberline Board is contemplating making a company adverse recommendation change and specifying the material facts and information constituting the basis for such contemplated determination. However, unless the Timberline stockholders’ meeting is scheduled to occur within the next four business days, (i) the Timberline Board may not make such company adverse recommendation change until the fourth business day after receipt by McEwen of a notice of change from the Timberline Board, and (ii) during such four business day period, at the request of McEwen, Timberline will negotiate in good faith with respect to any changes or modifications to the merger agreement that would allow the Timberline Board not to make such company adverse recommendation change, consistent with its fiduciary duties.
For purposes of the merger agreement, “intervening event” means any material event or development or material change in circumstances occurring, arising or coming to the attention of the Timberline Board after the date of the merger agreement to the extent that such event, development or change in circumstances (i) was neither known by the Timberline Board, nor reasonably foreseeable by the Timberline Board as of or prior to the date of the merger agreement and (ii) does not relate to an acquisition proposal or a superior proposal or any inquiry or communications relating thereto, except that in no event will the changes in the market price or trading volume of the shares of common stock of a party or the fact that a party fails to meet, meets or exceeds internal or published projections, forecasts or revenue or earnings or other financial performance or results of operations predictions for any period be an intervening event (however, the underlying causes of such change or fact will not be excluded).
Timberline Stockholders’ Meeting
Timberline has agreed to hold a meeting of Timberline stockholders as promptly as practicable after the effectiveness of the registration statement of which this proxy statement/prospectus is a part for the purpose of obtaining the Timberline stockholder approval, and the SEC confirms that is has no further comments on this proxy statement/prospectus, subject to Timberline’s right to terminate the merger agreement and pay the company termination fee. Timberline may only postpone or adjourn the Timberline stockholders’ meeting (1) to solicit additional proxies for the purpose of obtaining the Timberline stockholder approval, (2) for the absence of a quorum and (3) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that Timberline has determined after consultation with outside legal counsel is reasonably likely to be required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by Timberline stockholders prior to the Timberline stockholders’ meeting; provided that without McEwen’s prior written consent (not to be unreasonably withheld, conditioned or delayed), no single such adjournment or postponement will be for more than ten business days except as may be required by law and in no event will all such adjournments and postponements cause the Timberline stockholders’ meeting to be less than five business days prior to the outside date under the merger agreement; and provided further that Timberline may and must postpone or adjourn the Timberline stockholders’ meeting up to two times for up to ten business days each time upon the reasonable request of McEwen. Subject to the ability of the Timberline Board to effect a company adverse recommendation change, Timberline is required, through the Timberline Board, to recommend to the Timberline stockholders the Timberline merger proposal and use reasonable best efforts to solicit from the Timberline stockholders proxies in favor of the adoption of the merger agreement and to take all other actions necessary or advisable to secure Timberline stockholder approval. Timberline shall use reasonable efforts to, on a daily basis during the ten business days prior to the date of the Timberline stockholders’ meeting, advise McEwen as to the aggregate number of Timberline shares entitled to vote at such Timberline stockholders’ meeting for which proxies have been received by Timberline with respect to the Timberline stockholder approval and the number of such proxies authorizing the holder thereof to vote in favor of the Timberline stockholder approval. The Timberline Board has approved the merger agreement and the merger by a unanimous vote of its directors and adopted resolutions directing that the Timberline merger proposal be submitted to the Timberline stockholders for their consideration.

Efforts to Complete the Merger
Each of the parties agreed to use reasonable best efforts (subject to, and in accordance with, applicable law) to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties to the merger agreement in doing, all things necessary, proper, or advisable under applicable laws to carry out the intent and purposes of the merger agreement and to consummate the transactions contemplated by the merger agreement. However, McEwen, by itself or on behalf of any of its subsidiaries or affiliates is not required to divest, sell, dispose of, or license or offer or agree to divest, sell, dispose of, or license any assets, businesses, rights or operations, whether of McEwen (and any of its subsidiaries or affiliates) or of Timberline (and any of its subsidiaries or affiliates).
Indemnification, Exculpation and Insurance
McEwen has agreed that all rights, existing at the time of the merger agreement, to indemnification and exculpation from liabilities (including advancement of expenses) for acts or omissions occurring at or prior to the effective time of the merger, in favor of the current or former directors or officers of Timberline as provided in Timberline’s certificate of incorporation or Timberline’s bylaws or in any indemnification contract between such directors or officers and Timberline will survive the merger and will continue in full force and effect.
For a period of six years after the effective time of the merger, the surviving corporation will, and McEwen will cause the surviving corporation to, maintain in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of Timberline’s certificate of incorporation or Timberline’s bylaws as in effect immediately prior to the effective time of the merger with respect to acts or omissions occurring prior to the effective time of the merger and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any of the current or former directors or officers of Timberline; provided that all rights to indemnification in respect of any claim made for indemnification within such six-year period will continue until the disposition of such action or resolution of such claim.
Prior to the effective time of the merger, Timberline will purchase a six-year prepaid “tail” policy, with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Timberline’s existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the effective time of the merger (including in connection with the merger agreement and the transactions or actions contemplated by the merger agreement), and McEwen will cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the surviving corporation; provided that Timberline will not pay or agree to pay, and the surviving corporation will not be required to pay, in excess of 300% of the last annual premium paid by Timberline prior to the date of the merger agreement in respect of such “tail” policy. If Timberline is unable to purchase a six-year tail policy for fiduciary liability, Timberline will purchase the longest tail period available.
If McEwen or the surviving corporation or any of their respective successors or assigns (i) consolidates with or merges into any other corporation or entity and such that McEwen or the surviving corporation, as applicable, is not the surviving entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, McEwen or the surviving corporation will make proper provisions so that the successors and assigns of McEwen or the surviving corporation will assume all of the obligations set forth in this section entitled “Indemnification, Exculpation and Insurance.”
Employee and Labor Matters
The parties agreed that from and after the effective time of the merger, McEwen will, or will cause the surviving corporation to, assume, honor and continue until the one-year anniversary of the effective time of the merger or later if necessary to satisfy all obligations thereunder outstanding at the effective time of the merger, all of the employment, severance, retention, termination and change-in-control plans, policies, programs, agreements and arrangements maintained by Timberline or any of its subsidiaries, in each case as in effect at the effective time of the merger, including with respect to any payments, benefits or rights arising as a result of the transactions contemplated by the merger agreement (either alone or in combination with any other event), without any amendment or modification, other than any amendment or modification required to comply with applicable laws or consented to in writing by all affected employees.
With respect to all employee benefit plans of the surviving corporation and its subsidiaries and affiliates, each Timberline employee’s service with Timberline or any of its subsidiaries (as well as service with any predecessor employer of Timberline or any such subsidiary, to the extent service with the predecessor employer was recognized by Timberline or such subsidiary) will be treated as service with the surviving corporation or any of its subsidiaries (or in the case of a transfer of all or substantially all the assets and business of the surviving corporation, its successors and assigns), except that such service need not be recognized to the extent that such recognition would result in any duplication of benefits for the same period of service.
In addition, McEwen is required, or is required to cause the surviving corporation to take commercially reasonable measures to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by the surviving corporation or any of its subsidiaries or affiliates in which Timberline employees (and their eligible dependents) will be eligible to participate from and after the effective time of the merger, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Timberline plan immediately prior to the effective time of the merger. McEwen is required, or is required to cause the surviving corporation to, recognize the dollar amount of all co-payments, deductibles, out of pocket maximums and similar expenses incurred by each Timberline employee (and his or her eligible dependents) during the plan year in which the effective time of the merger occurs for purposes of satisfying such plan year’s deductible, co-payment out of pocket and other similar limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the effective time of the merger.
If requested by McEwen in writing delivered to Timberline not less than five days prior to the effective time of the merger, Timberline is required to cause its board of directors (or equivalent governing body, or the appropriate committee thereof) of the applicable member that sponsors any Timberline plans that includes a “qualified cash or deferred arrangement” as defined in Section 401(k)(2) of the Code (the “Timberline 401(k) plan”) to adopt resolutions and take such corporate action as is reasonably necessary to terminate Timberline 401(k) plan, effective as of the day immediately preceding the effective time of the merger and contingent upon the occurrence of the closing of the merger. In the event that McEwen requests that the Timberline 401(k) plan be terminated, Timberline is required to provide McEwen with evidence that such Timberline 401(k) plan has been terminated contingent upon the occurrence of the closing of the merger (the form and substance of which approval shall be subject to review and approval by McEwen, which shall not be unreasonably withheld, conditioned or delayed) not later than the business day immediately preceding the closing date of the merger.
Other Covenants and Agreements
The merger agreement contains certain other covenants and agreements, including covenants relating to:
•
obligations of McEwen to take all actions necessary to cause Merger Sub to perform its obligations under the merger agreement and to consummate the merger on the terms and conditions set forth in the merger agreement;

•	the preparation by Timberline (with the reasonable assistance and cooperation of McEwen) of this proxy statement/prospectus;
•	the preparation by McEwen (with the reasonable assistance and cooperation of Timberline) of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part;
•	the cooperation between Timberline and McEwen in connection with public announcements;
•
the cooperation between Timberline and McEwen in connection with any claim, demand, notice, action, suit, arbitration, proceeding, audit or investigation commenced or, to such party’s knowledge, threatened against such party that relates to the merger agreement, the voting and support agreements, or the transactions contemplated thereby;

•	the filing by McEwen with the NYSE and TSX of an application for listing additional shares covering the McEwen shares to be issued or issuable in connection with the merger;
•
the delisting of Timberline common stock from the TSXV, the ceasing of Timberline common stock to be quoted on the OTCQB, the deregistration of Timberline common stock under the Exchange Act, and the ceasing of Timberline as a reporting issuer under Canadian securities laws;

•
taking actions to complete the merger and eliminate the effects of any antitakeover or similar statute or regulation that is or becomes applicable to the transactions contemplated by the merger agreement;

•
the refraining from taking any actions which would or would reasonably be expected to prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•
the cooperation between Timberline and McEwen and use of reasonable best efforts to obtain opinions of tax counsel that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code; and

•
the obligations of Timberline, on the one hand, and McEwen and Merger Sub, on the other hand, to notify the other party or parties promptly upon learning of any change, occurrence, effect, condition, fact, event or circumstance that causes or is reasonably likely to cause or constitute a material breach of its representations, warranties, or covenants contained in the merger agreement or the failure of any of the conditions of the merger agreement to be satisfied.

Conditions to the Merger
The obligations of each of McEwen and Timberline to effect the merger are subject to the satisfaction or waiver, in whole or in part (to the extent permitted by law) of the following conditions:
•	the approval by Timberline stockholders of the Timberline merger proposal;
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the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, becoming effective under the Securities Act, and no stop order or any claim, demand, notice, action, suit, arbitration, proceeding, audit or investigation by the SEC seeking a stop order having been issued;

•
the absence of any order entered into by a governmental body of competent jurisdiction or any applicable law enacted or promulgated, in each case, that (whether temporary or permanent) is then in effect and has the effect of enjoining or otherwise prohibiting the consummation of the merger;

•
McEwen having filed with the NYSE and TSX the application for listing of additional shares with respect to the shares of McEwen common stock issued or issuable pursuant to the merger agreement (including the shares of McEwen common stock issuable upon exercise of Timberline warrants) and such shares shall have been approved and authorized for listing on the NYSE and TSX;

•
certain representations and warranties of McEwen or Timberline, as applicable, made in the merger agreement relating to organization, good standing, corporate power, corporate authority, board of director approval, stockholder voting requirements, brokers, and/or anti-takeover laws being true and correct in all respects or all material respects as of the closing date of the merger as though made on the closing date (except to the extent such representations and warranties expressly relate to a specific date or the date of the merger agreement, in which case such representations and warranties must be true and correct in all material respects as of such date);

•
certain representations and warranties of McEwen or Timberline, as applicable, made in the merger agreement relating to its capital structure being true and correct in all respects as of the closing date of the merger as though made on the closing date (except to the extent such representations and warranties expressly relate to a specific date or as of the date of the merger agreement, in which case such representations and warranties must be true and correct in all material respects as of such date) except for any de minimis inaccuracies;

•
the representation and warranty of Timberline relating to the absence of a material adverse effect since December 31, 2023, being true and correct as of the closing date of the merger as though made on the closing date;

•
each other representation and warranty of McEwen or Timberline, as applicable, made in the merger agreement (without giving effect to any limitation as to materiality, material adverse effect or any similar limitation set forth therein) being true and correct as of the closing date of the merger as though made on the closing date (except to the extent such representations and warranties relate to a specific date or as of the date of the merger agreement, in which case such representations and warranties must be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such party;

•
McEwen or Timberline, as applicable, having performed in all material respects all of the covenants and agreements under the merger agreement required to be performed by or complied with it at or prior to the closing date of the merger;

•	the absence of the occurrence of a material adverse effect of McEwen or Timberline since the date of the merger agreement; and
•	the receipt of an officer’s certificate executed by an executive officer of the other party certifying that the conditions described in the six preceding bullet points have been satisfied.
The parties expect to complete the merger after all of the conditions to the merger in the merger agreement are satisfied or waived, including after the Timberline stockholder approval is received.
Termination
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger (notwithstanding the obtaining of Timberline stockholder approval), under the following circumstances:
•	by mutual written consent of Timberline and McEwen, duly authorized by each of the Timberline Board and the McEwen Board; or
•	by either Timberline or McEwen:
if the consummation of the merger does not occur on or before October 13, 2024, referred to as the outside date, except that if the effective time of the merger has not occurred by October 13, 2024 due to the fact the McEwen registration statement on Form S-4 is not yet effective but all other conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied), the outside date will automatically be extended to November 12, 2024, except that this right to terminate the merger agreement will not be available to any party whose breach of its representations and warranties or the failure to perform any obligation under the merger agreement has principally caused or resulted in the failure of the merger to be consummated on or before that date;
if the merger has been made illegal or permanently enjoined from occurring;
if the Timberline stockholder approval is not obtained following a vote thereon at the Timberline stockholders’ meeting; or
upon the other party’s uncured breach of the merger agreement;
•	by McEwen if the Timberline Board effects a company adverse change recommendation prior to obtaining the Timberline stockholder approval; or
•	by Timberline in order to enter into a definitive agreement with respect to a superior proposal prior to obtaining the Timberline stockholder approval.
If the merger agreement is terminated, the agreement will have no further force or effect, except in the case of an intentional and material breach of the merger agreement or fraud. The mutual non-disclosure and confidentiality agreement and provisions of the merger agreement relating to confidential information, effects of termination, termination fee, non-survival of representations and warranties, expenses, amendments, waiver, entire agreement, governing law, jurisdiction, waiver of jury trial, assignment, no third-party beneficiaries, notices, severability, specific performance and counterparts will continue in effect notwithstanding termination of the merger agreement.
Expenses and Termination Fees
Each party is required to pay all fees and expenses incurred by it (and its subsidiaries) in connection with the negotiation of the merger agreement, the performance of its obligations thereunder and the consummation of the transactions contemplated by the merger agreement (whether consummated or not). However, Timberline will be required to pay McEwen a termination fee of $400,000, referred to as the company termination fee, if:
•	McEwen terminates the merger agreement after the Timberline Board effects a company adverse change recommendation prior to obtaining the Timberline stockholder approval;
•	Timberline terminates the merger agreement in order to enter into a definitive agreement with respect to a superior proposal prior to obtaining the Timberline stockholder approval; or

•
the merger agreement is terminated by Timberline or McEwen after Timberline stockholder approval is not obtained following a vote thereon at the Timberline stockholders’ meeting and (A) at any time after the date of the merger agreement and prior to such termination, an acquisition proposal is publicly announced or publicly made known to the Timberline Board or Timberline stockholders and not withdrawn prior to such termination and (B) within 12 months of such termination, Timberline either consummates an acquisition proposal or enters into a definitive agreement to consummate an acquisition proposal and Timberline thereafter consummates such acquisition proposal (whether or not within such 12-month period), where all references in the definition of acquisition proposal in the merger agreement to “twenty percent (20%)” are deemed to be references to “fifty percent (50%).”

The merger agreement also provides that in the event that the company termination fee is paid in accordance with the foregoing, such payment will be the sole and exclusive remedy for any and all losses or damages suffered or incurred by McEwan, Merger Sub, any of their respective affiliates or any other person in connection with the merger agreement (and the termination hereof), the transactions contemplated thereby (and the abandonment thereof) or any matter forming the basis for such termination.
Amendment and Waiver
Amendment
At any time prior to the effective time of the merger, the merger agreement may be amended by mutual agreement of the parties in writing at any time before or after receipt of Timberline stockholder approval; provided that no amendment of the merger agreement will be made after receipt of Timberline stockholder approval if the amendment requires further approval by the stockholders of Timberline or McEwen under applicable laws or the rules of the NYSE, TSX or TSXV.
Waiver
No failure on the part of any party to exercise any power, right, privilege or remedy under merger agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under the merger agreement, will operate as a waiver of such power, right, privilege or remedy, and no single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party will be deemed to have waived any claim arising out of the merger agreement, or any power, right, privilege or remedy under the merger agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party, and any such waiver will not be applicable or have any effect except in the specific instance in which it is given.
Third-Party Beneficiaries
The merger agreement is not intended to and will not confer upon any person other than the parties thereto any rights or remedies, except for the right of the holders of shares of Timberline common stock to receive the merger consideration, the right of the holders of warrants to purchase shares of Timberline common stock to receive the rollover warrants, and the provisions of the merger agreement relating to indemnification and exculpation from liability for the current or former directors and officers of Timberline.
Governing Law; Waiver of Jury Trial
Governing Law
The merger agreement and all claims, demands, notices, actions, suits, arbitrations, proceedings, audits or investigations (whether arising based on contract, tort or statute) arising out of, relating to, or in connection with the merger agreement or the actions of any of the parties thereto in the negotiation, administration, performance or enforcement thereof are governed by and will be construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under any applicable principles of conflicts of laws thereof.
Waiver of Jury Trial
The parties have agreed to waive all rights to trial by jury in any legal proceeding arising out of or relating to the merger agreement.

Enforcement
The parties have agreed in the merger agreement that irreparable damage would occur in the event that any of the provisions of the merger agreement are not performed in accordance with their specific terms or are otherwise breached. The parties have agreed that they will be entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the performance of its terms and provisions, without proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity, without posting any bond or other undertaking, provided however, McEwen and Merger Sub will not be entitled to specific performance or other equitable remedy if the merger agreement is validly terminated by Timberline and Timberline pays McEwen a termination fee of $400,000.

THE SPECIAL MEETING
This proxy statement/prospectus is being provided to the Timberline stockholders as part of a solicitation of proxies by the Timberline Board for use at the special meeting to be held at the time and place specified below and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement/prospectus provides Timberline stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting.
Date, Time, Place and Purpose of the Timberline Special Meeting
The Timberline special meeting will be held at 9:00 a.m., Mountain Time, on August 16, 2024, at the offices of Davis Graham & Stubbs, LLP, 1550 17th Street, Suite 500, Denver, CO 80202. The purpose of the Timberline special meeting is to consider and vote on the following:
•
The merger proposal: to vote on a proposal to adopt the merger agreement, which is further described in the sections titled “The Merger” and “The Merger Agreement,” beginning on pages 30 and 54, respectively, and a copy of which is attached as Annex A to the proxy statement/prospectus of which this notice is a part (the “merger proposal”);

•
The merger-related compensation proposal: to vote on an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to Timberline’s NEOs that is based on or otherwise related to the merger; and

•
The adjournment proposal: to vote on a proposal to approve the adjournment of the Timberline special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.

Adoption and approval of the merger proposal by Timberline stockholders is a condition to the obligation of Timberline and McEwen to complete the merger.
Recommendation of the Timberline Board
At a special meeting held on April 15, 2024, the Timberline Board unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of the Timberline stockholders, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and directed that the merger agreement be submitted to the Timberline stockholders for adoption at a meeting of such stockholders. The Timberline Board unanimously recommends that Timberline stockholders vote “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal.
Timberline stockholders should carefully read this proxy statement/prospectus, including any documents incorporated by reference, and the annexes in their entirety for more detailed information concerning the merger and the transactions contemplated by the merger agreement.
Record Date; Stockholders Entitled to Vote
Only stockholders of record of issued and outstanding shares of Timberline common stock as of the close of business on the record date of July 8, 2024 are entitled to notice of, and to vote at, the Timberline special meeting or any subsequent reconvening of the Timberline special meeting following any adjournments and postponements of the Timberline special meeting.
As of the close of business on the record date, there were 189,998,710 shares of Timberline common stock issued and outstanding and entitled to vote at the Timberline special meeting. You may cast one vote for each share of Timberline common stock that you held as of the close of business on the record date.
A complete list of Timberline stockholders entitled to vote at the Timberline special meeting will be available for inspection at the office of Davis Graham & Stubbs LLP, 1550 17th Street, Suite 500, Denver, CO 80202 during regular business hours for a period of no less than ten days before the Timberline special meeting and during the Timberline special meeting.

Quorum; Adjournment
A quorum of Timberline stockholders is necessary for Timberline to hold a valid meeting. The presence at the Timberline special meeting, in person or by proxy, of the holders of one-third of the outstanding shares of Timberline common stock entitled to vote at the Timberline special meeting constitutes a quorum.
The special meeting may be adjourned or postponed, in the absence of a quorum, by the chairman of the meeting or the affirmative vote of a majority of the votes actually cast by the stockholders who are present in person or by proxy and entitled to vote at the special meeting. Even if a quorum is present, the special meeting may also be adjourned in order to provide more time to solicit additional proxies in favor of adoption of the merger agreement by the chairman of the meeting or if sufficient votes are cast in favor of the adjournment proposal. If a sufficient number of shares of Timberline common stock is present in person or represented by proxy and votes in favor of the merger proposal at the special meeting such that the merger proposal is approved, Timberline does not anticipate that it will adjourn or postpone the special meeting.
Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless:
•	the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting; or
•
a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, in which case a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting.

At any adjourned meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting. Any adjournment or postponement of the special meeting will allow Timberline stockholders who have already submitted their proxies to revoke them at any time before their use at the special meeting that was adjourned or postponed.
Abstentions will count as votes present and entitled to vote for the purpose of determining the presence of a quorum for the transaction of business at the special meeting. Broker non-votes will not be counted as present for the purpose of determining the presence of a quorum.
Required Vote; Broker Non-Votes and Abstentions
Each share of Timberline common stock outstanding on the record date is entitled to one vote on each of the merger proposal, the merger-related compensation proposal and the adjournment proposal. The required votes to approve the proposals at the special meeting are as follows:
•
The merger proposal: The merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of Timberline common stock entitled to vote thereon. Failures to vote, broker non-votes and abstentions will have the same effect as votes cast “AGAINST” this proposal.

•
The merger-related compensation proposal: The merger-related compensation proposal requires the affirmative vote of holders of a majority of the outstanding shares of Timberline common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Failures to be present in-person or by proxy, including broker non-votes, will have no effect on the vote for this proposal (assuming a quorum is present). Abstentions will have the same effect as votes cast “AGAINST” this proposal. Because the vote on the merger-related compensation proposal is advisory only, it will not be binding on Timberline. Accordingly, if the merger proposal is approved and the merger is completed, the merger-related compensation will be payable to Timberline’s NEOs, subject only to the conditions applicable thereto, regardless of the outcome of the approval of the merger-related compensation proposal.

•
The adjournment proposal: The adjournment proposal requires the affirmative vote of holders of a majority of the outstanding shares of Timberline common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Failures to be present in-person or by proxy, including broker non-votes, will have no effect on the vote for this proposal (assuming a quorum is present). Abstentions will have the same effect as votes cast “AGAINST” this proposal. The approval of the adjournment proposal is not a condition precedent to the approval of the merger proposal or the closing of the merger.

Executed but unvoted proxies will be voted in accordance with the recommendation of the Timberline Board. The merger proposal, merger-related compensation proposal, and the adjournment proposal are described in the section entitled “Timberline Proposals” beginning on page 75.
Voting by Timberline’s Directors and Executive Officers
As of the record date, Timberline directors and executive officers, and their affiliates, as a group, owned and were entitled to vote 27,866,021 shares of Timberline common stock, or approximately 14.7% of the total outstanding shares of Timberline common stock as of the Timberline record date.
Each of the Timberline directors and executive officers have executed a voting agreement agreeing to vote in favor of the merger proposal, merger-related compensation proposal and the adjournment proposal. Timberline currently expects that all of its directors and executive officers will vote their shares “FOR” the merger proposal, merger-related compensation proposal and adjournment proposal.
Voting by Significant Stockholders of Timberline
Concurrent with Timberline’s execution of the merger agreement, two significant stockholders of Timberline each executed a voting agreement agreeing to vote in favor of the merger proposal, the merger-related compensation proposal and the adjournment proposal. The two stockholders together owned and were entitled to vote 52,389,284 shares of Timberline common stock, or approximately 27.6% of the total outstanding shares of Timberline common stock as of the Timberline record date. Timberline currently expects that each of the two stockholders will vote their shares “FOR” the merger proposal, merger-related compensation proposal and adjournment proposal.
Voting of Proxies by Holders of Record
If you are a stockholder of record of Timberline as of the close of business on the record date, you may submit your proxy before the special meeting in one of the following ways:
•
Telephone: To submit your proxy by telephone, call 1-800-690-6903. Have your proxy card in hand when you call and then follow the instructions to vote your shares. If you vote by telephone, you must do so no later than 11:59 p.m. Eastern Time on August 15, 2024;

•
Internet: To submit your proxy via the internet, go to www.proxyvote.com. Have your proxy card in hand when you access the website and follow the instructions to vote your shares. If you vote via the internet, you must do so no later than 11:59 p.m. Eastern Time on August 15, 2024; or

•
Mail: To submit your proxy by mail, simply mark your proxy card, date and sign it and return it in the postage-paid envelope. If you do not have the postage-paid envelope, please mail your completed proxy card to the following address: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received no later than 6:00 p.m. Eastern Time on August 15, 2024.

Please be aware that any costs related to voting via the internet, such as internet access charges, will be your responsibility.
All properly signed proxies that are timely received and that are not revoked will be voted at the special meeting according to the instructions indicated on the proxies or, if no direction is indicated, they will be voted as recommended by the Timberline Board. The proxy holders may use their discretion to vote on other matters that properly come before the special meeting.
Voting of Proxies by “Street Name” Holders
If your shares are held in “street name” through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. Your vote at the special meeting will revoke any proxy previously submitted on your behalf by your broker, bank or other nominee.
The meeting will begin promptly at 9:00 a.m., Mountain Time, on August 16, 2024. Timberline encourages its stockholders to access the meeting prior to the start time leaving ample time for check-in. Please follow the instructions as outlined in this proxy statement/prospectus.

Even if you plan to attend the special meeting, Timberline recommends that you vote your shares in advance as described below so that your vote will be counted even if you later decide not to or become unable to attend the special meeting.
Revocability of Proxies
Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted at the special meeting. If you are a record holder, you may change or revoke your vote before your proxy is voted at the special meeting as described herein. You may do this in one of four ways:
•	submitting a proxy at a later time by internet or telephone until 11:59 p.m. Eastern Time on August 15, 2024;
•	signing and returning a new proxy card with a later date;
•	delivering, before 6:00 p.m. Eastern Time on August 15, 2024, to Timberline at 9030 North Hess St., Suite 161, Hayden, ID 83835, written revocation of your most recent proxy.
If you are a “street name” stockholder and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.
Solicitation
The Timberline Board is soliciting proxies for the special meeting from its stockholders. Timberline will bear the entire cost of the solicitation of proxies, including preparation, assembly and delivery, as applicable, of this proxy statement/prospectus, the proxy card and any additional materials furnished to stockholders. Proxies may be solicited by directors, officers and a small number of Timberline’s regular employees personally or by mail, telephone or facsimile, but such persons will not be specially compensated for such service. As appropriate, copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians that hold shares of Timberline common stock of record for beneficial owners for forwarding to such beneficial owners. Timberline may also reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.
Assistance
If you need assistance with voting via the internet, voting by telephone or completing your proxy card, or have questions regarding the special meeting, please contact Cathy Osterberg at the following address and telephone number:
Timberline Resources Corporation
9030 North Hess Street, Suite 161
Hayden, ID 83835
Attention: Cathy Osterberg
Telephone: (866) 513-4859
Your vote is very important regardless of the number of shares of Timberline common stock that you own. Please submit a proxy to vote your shares via the internet, vote by telephone or sign, date and return a proxy card promptly so your shares can be represented, even if you plan to attend the special meeting.

TIMBERLINE PROPOSALS
Item 1.	The Merger Proposal
(Item 1 on Timberline Proxy Card)
In the merger proposal, Timberline is asking its stockholders to adopt the merger agreement. Approval of the merger proposal by Timberline stockholders is required for completion of the merger. The merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of Timberline common stock entitled to vote thereon. Each share of Timberline common stock outstanding on the record date of the special meeting is entitled to one vote on this proposal. Failures to vote, broker non-votes and abstentions will have the same effect as votes cast “AGAINST” this proposal.
The Timberline Board unanimously recommends a vote “FOR” the merger proposal (Item 1).
Item 2.	The Merger-Related Compensation Proposal
(Item 2 on Timberline Proxy Card)
In the merger-related compensation proposal, Timberline is asking its stockholders to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Timberline’s NEOs that is based on or otherwise relates to the merger. The merger-related compensation proposal requires the affirmative vote of holders of a majority of the outstanding shares of Timberline common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Failures to be present in-person or by proxy, including broker non-votes, will have no effect on the vote for this proposal (assuming a quorum is present). Abstentions will have the same effect as votes cast “AGAINST” this proposal.
Because the vote on the merger-related compensation proposal is advisory only, it will not be binding on either Timberline or McEwen. Accordingly, if the merger proposal is approved and the merger is completed, the merger-related compensation will be payable to Timberline’s NEOs, subject only to the conditions applicable thereto, regardless of the outcome of the approval of the merger-related compensation proposal.
The Timberline Board unanimously recommends a vote “FOR” the merger-related compensation proposal (Item 2).
Item 3.	The Adjournment Proposal
(Item 3 on Timberline Proxy Card)
In the adjournment proposal, Timberline is asking its stockholders to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement. If Timberline stockholders approve the adjournment proposal, subject to the terms of the merger agreement, Timberline could adjourn the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from Timberline stockholders who have previously voted. Timberline does not intend to call a vote on the adjournment proposal if the merger proposal is approved at the special meeting.
The adjournment proposal requires the affirmative vote of holders of a majority of the outstanding shares of Timberline common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Failures to be present in-person or by proxy, including broker non-votes, will have no effect on the vote for this proposal (assuming a quorum is present). Abstentions will have the same effect as votes cast “AGAINST” this proposal.
The Timberline Board unanimously recommends a vote “FOR” the adjournment proposal (Item 3).

NON-BINDING, ADVISORY VOTE ON MERGER-RELATED COMPENSATION FOR TIMBERLINE’S NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act and Rule 14a-21(c) promulgated under the Exchange Act require that Timberline seek a non-binding, advisory vote from its stockholders to approve the merger-related compensation described in this proxy statement/prospectus under “The Merger—Interests of Directors and Executive Officers of Timberline in the Merger” beginning on page 42. The approval, on a non-binding, advisory basis, of the merger-related compensation proposal requires the affirmative vote of holders of a majority of the outstanding shares of Timberline common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Each share of Timberline common stock outstanding on the record date is entitled to one vote on this proposal. Failures to vote and broker non-votes will have no effect on the vote for this proposal (assuming a quorum is present); abstentions will have the same effect as a vote cast “AGAINST” this proposal. Accordingly, Timberline is asking its stockholders to vote in favor of the following resolution, on a non-binding, advisory basis:
“RESOLVED, that the compensation that may be paid or become payable to Timberline’s named executive officers that is based on or otherwise relates to the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in ‘The Merger—Interests of Directors and Executive Officers of Timberline in the Merger’ are hereby APPROVED.”
The Timberline Board recommends that its stockholders approve, on a non-binding, advisory basis, the merger-related compensation described in this proxy statement/prospectus by voting “FOR” the above proposal.
Approval of this proposal is not a condition to completion of the merger, and the vote with respect to this proposal is advisory only and will not be binding on Timberline or McEwen. If the merger proposal is adopted by the Timberline stockholders and the merger is completed, the merger-related compensation will be payable to Timberline’s NEOs, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the merger-related compensation proposal.

DESCRIPTION OF MCEWEN CAPITAL STOCK
The following describes the material terms of the capital stock of McEwen. This description is qualified in its entirety by reference to the articles of incorporation and bylaws of McEwen which are incorporated by reference into this proxy statement/prospectus. For more information about the documents incorporated by reference into this proxy statement/prospectus, see “Where You Can Find More Information” on page 88.
McEwen’s authorized capital consists of 200,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value. As of July 8, 2024, there were a total of 50,973,096 shares of McEwen common stock issued and outstanding, and no shares of preferred stock issued and outstanding.
McEwen Common Stock
The holders of McEwen common stock are entitled to one vote for each share held of record and the holders of any fractional share are entitled to a corresponding fractional vote on all matters submitted to a vote of McEwen’s shareholders, including the election of directors. Cumulative voting for directors is not permitted. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of McEwen common stock are entitled to receive ratably those dividends, if any, as may be declared by the McEwen Board out of legally available funds. Upon McEwen’s liquidation, dissolution or winding up, the holders of McEwen common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of debt and other liabilities of McEwen, subject to the prior rights of any preferred stock then outstanding. Holders of McEwen common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to McEwen common stock. There are no restrictions on the alienability of McEwen common stock and there are no provisions discriminating against any existing or prospective holder of McEwen common stock as a result of such holder owning a substantial amount of its securities. All outstanding shares of McEwen common stock are fully paid and non-assessable.
McEwen Preferred Stock
Under the terms of McEwen’s articles of incorporation, the McEwen Board is authorized to direct McEwen to issue shares of preferred stock in one or more series without shareholder approval. The McEwen Board has the discretion to determine the designation and number of shares of any series of preferred stock, the voting powers, if any, of the shares of such series of preferred stock, and the relative, participating, optional or other rights and preferences of the shares of any series of preferred stock, including, without limitation, dividend rights, dividend rates, terms of redemption, redemption prices, conversion rights, and liquidation preferences. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
The ability of the McEwen Board, without action from McEwen shareholders, to issue undesignated preferred stock with voting or other rights could impede the success of any attempt to effect a change in control of McEwen. These provisions may also have the effect of deferring hostile takeovers or delaying changes in control or management of McEwen. The McEwen Board has determined to consider the adoption of a shareholder rights, or “poison pill,” plan because it believes that such a plan may be in the best interests of McEwen and its shareholders. At this time, the McEwen Board has not approved the adoption of any plan but is in the exploratory stage. If the McEwen Board determines to adopt such a plan, the availability of preferred stock would be useful to the implementation of such a plan. The McEwen Board’s determination to consider the adoption of such a plan is not in response to or in anticipation of any pending or threatened take-over bid, nor a desire to deter any particular take-over bid. The McEwen Board is not currently aware of any hostile takeover attempts directed at McEwen. The McEwen Board is considering such a plan to ensure that McEwen’s shareholders are treated fairly in the event any such bid to acquire control of McEwen is made. A rights plan may also be useful in preserving the net operating losses that McEwen currently has available to offset any future income.

COMPARISON OF RIGHTS OF STOCKHOLDERS OF MCEWEN AND TIMBERLINE
McEwen is incorporated under the laws of the state of Colorado. Timberline is incorporated under the laws of the State of Delaware, accordingly, the rights of its stockholders of are governed by the DGCL. McEwen will continue to be a Colorado corporation following completion of the merger and will be governed by the Colorado Business Corporation Act and the Colorado Corporations and Associations Act (collectively, the “Colorado Act”).
Upon completion of the merger, the Timberline stockholders immediately prior to the effective time of the merger will become McEwen common stockholders. The rights of the former Timberline stockholders and the McEwen stockholders will thereafter be governed by the Colorado Act and by McEwen’s articles of incorporation and bylaws.
The following description summarizes certain of the material terms and differences between the rights of the stockholders of McEwen and Timberline but is not a complete statement of all such terms or differences, or a complete description of the specific provisions referred to in this summary. Stockholders should carefully read the relevant provisions of the DGCL, the Colorado Act, and the articles of incorporation and bylaws of McEwen and the certificate of incorporation and bylaws Timberline. For more information on how to obtain the documents that are not attached to this proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 88.
	Rights of McEwen Stockholders	Rights of Timberline Stockholders
Authorized Capital Stock	The authorized capital stock of McEwen consists of 200,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share.	The authorized capital stock of Timberline consists of 500,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

Special Meetings of Stockholders; Action by Written Consent	Under the Colorado Act and McEwen’s bylaws, a special meeting of shareholders may be called by the president, the chairman of the board of directors or holders of at least 10% of the voting stock.	Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or by-laws.

The Colorado Act and McEwen’s bylaws further provide that any action required or permitted to be taken at a meeting of the shareholders of McEwen may be taken without a meeting if a consent in writing, setting forth the action so taken is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Timberline’s bylaws provide that special meetings of Timberline stockholders may be called by a majority of the Timberline Board, chief executive officer or president or by one or more stockholders holding shares in aggregate entitled to cast not less than 33% of the shares eligible to vote at that special meeting.

Unlike the DGCL, Timberline’s bylaws provide that, any action required or permitted to be taken at a stockholders meeting may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the DGCL and Timberline’s bylaws and may not be taken by written consent without a meeting.

	Rights of McEwen Stockholders	Rights of Timberline Stockholders
Stockholder Proposals and Nominations of Candidates for Election to the Board of Directors
McEwen’s articles of incorporation generally allow shareholders voting power for the election of directors.

McEwen’s bylaws provide that nominations of candidates for election as directors at any annual meeting of shareholders at which directors will be elected may be made (i) by the board of directors, or (ii) by any shareholder entitled to vote in accordance with the procedures established in the bylaws further described below.

The nominations of a candidate to the board of directors at an annual or special meeting of the shareholders may be made only (a) pursuant to the McEwen’s notice of meeting (or any supplement thereto), (b) by or at the direction of the board of directors, or (c) by any shareholder of McEwen (i) who was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of McEwen) both at the time of giving of notice and on the record date for the determination of shareholders entitled to vote at the meeting, (ii) who is entitled to vote at the meeting upon such election of directors or such business, as the case may be, and (iii) who complies with the notice procedures.

For nominations of a candidate to the board of directors before an annual or special meeting by a shareholder, other than a special meeting called by such shareholder, the shareholder (1) must have given timely notice thereof in writing and in proper form to the secretary of McEwen at the principal executive offices of McEwen, and (2) must provide any updates or supplements to such notice at such times and in the forms required by the bylaws.

Timberline’s certificate of incorporation generally allows stockholders voting power for the election of directors and all other purposes subject to such limitations as may be imposed by law. The holders of common stock, who are record holders at the time the notice described below is given, are entitled to vote at such annual meeting to nominate candidates for election to the Timberline Board and propose other business to be brought before an annual meeting.

Timberline’s bylaws provide that if a stockholder calls a special meeting, the request must (i) be in writing, (ii) specify the time of such meeting and the general nature of the business proposed to be transacted, and (iii) be delivered personally, via registered mail, or by facsimile transmission to the chair of the Board, the chief executive officer, the president, or the secretary of the company.

Stockholder meetings require advance notice of such meeting not less than ten or more than 60 days before the date of the meeting to each stockholder of record entitled to vote. Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for such stockholder by proxy authorized in writing.

	Rights of McEwen Stockholders	Rights of Timberline Stockholders
Number of Directors
The Colorado Act provides that the number of directors constituting the board of directors is to be stated in or fixed in accordance with the bylaws of a corporation.

McEwen’s bylaws provide that the McEwen board of directors shall fix the size of the board from time to time, but such number to be not less than three nor more than nine. McEwen currently has nine directors.

Any directorship to be filled by reason of an increase in the number of directors must be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting, or at a special meeting of shareholders called for that purpose.

If the number of directors to be elected at an annual meeting is increased and there is no public announcement by McEwen specifying the size of the increased Board at least one hundred days before the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required will be considered timely, but only with respect to nominees for any new positions created by such increase, if received by the secretary at the principal executive offices of McEwen not more than ten calendar days following the day on which such public announcement is first made by McEwen.

The DGCL provides that the board of directors of a Delaware corporation must consist of one or more directors, with the number of directors fixed by or in the manner provided in the corporation’s by-laws unless the certificate of incorporation fixes the number of directors.

Timberline’s certificate of incorporation provides that the number of directors on the Timberline Board will be fixed from time to time by the Timberline Board but shall in no event be fewer than one nor more than fifteen directors. Timberline currently has five directors. Timberline’s bylaws require changes to the number of Directors be adopted by resolution of an affirmative vote of a majority of the total number of Directors then in office.

Election of Directors
Under the Colorado Act, the board of directors are elected at each annual shareholders’ meeting unless the articles of incorporation specify that the directors’ terms are staggered. Unlike the Colorado Act, cumulative voting is not allowed in the election of directors of McEwen under its articles of incorporation.

The DGCL provides that, unless the certificate of incorporation or by-laws provide otherwise, directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

	McEwen’s bylaws provide that an annual meeting of shareholders is to be held for the election of directors and for the transaction of other business within the six months following fiscal year-end	Timberline’s bylaws provide that directors shall be elected by a plurality of votes validly cast and entitled to vote on the election of Directors.

	Rights of McEwen Stockholders	Rights of Timberline Stockholders

or on other date and time as may be determined from time to time by the board of directors.

The bylaws further provide that each shareholder entitled to vote have the right to vote the number of shares owned for as many persons as there are directors to be elected in the election of directors. Those candidates receiving the highest number of votes cast in their favor (equal to the number of directors to be elected) are elected to the board of directors.

Holders of Timberline common stock do not have cumulative voting rights in the election of directors or otherwise.

Timberline does not have a classified board. Timberline’s bylaws provides that directors shall be elected and hold office until their successor is duly elected and qualified. There is no set term but a director may resign at any time.

Removal of Directors; Vacancies
The Colorado Act and McEwen’s bylaws provide that the shareholders may remove one or more directors with or without cause. Such removal must occur at a meeting called for the express purpose of removing directors by a majority vote of the shares entitled to vote.

The Colorado Act and McEwen’s bylaws also provide that vacancies on the McEwen’s board may be filled by the shareholders or by the remaining directors, even if less than a quorum.

Timberline stockholders may remove directors with or without cause by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.

All vacancies on the Timberline Board, including vacancies resulting from newly created directorships due to an increase in the number of directors, may be filled by a majority vote of the directors then in office, even if less than a quorum, or by the sole remaining director, or such vacancies may be filled by the stockholders.

Limitation on Liability of Directors and Officers
Under the Colorado Act, the articles of incorporation may, but need not, include provisions limiting a director’s liability to the corporation or the shareholders for money damages for taking or failing to take an action, except liability for (i) the amount of a financial benefit received by a director to which the director is not entitled; (ii) an intentional infliction of harm on the corporation or shareholders; (iii) a violation of the Colorado Act regarding unlawful distributions; or (iv) an intentional violation of criminal law.

McEwen’s articles of incorporation provides that to the fullest extent permitted by the Colorado Act, a director of McEwen shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

In August 2022, the DGCL was amended to permit Delaware corporations to exculpate officers from monetary damages for breach of fiduciary duty in certain circumstances, if so provided in the corporation’s certificate of incorporation. As of the date hereof, Timberline’s certificate of incorporation does not contain a provision exculpating officers from such liability.

Timberline’s certificate of incorporation provides that no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director, except to the extent provided for by applicable law (1) for any breach of the directors duty of loyalty to the corporation or its

	Rights of McEwen Stockholders	Rights of Timberline Stockholders

stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) pursuant to section 174 of the DGCL, or (4) for any transaction from which such director derived an improper personal benefit.

Additionally, a director of Timberline shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits the liability of a director.

Indemnification of Directors and Officers; Expenses
Under the Colorado Act, a corporation may generally indemnify a person made a party to a proceeding because the person is or was a director or officer of the corporation against any obligation incurred with respect to the proceeding to pay a judgment, settlement, penalty, fine or reasonable expenses incurred in the proceeding if the director or officer acted in good faith and certain other conditions are satisfied. The Colorado Act also authorizes a Colorado corporation to pay for or reimburse the reasonable expenses incurred by a director or officer in defending a proceeding in advance of the final disposition of the proceeding if certain requirements are satisfied.

McEwen’s articles of incorporation provides that McEwen may indemnify each director, officer and any employee or agent of the corporation, his heirs, executors and administrators, against expenses reasonably incurred or any amounts paid by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee or agent of the corporation to the full extent permitted by the Colorado Act as now existing or as hereafter amended.

Under the DGCL, a Delaware corporation must indemnify its present and former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

Delaware law provides that a corporation may indemnify its present and former directors, officers, employees and agents, as well as any individual serving with another corporation in that capacity at the corporation’s request against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement of actions taken, if the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful; except that no indemnification may be paid for judgments, fines and amounts paid in settlement in actions by or in the right of the corporation to procure a judgment in its favor.

A corporation may not indemnify a current or former director or officer of the corporation against expenses to the

	Rights of McEwen Stockholders	Rights of Timberline Stockholders

extent the person is adjudged to be liable to the corporation unless a court approves the indemnity.

Timberline’s certificate of incorporation provides that it will indemnify its directors and officers to the fullest extent permitted by the DGCL. In addition, Timberline has obtained policies of directors’ and officers’ liability insurance.

Timberline is required under its by-laws to advance expenses incurred by such person who is a director or officer of Timberline in connection with any such action, suit or proceeding prior to its final disposition so long as the person undertakes to repay any advanced amounts if it is ultimately determined that he or she is not entitled to be indemnified.

Amendments to Certificate of Incorporation
Under the Colorado Act, an amendment to a corporation’s articles of incorporation must be proposed either by the board of directors or by the holders of at least 10% of the voting stock and must be approved by the shareholders with the votes cast in favor of the amendment exceeding the votes cast against.

As provided under the DGCL, any amendment to Timberline’s certificate of incorporation requires (i) the approval of the Timberline Board and (ii) the approval of a majority of the voting power of the outstanding stock entitled to vote upon the proposed amendment.

Amendments to Bylaws
The Colorado Act and McEwen’s bylaws provide that the bylaws may be amended by the board of directors or by the shareholders, with the votes cast in favor of such amendment exceeding the votes cast against.

Timberline’s bylaws may be altered, amended or repealed by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Timberline common stock entitled to vote thereon at any annual or special meeting of stockholders. Timberline’s bylaws may also be altered, amended or repealed by a resolution of the Timberline Board approved by at least a majority of the directors then in office except that any action taken by the Timberline Board may be changed or repealed by the stockholders in accordance with the prior sentence.

Additionally, the board may adopt emergency bylaws pursuant to Section 110 of the DGCL.

	Rights of McEwen Stockholders	Rights of Timberline Stockholders
Stockholder Rights Plan	McEwen currently does not have a stockholder rights plan.	Timberline currently does not have a stockholder rights plan.

Forum Selection	McEwen does not have an exclusive forum provision in its governing documents.
Timberline’s bylaws provide that, unless Timberline consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of Timberline, (2) any action asserting a claim of breach of fiduciary duty owed by a director, officer or other employee of Timberline to Timberline or its stockholders, (3) any action asserting a claim against Timberline or any director, officer or other employee of Timberline arising pursuant to any provision of the DGCL or Timberline’s certificate of incorporation or bylaws or (4) any action asserting a claim governed by the internal affairs doctrine.

VALIDITY OF COMMON STOCK
The validity of the McEwen common stock to be issued in the merger will be passed upon for McEwen by Hogan Lovells US LLP.
EXPERTS
The consolidated financial statements of McEwen appearing in McEwen’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of McEwen’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that McEwen did not maintain effective internal control over financial reporting as of December 31, 2023, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of McEwen Copper Inc. appearing in McEwen’s Annual Report on Form 10-K/A filed on June 25, 2024 for the fiscal year ended December 31, 2023 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains a qualified opinion as it pertains to the omission of comparative financial information as required by IAS 1 “Presentation of Financial Statements”, and contains an explanatory paragraph describing conditions that may raise significant doubt about the Company's ability to continue as a going concern as described in Note 2(b) to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Minera Santa Cruz S.A. appearing in McEwen’s Annual Report on Amendment No. 3 of Form 10-K/A filed on June 28, 2024 for the fiscal year ended December 31, 2023 have been audited by Pistrelli, Henry Martin y Asociados S.R.L., a Member of Ernst & Young Global Limited and independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Timberline incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K of Timberline. for the fiscal year ended September 30, 2023 have been so incorporated in reliance on the report of Assure CPA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
Information relating to the McEwen’s San José mine incorporated herein by reference is derived from the technical report entitled “SEC SK §229.1304 Technical Report on the San José Silver-Gold Mine Santa Cruz, Argentina” with an effective date of December 25, 2020 and an issue date of April 20, 2021 prepared by Mining Plus US Corporation and P&E Mining Consultants Inc., each of whom is a qualified person under S-K 1300 (of the SEC) and NI 43-101 (of the Canadian Securities Administrators) pursuant to the consent of such authors.
Information relating to McEwen’s Los Azules project incorporated herein by reference is derived from the technical report entitled “Regulation S-K 229.1304 Technical Report Summary Initial Assessment Individual Disclosure for the Los Azules Copper Project, Argentina”, effective May 9, 2023 prepared by Samuel Engineering, Stantec Consulting International Ltd., Knight Piesold Ltd., W. David Tyler RM SME, and SRK Consulting UK Limited, each of whom is a qualified person under S-K 1300 (of the SEC) and NI 43-101 (of the Canadian Securities Administrators) pursuant to the consent of such authors.
Information relating to McEwen’s Gold Bar Project incorporated herein by reference is derived from the technical report entitled “Gold Bar Project S-K 1300 Technical Report Summary Feasibility Study” dated March 4, 2022, prepared by Independent Mining Consultants, Inc., Forte Dymanics, Inc., Kevin Kunkel CPG, Michael Baumann, P. Geo., W. David Tyler RM SME, and Benjamin Bermudez, PE, each of whom is a qualified person under S-K 1300 (of the SEC) and NI 43-101 (of the Canadian Securities Administrators) pursuant to the consent of such authors.
Information relating to McEwen’s Fox Complex incorporated herein by reference is derived from the technical report entitled “Technical Report Summary on the Initial Assessment of the Fox Complex” effective as of December 31, 2021, prepared by Sheila Daniel, P. Geo., Steven Sibbick, P. Geo, Piers Wendlandt, PE, Lewis Kitchen,

P. Eng., Benoit Bissonnette, P. Eng., William Bagnell, P. Eng., Daniel Downton, P. Geo., Channa Kumarage, P. Eng., Aleksandr Mitrofanov, P. Geo., Kenneth Tylee, P. Geo., W. David Tyler RM SME, James Tod, P. Eng., and SLR Consulting Ltd., each of whom is a qualified person under S-K 1300 (of the SEC) and NI 43-101 (of the Canadian Securities Administrators) pursuant to the consent of such authors.
Information related to Timberline’s Lookout Mountain project incorporated herein by reference is derived from the technical report summary entitled “S-K 1300 Technical Report Summary: Lookout Mountain Project, Eureka Property, Eureka Nevada” dated June 21, 2023 prepared by Steven Osterberg, PhD., P.G. and RESPEC Company LLC pursuant to the consent of such authors.

HOUSEHOLDING OF PROXY STATEMENT/PROSPECTUS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. As permitted by the Exchange Act, only one copy of this proxy statement/prospectus is being delivered to stockholders residing at the same address, unless stockholders have notified Timberline of their desire to receive multiple copies of the proxy statement/prospectus. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement/prospectus, or if you are receiving multiple copies of this proxy statement/prospectus and wish to receive only one, please contact Timberline at its address identified below. Timberline will promptly deliver, upon oral or written request, a separate copy of this proxy statement/prospectus to any stockholder residing at an address to which only one copy was mailed. Oral or written requests for additional copies should be directed to Timberline at its phone number or address appearing on the cover of this proxy statement/prospectus, to the attention of the Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION
McEwen and Timberline file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access this information at the SEC’s internet website that contains reports, proxy statements and other information regarding issuers, including McEwen and Timberline, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this proxy statement/prospectus.
McEwen has filed with the SEC a registration statement on Form S-4 of which this proxy statement/prospectus forms a part. The registration statement registers the shares of McEwen common stock to be issued to Timberline stockholders in connection with the merger. The registration statement, including the attached exhibits and annexes, contains additional relevant information about McEwen and Timberline, respectively. The rules and regulations of the SEC allow McEwen and Timberline to omit certain information included in the registration statement from this proxy statement/prospectus.
In addition, the SEC allows McEwen and Timberline to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information included directly in this proxy statement/prospectus or incorporated by reference subsequent to the date of this proxy statement/prospectus as described below.
This proxy statement/prospectus incorporates by reference the documents listed below that McEwen and Timberline have previously filed with the SEC. They contain important information about the companies and their financial condition.
McEwen SEC Filings
•
Annual report on Form 10-K for the fiscal year ended December 31, 2023 filed on March 15, 2024, as amended by Amendment No. 1 on Form 10-K/A filed on April 29, 2024, Amendment No. 2 on Form 10-K/A filed on June 25, 2024 and Amendment No. 3 on Form 10-K/A filed on June 28,2024;

•	Quarterly report on Form 10-Q for the quarter ended March 31, 2024 filed on May 8, 2024;
•	Definitive proxy statement on Schedule 14A for the 2024 annual meeting of stockholders filed on May 17, 2024;
•
Current reports on Form 8-K filed on April 18, 2024, May 31, 2024, June 14, 2024, June 27, 2024 and July 3, 2024 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

•
The description of the McEwen common stock filed as Form 8-A on October 28, 2010, as updated by Exhibit 4.1 to McEwen’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendment or report filed with the SEC for the purpose of updating this description.

Timberline SEC Filings
•	Annual report on Form 10-K (as amended) for the fiscal year ended September 30, 2023;
•	Quarterly reports on Form 10-Q for the quarter ended December 31, 2023 and March 31, 2024;
•
Current reports on Form 8-K filed on November 15, 2023, December 20, 2023, December 28, 2023 and April 16, 2024 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Ex-change Act); and

•
The description of the Timberline common stock contained in Timberline’s Registration Statement on Form 8-A, filed on May 8, 2008, which incorporates by reference the description of our securities contained in Timberline’s Registration Statement on Form 10-SB, as filed on September 29, 2005 (File No. 000-51549), as amended, including any amendment or report filed with the SEC for the purpose of updating this description.

To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.
In addition, McEwen and Timberline incorporate by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the date of the special meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this proxy statement/prospectus, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.
You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above, or from McEwen or Timberline, as applicable, by requesting them in writing or by telephone as follows:
McEwen Mining Inc. 150 King Street West, Suite 2800 Toronto, ON M5H 1J9 Attention: Carmen Diges Telephone: (866) 441-0690	Timberline Resources Corporation 9030 North Hess Street, Suite 161 Hayden, ID 83835 Attention: Cathy Osterberg Telephone: (866) 513-4859
These documents are available from McEwen or Timberline, as the case may be, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. You can also find information about McEwen and Timberline at their internet websites at https://mcewenmining.com and http://timberlineresources.co, respectively. Information contained on these websites does not constitute part of this proxy statement/prospectus.
If you are a stockholder of Timberline and would like to request documents, please do so by August 9, 2024, which is five business days before the special meeting, to receive them before the meeting. If you request any documents from McEwen or Timberline, McEwen or Timberline, as applicable, will mail them to you by first class mail, or another equally prompt means, within one business day after McEwen or Timberline, as the case may be, receives your request.
This proxy statement/prospectus is a prospectus of McEwen and a proxy statement of Timberline for the special meeting. Neither McEwen nor Timberline has authorized anyone to give any information or make any representation about the merger or McEwen or Timberline that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that McEwen or Timberline has incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. This proxy statement/prospectus is dated July [  ], 2024. You should not assume that the information is accurate as of any date other than that date, and neither its mailing to Timberline stockholders nor the issuance of shares of McEwen common stock in the merger will create any implication to the contrary.

Annex A

CONFIDENTIAL
AGREEMENT AND PLAN OF MERGER

by and among

MCEWEN MINING INC.,

LOOKOUT MERGER SUB, INC.

and

TIMBERLINE RESOURCES CORPORATION

Dated April 16, 2024

Exhibit A	Form of Voting and Support Agreement

Exhibit B	Amended and Restated Certificate of Incorporation of the Surviving Corporation

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of April 16, 2024, by and among McEwen Mining Inc., a Colorado corporation (“Parent”), Lookout Merger Sub, Inc., a Delaware corporation and direct subsidiary of Parent (“Merger Sub”), and Timberline Resources Corporation, a Delaware corporation (the “Company” and, together with Parent and Merger Sub, the “Parties”). Capitalized terms used and not otherwise defined herein have the meanings set forth in ARTICLE 1 below.
WHEREAS, the Parent Board and the Company Board have deemed it advisable and in the best interests of their respective corporations and stockholders that Parent and the Company engage in the transactions contemplated by this Agreement, subject to the terms and conditions set forth herein;
WHEREAS, the Parent Board has unanimously: (a) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger and the Parent Share Issuance, on the terms and subject to the conditions set forth in this Agreement; and (b) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger and the Parent Share Issuance, are fair to, and in the best interests of, Parent and the Parent Stockholders;
WHEREAS, the Company Board has unanimously: (a) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth in this Agreement; (b) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are fair to, and in the best interests of, the Company and the Company Stockholders; (c) resolved to recommend the adoption of this Agreement to the Company Stockholders, on the terms and subject to the conditions set forth in this Agreement (the “Company Recommendation”); and (d) directed that this Agreement be submitted to the Company Stockholders for adoption;
WHEREAS, the Merger Sub Board has unanimously: (a) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth in this Agreement; (b) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are fair to, and in the best interests of, Merger Sub and the sole stockholder of Merger Sub; (c) resolved to recommend the adoption of this Agreement to the sole stockholder of Merger Sub, on the terms and subject to the conditions set forth in this Agreement; and (d) directed that this Agreement be submitted to the sole stockholder of Merger Sub for adoption;
WHEREAS, each of the Parties intends that, for U.S. federal income tax purposes, this Agreement will constitute, and is hereby adopted as, a “plan of reorganization” within the meaning of Section 368 of the Code and the Treasury Regulations promulgated thereunder and the Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code; and
WHEREAS, contemporaneously with the execution and delivery of this Agreement, certain Company Stockholders have each entered into a Voting and Support Agreement with Parent in substantially the form attached as Exhibit A (the “Voting and Support Agreement”).
NOW, THEREFORE, in consideration of the premises, representations and warranties and mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:
ARTICLE 1
DEFINITIONS
1.01 Definitions. For purposes hereof, the following terms, when used herein with initial capital letters, shall have the respective meanings set forth herein:
“Acceptable Confidentiality Agreement” means a confidentiality agreement containing terms no less favorable to the Company with respect to confidentiality than the terms of the Confidentiality Agreement (including with respect to any standstill agreement or similar provisions), provided that such confidentiality agreement need not prohibit such counterparty from making an Acquisition Proposal confidentially to the Company Board.
“Acquisition Proposal” shall mean any bona fide proposal, offer or inquiry, whether or not in writing, for any transaction or series of transactions (other than the transactions contemplated by this Agreement) involving the: (a) direct or indirect acquisition, exclusive license or purchase of a business or assets that constitutes twenty percent (20%) or more of the consolidated net revenues, net income or the assets (based on the fair market value thereof) of the Company and its Subsidiaries, taken as a whole, by any Person or group of Persons (other than a Party hereto or any of its Affiliates); (b) direct or indirect acquisition or purchase of twenty percent (20%) or more of any class of equity securities or capital stock of the Company or any of its Subsidiaries whose business constitutes twenty percent (20%) or more of the consolidated net revenues, net income or assets of such Party and its Subsidiaries, taken as a whole, by any Person or group of Persons (other than a Party hereto or any of its Affiliates); or (c) merger, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, share exchange, exchange offer, recapitalization, stock repurchase program or other similar transaction that if consummated would result in any Person or group of Persons (other than a Party hereto or any of its Affiliates) beneficially owning twenty percent (20%) or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes twenty percent (20%) or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole.
“Action” means any claim, demand, notice, action, suit, arbitration, proceeding, audit or investigation.
“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “controlling,” “controlled” and “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, contract or otherwise.
“Agreement” has the meaning set forth in the Preamble.
“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada), and all other applicable anti-corruption/anti-bribery Laws.
“Average Company Share Price” shall mean the volume-weighted average trading price per Company Share (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the Parties) on each of the five (5) consecutive Trading Days ending on (and including) the Trading Day that is three (3) Trading Days prior to the date of the Effective Time.
“Balance Sheet Date” means December 31, 2023.
“Book-Entry Share” has the meaning set forth in Section 2.07.
“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are closed in New York, New York.
“Canadian Securities Laws” means the Securities Act (British Columbia) and any other applicable Canadian provincial and territorial securities Laws, rules and regulations and published policies thereunder.
“Capital Leases” means all obligations for capital leases (determined in accordance with GAAP).
“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, H.R. 748, 116th Cong., 2d Sess. (signed into law on March 27, 2020) and any similar or successor federal, state, local and foreign Law, including any applicable guidance (including IRS Notice 2020-65, and IRS Notice 2021-11) issued thereunder or relating thereto.
“Certificate of Merger” has the meaning set forth in Section 2.03.
“Closing” has the meaning set forth in Section 2.02.
“Closing Date” has the meaning set forth in Section 2.02.
“Code” means the Internal Revenue Code of 1986 of the United States.
“Company” has the meaning set forth in the Preamble.
“Company 401(k) Plan” has the meaning set forth in Section 5.08(d)
“Company Acquisition Agreement” has the meaning set forth in Section 5.06(b).
“Company Adverse Recommendation Change” has the meaning set forth in Section 5.06(b).
“Company Board” means the board of directors of the Company.

“Company Common Stock” means the common stock of the Company, par value $0.001 per share.
“Company Disclosure Letter” has the meaning set forth in ARTICLE 3.
“Company Equity Award” means a Company Option granted under a Company Equity Plan.
“Company Equity Plan” means the Company’s 2018 Stock and Incentive Plan, as amended from time to time.
“Company Lease” has the meaning set forth in Section 3.10(b).
“Company Leased Real Property” has the meaning set forth in Section 3.10(b).
“Company Material Adverse Effect” means any change, effect, event, circumstance, occurrence, state of facts or development (each, an “Effect”) that, individually or in the aggregate with all other Effects, (i) would prevent or materially interfere with the ability of the Company and its Subsidiaries to consummate the transactions contemplated hereby on or prior to the Outside Date, or (ii) has or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that with respect to the preceding clause (ii) only, in no event shall any of the following, or any effect, change or event arising out of, or resulting from, the following, constitute or be taken into account, individually or in the aggregate, in determining whether a Company Material Adverse Effect has occurred or may occur: (a) Effects generally affecting the mineral exploration or extraction industry in the geographic regions in which the Company and its Subsidiaries operate, (b) general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions in any jurisdiction, (c) failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period, (d) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared) (including with respect to the Russian Federation and Ukraine or any matter arising therefrom), sabotage, terrorism (including cyber-terrorism), man-made disaster, epidemics, pandemics or disease outbreaks (including COVID-19) or any escalation or worsening of any of the foregoing, (e) any volcano, tsunami, hurricane, tornado, windstorm, flood, earthquake, wildfire or other natural disaster or any conditions resulting from such natural disasters, (f) any change or announcement of a potential change, in and of itself, in the Company’s or any of its Subsidiaries’ credit, financial strength or claims paying ratings or the ratings of any of the Company’s or its Subsidiaries’ businesses, (g) any change, in and of itself, in the market price, ratings or trading volume of the Company’s or any of its Subsidiaries’ securities, (h) any change in applicable Laws (including COVID-19 Measures) or GAAP (or interpretation or enforcement thereof), including accounting and financial reporting pronouncements by the SEC and the FASB, (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, suppliers, Governmental Authorities, or any third Person (it being understood that this clause shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution, delivery and performance of this Agreement); or (j) any action taken by the Company, or that the Company caused one or more of its Subsidiaries to take, or any failure of the Company or any of its Subsidiaries to take an action, pursuant to this Agreement or at the written direction or with the written consent of Parent (it being understood that the exceptions in clauses (c), (f) and (g) shall not prevent or otherwise affect a determination that the underlying cause of any such failure or change referred to therein (if not otherwise falling within any of the exceptions provided by clauses (a) through (j) hereof) is a Company Material Adverse Effect); provided, further, however, that any effect, change or event referred to in clause (a), (b) or (h) may be taken into account in determining whether or not there has been a Company Material Adverse Effect to the extent such effect, change or event has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to other similarly sized participants engaged primarily in the resource extraction industries in the geographic regions in which the Company and its Subsidiaries operate.
“Company Material Contract” has the meaning set forth in Section 3.12(a).
“Company Mineral Rights” has the meaning set forth in Section 3.10(c).
“Company Notice of Change” has the meaning set forth in Section 5.06(c).

“Company Option” means each option to acquire Company Shares granted under a Company Equity Plan or pursuant to a stand-alone stock option agreement.
“Company Owned Real Property” has the meaning set forth in Section 3.10(a).
“Company Plan” means each Plan that the Company or any of its Subsidiaries maintains, contributes to, is obligated to contribute to for the benefit of any current or former employee, officer, independent contractor or director of the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has or may have any Liability, but excluding any plan, policy, program, arrangement or agreement in jurisdictions other than the U.S. solely to the extent the benefits provided thereunder are required to be provided by statute.
“Company Real Property” has the meaning set forth in Section 3.10(d).
“Company Recommendation” has the meaning set forth in the Recitals.
“Company Registered Intellectual Property” has the meaning set forth in Section 3.13(a).
“Company SEC Documents” has the meaning set forth in Section 3.07(a).
“Company SEDAR+ Documents” has the meaning set forth in Section 3.07(f).
“Company Share” means each share of Company Common Stock.
“Company Share Certificate” has the meaning set forth in Section 2.07.
“Company Stockholders” means all holders of the Company Shares.
“Company Stockholder Approval” has the meaning set forth in Section 3.02(c).
“Company Stockholders’ Meeting” has the meaning set forth in Section 5.05(a).
“Company Tax Counsel” has the meaning set forth in Section 5.15(b).
“Company Termination Fee” means an amount equal to four hundred thousand dollars ($400,000).
“Company Warrant” means each warrant to purchase Company Shares, including any such warrants granted pursuant to a stand-alone warrant agreement.
“Confidentiality Agreement” means the Mutual Non-Disclosure and Confidentiality Agreement, dated March 23, 2023, between Parent and the Company.
“Continuation Period” means the period beginning at the Effective Time and ending on the first (1st) anniversary of the Effective Time.
“Contract” means any written, oral or other agreement, contract, subcontract, lease, binding understanding, obligation, promise, instrument, indenture, mortgage, note, option, warranty, purchase order, license, sublicense, commitment or undertaking of any nature, which, in each case, is legally binding upon a Party or on any of its Affiliates.
“COVID-19” means SARS-CoV-2 or COVID-19, and any mutations or variations thereof (including any directly related health conditions).
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19.
“COVID-19 Response” means any deviations from the ordinary course of business of a Party or any of its Subsidiaries or any actions, inactions, activities or conduct of such Party or any of its Subsidiaries, in each case, following the date of this Agreement that such Party reasonably and in good faith determines are reasonably necessary to comply with any COVID-19 Measures or to mitigate, remedy, respond to or otherwise address the effects or impact of COVID-19 (including protecting the health or safety of any Person in response to COVID-19).
“DGCL” means the General Corporation Law of the State of Delaware.

“Effect” has the meaning set forth in the definition of “Company Material Adverse Effect.”
“Effective Time” has the meaning set forth in Section 2.03.
“Environmental Laws” means all applicable federal, state, provincial, municipal, local and foreign Laws, statutes, regulations, ordinances and bylaws that have the force or effect of law, and all judicial and administrative orders and determinations that are binding upon the Company or Parent, as applicable, and all policies, practices and guidelines of a Governmental Authority that have, or are determined to have, the force of law, relating to, the regulation of activities, materials, substances or wastes in connection with, or for, or to, the protection of human health, the environment or natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation), and all authorizations, licenses and Permits issued or required to be issued thereunder.
“Environmental Liabilities” means, with respect to any person, all liabilities, remedial and removal costs, investigation and monitoring costs, capital costs, operation and maintenance costs, losses, damages, (including punitive damages, property damages, consequential damages and treble damages), costs and expenses, fines, penalties and sanctions incurred as a result of, or related to, any claim, suit, action, administrative order, closure plan, decommissioning and reclamation plan, investigation, proceeding or demand by any person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law arising under, or related to, any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release whether on, at, in, under, from or about or in the vicinity of any real or personal property.
“Environmental Permits” means all Permits required by or available with or from any Governmental Authority under any Environmental Laws.
“ERISA” means the Employee Retirement Income Security Act of 1974, or any successor federal statute thereto and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) which is, or has been, under common control, or treated as a single employer, with the Company during the six years prior to the date of this Agreement under Sections 414(b), (c), (m) or (o) of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Exchange Agency Agreement” has the meaning set forth in Section 2.08(a).
“Exchange Agent” has the meaning set forth in Section 2.08(a).
“Exchange Fund” has the meaning set forth in Section 2.08(b).
“Exchange Ratio” has the meaning set forth in Section 2.06(a)(ii).
“Excluded Shares” has the meaning set forth in Section 2.06(a)(i).
“Forum” has the meaning set forth in Section 8.06(b).
“Fraud” means common law fraud that is committed with actual knowledge of falsity and with the intent to deceive or mislead another; provided, however, that “Fraud” shall not include any fraud claim based on constructive knowledge, negligent misrepresentation, recklessness, or other similar theory.
“GAAP” means U.S. generally accepted accounting principles as in effect on the date hereof.
“Governmental Authority” means any federal, state, provincial, local, municipal, foreign or other government or quasi-governmental authority or any department, minister, agency, commission, commissioner, board, subdivision, bureau, agency, instrumentality, court, arbitrator or other tribunal of any of the foregoing.
“Hazardous Substance” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous or deleterious substance, waste or material, including petroleum, polychlorinated biphenyls, asbestos and urea-formaldehyde insulation, and any other material, substance or contaminant regulated or defined under any Environmental Law.
“Indebtedness” means, with respect to any Person and without duplication: (a) the principal, accreted value, accrued and unpaid interest, fees and prepayment premiums or penalties, unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness of such Person for borrowed money and (ii) indebtedness evidenced by notes, debentures, bonds (other than reclamation bonds or other financial assurance pertaining to required reclamation, restoration or remediation activities associated with any of the Company Real Property), or other similar instruments for the payment of which such Person is liable; (b) all obligations of such Person issued or assumed as the deferred purchase price of property (other than trade payables or accruals incurred in the ordinary course of business consistent with past practice); (c) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (d) all obligations of such Person under Capital Leases; (e) all obligations of the type referred to in clauses (a) through (d) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations (but solely to the extent of such responsibility or liability); and (f) all obligations of the type referred to in clauses (a) though (e) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person); provided, however, that if such Person has not assumed any such obligations referred to in this clause (f), then the amount of Indebtedness of such Person for purposes of this clause (f) shall be equal to the lesser of the amount of the obligations of the holder of such obligations and the fair market value of the assets of such Person which secure such obligations.
“Indemnified Parties” has the meaning set forth in Section 5.09(a).
“Intellectual Property” means all intellectual property and industrial rights arising in any jurisdiction throughout the world including those arising from or in respect of the following: (i) all patents and applications therefor, including continuations, divisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon; (ii) all trademarks, service marks, trade names, internet domain names, service names, brand names and trade dress rights, and all applications, registrations and renewals thereof; (iii) copyrights and registrations and applications therefor, works of authorship and mask work rights; and (iv) data, databases, trade secrets and know-how.
“Intentional and Material Breach” means any material breach of this Agreement that is the consequence of any action or omission taken or omitted to be taken that the breaching Party intentionally takes (or fails to take) and actually knows would, or would reasonably be expected to, be or cause a material breach of this Agreement.
“Intervening Event” means any material event or development or material change in circumstances occurring, arising or coming to the attention of the Company Board after the date of this Agreement to the extent that such event, development or change in circumstances (a) was neither known by the Company Board nor reasonably foreseeable by the Company Board as of or prior to the date of this Agreement and (b) does not relate to an Acquisition Proposal or a Superior Proposal or any inquiry or communications relating thereto; provided, however, that in no event shall the changes in the market price or trading volume of the Company Shares or Parent Shares or the fact that a Party fails to meet, meets or exceeds internal or published projections, forecasts or revenue or earnings or other financial performance or results of operations predictions for any period be an Intervening Event (it being understood, however, that the underlying causes of such change or fact shall not be excluded by this proviso).
“knowledge of the Company” or “Company’s knowledge” means the actual knowledge of any of the individuals set forth in Section 1.1 of the Company Disclosure Letter, after reasonable and due inquiry to such individual’s direct reports.
“Law” means any foreign or U.S. federal, state or local law (including common law), treaty, statute, code, Order, ordinance, Permit, rule, regulation, guidance document or other requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority, including any Environmental Law.
“Liability” means, with respect to any Person, any liability or obligation of that Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, asserted or unasserted, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of that Person in accordance with GAAP.

“Liens” means any lien, mortgage, security interest, pledge, encumbrance, deed of trust, security interest, claim, lease, charge, option, preemptive right, right of first refusal, subscription right, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement, encumbrance or restriction.
“Measurement Date” has the meaning set forth in Section 3.03(a).
“Merger” has the meaning set forth in Section 2.01.
“Merger Consideration” has the meaning set forth in Section 2.06(a).
“Merger Sub” has the meaning set forth in the Preamble.
“Merger Sub Board” means the board of directors of Merger Sub.
“Merger Tax Opinion” has the meaning set forth in Section 5.15(b).
“Merger Tax Representation Letters” has the meaning set forth in Section 5.15(b).
“MI 61-101” means Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions of the Canadian Securities Administrators.
“Misconduct Allegation” has the meaning set forth in Section 3.22.
“Non-U.S. Plan” means each Plan that is subject to the Laws of a jurisdiction other than the U.S. (whether or not U.S. Law also applies).
“NYSE” means the New York Stock Exchange.
“Open Source Software” means any Software licensed, provided, or distributed under any open source license or open data license, including any license meeting the Open Source Definition or the Free Software Definition (as promulgated by the Open Source Initiative or the Free Software Foundation, respectively) or any Software that contains or is derived from any such Software.
“Order” means any order, writ, injunction, judgment or decree.
“Organizational Documents” means the certificate of incorporation, articles of incorporation, articles of association, bylaws or other charter or organizational documents of a company or other entity.
“OTCQB” means the Over-The-Counter Quotation Bureau.
“Outside Date” has the meaning set forth in Section 7.01(b)(i).
“Parent” has the meaning set forth in the Preamble.
“Parent Board” means the board of directors of Parent.
“Parent Material Adverse Effect” means any Effect that would, individually or in the aggregate would prevent or materially delay, interfere with, hinder or impair the ability of Parent or Merger Sub to consummate the transactions contemplated hereby.
“Parent SEC Documents” has the meaning set forth in Section 4.06(a).
“Parent Share” means a share of common stock of Parent, no par value per share.
“Parent Share Issuance” means the issuance of Parent Shares in connection with the Merger as contemplated by this Agreement.
“Parent Stockholder” means a holder of Parent Shares.
“Parent Tax Counsel” has the meaning set forth in Section 5.15(b).
“Permit” means any approval, clearance, authorization, certificate, consent, license, Order or permits or other similar authorization of any Governmental Authority or under any Law.
“Permitted Liens” means: (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves are established in the consolidated financial statements of the Company or Parent, as applicable, in accordance with GAAP; (b) mechanics’, carriers’, workers’, repairers’, contractors’, subcontractors’, suppliers’ and similar statutory Liens arising or incurred in the ordinary course of business consistent with past practice in respect of the construction, maintenance, repair or operation of assets for amounts which are not delinquent and which are not, individually or in the aggregate, significant; (c) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the leased real property or mineral property, as applicable, which are not violated by the current use and operation of the leased real property or mineral property; (d) covenants, conditions, restrictions, reservations, easements and other similar matters of record affecting title to the Company Real Property, or any interest therein, whether registered or unregistered, which do not materially impair the occupancy, marketability or use of such real property for the purposes for which it is currently used or proposed to be used in connection with the Company’s business or Parent’s business, as applicable; (e) matters that would be disclosed by an accurate current survey of the Company Real Property, which do not materially impair the occupancy, marketability or use of such real property or mineral property for the purposes for which it is currently used or proposed to be used in connection with the Company’s business or Parent’s business, as applicable; (f) any other Liens (including any immaterial imperfections or immaterial irregularities of title) that, in the aggregate, do not materially impair the occupancy, marketability or use of the Company Real Property for the purposes for which it is currently used or proposed to be used in connection with the Company’s business or Parent’s business, as applicable; and (g) purchase money Liens and Liens securing rental payments under Capital Leases.
“Person” means an individual, a partnership, a corporation, a limited liability company, an unlimited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity, a governmental entity or any department, agency or political subdivision thereof.
“Personal Data” means any information in a Party’s or its Subsidiaries’ possession that identifies or could be used to identify an individual, household or device including information that constitutes “personal data,” “personal information” or similar term as defined by applicable Law.
“Plan” means an “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA) and any other compensation and benefit plan, policy, program, arrangement, agreement or payroll practice, whether written or unwritten, funded or unfunded, subject to ERISA or not and covering one or more Persons, including any stock purchase, stock option, restricted stock, other equity-based, phantom equity, severance, separation, retention, employment, consulting, change in control, bonus, incentive, commission, deferred compensation, pension, supplemental retirement, employee loan, health, dental, vision, workers’ compensation, disability, life insurance, death benefit, welfare, vacation, paid time off, leave of absence, employee assistance, legal services, tuition assistance, fringe benefit or other material benefit plan, policy, program, arrangement, agreement or payroll practice.
“Pre-Closing Period” has the meaning set forth in Section 5.01(a).
“Proxy Statement” has the meaning set forth in Section 5.04(a).
“Registration Statement” has the meaning set forth in Section 5.04(b).
“Release” means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Substance in the outdoor environment, including the movement of Hazardous Substance through or in the air, soil, surface water, ground water or property.
“Representative” means any director, officer, employee, accountant, consultant, legal counsel, financial advisor, agent or other representative of a Party.
“Rollover Warrant” has the meaning set forth in Section 2.06(b)(ii).
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, and the rules and regulations of the SEC promulgated thereunder.
“Software” means any (a) computer programs, including all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, in each case, in any and all forms of media, and (d) documentation, including user manuals and other training documentation, related to any of the foregoing.
“SOX” shall mean the Sarbanes-Oxley Act of 2002.
“Subsidiary” means, with respect to any Person, any corporation, partnership, association, limited liability company, unlimited liability company or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (b) if a partnership, association, limited liability company, or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association, limited liability company or other business entity if such Person or Persons are allocated a majority of partnership, association, limited liability company or other business entity gains or losses or otherwise control the managing director, managing member, general partner or other managing Person of such partnership, association, limited liability company or other business entity.
“Superior Proposal” means, with respect to a Party hereto, any unsolicited bona fide written Acquisition Proposal with respect to such Party made by any Person or group of Persons (other than a Party hereto or any of its Affiliates) to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, share exchange, consolidation or other business combination, (a) fifty percent (50%) or more of the assets of the Company and its Subsidiaries, taken as a whole, or (b) fifty percent (50%) or more of the equity securities of the Company, in each case on terms which a majority of the Company Board determines in good faith (after consultation with the Company’s financial advisors and outside legal counsel and taking into account all relevant financial, legal and regulatory aspects of such Acquisition Proposal and this Agreement, including any alternative transaction (including any modifications to the terms of this Agreement) proposed by Parent in response to such Superior Proposal, including any conditions to and expected timing of consummation, and any risks of non-consummation, of such Acquisition Proposal) to be more favorable from a financial point of view (taking into account the payment of the Company Termination Fee) to the Company and its stockholders (in their capacity as stockholders) as compared to the transactions contemplated by this Agreement and to any alternative transaction (including any modifications to the terms of this Agreement) proposed by Parent hereto pursuant to Section 5.06.
“Surviving Corporation” has the meaning set forth in Section 2.01.
“Takeover Law” means any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transaction,” or “business combination” statute or regulation or other similar antitakeover laws of a state or any other Governmental Authority, including Section 203 of the DGCL.
“Tax” or “Taxes” means: (a) any and all federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including the Federal Insurance Contributions Act), unemployment, disability, real property, personal property, sales, use, transfer, registration, mining royalties, value-added, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto, in each case whether disputed or not; and (b) any Liability for the payment of any amounts of the type described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any tax sharing or tax allocation agreement, arrangement or understanding, or as a result of being liable for another Person’s taxes as a transferee or successor, by Contract or otherwise.
“Tax Returns” means any return, report, election, designation, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any

Governmental Authority or other authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax, including all information returns relating to Taxes of third parties, any claims for refund of Taxes and any amendments or supplements to any of the foregoing.
“Trading Day” shall mean a day on which Parent Shares are traded on NYSE.
“Treasury Regulations” means the regulations promulgated under the Code, as such regulations may be amended from time to time.
“TSX” means Toronto Stock Exchange.
“TSXV” means TSX Venture Exchange.
“Voting and Support Agreement” has the meaning set forth in the Recitals.
1.02 Other Definitional Provisions.
(a) All references in this Agreement to Exhibits, Schedules, Company Disclosure Letter, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and will be disregarded in construing the language hereof. All references in this Agreement to “days” refer to “calendar days” unless otherwise specified.
(b) Exhibits, Schedules, and Company Disclosure Letter to this Agreement are attached hereto and by this reference incorporated herein for all purposes.
(c) The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Article,” “this Section” and “this subsection,” and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. The words “either,” “or,” “neither,” “nor” and “any” are not exclusive. The word “including” (in its various forms) means including without limitation. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All references to “$” and “dollars” shall be deemed to refer to U.S. currency unless otherwise specifically provided. The word “U.S.” means the United States of America.
(d) Any definition of or reference to any agreement, instrument, benefit plan or other document or any Law in this Agreement shall be construed as referring to such agreement, instrument or other document or Law as from time to time amended, supplemented or otherwise modified.
(e) Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.
(f) The Parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.
(g) The phrases “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a copy of the information or material referred to has been provided to the Party to whom such information or material is to be provided, including by means of being provided for review in the “Sharefile” virtual data room in connection with the transactions contemplated by this Agreement.
ARTICLE 2
THE MERGER
2.01 The Merger. Upon the terms and subject to the conditions of this Agreement, in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company (the “Merger”), following which the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”) as a wholly owned Subsidiary of Parent. The Surviving Corporation shall continue to exist under the DGCL, with all its rights, privileges, immunities, powers and franchises, unaffected by the Merger except as set forth in this ARTICLE 2. From and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation.
2.02 Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) shall be held remotely by exchange of documents and signatures (or their electronic counterparts) at a date and time to be specified by the Parties, which shall be no later than the third (3rd) Business Day after satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in ARTICLE 6 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable Law) waiver of such conditions) (such date the “Closing Date”), unless another date or time is mutually agreed upon in writing by the Parties hereto.
2.03 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Parties shall cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings and recordings required under the DGCL with respect to the Merger. The Merger shall become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by Parent and the Company in writing and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being referred to herein as the “Effective Time”).
2.04 Certificate of Incorporation and Bylaws. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, Company, or any holder of shares thereof: (a) the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety as set forth in Exhibit B, and as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation from and after the Effective Time, until thereafter amended in accordance with its terms and the DGCL; and (b) the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated to read in its entirety as set forth in the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, except that all references therein to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation, and as so amended and restated, shall be the bylaws of the Surviving Corporation from and after the Effective Time, until thereafter amended as provided therein, the DGCL and the certificate of incorporation of the Surviving Corporation.
2.05 Directors and Officers of the Surviving Corporation. The directors of Merger Sub in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be, in accordance with the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation. The officers of Merger Sub in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.
2.06 Treatment of Company Shares, Company Equity Awards, Company Warrants and Merger Sub Shares.
(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any holder of shares of capital stock thereof:
(i) each Company Share held as of the Effective Time by Parent, Merger Sub, any direct or indirect wholly owned Subsidiary of the Company or Parent, or by the Company as treasury shares (collectively, the “Excluded Shares”) shall be automatically canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and
(ii) subject to Section 2.06(b), Section 2.06(c), Section 2.06(d) and Section 2.11, each Company Share outstanding immediately prior to the Effective Time (other than the Excluded Shares) shall be canceled and converted into the right to receive 0.01 fully paid and nonassessable Parent Shares (such ratio, as such number may be adjusted in accordance with this ARTICLE 2, the “Exchange Ratio”).
The aggregate number of Parent Shares issuable pursuant to Section 2.06(a)(ii) is referred to as the “Merger Consideration.”

(b) As of immediately prior to the Effective Time, by virtue of, and as a condition to, the Merger, and without any further action required on the part of the holder thereof (subject to Section 2.11):
(i) each Company Option outstanding immediately prior to the Effective Time, whether vested or unvested, shall be deemed to be fully vested and converted into such number of Company Shares equal to (A) the excess, if any, of (1) the Average Company Share Price over (2) the per share exercise price of such Company Option, multiplied by (B) the total number of Company Options subject to such Company Option immediately prior to the Effective Time; provided that, for the avoidance of doubt, any Company Option outstanding immediately prior to the Effective Time that has a per share exercise price exceeding the Average Company Share Price shall be canceled for no consideration. Each such Company Share issued pursuant to this Section 2.06(b)(i) (after taking into account any share withholding) outstanding immediately prior the Effective Time shall be canceled and converted into the right to receive fully paid and nonassessable Parent Shares in accordance with Section 2.06(a)(ii); and
(ii) each Company Warrant that is then outstanding (each, a “Rollover Warrant”) shall automatically, without any action on the part of the holder thereof, be converted into an warrant to acquire Parent Shares at an adjusted exercise price, subject to the same terms and conditions as were applicable to such Company Warrant immediately prior to the Effective Time; accordingly, effective as of the Effective Time: (A) each such Rollover Warrant shall be exercisable solely for Parent Shares; (B) the number of Parent Shares subject to each Rollover Warrant shall be determined by multiplying the number of Company Shares subject to the Company Warrant by the Exchange Ratio and rounding down to the nearest whole number of Parent Shares; and (C) the per share exercise price for the Parent Shares issuable upon exercise of such Rollover Warrant shall be determined by dividing the per share exercise price for the Company Shares subject to the Company Warrant, as in effect immediately prior to the Effective Time, by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.
Notwithstanding the foregoing and for the avoidance of doubt, the first sentence of this Section 2.06(b) shall not be interpreted to affect whether or not the Merger will be deemed a “change in control,” “change of control” or similar phrase for any purpose other than as specifically stated in such sentence.
(c) Notwithstanding any other provision of this Agreement, no fractional Parent Shares shall be issued in connection with the Merger, no dividends or distributions of Parent shall relate to such fractional share interests, no certificates for any such fractional shares shall be issued, and such fractional share interests shall not entitle the owner thereof to vote or to any rights as a Parent Stockholder. Any Company Stockholder who would otherwise be entitled to receive a fraction of a Parent Share pursuant to the Merger (after taking into account all the Company Shares held immediately prior to the Effective Time by such holder) shall have their holdings of Parent Shares rounded up to the nearest whole share.
(d) All calculations performed pursuant to the terms of this Agreement shall be calculated to four decimal places (0.0001).
(e) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of shares of capital stock thereof, all shares of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding share of common stock of the Surviving Corporation, which share shall be held by Parent.
(f) In accordance with Section 262 of the DGCL, no appraisal rights shall be available to the Company Stockholders in connection with the Merger.
2.07 Closing of the Company Transfer Books. At the Effective Time: (a) (i) each certificate formerly representing any Company Share (other than an Excluded Share) (“Company Share Certificate”) and (ii) each uncertificated Company Share (“Book-Entry Share”) formerly representing any Company Share (other than an Excluded Share) shall cease to be outstanding and (other than any Excluded Shares) shall represent only the right to receive Parent Shares as contemplated by Section 2.06 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.11 and all holders of the Company Share Certificates or Book-Entry Shares shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all Company Shares outstanding immediately prior to the Effective Time. No further transfer of any Company Shares shall be made on such stock transfer books after the Effective Time. Following the Effective Time, if a valid certificate previously representing any Company Shares is presented to the Exchange Agent, to the Surviving Corporation or to Parent, such Company Share Certificate shall be cancelled and shall be exchanged as provided in this ARTICLE 2.
2.08 Exchange Fund; Exchange of Certificates.
(a) Prior to the Closing Date, Parent shall select a bank or trust company, which may be the transfer agent for the Parent Shares, to act as exchange agent in the Merger (the “Exchange Agent”), and, not later than the Effective Time, Parent shall enter into an agreement with such bank or trust company, which agreement shall be reasonably acceptable to the Company (the “Exchange Agency Agreement”), for the payment of the Merger Consideration as provided in Section 2.06.
(b) Prior to or concurrent with the Effective Time, Parent shall issue and deliver to the Exchange Agent solely for the account and benefit of the former Company Stockholders, one or more certificates representing the maximum aggregate number of Parent Shares that have become issuable pursuant to Section 2.06(a)(ii) for delivery to the Merger Consideration recipients entitled thereto and/or make appropriate alternative arrangements if uncertificated shares of Parent Shares represented by the Book-Entry Shares will be issued (such Parent Shares being the “Exchange Fund”).
(c) At the Effective Time and without any action on the part of any holder, all Book-Entry Shares shall be deemed surrendered to the Exchange Agent and Parent shall cause the Exchange Agent to deliver to each holder of Book-Entry Shares that number of uncertificated whole Parent Shares that the holder is entitled to receive pursuant to this ARTICLE 2 and cancel such Book-Entry Shares.
(d) As promptly as reasonably practicable after the Effective Time, but in any event within five (5) Business Days thereafter, Parent shall cause the Exchange Agent to mail to the record holders of the Company Share Certificates: (i) a notice advising such holder of the effectiveness of the Merger; (ii) a letter of transmittal in customary form and containing such provisions as Parent and the Company may reasonably specify (including a provision confirming that delivery of the Company Share Certificates shall be effected, and risk of loss and title to the Company Shares shall pass, only upon delivery of such Company Share Certificates to the Exchange Agent); and (iii) instructions for use in effecting the surrender of the Company Share Certificates in exchange for the Parent Shares, as provided in Section 2.06(a). Upon surrender of a Company Share Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (A) the holder of such Company Share Certificate shall be entitled to receive in exchange a certificate or evidence of shares in book entry form representing the number of whole Parent Shares that such holder has the right to receive pursuant to the provisions of Section 2.06(a) and (B) the Company Share Certificate so surrendered shall immediately be canceled. Until surrendered as contemplated by this Section 2.08(d), each Company Share Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive Parent Shares as contemplated by this ARTICLE 2 and any distribution or dividend with respect to Parent Shares, the record date for which is after the Effective Time. In the event of a transfer of ownership of the Company Shares that is not registered in the transfer records of the Company, a certificate or evidence of shares in book-entry form representing the proper number of Parent Shares may be issued to a Person other than the Person in whose name the Company Share Certificate so surrendered is registered if such Company Share Certificate shall be properly endorsed or otherwise be in proper form for transfer, and the Person requesting such issuances shall pay any transfer or other Taxes required by reason of the issuance of the Parent Shares to a person other than the registered holder of such Company Shares or establish to the satisfaction of Parent that such Taxes have been paid or are not applicable. If any Company Share Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate or evidence of shares in book-entry form representing Parent Shares, require the owner of such lost, stolen or destroyed Company Share Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent, or the Surviving Corporation with respect to such Company Share Certificate.
(e) All Parent Shares to be issued and delivered to the Exchange Agent pursuant to this Section 2.08 shall be deemed issued and outstanding as of the Effective Time, and whenever a dividend or other distribution is declared by Parent in respect of Parent Shares, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all Parent Shares issuable pursuant to this Agreement. No dividends or other distributions declared or made with respect to the Parent Shares with a record date after the Effective Time shall be paid to the holder of an unsurrendered Company Share Certificate with respect to the Parent Shares that such holder has the right to receive pursuant to the Merger until such holder surrenders such Company Share Certificate in accordance with this Section 2.08. All such dividends and other distributions shall be paid by Parent to the Exchange Agent after deduction of any applicable Taxes and shall be included in the Exchange Fund, in each case until the surrender of such Company Share Certificate in accordance with this Section 2.08. Subject to the effect of applicable Laws, following the surrender of any such Company Share Certificate, there shall be paid to the recordholder thereof, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such Parent Shares and not paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such Parent Shares with a record date after the Effective Time but with a payment date subsequent to surrender.
(f) Any portion of the Exchange Fund that remains undistributed to holders of Company Share Certificates as of the date one (1) year after the Closing Date shall be delivered to Parent upon demand, and any holders of Company Share Certificates who have not theretofore surrendered their Company Share Certificates to the Exchange Agent in accordance with this Section 2.08(f), as well as any holders of Book-Entry Shares who have not theretofore cashed any check payable to them in accordance with Section 2.06(c), shall thereafter look only to Parent for satisfaction of their claims for Parent Shares and any dividends or distributions with respect to Parent Shares, subject to applicable abandoned property law, escheat law or similar Law.
(g) Neither Parent nor the Surviving Corporation shall be liable to any current or former Company Stockholder or to any other Person with respect to any Parent Shares (or dividends or distributions with respect thereto), or for any cash amounts, properly delivered to any public official in compliance with any applicable abandoned property law, escheat law or similar Law. If any Company Share Certificate shall not have been surrendered prior to five (5) years after the Closing Date (or immediately prior to such earlier date on which any Parent Shares or any dividends or other distributions payable to the holder of such Company Share Certificate would otherwise escheat to or become the property of any Governmental Authority), any Parent Shares issuable upon the surrender of, or any dividends or other distributions in respect of, such Company Share Certificate shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.
2.09 Withholding. Each of the Company, Parent, Merger Sub and the Surviving Corporation (as applicable) shall be entitled to deduct or withhold such amounts as it determines, in its sole discretion, are necessary to cover all required withholdings from the amounts payable (including Parent Shares deliverable) under this Agreement in accordance with the Code and any other applicable Law, and the Exchange Agent shall be entitled to so deduct or withhold to the extent it is entitled as set forth in the general instructions in the letter of transmittal. Any such withheld or deducted amount shall be timely paid over to the appropriate Governmental Authority and treated as though such amount had been paid to the Person in respect of whom such withholding was required.
2.10 Interest; No Liability. All payments made pursuant to this ARTICLE 2 shall be without interest. Neither Parent, Merger Sub nor the Surviving Corporation shall be liable to any Person in respect of any cash or securities delivered to a public official pursuant to any applicable abandoned property law, escheat law or similar Law.
2.11 Adjustments to Prevent Dilution. Without limiting the other provisions of this Agreement, in the event that the Company changes the number of Company Shares issued and outstanding prior to the Effective Time or Parent changes the number of Parent Shares issued and outstanding prior to the Effective Time, in either case, as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the consideration paid in accordance with this Agreement, including the Exchange Ratio, shall be equitably adjusted to reflect such change.
2.12 Further Action. If, at any time after the Effective Time, any further action is determined by Parent or the Company to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to rights and property of Merger Sub and the Company, the officers and directors of Parent shall be further authorized to take such action. Parent and the Surviving Corporation also shall take such further actions as may be necessary or desirable to ensure that the Exchange Agent sends out the letters of transmittal to the Company Stockholders and issues certificates or evidence of shares in book-entry form representing Parent Shares to such stockholders in accordance with Section 2.08.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as disclosed in (a) the Company SEC Documents filed and publicly available since January 1, 2023 through the third (3rd) Business Day prior to the date of this Agreement, other than any disclosure contained in such Company SEC Documents under the heading “Risk Factor” or “Forward-Looking Statements” or sections of such reports, or that otherwise constitute risk factors or forward-looking statements (it being agreed and understood that any matter disclosed in such Company SEC Documents shall not be deemed disclosed for purposes of Sections 3.02, 3.03, or 3.26) or (b) the confidential disclosure letter delivered by the Company to Parent concurrently with the execution and delivery of this Agreement (the “Company Disclosure Letter”) to the extent it makes reference to the particular Section or subsection of this Agreement to which exception is being taken (or to the extent that it is reasonably apparent from the face of such disclosure that such disclosure also qualifies or applies to another Section or subsection of this Agreement), the Company represents and warrants to Parent and Merger Sub as follows:
3.01 Organization and Corporate Power.
(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. Each of the Subsidiaries of the Company is a corporation or other entity duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization. Each of the Company and its Subsidiaries has all requisite corporate power and authority necessary to own, lease and operate its properties and to carry on its business as it is now being conducted.
(b) Each of the Company and its Subsidiaries has all authorizations, licenses and permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to hold such authorizations, licenses and permits would not have a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or authorized to do business and is in good standing in every jurisdiction (to the extent such concept exists in such jurisdiction) in which its ownership of property or the conduct of its business as now conducted requires it to qualify, except where the failure to be so qualified, authorized or in good standing would not have a Company Material Adverse Effect.
(c) True and complete copies of the certificate of incorporation and bylaws of the Company, as in effect as of the date hereof, have been made available to Parent.
3.02 Authorization; Valid and Binding Agreement.
(a) Subject to obtaining the Company Stockholder Approval, the execution, delivery and performance of this Agreement by the Company and each other agreement, document, instrument or certificate contemplated hereby to be executed, delivered and performed by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action on the part of the Company, and no other corporate approvals on the Company’s part are necessary to authorize the execution, delivery or performance of this Agreement. Assuming that this Agreement is a valid and binding obligation of Parent and Merger Sub, this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium Laws, other similar Laws affecting creditors’ rights or general principles of equity affecting the availability of specific performance and other equitable remedies.
(b) The Company Board, by resolutions duly adopted by a unanimous vote of all of the members of the Company Board at a meeting duly called and held, has duly (i) approved and declared advisable for the Company to enter into this Agreement and the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth in this Agreement, (ii) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, are fair to, and in the best interests of, the Company and the Company Stockholders, (iii) resolved to recommend the adoption of this Agreement to the Company Stockholders, on the terms and subject to the conditions set forth in this Agreement, and (iv) directed that this Agreement be submitted to the Company Stockholders for adoption, and, subject to Section 5.06, such resolutions have not been rescinded, modified or withdrawn in any way.

(c) Other than (i) the affirmative vote of the holders of a majority of all outstanding Company Shares entitled to vote thereon and (ii) if required, a majority of the votes cast by holders of a majority of outstanding Company Shares voting at the meeting, excluding the Company Shares held or controlled by persons described in items (a) through (d) of section 8.1(2) of MI 61-101 (the “Company Stockholder Approval”), no other corporate proceeding is necessary to authorize the execution, delivery or performance of this Agreement and the transactions contemplated thereby.
3.03 Capital Stock.
(a) The authorized capital stock of the Company consists of five hundred million (500,000,000) Company Shares and ten million (10,000,000) shares of preferred stock, $0.01 par value per share, of which, as of the close of business on April 15, 2024 (the “Measurement Date”), one hundred eighty-nine million, nine hundred ninety-eight thousand, seven hundred ten (189,998,710) Company Shares and zero (0) shares of preferred stock were issued and outstanding.
(b) Section 3.03(b) of the Company Disclosure Letter sets forth a true and complete list, as of the Measurement Date, of the outstanding Company Options and Company Warrants, including, with respect to each Company Option, the number of Company Shares issuable thereunder or with respect thereto, the holder thereof and the exercise price (if any). The Company has granted no other Company Equity Awards since the Measurement Date and prior to the date of this Agreement.
(c) All of the outstanding Company Shares have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive or similar rights. All of the issued and outstanding Company Shares were issued in compliance with all applicable Laws concerning the issuance of securities. Except as set forth in Section 3.03(b) of the Company Disclosure Letter, the Company does not have any other equity securities or securities containing any equity features authorized, issued or outstanding, and there are no agreements, options, warrants or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing by the Company. Except as set forth in Section 3.03(b) of the Company Disclosure Letter, there are no outstanding (i) shares of capital stock or other equity interests or voting securities of the Company, (ii) securities convertible or exchangeable, directly or indirectly, into capital stock of the Company, (iii) options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other Contracts that require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem capital stock of the Company, (iv) stock appreciation, phantom stock, profit participation or similar rights with respect to the Company or (v) bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders of the Company may vote.
(d) All of the outstanding Company Options have been duly authorized by all necessary corporate action and were granted in accordance with the terms of all applicable Plans and applicable Laws.
(e) There are no stockholder agreements or voting trusts or other agreements or understandings to which the Company is a party with respect to the voting, or restricting the transfer, of the capital stock or any other equity interest of the Company. The Company has not granted any preemptive rights, anti-dilutive rights or rights of first refusal, registration rights or similar rights with respect to its shares of capital stock that are in effect. No shares of capital stock of the Company are held by any Subsidiary of the Company.
(f) As of the date of this Agreement, there is no stockholder rights plan, “poison pill,” antitakeover plan or similar device in effect to which the Company or any of its Subsidiaries is subject, a party to or otherwise bound.
3.04 Subsidiaries. All of the outstanding shares of capital stock or equivalent equity interests of each of the Company’s Subsidiaries are owned of record and beneficially, directly or indirectly, by the Company free and clear of all Liens (other than Permitted Liens).
3.05 No Breach. Except with respect to clauses (b) and (c) for any conflicts, violations, breaches, defaults or other occurrences that would not constitute a Company Material Adverse Effect, the execution, delivery and performance of this Agreement by the Company and, subject to obtaining the Company Stockholder Approval, the consummation of the transactions contemplated hereby do not (a) conflict with or violate the Company’s or any of its Subsidiaries’ Organizational Documents, (b) assuming all consents, approvals, authorizations and other actions described in Section 3.06 have been obtained and all filings and obligations described in Section 3.06 have been made, conflict with or violate any Law, statute, rule or regulation or Order, judgment or decree to which the Company or its Subsidiaries or any of their properties or assets is subject, or (c) conflict with or result in any material breach of, constitute a material default under, result in a material violation of, give rise to a right of termination, cancellation or acceleration under, give rise to any penalties, repayment obligations, special assessments or additional payments under, result in the creation of any Lien upon any assets of the Company or any of its Subsidiaries, or require any authorization, consent, waiver, approval, filing, exemption or other action by or notice to any court, other Governmental Authority or other third party, under the provisions of any Company Material Contract.
3.06 Consents, etc. Except as may be required by (a) the Exchange Act, (b) the Securities Act, (c) U.S. state securities Laws, (d) Canadian Securities Laws, (e) the OTC Markets Group, (f) TSXV and (g) the DGCL, in each case, which requirements have or will be made in connection with the transactions contemplated hereby, (i) none of the Company or any of its Subsidiaries is required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby and (ii) no consent, approval or authorization of any Governmental Authority or any other party or Person is required to be obtained by the Company or any of its Subsidiaries in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for those consents, approvals and authorizations the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
3.07 Company SEC Documents and Company SEDAR+ Documents; Disclosure Controls and Procedures.
(a) The Company has filed or furnished all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated by reference therein) with the SEC required to be filed or furnished by the Company since January 1, 2022 (the “Company SEC Documents”). As of their respective filing dates or, if amended prior to the date of this Agreement or superseded by a subsequent filing prior to the date hereof, as of the date of (and giving effect to) the last such amendment or superseding filing: (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), and the requirements of SOX, each as in effect on the date so filed or furnished, and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents, and, to the knowledge of the Company, none of the Company SEC Documents is the subject of any outstanding SEC comment or investigation. No Subsidiary of the Company is required to file reports with the SEC pursuant to the requirements of the Exchange Act.
(b) The consolidated financial statements (including all related notes and schedules) of the Company and its consolidated Subsidiaries contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto as of their respective dates; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by Form 10-Q or other rules and regulations of the SEC, and except that the unaudited financial statements may not have contained notes and were subject to normal and recurring year-end adjustments); and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered thereby.
(c) The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (ii) that transactions are executed only in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s properties or assets. Except as disclosed in the Company SEC Documents, since January 1, 2022, none of the Company, the Company’s independent accountants, the Company Board or its audit committee has received any oral or written notification of any (A) “significant deficiency” in the internal controls over financial reporting of the Company, (B) “material weakness” in the internal controls over financial reporting of the Company, or (C) fraud, whether or not material, that involves management or other employees of the

Company or its Subsidiaries who have a significant role in the internal controls over financial reporting of the Company. Since January 1, 2022, any material change in internal control over financial reporting required to be disclosed in any Company SEC Document has been so disclosed.
(d)  The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by the Company are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of the Company, as appropriate, to allow timely decisions regarding required disclosure and to enable the chief executive officer and chief financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.
(e)  Since the Balance Sheet Date, (i) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) to the knowledge of the Company, no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation, by the Company or any of its Subsidiaries or any of their officers, directors, employees or agents to any director or executive officer of the Company.
(f)  The Company has publicly filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Company with the British Columbia Securities Commission and other applicable Canadian securities regulatory authorities under the Canadian Securities Laws, together with any amendments, restatements or supplements thereto on the System for Electronic Data Analysis and Retrieval + at www.sedarplus.com (the “Company SEDAR+ Documents”), except in each case where the failure to make such filings would not reasonably be expected to be material to the Company or its Subsidiaries, taken as a whole. The Company SEDAR+ Documents (i) were prepared in all material respects in accordance with the requirements of Canadian Securities Laws, and the rules and regulations thereunder and (ii) did not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the British Columbia Securities Commission or other applicable Canadian securities regulatory authorities with respect to any Company SEDAR+ Documents. To the knowledge of the Company, none of the Company SEDAR+ Documents filed on or prior to the date of this Agreement is subject to ongoing review or investigation by the British Columbia Securities Commission or other applicable Canadian securities regulatory authorities as of the date of this Agreement.
(g) The Company Common Stock is listed on the TSXV and quoted on the OTCQB, and is not listed or quoted on any other market, stock exchange, over-the-counter market or quotation system. The Company is in material compliance with the applicable listing and corporate governance rules and regulations of OTCQB and TSXV.
3.08 No Undisclosed Liabilities. Except (a) as and to the extent disclosed or reserved against on the unaudited consolidated balance sheet of the Company as of the Balance Sheet Date, included in the Company SEC Documents, (b) as incurred after the date thereof in the ordinary course of business consistent with past practice, or (c) as set forth in Section 3.08 of the Company Disclosure Letter, the Company, together with its Subsidiaries, does not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, in each case, of a type required by GAAP to be disclosed in the liabilities column of a balance sheet prepared in accordance with GAAP, that, individually or in the aggregate, have or would reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

3.09 Absence of Certain Developments.
(a) Since the Balance Sheet Date, there has not been any Company Material Adverse Effect.
(b) Except as expressly contemplated by this Agreement, since the Balance Sheet Date, each of the Company and its Subsidiaries has carried on and operated its business in all material respects in the ordinary course of business, consistent with past practice, and none of them has:
(i) amended or modified its Organizational Documents;
(ii) sold, leased, assigned, transferred or purchased any material tangible assets, in each case in a single or related series of transactions, except in the ordinary course of business consistent with past practice;
(iii) issued, sold, redeemed or transferred any of its capital stock or other equity securities, securities convertible into its capital stock or other equity securities or warrants, options or other rights to acquire its capital stock or other equity securities, or any bonds or debt securities;
(iv) prior to the date hereof, declared or paid any dividend or other distribution of the assets of the Company;
(v) made or approved any material changes in its Plans or made any material changes in wages, salary, or other compensation, including severance, with respect to its current or former officers, directors or executive employees other than (A) increases in base salaries and wages that are consistent with past practices, (B) the items referenced on Section 3.09(b)(v) of the Company Disclosure Letter, or (C) as required by applicable Law, ordinary course welfare benefit plan changes at the end of the plan year or as required under any Company Plan;
(vi) paid, loaned or advanced (other than the payment of compensation and benefits in the ordinary course of business consistent with past practice or the payment, advance or reimbursement of business expenses in the ordinary course of business consistent with past practice or loans under a Company 401(k) Plan) any amounts to, or sold, transferred or leased any of its assets to, or entered into any other transactions with, any of its Affiliates, or made any loan to, or entered into any other transaction with, any of its directors or officers outside the ordinary course of business or other than at arm’s length;
(vii) hired or terminated any of its officers or employees with fixed annual compensation in excess of fifty thousand dollars ($50,000) and whose employment is not terminable without penalty or financial obligation on notice of thirty (30) days or less, other than in the ordinary course of business consistent with past practice;
(viii) commenced or settled any Action in which the amount in dispute is in excess of fifty thousand dollars ($50,000);
(ix) made any material change in accounting principles, methods, procedures or policies, except as required by GAAP;
(x) made, changed or revoked any material Tax election, or settled or compromised any material Tax claim or liabilities, or filed any substantially amended material Tax Return;
(xi) (A) authorized, proposed, entered into or agreed to enter into any plan of liquidation, dissolution or other reorganization or (B) authorized, proposed, entered into or agreed to enter into any merger, consolidation or business combination with any Person;
(xii) except in the ordinary course of business consistent with past practice, incurred or discharged any Indebtedness;
(xiii) made any capital expenditures;
(xiv) suffered any material damage, destruction or loss, whether or not covered by insurance;
(xv) sold, assigned, transferred, abandoned or allowed to lapse or expire any material Intellectual Property rights or other intangible assets owned, used or licensed by the Company or any of its Subsidiaries in connection with any product of the Company or any of its Subsidiaries or the operation of any of their businesses;

(xvi) been subject to any written claim or written threat of infringement, misappropriation or other violation by or against the Company or any of its Subsidiaries of Intellectual Property rights of the Company or any of its Subsidiaries or a third party;
(xvii) materially reduced the amount of any insurance coverage provided by existing insurance policies; or
(xviii) committed to do or take any of the actions described in the foregoing clauses (i) through (xvii).
3.10 Property
(a) Section 3.10(a) of the Company Disclosure Letter lists all real property other than the Company Mineral Rights that is owned by the Company or any of its Subsidiaries (the “Company Owned Real Property”). With respect to each Company Owned Real Property, the Company (or a Subsidiary thereof) has good and marketable fee simple title to each such Company Owned Real Property, free and clear of all Liens (other than Permitted Liens). Since January 1, 2021, neither the Company nor any of its Subsidiaries has received written notice of any pending condemnation proceeding with respect to any Company Owned Real Property, and, to the knowledge of the Company, no such proceeding is threatened.
(b) Section 3.10(b) of the Company Disclosure Letter lists all leases (each a “Company Lease”) pursuant to which the Company or any of its Subsidiaries leases (as tenant) or subleases (as subtenant) any real property (the “Company Leased Real Property”). All Company Leases are in full force and effect, and Company holds a valid and existing leasehold interest in each Company Leased Real Property under each such applicable Company Lease. Neither the Company nor, to the Company’s knowledge, any other party to the applicable Company Lease is in default in any material respect under any of such Company Lease. No event has occurred which, if not remedied, would result in a default by the Company in any material respect under the Company Leases, and, to the Company’s knowledge, no event has occurred which, if not remedied, would result in a default by any party other than the Company in any material respect under the Company Leases.
(c) Except as set forth on Section 3.10(c) of the Company Disclosure Letter, the Company or one or more of its Subsidiaries:
(i) hold and have good and sufficient title to or a possessory interest in all mining claims (patented or unpatented), leases, licenses, permits, access rights, surface rights, mineral rights and other rights and interests necessary to access and explore for minerals, concentrates or ores for development purposes on their properties (collectively, the “Company Mineral Rights”), free and clear of any Liens (other than Permitted Liens); and
(ii) have the exclusive right to deal with the Company Owned Real Property and material Company Mineral Rights, and no other Person has a right to acquire any right in the Company Owned Real Property or any Company Owned Real Property, including by way of a back-in right, earn-in right, right of first refusal, royalty right or similar provision which would materially affect the Company’s or any of its Subsidiaries’ interests in the Company Owned Real Property, the Company Mineral Rights or the Permits relating to the Company Owned Real Property.
Notwithstanding any of the other provisions of this Section 3.10, the Company makes no representations or warranties as to the presence or absence of unpatented mining claims or millsites in conflict with the unpatented mining claims comprising a portion of the Company Mineral Rights (the “Unpatented Claims”), that the Unpatented Claims constitute a compact group of contiguous claims free of interior gaps or fractions, or that any of the Unpatented Claims contains a discovery of valuable minerals. In addition, the Company does not make any representation or warranty as to whether or not the Company or any of its Subsidiaries has established or maintained pedis possessio rights with respect to any of the Unpatented Claims, what rights the Company or any of its Subsidiaries has to use the surface of any of the Unpatented Claims for any purpose, or otherwise as to the validity of any of the Unpatented Claims or the use of the same.
(d) The Company Owned Real Property and the Company Leased Real Property (together, the “Company Real Property”) constitutes all of the real property owned, used, occupied or leased by the Company and its Subsidiaries. The Company Mineral Rights are the only material claims, leases, licenses, permits, access rights, surface rights, mineral rights, Permits or other rights or interests that are required to conduct the activities of the Company or its Subsidiaries as presently conducted and, other than the Company Real Property and the material Company Mineral Rights, there are no other material real properties in respect of which the Company or any of its Subsidiaries has any interest.
(e) None of the Company or any of its Subsidiaries has received notice of any default under any of the leases and other title and operating documents or any other agreement or instrument pertaining to the Company Real Property, the Company Mineral Rights or any other material assets to which the Company or any of its Subsidiaries is a party or by or to which the Company or any such assets are bound or subject, except to the extent that such defaults have not had and would not reasonably be expected to, individually or in the aggregate, to have a material adverse impact in respect of the Company.
(f) The Company and its Subsidiaries are in good standing under all, and are not in default under any, and there is no existing condition, circumstance or matter which constitutes or which, with the passage of time or the giving of notice or both, would constitute a default under any, leases or any other agreements and instruments pertaining to Company Real Property, the Company Mineral Rights and the other material Company assets to which it is a party or by which it or such assets are bound or subject and, to the knowledge of Company, all such leases and other agreements and instruments are in good standing and in full force and effect and none of the counterparties to such leases and other agreements and instruments is in default thereunder, in each case, except to the extent that such defaults have not had and would not reasonably be expected, individually or in the aggregate, to have a material adverse impact in respect of Company.
(g) No Company Real Property, material Company Mineral Rights or material Company asset has been taken or appropriated by any Governmental Authority, nor has any notice or proceeding in respect thereof been given or commenced, nor, to the knowledge of Company, is there any intent or proposal to give any such notice or to commence any such proceeding.
(h) All work and activities carried out on the Company Real Property or the Company Mineral Rights by the Company or its Subsidiaries or, to the knowledge of the Company, by any other Person appointed by the Company or any of its Subsidiaries have been carried out in all material respects in compliance with all Laws, and neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other Person, has received any written notice or, to the knowledge of the Company, oral notice of any material breach of any such Laws, except as would not, in each case, reasonably be expected, individually or in the aggregate, to have a material adverse impact in respect of the Company.
(i) Except as would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, all work and activities carried out on the Company Real Property and the concessions relating to the Company Real Property by the Company or its Subsidiaries or, to the knowledge of the Company, by any other person appointed by the Company or any of its Subsidiaries have been carried out in compliance with all applicable Laws, and neither the Company nor any of Subsidiaries, nor, to the knowledge of the Company, any other person, has received any notice of any breach of any such applicable Laws.
(j) All Taxes which are due and payable, local improvements, assessment rates, utilities and any and all other payments to or assessments of any Governmental Authority having jurisdiction in respect of the Company Real Property or Company Mineral Rights have been made by the Company or its Subsidiary in respect of the Company Real Property, except as would not reasonably be expected, individually or in the aggregate, to be material to the Company and its Subsidiaries taken as a whole.
(k) Except as set forth on Section 3.10(k) of the Company Disclosure Letter, neither the Company Real Property nor the material Company Mineral Rights nor any material minerals or product derived therefrom are subject to or burdened by any royalty or royalty interest or interest of similar effect, whether registered or, to the knowledge of the Company, unregistered, other than those imposed by Law, and neither the Company nor any of its Subsidiaries have granted any other royalty or similar interest in respect of any Company Real Property or material Company Mineral Rights or any material minerals or product derived therefrom.
3.11 Tax Matters.
(a) (i) The Company and its Subsidiaries have timely filed (taking into account any applicable extensions) all material Tax Returns required to be filed by them, (ii) such Tax Returns are complete and correct in all material respects, (iii) the Company and its Subsidiaries have paid all material Taxes as due and payable

(whether or not shown on any Tax Return) and, (iv) as of the Balance Sheet Date, any Liability of the Company or any of its Subsidiaries for accrued Taxes not yet due and payable, or which are being contested in good faith through appropriate proceedings, has been provided for in the financial statements of the Company in accordance with applicable accounting practices and procedures. Since the Balance Sheet Date, neither the Company nor any of its Subsidiaries has incurred any material Liability for Taxes outside the ordinary course of business.
(b) No claim has been made in writing by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries do not file Tax Returns that such Person is or may be subject to taxation by that jurisdiction. There are no material Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any of its Subsidiaries. the Company and its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Neither the Company nor any of its Subsidiaries has been a party to any “reportable transaction” as defined in Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4(b).
(c) No material non-U.S., federal, state or local Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company or any of its Subsidiaries.
(d) (i) There is no outstanding request for any extension of time for the Company or any of its Subsidiaries to pay any material Tax or file any material Tax Return, other than any such request made in the ordinary course of business, and (ii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any material Tax of the Company or any of its Subsidiaries that is currently in force.
(e) Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation, sharing or similar agreement (other than any commercial agreement entered into in the ordinary course of business that does not relate primarily to Taxes). Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a combined, consolidated or unitary Tax Return (other than a group the common parent of which was the Company) or (ii) has Liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by Contract, or otherwise (other than any commercial agreements entered into in the ordinary course of business that do not relate primarily to Taxes).
(f) Neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code (or any similar provision of state, local or non-U.S. Law).
(g) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction or loss from, taxable income, or make any material adjustment under Section 481(a) of the Code, for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in or improper use of any method of accounting for any taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or other Law) executed prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) prepaid amount received or deferred revenue accrued outside the ordinary course of business on or prior to the Closing Date; (v) election under Section 108(i) of the Code; or (vi) the application of Section 965 of the Code.
(h) Neither the Company nor any of its Subsidiaries has taken advantage of any relief or Tax deferral provisions or any carryback of net operating losses or similar Tax items related to COVID-19 for Tax purposes whether federal, state, local or foreign, including the CARES Act.
(i) Neither the Company nor any of its Subsidiaries has knowledge of any facts or has taken or plans to take any action that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368 of the Code.
3.12 Company Material Contracts.
(a) Except for (A) this Agreement, (B) each Company Plan, and (C) each Contract filed as an exhibit to the Company SEC Documents, Section 3.12(a) of the Company Disclosure Letter sets forth a list of all Company

Material Contracts as of the date of this Agreement. The Company has made available to Parent a true and complete copy of each Company Material Contract listed or required to be listed in Section 3.12(a) of the Company Disclosure Letter. For purposes of this Agreement, “Company Material Contract” means all Contracts to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound (other than (x) Company Plans and insurance, reinsurance or retrocession treaties, agreements, slips, binders, cover notes or other similar arrangements, and (y) any such Contract that has been substantially performed by the parties thereto) that:
(i) are or would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;
(ii) would be required to be disclosed under Item 404(a) of Regulation S-K under the Exchange Act;
(iii) relate to the formation or management of any joint venture, partnership or other similar agreement that is material to the business of the Company and its Subsidiaries, taken as a whole;
(iv) provide for Indebtedness of the Company or any of its Subsidiaries having an outstanding or committed amount in excess of fifty thousand dollars ($50,000), other than any Indebtedness between or among any of the Company and any of its Subsidiaries and other than any letters of credit;
(v) are any keepwell or similar agreement under which the Company or any of its Subsidiaries has directly guaranteed any liabilities or obligations of another Person or under which another Person has directly guaranteed any liabilities or obligations of the Company or any of its Subsidiaries, in each case involving liabilities or obligations that are material to the Company and its Subsidiaries, taken as a whole;
(vi) involve the acquisition from another Person or disposition to another Person of capital stock or other equity interests of another Person or of a business, in each case, that are material to the Company and its Subsidiaries, taken as a whole;
(vii) under which the Company or any of its Subsidiaries has continuing “earn-out” or other contingent payment obligations, in each case that are reasonably likely to result in payments in excess of fifty thousand dollars ($50,000);
(viii) prohibit the payment of dividends or distributions in respect of the capital of the Company or any of its wholly owned Subsidiaries, prohibit the pledging of the capital of the Company or any wholly owned Subsidiary of the Company or prohibit the issuance of any guarantee by the Company or any Subsidiary of the Company;
(ix) contain provisions that prohibit the Company or any of its Subsidiaries from competing in any material line of business or grant a right of exclusivity to any Person which prevents the Company or any Subsidiary of the Company from entering any material territory, market or field or freely engaging in business anywhere in the world, other than Contracts that can be terminated (including such restrictive provisions) by the Company or any of its Subsidiaries on less than ninety (90) days’ notice without payment by the Company or any Subsidiary of the Company of any material penalty;
(x) include an indemnification obligation of the Company or any of its Subsidiaries with a maximum potential liability in excess of fifty thousand dollars ($50,000);
(xi) relate to (A) development or assignment of material Intellectual Property or (B) material information technology services (including support, maintenance and hosting agreements);
(xii) involve the settlement of any pending or threatened claim, Action or proceeding that requires payment obligations of the Company or any of its Subsidiaries after the date hereof in excess of fifty thousand dollars ($50,000);
(xiii) (A) grant any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or any of its Subsidiaries or (B) obligate the Company or any of its Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party and that are material to the Company and its Subsidiaries, taken as a whole;

(xiv) contains (A) a license or grant of rights in, to or under, or covenant not to sue with respect to, any material Intellectual Property (excluding licenses granted to the Company or any of its Subsidiaries of commercially available, internal use, “off-the-shelf” Software available on standard terms for an annual payment of less than fifty thousand dollars ($50,000) and licenses of Open Source Software) or (B) an obligation for the Company or any of its Subsidiaries to pay royalties;
(xv) contains any swap, cap, floor, collar, futures contract, forward contract, option and any other derivative financial instrument, contract or arrangement, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever;
(xvi) require future capital expenditures by the Company or any of its Subsidiaries in excess of fifty thousand dollars ($50,000) in the aggregate;
(xvii) are employment, independent contractor, consulting, severance or similar agreements under which the Company or any of its Subsidiaries is or could become obligated to provide annual compensation or payment in excess of fifty thousand dollars ($50,000) or provide for any change in control, retention, transaction or similar bonus or payments;
(xviii) (A) are material Company Leases and (B) without duplication, otherwise relate to any material Company Mineral Rights;
(xix) are collective bargaining agreements or other agreements with any labor union, works council, trade union, labor association or other employee representative organization; or
(xx) any commitment (orally or in writing) by the Company or any of its Subsidiaries to enter into any of the foregoing.
(b) (i) Each Company Material Contract is valid and binding on the Company and/or any of its Subsidiaries to the extent such Person is a party thereto, as applicable, and to the knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect would not reasonably be expected to have a Company Material Adverse Effect, (ii) the Company and each of its Subsidiaries, and, to the knowledge of the Company, any other party thereto, has performed all obligations required to be performed by it under each Company Material Contract, except where such noncompliance would not reasonably be expected to have a Company Material Adverse Effect, (iii), neither the Company nor any of its Subsidiaries has received notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any Company Material Contract, except where such default would not reasonably be expected to have a Company Material Adverse Effect, (iv) to the knowledge of the Company, there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute a default on the part of any counterparty under such Company Material Contract, except as would not reasonably be expected to have a Company Material Adverse Effect and (v) neither the Company nor any of its Subsidiaries has received notice from any other party to a Company Material Contract that such other party intends to terminate, materially modify, not renew or renegotiate in any material respect the terms of any such Company Material Contract, except as would not reasonably be expected to have a Company Material Adverse Effect.
3.13 Intellectual Property.
(a) All of the patents, domain names, registered trademarks and service marks, registered copyrights and applications for any of the foregoing, that are currently owned by the Company or any of its Subsidiaries (collectively, “Company Registered Intellectual Property”) are set forth in Section 3.13(a) of the Company Disclosure Letter. One or more of the Company and its Subsidiaries owns and possesses all right, title and interest in and to each item of the Intellectual Property owned by the Company or any of its Subsidiaries, free and clear of all Liens (other than Permitted Liens). To the knowledge of the Company, the Intellectual Property owned by the Company or its Subsidiaries, together with any Intellectual Property licensed to the Company or its Subsidiaries, constitutes all Intellectual Property used in and material to or otherwise necessary for the Company’s or its Subsidiaries’ operation of the business of the Company and its Subsidiaries. To the knowledge of the Company, no Person is currently infringing, misappropriating, diluting or otherwise violating, or has previously within the past four (4) years infringed, misappropriated, diluted or otherwise violated, any material Intellectual Property owned by the Company or any of its Subsidiaries. No Person has provided written notice of a claim or pending Action or, to the knowledge of the Company, threatened a claim or Action, challenging the ownership, validity, enforceability or scope of any Company Registered Intellectual Property, and no item of the Company Registered Intellectual Property is the subject of any outstanding Order, injunction, judgment, decree or ruling enacted, adopted, promulgated or applied by a Governmental Authority or arbitrator of which the Company has received written notice.
(b) To the Company’s knowledge, the Company and its Subsidiaries, and the business of the Company and its Subsidiaries as currently conducted, does not infringe, misappropriate, dilute or otherwise violate any Intellectual Property owned by another Person and has not infringed, misappropriated, diluted or otherwise violated any Intellectual Property owned by another Person within the past four (4) years. the Company and its Subsidiaries have not, within the past four (4) years, received any charge, complaint, claim, demand, notice or other communication alleging any infringement, misappropriation, dilution or other violation (including any claim that the Company or a Subsidiary must license or refrain from using any Intellectual Property of another Person in order to avoid infringement, misappropriation, dilution or other violation) of the Intellectual Property of another Person, and there is no pending Action (or to the knowledge of the Company, threatened Action), claim, or suit alleging any such infringement, misappropriation, dilution or violation.
(c) The Company and its Subsidiaries have taken commercially reasonable efforts to protect and preserve their rights in all Intellectual Property owned by the Company or any of its Subsidiaries.
3.14 Data Privacy.
(a) The Company and its Subsidiaries (i) maintain commercially reasonable policies and procedures regarding the security, privacy, transfer and use of Personal Data that are designed to protect Personal Data from unauthorized access, use or disclosure, and (ii) except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, since January 1, 2020, have been in compliance with all of the Company’s and its Subsidiaries’ published and written policies, as applicable, governing the security, privacy, transfer and use of Personal Data and applicable Laws governing data privacy and data security.
(b) Since January 1, 2020, (i) none of the Company or any of its Subsidiaries has experienced any confirmed unauthorized access, acquisition, theft, destruction or compromise of any Personal Data, which, individually or in the aggregate, has had a Company Material Adverse Effect and (ii) there has not been any unauthorized intrusions or breaches of security into any Company information technology system used in the operation of the businesses of the Company and its Subsidiaries, which, individually or in the aggregate, has had a Company Material Adverse Effect. To the Company’s knowledge, since January 1, 2020, no third-party processing Personal Data on behalf the Company has experienced a security breach affecting Personal Data of the Company or its Subsidiaries, which, individually or in the aggregate, has had a Company Material Adverse Effect. Neither the Company, its Subsidiaries, nor any third party acting at the Company’s direction or authorization has paid any perpetrator of any actual or threatened security incident or cyber-attack, including a ransomware attack or a denial-of-service attack.
(c) Since January 1, 2020, none of the Company or any of its Subsidiaries has been under investigation by any state, federal, or foreign jurisdiction regarding its protection, storage, use, disclosure and transfer of Personal Data.
(d) Since January 1, 2020, none of the Company or any of its Subsidiaries has received any material written claim, complaint, inquiry or notice from any governmental, regulatory or self-regulatory authority or entity, or any data subject, related to the Company’s or its Subsidiaries’ collection, processing, use, storage, security, and/or disclosure of Personal Data, alleging that any of these activities are in violation of any applicable Laws governing data privacy and data security.
3.15 Litigation. There are no Actions pending, or to the Company’s knowledge, threatened, against the Company or any of its Subsidiaries, at law or in equity, or before or by any Governmental Authority, and the Company and its Subsidiaries are not subject to or in violation of any outstanding judgment, Order or decree of any court or Governmental Authority, in each case, that would, individually or in the aggregate, have a Company Material Adverse Effect. This Section 3.15 shall not apply to Taxes, with respect to which exclusively the representations and warranties in Section 3.11 shall apply. There has not been since January 1, 2021, nor are there currently, any internal investigations being conducted by the Company or the Company Board (or any committee thereof) concerning any material allegations of fraud or malfeasance.

3.16 Insurance. Section 3.16 of the Company Disclosure Letter lists each material insurance policy, excluding those related to any Company Plans, maintained by the Company or any of its Subsidiaries or, to the Company’s knowledge, under which the Company is a named insured or otherwise the principal beneficiary of coverage, including the policy number and the period, type and amount of coverage. All such insurance policies are in full force and effect and shall continue in effect until the Closing Date. Such insurance policies are materially sufficient in the aggregate with the operation of the Company’s or its Subsidiaries’ business for the industry in which it operates. The Company is not in default with respect to its obligations under any such insurance policies and, to the Company’s knowledge, there is no threatened termination of, or threatened premium increase with respect to, any of such policies, other than in connection with the Company’s annual renewal process.
3.17 Employee Benefit Plans.
(a) Section 3.17(a) of the Company Disclosure Letter lists all current Company Plans, other than any at-will offer letter or employment agreement or any services agreement terminable without notice, in either case that does not provide for severance, notice of termination (or pay in lieu), change of control, retention or bonus pay or similar benefits (other than continuation coverage or other entitlements required by Law). Each Company Plan that is intended to meet the requirements to be qualified under Section 401(a) of the Code has received a favorable determination letter or is the adopter of a pre-approved plan covered by a favorable opinion letter from the Internal Revenue Service that remains current to the effect that the form of such Company Plan is so qualified, and the Company is not aware of any facts or circumstances that would reasonably be expected to jeopardize the qualification of such Company Plan. The Company Plans comply in form and in operation in all material respects with the requirements of the Code, ERISA and other applicable Law; and the Company has not become subject to any material Liability by reason of (i) a failure to provide any notice, or (ii) a failure to make any contribution to a Company Plan intended to be qualified under Section 401(a) of the Code within the time prescribed for the contribution under ERISA, or (iii) a breach of fiduciary duty or prohibited transaction under ERISA or any other applicable Law, in each case with respect to a Company Plan.
(b) With respect to each current material Company Plan, the Company has made available true and complete copies of the following (as applicable) prior to the date hereof: (i) the current plan document, including all amendments thereto or, with respect to any unwritten plan, a summary of all material terms thereof; (ii) the currently summary plan description along with all summaries of material modifications thereto; (iii) all related trust instruments or other funding-related documents; (iv) a copy of the most recent financial statements for the plan; (v) a copy of all material, non-routine correspondence with any Governmental Authority relating to a Company Plan received or sent within the last two (2) years and (vi) the most recent Internal Revenue Service determination or opinion letter.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to the Company Plans, (i) all required contributions to, and premiums payable in respect of, such Company Plan have been made or, to the extent not required to be made on or before the date hereof, have been properly accrued on the Company’s financial statements in accordance with GAAP, and (ii) there are no Actions, audits, suits or claims pending or, to the Company’s knowledge, threatened, other than routine claims for benefits.
(d) Neither the Company nor any ERISA Affiliate has at any time in the past six (6) years sponsored or contributed to, or has or has had any Liability or obligation in respect of any Company Plan (including any “multiemployer plan” (as defined in Section 3(37) or Section 4001(a)(3) of ERISA)) that is or was at any relevant time subject to Title IV of ERISA or Section 412 of the Code. None of the Company Plans obligates the Company to provide a current or former employee or other service provider (or any spouse or dependent thereof) any life insurance or medical or health benefits after his or her termination of employment with the Company, other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code or any other Law and coverage through the end of the month of termination of employment.
(e) Except as otherwise contemplated by this Agreement, neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will, either individually or together with the occurrence of some other event (including a termination of employment or service), (i) result in any payment (including severance, bonus or other similar payment) becoming due to any Person, (ii) increase or otherwise enhance any benefits or compensation otherwise payable under any Company Plan, (iii) result in the acceleration of the time of payment or vesting of any benefits under any Company Plan, (iv) require the

Company or its Subsidiaries to set aside any assets to fund any benefits under a Company Plan or result in the forgiveness in whole or in part of any outstanding loans made by the Company to any Person, (v) limit the ability to amend or terminate any Company Plan or related trust or (vi) result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code or in the imposition of an excise Tax under Section 4999 of the Code or Section 409A of the Code (or, in either case, any corresponding provision of state, local or foreign Tax law). The Company has no obligation to pay any gross-up in respect of any Tax under Section 4999 of the Code or Section 409A of the Code (or, in either case, any corresponding provision of state, local or foreign Tax law).
(f) With respect to each Company Plan that is a Non-U.S. Plan, and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the fair market value of the assets of each funded Non-U.S. Plan, the liability of each insurer for any non-U.S. Plan funded through insurance or the book reserve established for any Non-U.S. Plan, together with any accrued contributions, is sufficient to procure or provide for the benefits determined on an ongoing basis (actual or contingent) with respect to all current or former participants under such Non-U.S. Plan according to the actuarial assumptions and valuation most recently used to determine employer contributions to such Non-U.S. Plan, and none of the contemplated transactions will cause such assets, insurance obligations or book reserves to be less than such benefit obligations. Each such Non-U.S. Plan required to be registered has been registered and has been maintained in all material respects in good standing with each applicable Governmental Authority. No Company Plan that is a Non-U.S. Plan is a defined benefit pension plan.
3.18 Compliance with Law; Permits; Anti-Corruption Laws.
(a) The Company and each of its Subsidiaries hold all Permits required to operate their respective businesses as they are being conducted as of the date hereof, and all of such Permits are in full force and effect, except where the failure to obtain or have any such Permit would, individually or in the aggregate, not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, and no proceeding is pending or, to the knowledge of the Company, threatened to revoke, suspend, cancel, terminate or adversely modify any such Permit. Neither the Company nor any of its Subsidiaries is in material violation of, or in default under, any Law, in each case applicable to the Company or any of its Subsidiaries or any of their respective assets and properties. Notwithstanding the foregoing, this Section 3.18 shall not apply to Taxes, Plans, environmental matters, labor and employment matters or regulatory matters, which are the subjects exclusively of the representations and warranties in Section 3.11, Section 3.17, Section 3.19 and Section 3.22, respectively.
(b) The Company and its Subsidiaries are, and since January 1, 2020 have been, in compliance in all material respects with Anti-Corruption Laws.
(c) Since January 1, 2020, none of the Company or its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee or agent of the Company, has directly or indirectly used, offered, authorized, promised, provided, paid, requested, or received, whether directly or indirectly through a third party, on behalf of the Company or its Subsidiaries or in connection with their business, any bribes, kickbacks, gifts, or anything else of value, regardless of form or amount, to any Person for any improper purpose, including for obtaining or retaining business or securing an improper business advantage.
(d) Since January 1, 2020, neither the Company nor its Subsidiaries, to the Company’s knowledge, have been or are currently under any internal or Governmental Authority review, investigation, inspection, or examination relating to their compliance with Anti-Corruption Laws, or have received any written notice or other communication from any Governmental Authority regarding a violation of, or failure to comply with, any Anti-Corruption Laws.
(e) Since January 1, 2020, the Company and its Subsidiaries have not, to their knowledge, been and are not now under any administrative, civil, or criminal investigation, prosecution, or indictment, and neither the Company nor its Subsidiaries are party to any legal actions involving alleged false statements, false claims or other improprieties relating to their compliance with Anti-Corruption Laws.
(f) Since January 1, 2020, the Company and its Subsidiaries have maintained an adequate system or systems of internal controls reasonably designed to ensure compliance with all Anti-Corruption Laws and prevent and detect violations of Anti-Corruption Laws.

(g) Since January 1, 2020, neither the Company nor any of its Subsidiaries has made any disclosure (voluntary or otherwise) to any Governmental Authority with respect to any alleged irregularity, misstatement or omission or other potential violation or liability arising under or relating to any Anti-Corruption Laws.
3.19 Environmental Compliance and Conditions. Except as set forth in Section 3.19 of the Company Disclosure Letter, each of the Company and its Subsidiaries:
(a) is in material compliance with all Environmental Laws and all terms and conditions of all Environmental Permits;
(b) has not received any order, request or notice from any person alleging a material violation of any Environmental Law;
(c) (i) is not a party to any litigation or administrative proceeding, nor is any litigation or administrative proceeding threatened against it or its property or assets, which in either case (A) asserts or alleges that it violated or is in violation of any Environmental Laws, (B) asserts or alleges that it is required to clean up, remove or take remedial or other response action due to the presence or Release of any Hazardous Substances, or (C) asserts or alleges that it is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the presence or Release of any Hazardous Substances, and (ii) is not subject to any judgment, decree, order or citation related to or arising out of applicable Environmental Law; and is not involved in any remediation, reclamation or other environmental operations outside the ordinary course of business and, to the knowledge of the Company there are no facts, circumstances or conditions, including any Release of Hazardous Substance, that would reasonably be expected to result in any Environmental Liabilities with respect to the Company;
(d) has not disposed of, or arranged for the treatment or disposal of, any Hazardous Substances at any location: (A) listed on any list of hazardous sites or sites requiring remedial action issued by any Governmental Authority; (B) to the knowledge of the Company, proposed for listing on any list issued by any Governmental Authority of hazardous sites or sites requiring remedial action, or any similar federal, state or provincial lists; or (C) which is the subject of enforcement actions by any Governmental Authority that creates the reasonable potential for any proceeding, action, or other claim against the Company or any of its Subsidiaries;
(e) has not caused or permitted the Release of any Hazardous Substances on or to the Company Real Property in such a manner as: (A) would reasonably be expected to impose liability for cleanup, natural resource damages, loss of life, personal injury, nuisance or damage to other property; or (B) would be reasonably expected to result in imposition of a lien, charge or other encumbrance or the expropriation of the Company Real Property or any of the assets of the Company or any of its Subsidiaries;
(f) has posted the full amount of any mine closure, reclamation, decommissioning, or rehabilitation financial assurance required by any Governmental Authority, Law and Permits; and
(g) has completed all progressive mine reclamation, decommissioning and rehabilitation required by any Governmental Authority, applicable Laws and Permits, except in each case as disclosed in the Company SEC Documents or where it would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect in respect of the Company.
3.20 Mineral Resources. The estimated indicated, measured and inferred mineral resources disclosed in the Company SEC Documents have been prepared and disclosed in all material respects in accordance with all applicable Laws. The information provided by the Company to the SEC in connection with the preparation of such estimates was complete and accurate in all material respects at the time such information was furnished. There has been no material reduction in the aggregate amount of estimated mineral resources of the Company and its Subsidiaries, taken as a whole, from the amounts disclosed in the Company SEC Documents.
3.21 Operations. The business of the Company and its Subsidiaries consists of mineral exploration and all activities related thereto and none of the Company nor any of its Subsidiaries are engaged in any other business. There is no: (a) Contract, (b) Permits, or (c) arbitral award, judgment, injunction, constitutional ruling, order or decree, in each case, binding upon the Company or any of its Subsidiaries that has or would reasonably be expected to have the effect of prohibiting, restricting, or impairing any business practice of the Company or any of its Subsidiaries, any acquisition or disposition of property by the Company or any of its Subsidiaries, or the conduct of the business by the Company or any of its Subsidiaries as currently conducted, in each case, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. All exploration operations on the Company Real Property have been conducted in all material respects in accordance with reasonable and prudent international mining industry practices.
3.22 Employment and Labor Matters. The Company has made available a true and complete listing of all current Company employees and individual independent contractors who are engaged, either directly or through an entity wholly owned and operated by such independent contractor, including for each: (a) their work location; (b) date of hire or engagement; (c) annual base salary (or hourly wage rate, contract rate, or other method of compensation as applicable); (d) job title or description of services; and (e) employment or engagement status (e.g., as applicable, full-time or part-time employee, contractor, non-exempt or exempt classification under the Fair Labor Standards Act or similar applicable Laws). The Company is not a party to or bound by any collective bargaining agreement or other agreement with a labor union, works council or other employee representative body (other than any statutorily mandated agreement in non-U.S. jurisdictions), and there are no such agreements which pertain to employees of the Company, concerning their employment by the Company, in existence or in negotiation. No employees of the Company are represented by a labor union, works council or other employee representative body (other than any statutorily mandated representation in non-U.S. jurisdictions) with respect to their employment by the Company. The Company has not experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past two (2) years. The Company will not incur any notice, consultation or consent obligations with respect to any labor union, works council or other employee representative body in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby. There are no, and since January 1, 2021, there have not been any Actions or any material disputes pending or threatened between the Company and any of its employees or independent contractors. To the Company’s knowledge, (i) there are no, and since January 1, 2021, there have not been any Actions or any material disputes pending or threatened by or before any Governmental Authority affecting the Company concerning employment matters and (ii) there is no current campaign being conducted to solicit cards from or otherwise organize employees of the Company or to authorize a labor union, works council or other employee representative body to request that the National Labor Relations Board (or any other Governmental Authority) certify or otherwise recognize such a body with respect to employees of the Company, and the Company has not been subject to an application by a labor union, works council or other employee representative body to be declared a common or related employer under labor relations legislation. Except as set forth on Section 3.22 of the Company Disclosure Letter, the Company is in compliance in all material respects with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, civil and/or human rights, harassment, discrimination and/or retaliation in employment, reasonable accommodation, unfair competition, affirmative action, pay equity, employment equity, workers’ compensation, safety and health, worker classification (including employee-independent contractor classification and the proper classification of employees as exempt employees and non-exempt employees), and any similar foreign, state, provincial or local “mass layoff” or “plant closing” Law. To the Company’s knowledge, no allegation, complaint, charge or claim (formal or otherwise) of sexual or racial harassment, sexual assault, sexual or racial misconduct, sex/gender or racial discrimination or similar behavior (a “Misconduct Allegation”) has been made at any time since January 1, 2021 against any Person who is or was an officer, director, manager or supervisory-level employee of the Company in such person’s capacity as such or in any other capacity, nor are any Misconduct Allegations pending or threatened, nor is there any reasonable basis for such a Misconduct Allegation. Within the past three (3) years, the Company has not entered into any settlement agreement, tolling agreement, non-disparagement agreement, confidentiality agreement or non-disclosure agreement, or any Contract or provision similar to any of the foregoing relating directly or indirectly to any Misconduct Allegation against the Company or any person who is or was an officer, director, manager, employee or independent contractor of the Company. As of the date hereof, to the Company’s knowledge, no current executive, key employee or group of employees has given notice of termination of employment or otherwise disclosed plans to the Company or any of its Subsidiaries to terminate employment with the Company or any of its Subsidiaries within the next twelve (12) months.
3.23 Brokerage. Except as set forth in Section 3.23 of the Company Disclosure Letter, no Person will be entitled to, any brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated hereby based on any arrangement or agreement made by or on behalf of the Company or any of its

Subsidiaries. Parent has been given access to a true and correct copy of all Contracts entitling any person to any brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated hereby based on any arrangement or agreement made by or on behalf of the Company, together with all amendments, waivers or other changes thereto.
3.24 Disclosure. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement is filed with the SEC and becomes effective under the Securities Act or (b) the Proxy Statement will, at the time the Proxy Statement is mailed to the Company Stockholders, or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary in order to correct any statement of a material fact in any earlier communication with respect to the solicitation of proxies for the Company Stockholders’ Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by or to be supplied by Parent that is included or incorporated by reference in the Proxy Statement. The representations and warranties contained in this Section 3.24 will not apply to statements or omissions included in the Registration Statement or Proxy Statement upon information furnished to the Company in writing by Parent specifically for use therein.
3.25 Anti-Takeover Laws. The Company Board has taken all actions necessary to ensure that the restrictions applicable to a “business combination” (as defined in such Section 203 of the DGCL) are inapplicable to the execution, delivery and performance of this Agreement and any of the transactions and other agreements contemplated hereby. No Takeover Law applies or purports to apply to the Merger, this Agreement or any of the transactions or other agreements contemplated hereby.
3.26 Opinion. The Company Board has received the oral opinion of Cormark Securities Inc. (to be followed by delivery of a written opinion as of the date hereof), to the effect that, as of such date, and based upon and subject to the various assumptions, qualifications and limitations set forth therein, the Merger Consideration to be paid to the holders of Company Shares (other than Parent and its Affiliates) pursuant to this Agreement is fair, from a financial point of view, to the holders of Company Shares.
3.27 No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE 3 OF THIS AGREEMENT (AS MODIFIED BY THE COMPANY DISCLOSURE LETTER), THE COMPANY MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, AND THE COMPANY HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. IN CONNECTION WITH PARENT AND MERGER SUB’S INVESTIGATION OF THE COMPANY, EACH OF PARENT AND MERGER SUB HAS RECEIVED FROM OR ON BEHALF OF THE COMPANY CERTAIN PROJECTIONS, INCLUDING PROJECTED STATEMENTS OF OPERATING REVENUES AND INCOME FROM OPERATIONS OF THE COMPANY AND CERTAIN BUSINESS PLAN INFORMATION OF THE COMPANY. THE COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO SUCH ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING SUCH ESTIMATES, PROJECTIONS AND FORECASTS).
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as disclosed in the Parent SEC Documents filed or publicly available since January 1, 2021 through the third (3rd) Business Day prior to the date of this Agreement (other than any disclosure contained in such Parent SEC Documents under the heading “Risk Factor” or “Forward-Looking Statements” or sections of such reports, or that otherwise constitute risk factors or forward-looking statements), each of Parent and Merger Sub represents and warrants to the Company as follows:
4.01 Organization and Corporate Power.
(a) Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Colorado, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. Each of the Subsidiaries of Parent is a corporation or other entity duly organized and validly existing under the Laws of the jurisdiction of its incorporation or organization. Each of Parent and its Subsidiaries has all requisite corporate power and authority necessary to own, lease and operate its properties and to carry on its business as it is now being conducted.
(b) Each of Parent and its Subsidiaries has all authorizations, licenses and permits, necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to hold such authorizations, licenses and permits would not have a Parent Material Adverse Effect. Each of Parent and its Subsidiaries is duly qualified or authorized to do business and is in good standing in every jurisdiction (to the extent such concept exists in such jurisdiction) in which its ownership of property or the conduct of its business as now conducted requires it to qualify, except where the failure to be so qualified, authorized or in good standing would not have an Parent Material Adverse Effect.
(c) True and complete copies of the certificate of incorporation and bylaws of Parent and Merger Sub, as in effect as of the date hereof, have been heretofore made available to the Company.
4.02 Authorization; Valid and Binding Agreement. Subject to the adoption of this Agreement by the sole stockholder of Merger Sub, the execution, delivery and performance of this Agreement by Parent and Merger Sub and each other agreement, document, instrument or certificate contemplated hereby to be executed, delivered and performed by Parent and Merger Sub and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite action on the part of Parent and Merger Sub, and no other corporate approvals on Parent’s or Merger Sub’s part are necessary to authorize the execution, delivery or performance of this Agreement. Assuming that this Agreement is a valid and binding obligation of the Company, this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium Laws, other similar Laws affecting creditors’ rights or general principles of equity affecting the availability of specific performance and other equitable remedies.
4.03 Capital Stock.
(a) The authorized capital stock of Parent consists of two hundred million (200,000,000) Parent Shares and ten million (10,000,000) shares of special preferred stock, no par value per share, of which, as of the Measurement Date, forty-nine million, four hundred eight thousand, seven hundred seventy-five (49,408,775) Parent Shares and zero (0) shares of special preferred stock were issued and outstanding.
(b) All of the outstanding Parent Shares have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive or similar rights. All of the issued and outstanding Parent Shares were issued in compliance in all material respects with all applicable Laws concerning the issuance of securities. Except as disclosed in Parent’s latest Annual Report filed on Form 10-K for the fiscal year ended December 31, 2023, there are no outstanding (i) shares of capital stock or other equity interests or voting securities of Parent, (ii) securities convertible or exchangeable, directly or indirectly, into capital stock of Parent, (iii) options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other Contracts that require Parent to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem capital stock of Parent, (iv) stock appreciation, phantom stock, profit participation or similar rights with respect to Parent or (v) bonds, debentures, notes or other Indebtedness of Parent having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders of Parent may vote. No shares of capital stock of the Parent are held by any Subsidiary of the Parent.
4.04 No Breach. Except with respect to clauses (b) and (c) for any conflicts, violations, breaches, defaults or other occurrences that would not constitute an Parent Material Adverse Effect, the execution, delivery and performance of this Agreement by Parent, the consummation of the transactions contemplated hereby do not (a) conflict with or violate Parent’s or any of its Subsidiaries’ Organizational Documents, (b) assuming all consents, approvals, authorizations and other actions described in Section 4.05 have been obtained and all filings and obligations described in Section 4.05 have been made, conflict with or violate any Law, statute, rule or regulation or Order, judgment or decree to which Parent or its Subsidiaries or any of their properties or assets is subject, or (c) conflict with or result in any material breach of, constitute a material default under, result in a material violation of, give rise to a right of termination, cancellation or acceleration under, give rise to any penalties, repayment obligations, special assessments or additional payments under, result in the creation of any Lien upon any assets of Parent or any of its Subsidiaries, or require any authorization, consent, waiver, approval, filing, exemption or other action by or notice to any Governmental Authority or other third party, under the provisions of any material Contract to which the Parent or any of its Subsidiaries is a party.
4.05 Consents, etc. Except as may be required by (a) the Exchange Act, (b) the Securities Act, (c) U.S. state securities Laws, (d) NYSE, (e) the Colorado Corporations and Associations Act, (f) TSX and (g) the DGCL, in each case, which requirements have or will be made in connection with the transactions contemplated hereby, (i) none of Parent or any of its Subsidiaries is required to submit any notice, report or other filing with any Governmental Authority in connection with the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby and (ii) no consent, approval or authorization of any Governmental Authority or any other party or Person is required to be obtained by Parent or any of its Subsidiaries in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for those consents, approvals and authorizations the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have an Parent Material Adverse Effect.
4.06 SEC Reports; Disclosure Controls and Procedures.
(a) Parent has filed or furnished all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated by reference therein) with the SEC required to be filed or furnished by Parent since January 1, 2022 (the “Parent SEC Documents”). As of their respective filing dates or, if amended prior to the date of this Agreement or superseded by a subsequent filing prior to the date hereof, as of the date of (and giving effect to) the last such amendment or superseding filing: (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), and the requirements of SOX, each as in effect on the date so filed or furnished, and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any of the Parent SEC Documents, and, to the knowledge of Parent, none of the Parent SEC Documents is the subject of any outstanding SEC comment or investigation. No Subsidiary of Parent is required to file reports with the SEC pursuant to the requirements of the Exchange Act.
(b) The consolidated financial statements (including all related notes and schedules) of Parent and its consolidated Subsidiaries contained or incorporated by reference in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto as of their respective dates; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by Form 10-Q of the SEC or other rules and regulations of, and except that the unaudited financial statements may not have contained notes and were subject to normal and recurring year-end adjustments); and (iii) fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries for the periods covered thereby.
(c) Since the Balance Sheet Date, (i) neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any director, officer, employee, auditor, accountant or representative of Parent or any of its Subsidiaries has received or otherwise obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Parent or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) to the knowledge of Parent, no attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation, by Parent or any of its Subsidiaries or any of their officers, directors, employees or agents to any director or executive officer of Parent.
(d) The Parent Shares are listed on the NYSE and TSX. Parent is in material compliance with the applicable listing and corporate governance rules and regulations of NYSE and TSX.

4.07 Litigation. There are no Actions pending, or to Parent’s knowledge, threatened, against Parent or any of its Subsidiaries, at law or in equity, or before or by any Governmental Authority, and Parent and its Subsidiaries are not subject to or in violation of any outstanding judgment, Order or decree of any court or Governmental Authority, in each case, that would, individually or in the aggregate, have an Parent Material Adverse Effect.
4.08 Absence of Certain Developments. Since the Balance Sheet Date, there has not been any Parent Material Adverse Effect.
4.09 Ownership of Company Common Stock. Other than six million, two hundred fifty thousand (6,250,000) shares of Company Common Stock beneficially owned by the Parent on the date hereof, neither Parent nor any of its Affiliates “owns” (as defined in Section 203(c)(9) of the DGCL) or has owned at any time during the period commencing three (3) years prior to the date hereof, any shares of Company Common Stock.
4.10 Brokerage. No Person will be entitled to, any brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated hereby based on any arrangement or agreement made by or on behalf of Parent or any of its Subsidiaries. The Company has been given access to a true and correct copy of all Contracts entitling any person to any brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated hereby based on any arrangement or agreement made by or on behalf of Parent, together with all amendments, waivers or other changes thereto.
4.11 Merger Sub. Merger Sub was organized solely for the purpose of entering into this Agreement and consummating the transactions contemplated hereby and has not engaged in any activities or business and has incurred no liabilities or obligations whatsoever, in each case other than those incident to its organization and the execution of this Agreement and the consummation of the transactions contemplated hereby.
4.12 No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE 4 OF THIS AGREEMENT, PARENT MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, AND PARENT HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. IN CONNECTION WITH THE COMPANY’S INVESTIGATION OF PARENT. THE COMPANY HAS RECEIVED FROM OR ON BEHALF OF PARENT CERTAIN PROJECTIONS, INCLUDING PROJECTED STATEMENTS OF OPERATING REVENUES AND INCOME FROM OPERATIONS OF PARENT AND CERTAIN BUSINESS PLAN INFORMATION OF PARENT. PARENT MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO SUCH ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING SUCH ESTIMATES, PROJECTIONS AND FORECASTS).
ARTICLE 5
COVENANTS
5.01 Interim Operations of the Company.
(a) Except (i) as set forth on Section 5.01(b)of the Company Disclosure Letter, (ii) as required by applicable Law, (iii) as expressly permitted or required by this Agreement, (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), or (v) as reasonably taken in accordance with good mining practice to safeguard life or property, from the date hereof until the earlier of the Effective Time or the date this Agreement is validly terminated in accordance with ARTICLE 7 (the “Pre-Closing Period”), the Company and its Subsidiaries shall conduct the business and operations of the Company and its Subsidiaries, taken as a whole, in all material respects in the ordinary course of business, consistent with past practice.
(b) Except (i) as set forth on Section 5.01(b) of the Company Disclosure Letter, (ii) as required by applicable Law, (iii) as expressly permitted or required by this Agreement, (iv) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), (v) as reasonably taken in accordance with good mining practice to safeguard life or property or (vi) for the taking of any COVID-19 Response, during the Pre-Closing Period, the Company shall not and shall not permit any of its Subsidiaries to:
(i) (A) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock or shares or (B) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Company Options with respect thereto except, in each case: (x) for the declaration and payment of dividends by a direct or indirect wholly owned Subsidiary of the Company solely to its parent or (y) in connection with intercompany purchases of capital stock or share capital among one or more of the Company and its Subsidiaries;
(ii) (A) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of (1) any shares of beneficial interests, capital stock or other ownership interest in the Company or any of its Subsidiaries, (2) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest or (3) any rights, warrants or options to acquire or with respect to any such shares of beneficial interest, capital stock, ownership interest or convertible or exchangeable securities; or (B) take any action to cause to be exercisable any otherwise unexercisable option under any existing share option plan except, in each case of clause (A) or (B) hereof, (I) for issuances of Company Shares in respect of any exercise of the Company Options outstanding on the date hereof, (II) for the issuances of Company Shares in respect of any exercise of the Company Warrants in accordance with their terms as of the date hereof or (III) for transactions solely between or among the Company and its wholly owned Subsidiaries;
(iii) except as required by a Company Plan, ordinary course welfare benefit plan changes at the end of a plan year or as otherwise required by applicable Law: (A)increase the compensation or other benefits payable or provided to any of the Company’s or any of its Subsidiaries’ officers, directors, independent contractors, leased personnel or, except in the ordinary course of business consistent with past practice (including as a result of promotions), employees; (B)enter into, materially amend or terminate any employment termination, change of control, severance, retention or other Contract with any current or former employee, independent contractor or leased personnel of the Company or any of its Subsidiaries (exclusive of (1) agreements entered into with any newly hired employees or replacements or as a result of promotions, in each case, consistent with past practice, or (2) employment agreements terminable on less than thirty (30)days’ notice without payment or penalty); (C) establish, adopt, enter into, materially amend or terminate any Company Plan for the benefit of any current or former officers, employees, independent contractors, leased personnel or any of their beneficiaries (exclusive of (1) agreements entered into with any newly hired employees or replacements or as a result of promotions, in each case, consistent with past practice, or (2) employment agreements terminable on less than thirty (30) days’ notice without payment or penalty) or (D) enter into or amend any collective bargaining agreement or other agreement with a union or labor organization;
(iv) amend, or propose to amend, or permit the adoption of (A) any amendment to any of the Organizational Documents of the Company or (B) any of non-ministerial amendment to any of the Organizational Documents of its Subsidiaries;
(v) effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;
(vi) adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring or recapitalization of the Company or any of its “significant subsidiaries,” as defined in Rule 1-02(w) of Regulation S-X;
(vii) make any capital expenditures;
(viii) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the material assets of any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any material assets of any other Person;
(ix) (A) incur any Indebtedness for borrowed money or guarantee any such Indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another Person, renew or extend any existing credit or loan arrangements, enter into any “keep well” or other agreement to maintain any financial condition of another Person or enter into any agreement or arrangement having the economic effect of any of the foregoing, except for (1) intercompany transactions or arrangements among one or more of the Company and its Subsidiaries, (2) agreements or arrangements or borrowings incurred under the Company’s or any of its Subsidiaries’ existing credit facilities and (3) short-term Indebtedness incurred in the ordinary course of business consistent with past practice; (B) make any loans or advances to any other Person other than intercompany transactions or arrangements among one or more of the Company and its Subsidiaries or (C) make any capital contributions to, or investments in, any other Person, except for intercompany transactions or arrangements among one or more of the Company and its Subsidiaries;
(x) enter into any Contract that would materially restrict, after the Effective Time, Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries) with respect to engaging or competing in any line of business or in any geographic area;
(xi) except in the ordinary course of business consistent with past practice, sell, transfer, assign, mortgage, encumber or otherwise dispose of any assets with a fair market value in excess of fifty thousand dollars ($50,000) in the aggregate;
(xii) commence, pay, discharge, settle, compromise or satisfy any pending or threatened litigation, arbitration, proceedings or claims other than any monetary settlement entered in the ordinary course of business consistent with past practice in an amount less than fifty thousand dollars ($50,000) in any single instance or fifty thousand dollars ($50,000) in the aggregate;
(xiii) change any of its financial or Tax accounting methods or practices in any respect, except as required by GAAP or Law;
(xiv) (A) make, change or revoke any Tax election with respect to the Company or any of its Subsidiaries, (B) file any amended Tax Return or claim for refund of Taxes with respect to the Company or any of its Subsidiaries, (C) enter into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) affecting any Tax Liability or refund of Taxes with respect to the Company or any of its Subsidiaries, (D) extend or waive the application of any statute of limitations regarding the assessment or collection of any Tax with respect to the Company or any of its Subsidiaries, (E) settle or compromise any material Tax Liability or refund of material Taxes with respect to the Company or any of its Subsidiaries or (F) take, prior to the Effective Time, any action that would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368 of the Code;
(xv) waive, release or assign any rights or claims under, or renew (other than automatic renewals), modify or terminate (other than termination by natural expiration), any Company Material Contract (other than intercompany transactions, agreements or arrangements among one or more of the Company and its Subsidiaries), in any material respect in a manner which taken as a whole is adverse to the Company and its Subsidiaries or which could prevent or materially delay the consummation of the Merger or the other transactions contemplated hereby past the Outside Date (or any extension thereof);
(xvi) cease to maintain the insurance policies set forth on Section 3.16 of the Company Disclosure Letter and, prior to the expiration of any such policy, renew such policy on substantially similar terms to the extent available on commercially reasonable terms; or
(xvii) agree or commit to take any of the actions described in clauses (i) through (xvi) of this Section 5.01(b).
5.02 Obligations of Merger Sub. Parent shall take all actions necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Immediately following the execution and delivery of this Agreement by each of the parties hereto, Parent shall duly execute and deliver a written consent in its capacity as the sole stockholder of Merger Sub duly adopting this Agreement and the transactions contemplated hereby in accordance with the DGCL and the Organizational Documents of Merger Sub.
5.03 Investigation.
(a) The Company shall afford to Parent and its Representatives reasonable access during normal business hours, during the Pre-Closing Period, to the Company’s and its Subsidiaries’ personnel, facilities and properties, Contracts, commitments, books and records and any reports, schedules or other documents filed or received by it pursuant to the requirements of applicable Law and with such additional financing, operating and other data and information regarding it and its Subsidiaries, as may be reasonably requested in connection with their activities in order to facilitate the completion of the transactions contemplated by this Agreement.

Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required to provide the access or information contemplated by this Section 5.03 if it would (i) unreasonably disrupt the operations of such party or any of its Subsidiaries, (ii) cause a risk of a loss of privilege to such party or any of its Subsidiaries or (iii) constitute a violation of any applicable Law.
(b) The Parties hereby agree that all information provided to them or their respective Representatives in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be deemed to be “Confidential Information”, as such term is used in, and shall be treated in accordance with, the Confidentiality Agreement.
5.04 Proxy Statement; Registration Statement
(a) As promptly as reasonably practicable after the execution of this Agreement (and no later than thirty (30) days after the date hereof), the Company (with the reasonable assistance and cooperation of Parent) shall prepare a proxy statement on Schedule 14A relating to the Company Stockholders’ Meeting (as amended or supplemented from time to time, the “Proxy Statement”) and file it in preliminary form with the SEC. Subject to Section 5.06, the Company Board shall make the Company Recommendation to the Company Stockholders and shall include such recommendation in the Proxy Statement. Parent shall provide to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC. The Company shall notify Parent promptly upon the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all written correspondence between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. Each of the Company and Parent shall use their respective reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Proxy Statement and to resolve such comments with the SEC, and the Company shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable after (i) the resolution of any such comments, and (ii) the Form S-4 is declared effective by the SEC. No filing of the Proxy Statement (or any amendment or supplement thereto) or any dissemination thereof to the Company Stockholders, or responding to any comments from the SEC with respect thereto, shall be made without providing Parent with a reasonable opportunity to review and to propose comments on such document or response, which the Company shall consider in good faith; provided, however, that this obligation shall not apply with respect to information relating to a Company Adverse Recommendation Change.
(b) As soon as reasonably practicable following the execution of this Agreement (and no later than thirty (30) days after the date hereof), Parent (with the reasonable assistance and cooperation of the Company) shall prepare and file with the SEC (i) a registration statement on Form S-4 and (ii) a prospectus relating to the Parent Shares to be offered and sold pursuant to this Agreement and the Merger (such registration statement, together with the amendments and supplements thereto, the “Registration Statement”). Parent shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as necessary to consummate the transactions contemplated by this Agreement, including the Merger. Parent shall use reasonable best efforts to take any action required to be taken under any applicable state securities Laws and other applicable Laws in connection with the issuance of Parent Shares pursuant to this Agreement. No filing of, or amendment or supplement to, or material correspondence to the SEC or its staff with respect to, the Registration Statement shall be made by Parent without providing the Company a reasonable opportunity to review and comment thereon. Parent shall advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.
(c) If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, is discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement or the Registration Statement so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify such other Party, and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC, after the other party has had a reasonable opportunity to review and comment thereon, and, to the extent required by applicable Law, disseminated to the Company Stockholders.
5.05 Company Stockholders’ Meeting.
(a) The Company shall take any and all actions necessary in accordance with applicable Law and the Company’s Organizational Documents to duly give notice of, convene and hold a meeting of the Company Stockholders for the purpose of obtaining the Company Stockholder Approval (the “Company Stockholders’ Meeting”), to be held as promptly as practicable after the Registration Statement is declared effective under the Securities Act, and the SEC confirms that it has no further comments on the Proxy Statement, subject to the Company’s right to terminate pursuant to Section 7.01(d)(ii). Subject to Sections 5.06(b) and 5.06(c), the Company shall, through the Company Board, recommend that the Company Stockholders adopt this Agreement and shall use reasonable best efforts to solicit from the Company Stockholders proxies in favor of the adoption of this Agreement and to take all other actions necessary or advisable to secure the Company Stockholder Approval. Subject to Sections 5.06(b) and 5.06(c) and the remainder of this Section 5.05(a), the Company may only postpone or adjourn the Company Stockholders’ Meeting (i) to solicit additional proxies for the purpose of obtaining the Company Stockholder Approval, (ii) for the absence of a quorum and/or (iii) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that the Company has determined, after consultation with outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company Stockholders prior to the Company Stockholders’ Meeting; provided that without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), (A) no single such adjournment or postponement pursuant to clauses (i), (ii) or (iii) shall be for more than ten (10) Business Days, except as may be required by applicable Law and (B) all such adjournments and postponements together shall not cause the date of the Company Stockholders’ Meeting to be less than five (5) Business Days prior to the Outside Date. Subject to Sections 5.06(b) and 5.06(c), the Company may and shall postpone or adjourn the Company Stockholders’ Meeting up to two (2) times for up to ten (10) Business Days each time upon the reasonable request of Parent. The Company shall use reasonable efforts to, on a daily basis during the ten (10) Business Days prior to the date of the Company Stockholders’ Meeting, advise Parent as to the aggregate number of Company Shares entitled to vote at the Company Stockholders’ Meeting for which proxies have been received by the Company with respect to the Company Stockholder Approval and the number of such proxies authorizing the holder thereof to vote in favor of the Company Stockholder Approval.
(b) Except with the prior written consent of Parent, the only matters to be voted upon at the Company Stockholders’ Meeting are (i) adoption of this Agreement, in the case of the Company Stockholders’ Meeting, (ii) any adjournment or postponement of the Company Stockholders’ Meeting and/or (iii) any other matters that are expressly required to be voted upon at such Company Stockholders’ Meeting by applicable Law. Parent shall cause all Company Shares beneficially owned by Parent to be voted in favor of all matters to be voted upon at the Company Stockholders’ Meeting.
5.06 Non-Solicitation.
(a) The Company agrees that, except as expressly contemplated by this Section 5.06, the Company shall and shall cause each of its Subsidiaries and their respective Representatives to, (i) immediately cease any solicitation, encouragement, discussions or negotiations of or with any Persons that may be ongoing with respect to an Acquisition Proposal and (ii) during the period from the date of this Agreement through the earlier of the Closing and the termination of this Agreement, not, directly or indirectly (A) initiate, encourage, seek or solicit, or take any action to knowingly facilitate (including by way of furnishing non-public information), directly or indirectly, any inquiries or the making or submission of any proposal that constitutes an Acquisition Proposal; (B) participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to any Person or group of Persons (or any of their Affiliates or Representatives) that has made an Acquisition Proposal with respect to the Company or (C) approve or recommend, make any public statement approving or recommending, or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or other similar agreement, with respect to an Acquisition Proposal with respect to the Company (other than an Acceptable Confidentiality Agreement permitted pursuant to this Section 5.06). Promptly following the execution of this Agreement, the Company shall, to the extent it had not previously done so prior to the date of this Agreement, immediately discontinue access by any Person or group of Persons, and any of their Affiliates (other than Parent and its Affiliates), to any data room (virtual or otherwise) established by the Company or its Representatives for such purpose. Within ten (10) Business Days from the date hereof, the Company shall request the return or destruction of all confidential, non-public information provided to third parties that have entered into confidentiality agreements with the Company or any Subsidiary thereof entered into during the twelve (12) months preceding the date of this Agreement relating to an Acquisition Proposal. Notwithstanding anything to the contrary in this Agreement, prior to obtaining the Company Stockholder Approval, the Company and the Company Board may take any actions described in clause (ii)(B) of this Section 5.06(a) with respect to a third party if (A) the Company receives a bona fide written Acquisition Proposal with respect to the Company from such third party (and such Acquisition Proposal was not initiated, sought, solicited, knowingly encouraged or facilitated in violation of this Section 5.06) and (B) after consultation with the Company’s financial advisors and outside legal counsel, the Company Board determines in good faith that such proposal is or could reasonably be expected to lead to, a Superior Proposal with respect to the Company, provided that, the Company may deliver non-public information to such third party only pursuant to an Acceptable Confidentiality Agreement and so long as it sends a copy of such Acceptable Confidentiality Agreement and any information with respect to the Company and its Subsidiaries that is provided to such third party pursuant to this sentence to Parent to the extent such information was not previously provided to Parent and its Representatives. Nothing contained in this Section 5.06 shall prohibit the Company or the Company Board from (1) taking and disclosing to the Company Stockholders a position with respect to an Acquisition Proposal with respect to the Company pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any similar disclosure, if after consultation with outside legal counsel to the Company Board, the Company Board subsequently determines in good faith that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to the Company Stockholders or (2) directing any Person (or the Representatives of that Person) who makes an Acquisition Proposal regarding the Company to the provisions of this Section 5.06, provided that this sentence shall not permit the Company Board to make a Company Adverse Recommendation Change, except to the extent permitted by Section 5.06(b) or Section 5.06(c). Without limiting the foregoing, it is understood that any violation of the restrictions contained in this Section 5.06(a) by any of the Company’s or its Subsidiaries’ respective Representatives shall be deemed to be a breach of this Section 5.06(a) by the Company.
(b) Neither the Company Board nor any committee thereof shall directly or indirectly (x)(i) withdraw (or amend, qualify or modify in a manner adverse to Parent or Merger Sub), or publicly propose to withdraw (or amend, qualify or modify in a manner adverse to Parent or Merger Sub), the approval, recommendation or declaration of advisability by the Company Board or any such committee of the transactions contemplated by this Agreement, (ii) propose publicly to recommend, adopt or approve any Acquisition Proposal with respect to the Company, (iii) fail to publicly reaffirm or re-publish the Company Recommendation within ten (10) Business Days of being requested by Parent to do so (or if earlier, at least two (2) Business Days prior to the Company Stockholders’ Meeting), or (iv) fail to send to the Company Stockholders, within ten (10) Business Days after the commencement of a tender or exchange offer relating to Company Shares (or if earlier, at least two (2) Business Days prior to the Company Stockholders’ Meeting), a statement disclosing that the Company recommends rejection of such tender or exchange offer and reaffirming the Company Recommendation (any action described in this sentence being referred to as a “Company Adverse Recommendation Change”) or (y) authorize, cause or permit the Company or any of its Subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, amalgamation agreement or other similar agreement related to any Acquisition Proposal, other than any Acceptable Confidentiality Agreement pursuant to Section 5.06(a) (“Company Acquisition Agreement”) For the avoidance of doubt, a change of the Company Recommendation to “neutral” is a Company Adverse Recommendation Change. Notwithstanding the foregoing, at any time prior to obtaining the Company Stockholder Approval, and subject to the Company’s compliance at all times with the provisions of this Section 5.06 and Section 5.05, in response to a Superior Proposal with respect to the Company that has not been withdrawn and did not result from a breach of Section 5.06(a), the Company Board may make a Company Adverse Recommendation Change; provided, however, that unless the Company Stockholders’ Meeting is scheduled to occur within the next ten (10) Business Days, the Company shall not be entitled to exercise its right to make a Company Adverse Recommendation Change in response to a Superior Proposal with respect to the Company (x) until four (4) Business Days after the Company provides written notice to Parent advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the Person or group of Persons making such Superior Proposal and including copies of all material documents pertaining to such Superior Proposal; (y) if during such four (4) Business Day period (it being understood and agreed that any change to the financial or other material terms and conditions of a Superior Proposal shall require an additional notice to Parent of two (2) Business Days running from the date of such notice), Parent irrevocably proposes any alternative transaction (including any modifications to the terms of this Agreement), unless the Company Board determines in good faith, after good faith negotiations between the Company and Parent (if such negotiations are requested by Parent) during such four (4) Business Day period (after and taking into account all financial, legal and regulatory terms and conditions of such alternative transaction proposal and expected timing of consummation and the relative risks of non-consummation of the alternative transaction proposal and the Superior Proposal) that such alternative transaction proposal is not at least as favorable to the Company and the Company Stockholders as the Superior Proposal and (z) unless the Company Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that the failure to make a Company Adverse Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties to the Company Stockholders.
(c) Notwithstanding the first sentence of Section 5.06(b), at any time prior to obtaining the Company Stockholder Approval, in connection with any Intervening Event, the Company Board may make a Company Adverse Recommendation Change, after the Company Board (i) determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to make such Company Adverse Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties to the Company Stockholders under applicable Laws, (ii) determines in good faith that the reasons for making such Company Adverse Recommendation Change are independent of and unrelated to any pending Acquisition Proposal with respect to the Company and (iii) provides written notice to Parent (a “Company Notice of Change”) advising Parent that the Company Board is contemplating making a Company Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that, unless the Company Stockholders’ Meeting is scheduled to occur within the next four (4) Business Days, (x) the Company Board may not make such Company Adverse Recommendation Change until the fourth (4th) Business Day after receipt by Parent of a Company Notice of Change and (y) during such fourth (4th) Business Day period, at the request of Parent, the Company shall negotiate in good faith with respect to any changes or modifications to this Agreement which would allow the Company Board not to make such Company Adverse Recommendation Change, consistent with its fiduciary duties.
(d) The Parties agree that in addition to the obligations of the Company and Parent set forth in paragraphs (a) through (d) of this Section 5.06, as promptly as practicable after receipt thereof (and in any event, within one (1) Business Day), the Company or Parent, as applicable, shall advise Parent or the Company, respectively, in writing of any request for information or any Acquisition Proposal with respect to such party received from any Person or group of Persons, or any inquiry, discussions or negotiations with respect to any Acquisition Proposal with respect to such party, and the terms and conditions of such request, Acquisition Proposal, inquiry, discussions or negotiations, and the Company or Parent, as applicable, shall promptly (and in any event, within one (1) Business Day) provide to Parent or the Company, respectively, copies of any written materials received by the Company or Parent, as applicable, in connection with any of the foregoing and the identity of the Person or group of Persons making any such request, Acquisition Proposal or inquiry or with whom any discussions or negotiations are taking place. Each of the Company and Parent agrees that it shall simultaneously provide to the other any non-public information concerning itself or its Subsidiaries provided to any other Person or group of Persons in connection with any Acquisition Proposal which was not previously provided to the other. the Company and Parent shall keep Parent and the Company, respectively, reasonably informed of the status of any Acquisition Proposals (including the identity of the parties and price involved and any changes to any material terms and conditions thereof). Each of the Company and Parent agrees not to release, or permit any of its Affiliates to release, any Person from, or waive any provisions of, any confidentiality or standstill agreement to which it is a party or fail to enforce, to the fullest extent permitted under applicable Law, any such standstill or similar agreement to which it is a party; provided, however, that, if either the Company Board or Parent Board determines in good faith after consultation with the Company’s or Parent’s outside legal counsel, as applicable, that the failure to waive (or amend or modify) a particular standstill provision, or other provision with similar effect, could reasonably be expected to be a breach of its directors’ fiduciary duties under applicable Law, the Company or Parent, as the case may be, may, with prior written notice to the other party, waive (or amend or modify) such standstill provision, or other provision with similar effect, solely to the extent necessary to permit the applicable Person (if it has not been solicited in violation of this Section 5.06) to make an Acquisition Proposal.
5.07 Regulatory Approvals; Additional Agreements.
(a) Each of Parent and the Company shall use reasonable best efforts (subject to, and in accordance with, applicable Law) to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing and upon the terms subject to the conditions of this Agreement, each Party shall use reasonable best efforts to (i) cooperate with the other Party, execute and deliver such further documents, certificates, agreements and instruments and take such other actions as may be reasonably requested by the other Party to evidence or reflect the transactions contemplated by this Agreement (including the execution and delivery of all documents, certificates, agreements and instruments reasonably necessary for all filings hereunder); (ii) to give all notices required to be made and given by such party in connection with the transactions contemplated by this Agreement and (iii) to obtain each approval, consent, ratification, permission and waiver of authorization required to be obtained from a Governmental Authority or a counterparty to any material Contract; provided that, notwithstanding anything to the contrary contained in this Agreement, in no event shall (A) the Company or Parent or any of their respective Subsidiaries be required to pay any fee, penalty or other consideration to any third party for any approval, consent, ratification, permission or waiver of authorization required to be obtained from parties to any material Contracts or (B) the receipt of any such approval, consent, ratification, permission or waiver of authorization required to be obtained from parties to any material Contracts be a condition to any party’s obligations hereunder.
(b) Each of the Company and Parent shall (i) give the other Party prompt notice of the commencement or written threat of commencement of any legal proceeding by or before any Governmental Authority with respect to the transactions contemplated by this Agreement, (ii) keep the other Party informed as to the status of any such legal proceeding or threat and (iii) reasonably cooperate with each other and use reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.
(c) Notwithstanding anything to the contrary contained in this Agreement, Parent, by itself or on behalf of any of its Subsidiaries or Affiliates, shall not be required to divest, sell, dispose of, or license or offer or agree to divest, sell, dispose of, or license any assets, businesses, rights or operations, whether of Parent (and any of its Subsidiaries or Affiliates) or of the Company (and any of its Subsidiaries or Affiliates).
5.08 Employee and Labor Matters.
(a) From and after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, assume, honor and continue during the Continuation Period or later if necessary to satisfy all obligations thereunder outstanding at the Effective Time, all of the employment, severance, retention, termination and change-in-control plans, policies, programs, agreements and arrangements maintained by the Company or any of its Subsidiaries, in each case, as in effect at the Effective Time, including with respect to any payments, benefits or rights arising as a result of the transactions contemplated hereby (either alone or in combination with any other event), without any amendment or modification, other than any amendment or modification required to comply with applicable Laws or consented to in writing by all affected employees.
(b) With respect to all employee benefit plans of the Surviving Corporation and its Subsidiaries and Affiliates, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) (including any paid time off and severance plans), each Company employee’s service with the Company or any of its Subsidiaries (as well as service with any predecessor employer of the Company or any such Subsidiary, to the extent service with the predecessor employer was recognized by the Company or such Subsidiary) shall be treated as service with the Surviving Corporation or any of its Subsidiaries (or in the case of a transfer of all or substantially all the assets and business of the Surviving Corporation, its successors and assigns); provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits for the same period of service.
(c) Parent shall, or shall cause the Surviving Corporation to take commercially reasonable measures to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by the Surviving Corporation or any of its Subsidiaries or Affiliates in which Company employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Plan immediately prior to the Effective Time. Parent shall, or shall cause the Surviving Corporation to, recognize the dollar amount of all co-payments, deductibles, out of pocket maximums and similar expenses incurred by each Company employee (and his or her eligible dependents) during the plan year in which the Effective Time occurs for purposes of satisfying such plan year’s deductible, co-payment out of pocket and other similar limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the Effective Time.
(d) If requested by Parent in writing delivered to the Company not less than five (5) days prior to the Effective Time, the Company shall cause the board of directors (or equivalent governing body, or the appropriate committee thereof) of the applicable member that sponsors any Company Plans that includes a “qualified cash or deferred arrangement” as defined in Section 401(k)(2) of the Code (the “Company 401(k) Plan”) to adopt resolutions and take such corporate action as is reasonably necessary to terminate the Company 401(k) Plan, effective as of the day immediately preceding the Effective Time and contingent upon the occurrence of the Closing. In the event that Parent requests that the Company 401(k) Plan be terminated, the Company shall provide Parent with evidence that such Company 401(k) Plan has been terminated contingent upon the occurrence of Closing (the form and substance of which approval shall be subject to review and approval by Parent, which shall not be unreasonably withheld, conditioned or delayed) not later than the Business Day immediately preceding the Closing Date.
(e) Nothing in this Agreement shall be construed to confer on any Person, other than the Parties, their successors and permitted assigns, any right to enforce the provisions of this Section 5.08 or be construed as an amendment or waiver of any provision of any Company Plan or any employee benefit plan maintained by the Company, Parent or their respective Affiliates. In addition, nothing expressed or implied in this Section 5.08 shall confer upon any of the employees of the Company, Parent or their respective Subsidiaries or any other Person any additional rights or remedies, including any additional right to employment, or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.
5.09 Indemnification of Officers and Directors.
(a) Parent agrees that all rights to indemnification and exculpation from liabilities, including advancement of expenses, for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company (the “Indemnified Parties”) as provided in the Company’s Certificate of Incorporation (as amended), the Company’s Bylaws (as amended), or any indemnification Contract between such directors or officers and the Company (in each case, as in effect on, and, in the case of any indemnification Contracts, to the extent made available to Parent prior to, the date of this Agreement) shall survive the Merger and shall continue in full force and effect. For a period of six (6) years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of the Company’s Certificate of Incorporation (as amended), and the Company’s Bylaws (as amended), as in effect immediately prior to the Effective Time with respect to acts or omissions occurring prior to the Effective Time and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any Indemnified Party; provided, however, that all rights to indemnification with respect to any claim made for indemnification within such period shall continue until the disposition of such Action or resolution of such claim. From and after the Effective Time, Parent shall guarantee and stand surety for, and shall cause the Surviving Corporation to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.09.

(b) Prior to or at the Effective Time, the Company shall purchase a six (6)-year prepaid “tail” policy, with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the Effective Time (including in connection with this Agreement and the transactions or actions contemplated by this Agreement), and Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation; provided, however, that the Company shall not pay or agree to pay, and the Surviving Corporation shall not be required to pay, in excess of three hundred percent (300%) of the last annual premium paid by the Company prior to the date of this Agreement in respect of such “tail” policy. Should the Company be unable to purchase a six (6)-year tail policy for fiduciary liability, the Company shall purchase the longest tail period available, which shall be deemed to satisfy this Section 5.09(b).
(c) The covenants contained in this Section 5.09 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and shall not be deemed exclusive of any other rights to which any such person is entitled, whether pursuant to applicable Law, Contract or otherwise.
(d) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 5.09.
5.10 Public Disclosure. Parent and the Company shall each prepare an initial press release relating to this Agreement, in form and substance acceptable to the other Party, and thereafter Parent and the Company shall consult with each other before issuing, and provide each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Merger or the other transactions contemplated hereby; provided, however, that subject to compliance by the Parties in all respects with the terms of Section 5.06 of this Agreement, no such opportunity to review and comment shall be required in connection with a Company Adverse Recommendation Change (or any responses thereto). No provision of this Agreement shall prohibit either the Company or Parent from issuing any press release or public statement in the event of a Company Adverse Recommendation Change in compliance in all respects with the terms of Section 5.06 of this Agreement.
5.11 Notification of Certain Matters; Shareholder Litigation. During the period from the date of this Agreement through the earlier of the Closing or the termination of this Agreement in accordance with its terms, Parent shall give prompt written notice to the Company, and the Company shall give prompt written notice to Parent, of any Actions commenced or, to such Party’s knowledge, threatened against such Party that relates to this Agreement, the Voting and Support Agreement, or the transactions contemplated hereby or thereby. Prior to the Effective Time, subject to applicable Laws, each Party shall give the other Party the opportunity to participate, at such other Party’s sole cost and expense, in the defense and settlement of any litigation by any stockholders of either Party against either Party or its directors relating to this Agreement or the transactions contemplated hereby, and no such settlement shall be agreed to without such other Party’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); provided that, for purposes of this Section 5.11, the term “participate” means that each Party shall (a) keep the other apprised on a current basis of any material development (including promptly furnishing the other with copies of communications received or documents filed), (b) consult and cooperate with each other in connection with proposed strategy, material actions and significant decisions and jointly prepare and comment on any filings, notifications, communications, submissions or other materials and (c) give each other the opportunity to attend and participate in any external meetings (whether in-person or otherwise), telephone or video calls other conferences in connection with such Action.
5.12 NYSE Listing; Delisting, De-quotation and De-Registration.
(a) Parent shall, in accordance with the requirements of NYSE and TSX, file with NYSE and TSX an application for listing additional shares covering the Parent Shares and use commercially reasonable efforts to cause the Parent Shares to be issued to the Company Stockholders pursuant to this Agreement (including, for the avoidance of doubt, Parent Shares issuable with respect to the Company Warrants), to be listed on the NYSE and TSX, subject to official notice of issuance.

(b) Each of the Company and Parent shall cooperate with the other Party in taking, or causing to be taken, all actions necessary to delist the Company Shares from the TSXV, to cause the Company Shares to cease to be quoted on the OTCQB, for the Company Common Stock to be deregistered under the Exchange Act and for the Company to cease to be a reporting issuer under Canadian Securities Laws in each Canadian Jurisdiction in which it is a reporting issuer, in each case, as promptly as practicable following the Effective Time (including, if requested by Parent, such items as may be necessary to delist and cease quotation of the Company Shares at the Effective Time).
5.13 Takeover Laws. If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated by this Agreement, each of Parent and Company shall, and shall use reasonable best efforts to cause the members of its board of directors to, to the extent permissible under applicable Law, grant such approvals and take such actions, in accordance with the terms of this Agreement, as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable following the date hereof, and in any event prior to the Outside Date, on the terms and conditions contemplated hereby and otherwise, and to the extent permissible under applicable Law, take such actions as are necessary to eliminate the effect of any Takeover Law on any of the transactions contemplated by this Agreement.
5.14 Section 16. Parent shall, prior to the Effective Time, cause the Parent Board to approve the issuance of Parent Shares in connection with the Merger with respect to any employees of the Company who, as a result of their relationship with Parent as of or following the Effective Time, are subject or will become subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such issuance to be an exempt acquisition pursuant to SEC Rule 16b-3. Prior to the Effective Time, the Company shall cause the Company Board to approve the disposition of the Company equity securities (including derivative securities) in connection with the Merger by those directors and officers of the Company subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such disposition to be an exempt disposition pursuant to SEC Rule 16b-3.
5.15 Tax Matters.
(a) None of the Parties shall (and each Party shall cause its respective Subsidiaries not to) take any action (or knowingly fail to take any action) which action (or failure to act) would or would reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. The Parties shall treat, for U.S. federal income tax purposes, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code and no Party shall take any position for Tax purposes inconsistent therewith.
(b) From and after the date of this Agreement and until the Closing, Parent, on the one hand, and the Company, on the other hand, shall cooperate with each other and each shall use its reasonable best efforts to obtain: (i) in the case of Parent, a written opinion, in form and substance reasonably satisfactory to Parent, of Hogan Lovells US LLP (“Parent Tax Counsel”); and (ii) in the case of the Company, a written opinion, in form and substance reasonably satisfactory to the Company, of Davis Graham & Stubbs, LLP (or other nationally recognized tax counsel reasonably acceptable to the Company) (“Company Tax Counsel”) (each such opinion referred to in clauses (i) and (ii), a “Merger Tax Opinion”). Each Merger Tax Opinion shall be dated as of the Closing Date, and (a) be to the effect that, on the basis of customary representations, assumptions and undertakings set forth or referred to in such opinion and in the related Merger Tax Representation Letters, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (b) will address any supplemental matter reasonably requested by both Parent and the Company to be included in such opinion. Each of Parent, the Company, and Merger Sub shall deliver to Parent Tax Counsel and Company Tax Counsel for purposes of the Merger Tax Opinions a representation letter dated as of the Closing Date (and, if requested, dated as of the date the Registration Statement shall have been declared effective by the SEC or such other date(s) as determined necessary by Parent Tax Counsel and Company Tax Counsel in connection with the filing of the registration statement or its exhibits) containing customary representations, assumptions and undertakings, reasonably satisfactory in form and substance to Parent Tax Counsel and Company Tax Counsel (the “Merger Tax Representation Letters”). Parent will promptly notify the Company if, before the Closing, (i) it knows or has reason to believe that Parent is no longer able to obtain the Merger Tax Opinion from Parent Tax Counsel, or (ii) the terms of this Agreement would need to be amended in order to facilitate receipt of such opinion. the Company will promptly notify Parent if, before the Closing, (A) it knows or has reason to believe that the Company is no longer able to obtain the Merger Tax Opinion from Company Tax Counsel, or (B) the terms of this Agreement would need to be amended in order to facilitate receipt of such opinion.

5.16 No Control of Other Party’s Business. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s operations or give Parent, directly or indirectly, the right to control or direct the Company’s operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.
5.17 Notice of Certain Events. During the Pre-Closing Period, subject to applicable Law, the Company shall notify Parent and Merger Sub, and Parent and Merger Sub shall notify the Company, promptly upon learning of any change, occurrence, effect, condition, fact, event or circumstance that causes or is reasonably likely to cause or constitute: (a) a material breach of any of its representations, warranties, or covenants contained herein, or (b) the failure of any of the conditions set forth in ARTICLE 6 of this Agreement to be satisfied; provided that, any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 5.17 or the failure of any condition set forth in Article 6 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in ARTICLE 6 to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 5.17 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.
ARTICLE 6
CONDITIONS TO CLOSING
6.01 Conditions to All Parties’ Obligations. The obligations of Parent and the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or to the extent permitted by law, waiver by Parent and the Company), at or prior to the Closing, of the following conditions:
(a) the Company Stockholder Approval shall have been attained;
(b) the Registration Statement shall have become effective under the Securities Act and shall remain in effect, and shall not be the subject of any stop order or any Action by the SEC seeking a stop order;
(c) no Governmental Authority of competent jurisdiction shall have issued or entered any Order after the date of this Agreement, and no applicable Law shall have been enacted or promulgated after the date of this Agreement, in each case, that (whether temporary or permanent) is then in effect and has the effect of enjoining or otherwise prohibiting the consummation of the Merger; and
(d) Parent shall have filed with NYSE and TSX the application for listing of additional shares with respect to the Parent Shares issued or issuable pursuant to this Agreement (including the Parent Shares issuable upon exercise of the Company Warrants), and such Parent Shares shall have been approved and authorized for listing on NYSE and TSX.
6.02 Conditions to Parent’s and Merger Sub’s Obligations. The obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Parent), at or prior to the Closing, of the following conditions:
(a) (i) the representations and warranties contained in Section 3.01(a), Section 3.02, Section 3.23 and Section 3.25 shall be true and correct in all respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties, shall be true and correct in all material respects as of such date), (ii) the representations and warranties contained in Section 3.03 shall be true and correct in all respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties, shall be true and correct in all respects as of such date), except where a failure of such representations and warranties to be true or correct is de minimis in nature, (iii) the representations and warranties contained in Section 3.09(a) shall be true and correct in all respects as of the Closing Date as though made on the Closing Date and (iv) the representations and warranties contained in ARTICLE 3 of this Agreement (other than those contained in the sections set forth in the preceding clauses (i), (ii) and (iii)) shall be true and correct (without giving effect to any limitation as to “materiality,” “Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties shall be true and correct in all respects as of such date), except where the failure to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;
(b) the Company shall have performed in all material respects all of the covenants and agreements under this Agreement that are required to be performed by or complied with at or prior to the Closing Date;
(c) since the date of this Agreement, there shall not have been or occurred any Company Material Adverse Effect; and
(d) the Company shall have delivered to Parent a certificate of Company executed by a duly authorized officer thereof, dated as of the Closing Date, stating that the conditions in Sections 6.02(a), (b) and (c) have been satisfied.
6.03 Conditions to Company’s Obligations. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Company), at or prior to the Closing, of the following conditions:
(a) (i) the representations and warranties contained in Section 4.01(a), Section 4.02 and Section 4.10 shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties, shall be true and correct in all material respects as of such date), (ii) the representations and warranties contained in Section 4.03 shall be true and correct in all respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties, shall be true and correct in all respects as of such date), except where a failure of such representations and warranties to be true or correct is de minimis in nature and (iii) the representations and warranties contained in ARTICLE 4 of this Agreement (other than those contained in the sections set forth in the preceding clauses (i), (ii) and (iii)) shall be true and correct (without giving effect to any limitation as to “materiality,” “Material Adverse Effect” or any similar limitation set forth therein) in all respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties shall be true and correct in all respects as of such date), except where the failure to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, an Parent Material Adverse Effect;
(b) each of Parent and Merger Sub shall have performed in all material respects all of its respective covenants and agreements under this Agreement that are required to be performed by or complied with at or prior to the Closing Date;
(c) since the date of this Agreement, there shall not have been or occurred any Parent Material Adverse Effect; and
(d) Parent shall have delivered to the Company a certificate of Parent executed by a duly authorized officer thereof, dated as of the Closing Date, stating that the conditions in Sections 6.03(a), (b) and (c) have been satisfied.
ARTICLE 7
TERMINATION
7.01 Termination. This Agreement may be terminated and the transactions contemplated hereby, including the Merger, may be abandoned at any time prior to the Effective Time (notwithstanding the obtaining of Company Stockholder Approval):
(a) by the mutual written consent of Company and Parent, duly authorized by each of the Company Board and the Parent Board;
(b) by either of Company or Parent:
(i) if the Merger shall not have been consummated on or prior to October 13, 2024 (as such date may be extended pursuant to the first proviso of this Section 7.01(b)(i), the “Outside Date”); provided, however, that if on such date the condition precedent to the consummation of the Merger set forth in Section 6.01(b) shall not have been satisfied but all other conditions precedent to the consummation of the Merger have been satisfied (or, in the case of conditions that by their terms are to be satisfied at the Closing, are capable of being satisfied on that date), then the Outside Date shall automatically be extended to November 12, 2024; provided, further, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any Party if the breach by such Party of its representations and warranties set forth in this Agreement or the failure of such Party to perform any of its obligations under this Agreement, has been a principal cause of or resulted in the failure of the Merger to be consummated on or prior to the Outside Date (it being understood that Parent and Merger Sub shall be deemed a single Party for purposes of the foregoing proviso);
(ii) if any Order having the effect set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 7.01(b)(ii) shall have performed in all material respects its obligations under this Agreement and used reasonable best efforts to prevent the entry of and to remove such Order in accordance with its obligations under this Agreement; or
(iii) if Company Stockholder Approval shall not have been obtained following a vote thereon having been taken at the Company Stockholders’ Meeting;
(c) by Parent:
(i) if the Company shall have breached any of its representations or warranties or failed to perform any of its obligations or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (B) is not reasonably capable of being cured prior to the Outside Date, or if reasonably capable of being cured, shall not have commenced to have been cured within thirty (30) days following receipt by the Company of written notice of such breach or failure to perform from Parent stating Parent’s intention to terminate this Agreement pursuant to this Section 7.01(c)(i) and the basis for such termination (or in any event has not been cured by the Outside Date); provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.01(c)(i) if Parent or Merger Sub is then in material breach of any of its representations, warranties, obligations or agreements hereunder; or
(ii) prior to receipt of the Company Stockholder Approval, if the Company Board shall have effected a Company Adverse Recommendation Change;
(d) by the Company:
(i) if Parent or Merger Sub shall have breached any of its representations or warranties or failed to perform any of its obligations or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (B) is not reasonably capable of being cured prior to the Outside Date, or if reasonably capable of being cured, shall not have commenced to have been cured within thirty (30) days following receipt by Parent or Merger Sub of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.01(d)(i) and the basis for such termination (or in any event has not been cured by the Outside Date); provided that Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(d)(i) if the Company is then in material breach of any of its representations, warranties, obligations or agreements hereunder; or
(ii) prior to receipt of the Company Stockholder Approval, in connection with entering into a Company Acquisition Agreement providing for a Superior Proposal; provided that, prior to or concurrently with such termination, the Company pays the amounts due under Section 7.03 in accordance with the terms thereof.
7.02 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.01 of this Agreement, this Agreement shall be of no further force or effect; provided, however, that (a) Section 5.03(b), this Section 7.02, Section 7.03 and ARTICLE 8 of this Agreement shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement shall not relieve any Party from any liability or damages for any Intentional and Material Breach or Fraud. The Confidentiality Agreement shall not be affected by a termination of this Agreement.

7.03 Termination Fee.
(a) In the event that this Agreement is terminated (A) by Parent pursuant to Section 7.01(c)(ii) or (B) by the Company pursuant to Section 7.01(d)(ii), then the Company shall pay Parent, as liquidated damages and not as a penalty, the Company Termination Fee. If the Company Termination Fee is payable pursuant to clause (A) of the preceding sentence, the Company Termination Fee shall be paid within four (4) Business Days after the date of such termination and if the Company Termination Fee is payable pursuant to clause (B) of the preceding sentence, the Company Termination Fee shall be paid on the date of such termination, in each case, by wire transfer of immediately available funds to an account designated by Parent in writing (it being understood that in no event shall the Company be required to pay the Company Termination Fee more than once).
(b) If this Agreement is terminated by the Company or Parent pursuant to Section 7.01(b)(iii) and (A) at any time after the date of this Agreement and prior to such termination, an Acquisition Proposal shall have been publicly announced or publicly made known to the Company Board or the Company Stockholders and not withdrawn prior to such termination and (B) within twelve (12) months of such termination, the Company either consummates an Acquisition Proposal or enters into a definitive agreement to consummate an Acquisition Proposal and the Company thereafter consummates such Acquisition Proposal (whether or not within such twelve (12) month period), then the Company shall pay Parent, as liquidated damages and not as a penalty, the Company Termination Fee; provided that for purposes of this Section 7.03(b), the references to “twenty percent (20%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%).” If the Company Termination Fee is payable, the Company Termination Fee shall be paid upon the consummation of such Acquisition Proposal by wire transfer of immediately available funds to an account designated by Parent in writing (it being understood that in no event shall the Company be required to pay the Company Termination Fee more than once).
(c) In the event that Parent or its designee shall receive full payment pursuant to either Section 7.03(a) or Section 7.03(b), the receipt of the applicable Company Termination Fee shall be the sole and exclusive remedy for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any Action against the Company or any of its Subsidiaries or any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates arising out of or in connection with this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination.
(d) The Parties acknowledge that the agreements contained in this Section 7.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither Company nor Parent would enter into this Agreement. Accordingly, if the Company fails promptly to pay any amount due pursuant to this Section 7.03, and, in order to obtain such payment, the Parent commences a suit which results in a judgment against the Company for any payments set forth in this Section 7.03, the Company shall pay to the Parent its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the Company Termination Fee from the date payment was required to be made until the date of such payment at the prime rate published in the Wall Street Journal in effect on the date such payment was required to be made. If this Agreement is terminated pursuant to a provision that calls for a payment to be made under this Section 7.03, it shall not be a defense to either Party’s obligation to pay hereunder that this Agreement could have been terminated under a different provision or could have been terminated at an earlier or later time.
ARTICLE 8
MISCELLANEOUS
8.01 No Survival. None of the representations, warranties, covenants or agreements contained in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement shall survive the Effective Time, except for covenants and agreements which contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time.

8.02 Expenses. Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall each pay its own expenses (including attorneys’ and accountants’ fees and expenses) in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated by this Agreement (whether consummated or not).
8.03 Amendment. At any time prior to the Effective Time, any provision of this Agreement may be amended (whether before or after the receipt of Company Stockholder Approval) if, and only if, such amendment or waiver is in writing and signed by Parent, the Company and Merger Sub; provided, however, that after the receipt of the Company Stockholder Approval, no amendment shall be made which by applicable Laws or the rules of NYSE, TSX or TSXV requires further approval of the Company Stockholders or Parent Stockholders without the further approval of such stockholders.
8.04 Waiver.
(a) No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy, and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
(b) No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
8.05 Entire Agreement. This Agreement, including the exhibits and schedules hereto and the Company Disclosure Letter, the Voting and Support Agreement and the Confidentiality Agreement constitute the entire agreement among the Parties hereto and supersedes all other prior agreements and understandings, both written and oral, among or between any of the Parties hereto with respect to the subject matter hereof and thereof.
8.06 Governing Law; Jurisdiction.
(a) This Agreement and all Actions (whether arising based on contract, tort or statute) arising out of, relating to, or in connection with this Agreement or the actions of any of the Parties hereto in the negotiation, administration, performance or enforcement hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the Laws of the State of Delaware or any other jurisdiction that would call for the application of the substantive Laws of any jurisdiction other than the State of Delaware.
(b) The Parties agree that the appropriate, exclusive and convenient forum (the “Forum”) for any disputes among any of the Parties arising out of or related to this Agreement or the transactions contemplated by this Agreement shall be the Court of Chancery in the State of Delaware, except where such court lacks subject matter jurisdiction. In such event, the Forum shall be the United States District Court for the District of Delaware or, in the event such federal district court lacks subject matter jurisdiction, then the Superior Court in the State of Delaware. The Parties irrevocably submit to the jurisdiction of such courts solely in respect of any disputes between them arising out of or related to this Agreement or the transactions contemplated by this Agreement. The Parties further agree that no Party shall bring suit with respect to any disputes arising out of or related to this Agreement or the transactions contemplated by this Agreement in any court or jurisdiction other than the above specified courts. Notwithstanding the foregoing, nothing in this Section 8.06 shall limit the rights of any Party to obtain execution of a judgment of any of the above specified courts in any other jurisdiction outside of those specified in this Section 8.06, and the Parties further agree, to the extent permitted by Law, that a final and non-appealable judgment against any Party in any action, suit or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the U.S. by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.
(c) To the extent that any Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such Party hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of each court described in Section 8.06(b).

8.07 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.07.
8.08 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any Party hereto without the prior written consent of all other Parties hereto, and any attempted assignment of this Agreement or any of such rights, interests or obligations without such consent shall be void and of no effect.
8.09 No Third-Party Beneficiaries. Except for (a) the right of the holders of Company Shares to receive the Merger Consideration, (b) the right of holders of Company Warrants to receive the Rollover Warrant, and (c) the right of the Indemnified Parties to enforce the provisions of Section 5.09 following the Effective Time, Parent, Company and Merger Sub agree that (i) their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Parties hereto, in accordance with and subject to the terms of this Agreement, and (ii) this Agreement is not intended to, and does not, confer upon any Person other than the Parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.
8.10 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when received by the recipient if sent by a reputable national overnight air courier service, (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient the third; provided that the sender does not receive a written notification of delivery failure. Notices, demands and other communications, in each case to the respective Parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:
Notices to Parent or Merger Sub prior to the Closing Date:

McEwen Mining Inc.
150 King Street West
Suite 2800
Toronto, ON M5H 1J9
Attention:	General Counsel
Email:	notices@mcewenmining.com

with copies (which shall not constitute notice) to:

Hogan Lovells US LLP
1601 Wewatta Street, Suite 900
Denver, CO 80202
Attention:	George A. Hagerty
Email:	george.hagerty@hoganlovells.com

and to:

Hogan Lovells US LLP
390 Madison Ave
New York, NY 10017
Attention:	Richard Aftanas
Email:	richard.aftanas@hoganlovells.com

Notices to the Company:

Timberline Resources Corporation
9030 North Hess Street, Suite 161
Hayden, ID 83835
Attention:	Patrick Highsmith
Email:	highsmith@timberline-resources.com

with a copy (which shall not constitute notice) to:

Davis Graham and Stubbs LLP
1550 17th Street, Suite 500
Denver, CO 80202
Attention:	Brian Boonstra
Email:	brian.boonstra@dgslaw.com
8.11 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, and only in such situation, without invalidating the remainder of such provision or the remaining provisions of this Agreement (or in any other situations), and the Parties shall amend or otherwise modify this Agreement to replace any prohibited or invalid provision with an effective and valid provision that gives effect to the intent of the Parties to the maximum extent permitted by applicable Law.
8.12 Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Company, Parent or Merger Sub in accordance with their specific terms or were otherwise breached by the Company, Parent or Merger Sub. It is accordingly agreed that (a) the Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by Parent or Merger Sub and to enforce specifically the terms and provisions hereof, in each case, without proof of actual damages, against Parent or Merger Sub in any court having jurisdiction, this being in addition to any other remedy to which the Company is entitled at law or in equity, without posting any bond or other undertaking, and (b) Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Company and to enforce specifically the terms and provisions hereof, in each case, without proof of actual damages, against the Company in any court having jurisdiction, this being in addition to any other remedy to which Parent or Merger Sub is entitled at law or in equity, without posting any bond or other undertaking; provided however, that Parent and Merger Sub shall not be entitled to specific performance or other equitable remedy if this Agreement is validly terminated by the Company and the Company Termination Fee is paid in accordance with Section 7.03. The Parties acknowledge that the agreements contained in this Section 8.12 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, neither the Company nor Parent would enter into this Agreement.
8.13 Counterparts. This Agreement may be executed in one (1) or more counterparts (including by electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one (1) and the same agreement, and shall become effective when one (1) or more counterparts have been signed by each of the Parties and delivered to the other Parties.
[signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.
PARENT:

MCEWEN MINING INC.

By:	/s/ Stefan Spears
Name: Stefan Spears
Title: Vice President of Corporate Development

MERGER SUB:

LOOKOUT MERGER SUB, INC.

By:	/s/ Stefan Spears
Name: Stefan Spears
Title: Treasurer

COMPANY:

TIMBERLINE RESOURCES CORPORATION

By:	/s/ Patrick Highsmith
Name: Patrick Highsmith
Title: President and Chief Executive Officer

EXHIBIT A

Form of Voting and Support Agreement

EXHIBIT B

Amended and Restated Certificate of Incorporation of the Surviving Corporation

Annex B

April 15, 2024
The Board of Directors of Timberline Resources Corporation
9030 North Hess Street, Suite 161
Hayden, ID United States 83835
To the Board of Directors:
Cormark Securities Inc. (“Cormark Securities”, “we” or “us”) understands that Timberline Resources Corporation (“Timberline”, or the “Company”), McEwen Mining Inc. (“McEwen”, or the “Acquiror”), and Merger Sub, Inc., a wholly owned subsidiary of McEwen (“Merger Sub”), propose to enter into an Agreement and Plan of Merger, to be dated as of April 16, 2024 (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Transaction”). Pursuant to the Merger Agreement, at the effective time of the Merger each share of Company common stock issued and outstanding as of the effective time of the Transaction (each a “Timberline Share”) (other than shares held in treasury, by any of the Company’s wholly-owned subsidiaries or by McEwen or any of its subsidiaries) will be converted into the right to receive 0.01 of a share of McEwen common stock (each a “McEwen Share”) (the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.
Concurrent with the execution of the Merger Agreement, we understand that McEwen and Timberline propose to enter into an interim financing arrangement whereby McEwen will agree to loan Timberline up to approximately US$500,000 to fund working capital and overhead costs of Timberline through the anticipated closing of the proposed Transaction (the “Bridge Facility”).
We also understand that:
•
the terms and conditions of the Transaction will be fully described in a proxy statement of Timberline (the “Proxy Statement”) to be mailed to Timberline shareholders (the “Timberline Shareholders”) in connection with the special meeting of the Timberline Shareholders to be held to consider and, if deemed advisable, approve the Transaction; and

•
each of the directors and officers of Timberline will enter into a voting and support agreement (collectively, the “Voting Agreements”) pursuant to which each of them will agree to vote their Timberline Shares in favor of the Transaction.

Cormark Securities has been asked by the Board of Directors (the “Board”) to provide our opinion to the Board with respect to the fairness, from a financial point of view, of the Consideration to be paid by McEwen to the holders of Timberline Shares pursuant to the Merger Agreement, other than McEwen and its affiliates (the “Fairness Opinion”). We understand that the formal valuation requirement under Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions (“MI 61-101”) does not apply in respect of the Transaction. This Fairness Opinion does not constitute a “formal valuation” within the meaning of MI 61-101.
CORMARK SECURITIES’ ENGAGEMENT
Cormark Securities was formally retained by Timberline pursuant to an engagement letter dated February 14, 2024 (the “Engagement Letter”). Under the terms of the Engagement Letter, Cormark Securities agreed to provide Timberline with various advisory services in connection with the review and development of strategic alternatives for the Company, including, among other things, the provision of the Fairness Opinion.

The terms of the Engagement Letter provide that Cormark Securities shall be paid a fixed fee upon delivery of the Fairness Opinion (the “Fairness Opinion Fee”) payable concurrent with the closing of the Transaction, or, if the Transaction is terminated for any reason, within thirty days following termination of the Transaction. The Fairness Opinion Fee is not contingent in whole or in part on the success or completion of the Transaction or on the conclusions reached in the Fairness Opinion. In addition, Cormark Securities will be owed an additional fee contingent upon the successful completion of the Merger. Furthermore, Cormark Securities is to be reimbursed for its reasonable and documented out-of-pocket expenses and is to be indemnified by the Company, in certain circumstances, against certain expenses, losses, claims, actions, damages and liabilities incurred in connection with the provision of its services pursuant to the Engagement Letter. The fees paid to Cormark Securities in connection with the Engagement Letter are not financially material to Cormark Securities.
On April 15, 2024 (the “Opinion Date”), at the request of the Board, Cormark Securities orally delivered the Fairness Opinion to the Board based upon and subject to the scope of review, analyses, assumptions, limitations, qualifications and other matters described herein. This Fairness Opinion provides the same opinion, in writing, as that given orally by Cormark Securities on the Opinion Date. This opinion has been prepared in accordance with the Disclosure Standards for Formal Valuations and Fairness Opinions of the Investment Industry Regulatory Organization of Canada (“IIROC”), but IIROC has not been involved in the preparation or review of this Fairness Opinion.
CREDENTIALS OF CORMARK SECURITIES
Cormark Securities is an independent Canadian investment dealer providing investment research, equity sales and trading and investment banking services to a broad range of institutions and corporations. Cormark Securities has participated in a significant number of transactions involving public and private companies, maintains a particular expertise advising companies in the global mining sector and has extensive experience in preparing fairness opinions.
This Fairness Opinion represents the opinion of Cormark Securities and its form and content have been approved for release by a committee of senior investment banking professionals of Cormark Securities, each of whom is experienced in merger, acquisition, divestiture, valuation, fairness opinion and other capital markets matters.
INDEPENDENCE OF CORMARK SECURITIES
Neither Cormark Securities, nor any of its affiliates or associates, is an insider, associate or affiliate (as those terms are defined in the Securities Act (Ontario)) or an associate or affiliate (as those terms are defined in the U.S. Securities Act of 1933) of the Company, the Acquiror, or any of their respective associates or affiliates (collectively, the “Interested Parties”).
Cormark Securities has not been engaged to provide financial advisory services to any of the Interested Parties nor has it participated in any financing involving any of the Interested Parties within the past 24-month period other than acting as financial advisor to the Company in connection with the Transaction.
There are no understandings, agreements or commitments between Cormark Securities and any Interested Party with respect to any future business dealings. However, Cormark Securities may, in the future, in the ordinary course of its business, perform financial advisory or investment banking services for an Interested Party.
Cormark Securities acts as a trader and dealer, both as principal and agent, in all major financial markets in Canada and the United States and, as such, may have had, may have, and may in the future have, positions in the securities of Timberline or other Interested Parties and, from time to time, may have executed or may execute transactions on behalf of such entities or other clients for which it may have received or may receive compensation. As an investment dealer, Cormark Securities conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including matters with respect to the Transaction, Timberline, or other Interested Parties.
SCOPE OF REVIEW
In connection with preparing the Fairness Opinion, Cormark Securities has reviewed, relied upon or carried out, among other things, the following:
a)	a draft of the Merger Agreement;
b)	drafts of Voting Agreements;

c)	drafts of the documents in respect of the Bridge Facility
d)	the non-binding summary of indicative terms dated as of March 12, 2024;
e)	Annual Reports on Form 10-K of the Company for the fiscal years ended September 30, 2023, 2022, and 2021;
f)
Quarterly Reports on Form 10-Q of the Company for the quarters ended December 31, 2023, June 30, 2023, March 31, 2023, December 31, 2022, June 30, 2022, March 31, 2022, December 31, 2021, June 30, 2021, and March 31, 2021;

g)	the proxy statement for the Company dated May 16, 2023;
h)	Annual Reports on Form 10-K of McEwen for the fiscal years ended December 31, 2023, 2022, and 2021;
i)
Quarterly Reports on Form 10-Q of McEwen for the quarters ended September 30, 2023, June 30, 2023, March 31, 2023, September 30, 2022, June 30, 2022, March 31, 2022, September 30, 2021, June 30, 2021, and March 31, 2021;

j)	the NI 43-101 Technical Report on the mineral resource estimations of the Lookout Mountain Project in Eureka County, Nevada (“Eureka”) effective September 1, 2023, prepared by RESPEC Company LLC;
k)	other certain publicly available information relating to the business, operations, financial condition and trading history of Timberline and McEwen;
l)
certain internal financial, operational, corporate and other information with respect to the Company, as well as internal operating and financial projections prepared by the Company (and discussions with management with respect to such information and projections);

m)	discussions with management of the Company relating to the Company’s current business, plan, financial condition and prospects;
n)	public information with respect to selected precedent transactions we considered relevant;
o)	other publicly available information relating to selected public companies considered by us to be relevant, including published reports by equity research analysts and industry reports;
p)
a certificate as to certain factual matters and the completeness and accuracy of certain information upon which the Opinion is based, addressed to us and dated as of the date hereof, provided by senior officers of the Company (the “Certificate”); and

q)	such other information, investigations, analyses and discussions as we considered necessary or appropriate.
Cormark Securities did not meet with the auditors of the Company and has assumed the accuracy, completeness and fair presentation of, and has relied upon, without independent verification, the consolidated financial statements of the Company and the reports of the auditors thereon.
PRIOR VALUATIONS
The Company has represented to Cormark Securities that there have not been any prior valuations (as defined in MI 61-101) of the Company or its material assets or its securities in the past 24 month period.
ASSUMPTIONS AND LIMITATIONS
Cormark Securities has not been asked to prepare and has not prepared a formal valuation of the Company pursuant to MI 61-101 or otherwise or any of its respective securities or assets, and the Fairness Opinion should not be construed as such. In addition, the Fairness Opinion is not, and should not be construed as, advice as to the price at which the Timberline Shares may trade at any future date. Cormark Securities was similarly not engaged to review any legal, tax or accounting aspects of the Transaction. Cormark Securities has relied upon, without independent verification or investigation, the assessment by the Company and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. In addition, the Fairness Opinion does not address the relative merits of the Transaction as compared to any other transaction involving the Company or the prospects or likelihood of any alternative transaction or any other possible transaction involving the Company, its assets or its securities. The Fairness Opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid by the Acquiror in connection with the Transaction and not the strategic or legal merits of the Transaction. The Fairness Opinion does not provide assurance that the best possible price or transaction was obtained. Nothing contained herein is to be construed as a legal interpretation, an opinion on any contract or document, or a recommendation to invest or divest.
The Fairness Opinion has been provided for the exclusive use of the Board and should not be construed as a recommendation to vote in favor of the Transaction or relied upon by any other person. Except for the inclusion of the Fairness Opinion in its entirety and a summary thereof (in a form acceptable to us) in the Proxy Statement, the Fairness Opinion is not to be reproduced, disseminated, quoted from or referred to (in whole or in part) without our prior written consent.
The Fairness Opinion is rendered as of the Opinion Date on the basis of securities markets, economic and general business and financial conditions prevailing on that date. It must be recognized that fair market value, and hence fairness from a financial point of view, changes from time to time, not only as a result of internal factors, but also because of external factors such as changes in the economy, commodity prices, environmental laws and regulations, markets for minerals, competition and changes in consumer/investor preferences. Cormark Securities disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Fairness Opinion which may come or be brought to Cormark Securities’ attention after the Opinion Date. Without limiting the foregoing, in the event that there is any material change in any fact or matter affecting the Fairness Opinion after the Opinion Date, Cormark Securities reserves the right to change, modify or withdraw the Fairness Opinion.
With the approval of the Board, Cormark Securities has relied upon the completeness, accuracy and fair presentation of all of the financial and other information, data, advice, opinions and representations obtained by it from public sources (in respect of Timberline) or provided to it by or on behalf of, or at the request of, the Company and its directors, officers, agents and advisors or otherwise, including the Certificate (collectively, the “Information”) and Cormark Securities has assumed that the Information did not omit to state any material fact or any fact necessary to be stated to make the Information not misleading. The Fairness Opinion is conditional upon the completeness, accuracy and fair presentation of the Information and assumes there are no undisclosed material facts, no new material facts arising since the date of the Information or other undisclosed material changes with respect to the Company. Subject to the exercise of professional judgment and except as expressly described herein, Cormark Securities has not attempted to independently verify or investigate the completeness, accuracy or fair presentation of any of the Information.
With respect to any financial and operating forecasts, projections, financial models, estimates and/or budgets provided to Cormark Securities and used in the analyses supporting the Fairness Opinion, Cormark Securities has noted that projecting future results of any business is inherently subject to uncertainty. Cormark Securities has assumed that such forecasts, projections, financial models, estimates and/or budgets were reasonably prepared consistent with industry and past practices on a basis reflecting the best currently available assumptions, estimates and judgments of management of the Company as to the future financial performance of the Company and are (or were at the time and continue to be) reasonable in the circumstances. In rendering the Fairness Opinion, Cormark Securities expresses no view as to the reasonableness of such forecasts, projections, financial models, estimates and/or budgets or the assumptions on which they are based.
In its analyses and in preparing the Fairness Opinion, Cormark Securities has made numerous assumptions with respect to expected industry performance, general business and economic conditions and other matters, many of which are beyond the control of Cormark Securities or any party involved in the Transaction. Cormark Securities has also assumed that the executed Merger Agreement, documents in respect to the Bridge Facility and Voting Agreements will not differ in any material respect from the drafts that we reviewed, that the representations and warranties contained in the Merger Agreement are true and correct, that the Transaction will be consummated in accordance with the terms and conditions thereof, substantially within the time frames specified in the Merger Agreement without any waiver or material amendment of any material term or condition thereof, that the Transaction was negotiated at arm’s length and that the formal valuation requirement under MI 61-101, the Transaction is not a “related party transaction” as defined under MI 61-101, that any governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect, the disclosure provided or incorporated by reference in the Proxy Statement to be filed on SEDAR and mailed to Timberline Shareholders in connection with the Transaction and any other documents in connection with the Transaction prepared by a party to the Merger Agreement will be accurate in all material respects and will comply with the requirements of all applicable laws, that all of the conditions required to implement the Transaction will be met, that the procedures being followed to implement the Transaction are valid and effective, and that the Proxy Statement will be distributed to Timberline Shareholders in accordance with applicable laws.
In support of the Fairness Opinion, Cormark Securities has performed certain value analyses on Timberline based on the methodologies and assumptions that Cormark Securities considered appropriate in the circumstances for the purposes of providing its Fairness Opinion.
FAIRNESS OPINION
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid to the holders of Timberline Shares pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of Timberline Shares, other than McEwen and its affiliates.
Yours very truly,

CORMARK SECURITIES INC.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.	Indemnification of Directors and Officers
The Colorado Business Corporation Act provides that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting, subject to certain exceptions, the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. The articles of incorporation of McEwen contain such a provision.
Under the Colorado Business Corporation Act, a Colorado corporation may generally indemnify a person made a party to a proceeding because the person is or was a director or officer of the corporation against any obligation incurred with respect to the proceeding to pay a judgment, settlement, penalty, fine or reasonable expenses incurred in the proceeding if the director or officer acted in good faith and certain other conditions are satisfied. The Colorado Business Corporation Act also authorizes a Colorado corporation to pay for or reimburse the reasonable expenses incurred by a director or officer in defending a proceeding in advance of the final disposition of the proceeding if certain requirements are satisfied. McEwen’s articles of incorporation provides that McEwen may indemnify each director, officer and any employee or agent of the corporation, his heirs, executors and administrators, against expenses reasonably incurred or any amounts paid by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer, employee or agent of the corporation to the full extent permitted by the Colorado Act as now existing or as hereafter amended.

Item 21.	Exhibits and Financial Statement Schedules
Exhibit Number	Description
2.1†
Agreement and Plan of Merger, dated April 16, 2024, among McEwen Mining Inc., Lookout Merger Sub, Inc. and Timberline Resources Corporation (included as Annex A to the proxy statement/prospectus, which forms a part of this registration statement)

3.1.1
Second Amended and Restated Articles of Incorporation of McEwen Mining Inc. as filed with the Colorado Secretary of State on January 20, 2012 (incorporated by reference to Exhibit 3.1 to McEwen Mining Inc.’s Current Report on Form 8-K filed with the SEC on January 24, 2012)

3.1.2
Articles of Amendment to the Second Amended and Restated Articles of Incorporation of McEwen Mining Inc. as filed with the Colorado Secretary of State on January 24, 2012 (incorporated by reference to Exhibit 3.2 to McEwen Mining Inc.’s Current Report on Form 8-K filed with the SEC on January 24, 2012)

3.1.3
Articles of Amendment to the Second Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to McEwen Mining Inc.’s Current Report on Form 8-K filed with the SEC on June 30, 2021)

3.1.4
Articles of Amendment to the Second Amended and Restated Articles of Incorporation as filed with the Colorado Secretary of State on July 25, 2022 (incorporated by reference to Exhibit 3.1 to McEwen Mining Inc.’s Current Report on Form 8-K filed with the SEC on July 28, 2022)

3.1.5
Articles of Amendment to the Second Amended and Restated Articles of Incorporation as filed with the Colorado Secretary of State on June 30, 2023 (incorporated by reference to Exhibit 3.1 to McEwen Mining Inc.’s Current Report on Form 8-K filed with the SEC on July 3, 2023)

3.2	Amended and Restated Bylaws of McEwen Mining Inc. (incorporated by reference to Exhibit 3.2 to McEwen Mining Inc.’s Current Report on Form 8-K filed with the SEC on March 12, 2012)

5.1*	Opinion of Hogan Lovells US LLP

8.1**	Tax Opinion of Hogan Lovells US LLP

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm of McEwen Mining Inc.

23.2*	Consent of Assure CPA, LLP, independent registered public accounting firm of Timberline Resources Corporation

23.3*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

23.4*	Consent of Mining Plus US Corporation

23.5*	Consent of P&E Mining Consultants Inc.

23.6*	Consent of Samuel Engineering Inc.

23.7*	Consent of Stantec Consulting International Ltd.

23.8*	Consent of Knight Piesold Ltd.

23.9*	Consent of W. Dave Tyler

23.10*	Consent of SRK Consulting UK Limited

23.11*	Consent of Independent Mining Consultants Inc.

23.12*	Consent of Forte Dynamics, Inc.

Exhibit Number	Description
23.13*	Consent of Kevin W. Kunkel

23.14*	Consent of Michael C. Baumann

23.15*	Consent of Benjamin Bermudez

23.16*	Consent of Sheila Daniel

23.17*	Consent of Steven Sibbick

23.18*	Consent of Piers Wendlandt

23.19*	Consent of Lewis Kitchen

23.20*	Consent of Benoit Bissonnette

23.21*	Consent of William Bagnell

23.22*	Consent of Daniel D. Downton

23.23*	Consent of Channa Kumarage

23.24*	Consent of Aleksandr Mitrofanov

23.25*	Consent of Kenneth Tylee

23.26*	Consent of James Tod

23.27*	Consent of SLR Consulting Ltd.

23.28*	Consent of Dr. Steven A. Osterberg.

23.29*	Consent of RESPEC Company LLC

23.30**	Consent of Hogan Lovells US LLP (included in Exhibit 8.1)

23.31*	Consent of Ernst & Young LLP, independent auditors of McEwen Copper Inc.

23.32**	Consent of Pistrelli, Henry Martin y Asociados S.R.L., Member of Ernst & Young Global Limited and independent auditors of Minera Santa Cruz S.A.

24.1*	Power of Attorney

99.1*	Consent of Cormark Securities Inc.

99.2*	Form of Proxy Card for the Special Meeting of Timberline Resources Corporation

107*	Filing Fee Table
*	Previously filed.
**	Filed herewith.
†
Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The undersigned registrant hereby undertakes to provide a copy of any of the omitted exhibits or schedules upon request by the U.S. Securities and Exchange Commission; provided, however, that the undersigned registrant may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any exhibits or schedules so furnished.

Item 22.	Undertakings
(a)
The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)
The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)
The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)
The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

(f)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(h)
The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding; or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(i)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(k)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on July 10, 2024.
McEwen Mining Inc.

By:	/s/ Robert R. McEwen
	Name:	Robert R. McEwen
	Title:	Chief Executive Officer

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Robert R. McEwen	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	July 10, 2024
Robert R. McEwen

*	Chief Financial Officer (Principal Financial and Accounting Officer)	July 10, 2024
Perry Ing

*	Director	July 10, 2024
Allen V. Ambrose

*	Director	July 10, 2024
Ian Ball

*	Director	July 10, 2024
Richard W. Brissenden

*	Director	July 10, 2024
Michelle Makori

*	Director	July 10, 2024
Dr. Merri Sanchez

*	Director	July 10, 2024
Nicolas Darveau-Garneau

*	Director	July 10, 2024
William Shaver

*	Director	July 10, 2024
Robin Dunbar

*By: /s/ Robert R. McEwen
Robert R. McEwen Attorney-in-Fact